      As filed with the Securities and Exchange Commission on November 5, 1997

                                                     Registration No.333-30757
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------
                                PRE-EFFECTIVE

                               AMENDMENT NO. 2

                                    TO THE
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------
                       INDEPENDENCE COMMUNITY BANK CORP.
    (Exact name of registrant as specified in its articles of incorporation)

                                  ------------

         Delaware                                      6711                             11-3387931
-------------------------------                  -----------------                   ----------------
(State or other jurisdiction of                  (Primary Standard                   (I.R.S. Employer
incorporation or organization)        Industrial Classification Code Number)        Identification No.)

                              195 Montague Street
                            Brooklyn, New York 11201
                                 (718) 722-5300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Charles J. Hamm
          Chairman of the Board, President and Chief Executive Officer
                              195 Montague Street
                            Brooklyn, New York 11201
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                            Raymond A. Tiernan, Esq.
                             Philip R. Bevan, Esq.
                            Hugh T. Wilkinson, Esq.
                     Elias, Matz, Tiernan & Herrick L.L.P.
                             734 15th Street, N.W.
                                   12th Floor
                             Washington, D.C. 20005

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]


================================================================================================================================
                                      AMOUNT
   TITLE OF EACH CLASS OF              TO BE               PURCHASE PRICE              AGGREGATE             REGISTRATION
 SECURITIES TO BE REGISTERED        REGISTERED                PER SHARE             OFFERING PRICE               FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share (1)             76,043,750 shares             $10.00               $760,437,500(2)           $230,436(3)
================================================================================================================================
Participation interests          1,233,450 shares                 --                       --                      (4)
================================================================================================================================


(1) Includes shares of Common Stock to be issued to the Independence Community Foundation, a private foundation.

(2)  Estimated solely for the purpose of calculating the registration fee.


(3) A registration fee of $220,417.00 was previously paid in connection with the prior filing of the Form S-1.


(4) The securities of Independence Community Bank Corp. to be purchased by the Independence Savings Bank 401(k) Savings Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

===============================================================================

PROSPECTUS SUPPLEMENT

                       INDEPENDENCE COMMUNITY BANK CORP.
                     COMMON STOCK, $.01 PAR VALUE PER SHARE

                 INDEPENDENCE SAVINGS BANK 401(k)
                                  ------------SAVINGS PLAN

                  (1,233,450 SHARES AND PARTICIPATIONS THEREIN)



        This Prospectus Supplement relates to the offer and sale to employees of Independence Savings Bank (the "Bank" or the "Employer") who are participants ("Participants") in the Independence Savings Bank 401(k) Savings Plan in RSI Retirement Trust ("Profit Sharing Plan" or the "Plan") of up to 1,233,450 shares of Independence Community Bank Corp. (the "Company")common stock, par value $.01 per share (the "Common Stock"), and participation interests in the Profit Sharing Plan, as set forth herein.


        In connection with the reorganization of the Bank and the mutual holding company parent of the Bank (the "Mutual Holding Company") to the stock form of organization pursuant to the Bank's and the Mutual Holding Company's Plan of Conversion (the "Plan" or "Plan of Conversion"), the Company and the Bank have amended the Profit Sharing Plan to provide, among other things that Participants in the Profit Sharing Plan be able to direct the investment of the vested portion of their account balances within the Profit Sharing Plan into an investment fund consisting of Common Stock (the "Employer Stock Fund"). The Profit Sharing Plan will permit Participants in the Profit Sharing Plan to direct the trustee of the Profit Sharing Plan (the "Trustee") to purchase
Common Stock with amounts in the Profit Sharing Plan attributable to such Participants. This Prospectus Supplement relates to the initial election of a Participant to direct the purchase of Common Stock in the Conversion. This Prospectus Supplement does not cover reoffers or resales of the Common Stock. See "Restrictions on Resale."

        The Prospectus dated ______________, 1997 of the Company (the "Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Company, the Conversion, the Common Stock and the financial condition, results of operations, and business of the Bank. This Prospectus Supplement, which provides detailed information with respect to the Profit Sharing Plan, should be read only in conjunction with the Prospectus.


        FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS" AT PAGE 20 IN THE PROSPECTUS.


                             ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION, THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK,
   THE NEW YORK STATE BANKING BOARD, THE NEW YORK STATE BANKING DEPARTMENT,
      THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY OTHER FEDERAL OR
           STATE AGENCY OR STATE SECURITIES COMMISSION, NOR HAS SUCH
          COMMISSION, SUPERINTENDENT, BOARD, DEPARTMENT,CORPORATION
            OR ANY STATE SECURITIES COMMISSIONERS OR OTHER AGENCY
                 PASSED UPON THE ACCURACY OF THIS PROSPECTUS
                    SUPPLEMENT. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY THE COMPANY OR THE BANK. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.



The date of this Prospectus Supplement is ___________, 1997.

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE BANK OR THE PROFIT SHARING PLAN. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY, THE BANK OR THE PROFIT SHARING PLAN SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN CONTAINED OR INCORPORATED BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT SHOULD BE READ ONLY IN CONJUNCTION WITH THE PROSPECTUS THAT IS ATTACHED HERETO AND SHOULD BE RETAINED FOR FUTURE REFERENCE.



                                                 TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
The Offering..............................................................................................        1
         Securities Offered...............................................................................        1
         Election to Purchase Common Stock in the Conversion..............................................        1
         Value of Participation Interests.................................................................        1
         Method of Directing Transfer.....................................................................        1
         Time for Directing Transfer......................................................................        2
         Irrevocability of Transfer Direction.............................................................        2
         Direction to Purchase Common Stock After the Conversion..........................................        2
         Purchase Price of Common Stock...................................................................        2
         Nature of Participant's Interest in the Common Stock.............................................        3
         Voting and Tender Rights.........................................................................        3
Description of the Profit Sharing Plan....................................................................        3
         Introduction.....................................................................................        3
         Eligibility and Participation....................................................................        4
         Contributions Under the Plan ....................................................................        5
         Limitations on Contributions.....................................................................        6
         Investment of Contributions......................................................................        8
         Vesting..........................................................................................       11
         Withdrawals and Distributions From the Sharing Plan..............................................       11
         Administration of the Profit Sharing Plan........................................................       12
         Reports to Profit Sharing Plan Participants......................................................       13
         Plan Administration..............................................................................       13
         Amendment and Termination........................................................................       13
         Merger, Consolidation or Transfer................................................................       13
         Federal Income Tax Consequences..................................................................       14
         ERISA and Other Qualifications...................................................................       16
         Restrictions on Resale...........................................................................       16
         SEC Reporting and Shortswing Profit Liability....................................................       18
Experts...................................................................................................       18
Legal Opinions............................................................................................       18
Index to Financial Statements and Supplemental Schedules..................................................      F-1

                                  THE OFFERING

SECURITIES OFFERED


         Up to 1,233,450 shares of Common Stock which may be acquired by the Profit Sharing Plan for the accounts of employees participating in the Profit Sharing Plan, as well as participation interests in the Profit Sharing Plan, are offered hereby. Only employees of the Bank may participate in the Profit Sharing Plan. Information with regard to the Profit Sharing Plan is contained in this Prospectus Supplement and information with respect to the Company, the Conversion and the financial condition, results of operations and business of the Bank is contained in the attached Prospectus. The address of the principal executive office of the Company is 195 Montague Street, Brooklyn, New York 11201. The Company's telephone number is (718) 722-5300. The address and telephone number of the Bank's principal executive office are the same as the Company's.


ELECTION TO PURCHASE COMMON STOCK IN THE CONVERSION


         In connection with the Conversion, the Profit Sharing Plan has been amended to permit each Participant to direct that all or part of the funds which represent his or her beneficial interest in the assets of the Profit Sharing Plan may be transferred to an investment fund that will invest in Common Stock (the "Employer Stock Fund") and used to purchase Common Stock in the Conversion. The Profit Sharing Plan permits this one-time election outside the specific election dates as discussed below. The ability of a Participant to purchase Common Stock in the Conversion pursuant to directions to transfer all or a portion of their beneficial assets in the Profit Sharing Plan will be based upon the Participant's status as an Eligible Account Holder and/or Supplemental Eligible Account Holder and/or the availability of Common Stock. See "Description of the Profit Sharing Plan - Investment of Contributions." The Trustee of the Profit Sharing Plan will follow the Participants' directions to purchase Common Stock in the Conversion. Funds not transferred to the Employer Stock Fund will remain in the other investment funds of the Profit Sharing Plan as directed by the Participants.


VALUE OF PARTICIPATION INTERESTS

         The assets of the Profit Sharing Plan were valued as of March 31, 1997 and each Participant was informed of the value of his or her beneficial interest in the Profit Sharing Plan. The value represented the market value as of March 31, 1997 of past contributions to the Profit Sharing Plan by the Bank and the Participants and any earnings thereon, less previous withdrawals.

METHOD OF DIRECTING TRANSFER

         The last page of this Prospectus Supplement is a form to direct a transfer among investment funds (the "Investment Form"). If a Participant wishes to transfer all or part of his or her beneficial interest in the assets of the Profit Sharing Plan to the purchase of

Common Stock in the Conversion, he or she should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

TIME FOR DIRECTING TRANSFER


         The deadline for submitting a direction to transfer amounts to the Employer Stock Fund to purchase Common Stock in the Conversion is ____________, 199_. The Investment Form should be returned to the Bank by no later than 12:00 p.m., Eastern Time, on such date.


IRREVOCABILITY OF TRANSFER DIRECTION

         A Participant's direction to transfer amounts credited in the Profit Sharing Plan to his or her accounts to the Employer Stock Fund in order to fund the purchase of Common Stock in the Conversion shall be irrevocable. Subsequent to the Conversion, however, Participants will be able to direct transfers within the Profit Sharing Plan, as explained below.

DIRECTION TO PURCHASE COMMON STOCK AFTER THE CONVERSION

        After the Conversion, a Participant may direct that a certain percentage of his or her interests in the trust fund established for the Profit Sharing Plan (the "Trust Fund") be transferred to the Employer Stock Fund and invested in Common Stock. Alternatively, a Participant may direct that a certain percentage of his or her interest in the Employer Stock Fund be transferred to the Trust Fund to be invested in accordance with the terms of the Profit Sharing Plan. Participants will be permitted to direct that future contributions made to the Profit Sharing Plan by or on their behalf be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the investment funds may be changed as allowed by the Profit Sharing Plan. The initial election to invest a percentage of his or her interest in the Employer Stock Fund shall not be counted as one of the changes in investment direction that are otherwise permitted to be made by the Profit Sharing Plan. Special restrictions apply to transfers directed by those Participants who are officers, directors and principal stockholders of the Company who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

PURCHASE PRICE OF COMMON STOCK


         The funds transferred to the Employer Stock Fund for the purchase of Common Stock in the Conversion will be used by the Trustee to purchase Common Stock through the exercise of subscription rights granted to participants as an Eligible Account Holder or Supplemental Eligible Account Holder under the Plan of Conversion. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase Common

Stock in the Conversion. The prices paid by the Trustee for shares of Common Stock will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK


         The Common Stock will be held in the name of the Trustee for the Profit Sharing Plan. Each Participant has an allocable interest in the investment funds of the Profit Sharing Plan but not in any particular assets of the Profit Sharing Plan. Accordingly, a specific number of shares of Common Stock will not be directly attributable to the account of any Participant. Earnings, e.g. , gains and losses, are allocated to the Account of a Participant based upon the particular investment designations of the Participant. Therefore, earnings with respect to a Participant's Account should not be affected by the investment designations (including investments in Common Stock) of other Participants.


VOTING AND TENDER RIGHTS OF COMMON STOCK

         The Trustee will generally exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with interests in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have a right to vote, each Participant will be allocated a number of voting instruction rights reflecting his or her proportionate interest in the Employer Stock Fund. The number of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative and negative on each matter shall be proportionate to the number of voting instruction rights exercised in the affirmative and negative, respectively. In the event of a tender offer for Common Stock, the Plan provides that each Participant will be allotted a number of tender instruction rights reflecting his or her proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of tendering. The remaining shares of Common Stock held in the Employer Stock Fund will not be tendered. The Profit Sharing Plan makes provision for Participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.


                     DESCRIPTION OF THE PROFIT SHARING PLAN

INTRODUCTION

        The Profit Sharing Plan was established September 1, 1973, as the South Brooklyn Savings Bank Incentive Savings Plan. Subsequent to such date, the Profit Sharing Plan became known as the Independence Savings Bank Incentive Savings Plan. Effective January 1, 1991, the Profit Sharing Plan was amended and restated in its entirety as the Independence Savings Bank 401(k) Savings Plan in RSI Retirement Trust. The Profit

Sharing Plan is a qualified retirement plan which includes a cash or deferred arrangement established in accordance with requirements under Section 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), and the trust pursuant to which the assets of the Profit Sharing Plan are held is intended to be a qualified trust under Section 501(a) of the Code.

         The Bank intends that the Profit Sharing Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Bank will adopt any amendments to the Profit Sharing Plan that may be necessary to ensure the qualified status of the Profit Sharing Plan under the Code and applicable Treasury Regulations.

         The Profit Sharing Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Profit Sharing Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Profit Sharing Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan). The Profit Sharing Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Part 3 of Title I of ERISA nor the plan termination insurance provisions contained in Title IV of ERISA will be extended to Participants (as defined below) or beneficiaries under the Profit Sharing Plan.

         Applicable federal law requires the Profit Sharing Plan to impose substantial restrictions on the right of a Participant to withdraw amounts held for his or her benefit under the Profit Sharing Plan prior to the Participant's termination of employment with the Bank. A substantial federal tax penalty also may be imposed on withdrawals made prior to the Participant's attainment of age 59 1/2, regardless of whether such a withdrawal occurs during his or her employment with the Bank or after termination of employment.

         The following statements are summaries of certain provisions of the Profit Sharing Plan. They are not complete and are qualified in their entirety by the full text of the Profit Sharing Plan which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part and which is incorporated by reference herein. Terms not otherwise defined herein are otherwise defined in the Profit Sharing Plan. Copies of the Profit Sharing Plan are available to all employees upon request to the Plan Administrator. Each employee is urged to read carefully the full text of the Profit Sharing Plan.

ELIGIBILITY AND PARTICIPATION

         Certain employees of the Employer are eligible to participate in the Profit Sharing Plan on the first day of any payroll period the ("Participation Date") following completion of one year of service (at least 1,000 hours during a twelve consecutive month period) with the Bank. Employees compensated on a daily, commission fee or retainer basis, leased employees (within the meaning of Section 414(n) of the Code) and employees covered by a collective bargaining agreement which does not expressly provide for their coverage under the Profit Sharing Plan, are not eligible to participate in the Profit Sharing Plan.

         As of March 31, 1997, there were approximately 522 employees eligible to participate in the Profit Sharing Plan, and 498 employees had elected to participate in the Profit Sharing Plan.


CONTRIBUTIONS UNDER THE PROFIT SHARING PLAN


        401(k) CONTRIBUTIONS. Each Participant in the Profit Sharing Plan is permitted to elect to reduce his or her Compensation (as defined below) pursuant to a "Compensation Reduction Agreement" by an amount not less than 1% and not more than 15% and have that amount contributed to the Profit Sharing Plan on his or her behalf. These amounts are credited to the Participant's "Basic Contribution Account." The Profit Sharing Plan defines "Compensation" as a Participant's "Base Compensation" from the Employer for the year prior to any reduction pursuant to a Compensation Reduction Agreement. Base Compensation includes salary, Basic Contributions (the contributions of the Employer made in connection with the Participant's Compensation Reduction Agreement), wages and wage continuation payments to an employee who is absent due to illness or disability of a short-term nature. Compensation does not include overtime, commissions, expense allowances, severance pay, fees, bonuses, incentive compensation, contributions other than Basic Contributions made by the Employer to the Profit Sharing Plan, and contributions made by the Employer to any other pension, insurance, welfare, or other employee benefit or deferred compensation plan. The annual compensation of each Participant taken into account under the Profit Sharing Plan is limited to $150,000 (adjusted for increases in the cost of living as permitted by the Code; the limitation for 1997 is $160,000). Generally, a Participant may elect to modify the amount contributed to the Profit Sharing Plan under his or her Compensation Reduction Agreement not more often than twice in any Plan Year by filing the applicable form to a Profit Sharing Plan representative at least 10 days prior to the first day of the payroll period for which the change is to become effective. However, special restrictions apply to persons subject to Section 16 of the 1934 Act. Basic Contributions are transferred by the Employer to the Trustee of the Plan.



         Notwithstanding the preceding, a Participant who receives a hardship distribution under the terms of the Profit Sharing Plan, may not be eligible to make additional contributions under a Compensation Reduction Agreement for a period of twelve months after the receipt of the hardship distribution.


         EMPLOYER CONTRIBUTIONS. The Bank makes discretionary contributions to the Profit Sharing Plan, subject to the limitations on the deductibility of such contributions set forth in the Code. For Participants in the Profit Sharing Plan for less than 24 months, the Bank may contribute for each Plan Year 50% of the Participants' Basic Contributions up to a maximum of 6% of the Participants' Basic Contributions. However, the maximum annual amount of Matching Contributions for Participants who have been in the Profit Sharing Plan for less than 24 months will not exceed $1,500. For Participants who have been in the Profit Sharing Plan for greater than 24 months, the Bank may contribute for each Plan Year 100% of the Participants' Basic Contributions up to a maximum of 6% of the Participants' Basic Contributions. However, the maximum annual amount of Matching Contributions for Participants who have been in the Profit Sharing Plan for greater than 24 months will not exceed $3,000.


                  Such amounts are credited to the Participant's "Matching Contribution Account." After the Conversion, at the discretion of the Bank, the Employer contributions made with respect to Participants who are Bank employees will be credited to the Participant's Account in the Bank's Employee Stock Ownership Plan. At its discretion, the Employer may make an additional contribution to the Plan as of the end of the Plan Year in an amount determined by the Employer for the purpose of ensuring that the Plan complies with Section 401(k) of the Code ("Special Contribution"). Such amounts are credited to the Participants' Basic Contribution Accounts. Special Contributions may be made only to the accounts of non-highly compensated employees.


LIMITATIONS ON CONTRIBUTIONS

         LIMITATIONS ON ANNUAL ADDITIONS AND BENEFITS. Pursuant to the requirements of the Code, the Profit Sharing Plan provides that the amount of contributions and forfeitures allocated to each Participant's Basic Contribution Account and Matching Contribution Account during any plan year may not exceed the lesser of 25% of the Participant's Section 415 Compensation for the Plan Year or $30,000 (adjusted for increases in the cost of living as permitted by the Code). A Participant's Section 415 Compensation is a Participant's Compensation, excluding any Employer contribution to the Profit Sharing Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions shall be limited to the extent necessary to prevent the limitations set forth in the Code for all of the qualified defined benefit plans and defined contribution plans maintained by the Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions with respect to a Participant, such excess will be disposed of as follows:


         (i) Any excess amount in the Participant's Account will be used to reduce the Employer's contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary; and



         (ii) If an excess amount still exists, and the Participant is not covered by the Profit Sharing Plan at the end of the Limitation Year, the excess amount during the succeeding Limitation Year, shall be allocated to each Participant then actively participating in the Profit Sharing Plan.

        LIMITATION ON 401(k) PLAN CONTRIBUTIONS. The annual amount of Deferred Compensation under a Compensation Reduction Agreement of a Participant (when aggregated with any elective deferrals of the Participant under a simplified employee pension plan or a tax-deferred annuity) may not exceed $7,000 adjusted for increases in the cost of living as permitted by the Code (the limitation for 1997 is $9,500). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Profit Sharing Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

         LIMITATION ON PLAN CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES. Sections 401(k) and 401(m) of the Code limit the amount of Deferred Compensation that may be made to the Profit Sharing Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of Deferred Compensation made by or on behalf of all other employees eligible to participate in the Profit Sharing Plan. Specifically, the actual deferral percentage (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of Deferred Compensation credited to the Basic Contribution Account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual deferral percentage of all other eligible employees, or (ii) the lesser of (x) 200% of the actual deferral percentage of all other eligible employees, or (y) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for such Plan Years (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of voluntary Employee and Employer matching contribution credited to the Matching Contribution Account and Special Contribution of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual contribution percentage of all other eligible employees, or (ii) the lesser of (x) 200% of the actual contribution percentage of all other eligible employees, or (y) the actual contribution percentage of all other eligible employees plus two percentage points.

         In general, for years beginning after December 31, 1996, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combined voting power of all stock of the Employer), or
(2) for the preceding year (i) had compensation from the employer in excess of $80,000, and (ii) if the employer elects the application of this clause for such preceding year, was in the top-group of employees for such preceding year. An employee is in the top-paid group of employees for any year if such employee is in the group consisting of the top 20 percent of employees when ranked on the basis of compensation paid during such year. Such amounts are adjusted annually to reflect increases in the cost of living.

         In order to prevent the disqualification of the Profit Sharing Plan, any amount contributed by Highly Compensated Employees that exceeds the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Employer will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate.

         TOP-HEAVY PLAN REQUIREMENTS. If for any Plan Year the Profit Sharing Plan is a Top-Heavy Plan (as defined below), then (i) the Bank may be required to make certain minimum contributions to the Profit Sharing Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Profit Sharing Plan and projected annual benefits under any defined benefit plan maintained by the Bank.


         In general, the Profit Sharing Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of Participants who are Key Employees exceeds 60% of the aggregate balance of the Accounts of all Participants. Key Employees generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of the Employer having annual compensation in excess of 50% of the amount under Section 415(b)(1)(A) of the Code ($90,000 for 1997), (2) one of the ten employees having annual compensation greater than the under Section 415 (c)(1)(A) amount ($30,000 for 1997) and owning, directly or indirectly, the largest interests in the Company, (3) a 5% owner of the Company, (i.e., owns directly or indirectly more than 5% of the stock of the Company, or stock possessing more than 5% of the total combined voting power of all stock of the Bank) or (4) a 1% owner of the Company having annual compensation in excess of $150,000.


INVESTMENT OF CONTRIBUTIONS

         GENERAL. All amounts credited to Participants' Accounts under the Profit Sharing Plan are held in the Plan Trust (the "Trust") which is administered by the Trustee appointed by the Bank's Board of Directors.

         Prior to __________________, 1997, the Accounts of a Participant held in the Trust have been invested by the Trustee at the direction of the Participant in the following funds:

         a.       Core Equity Fund;
         b.       Emerging Growth Equity Fund;
         c.       Value Equity Fund;
         d.       Intermediate - Term Bond Fund;
         e.       Actively Managed Bond Fund;
         f.       International Equity Fund; and
         g.       Short-Term Investment Fund.

         The Profit Sharing Plan, as amended effective _______________, now provides that in addition to the Funds specified above, a Participant who is employed by the Bank may direct the Trustee to invest all or a portion of his Basic Contribution Account or Rollover Account in the Stock Fund. After the Conversion, at the discretion of the Bank, the Employer contributions to the Participant's Matching Contribution Account will be credited to the Participant's Account in the Bank's Employee Stock Ownership Plan.


         No more than once a calendar quarter, but in no event more frequently than two times each Plan Year, a Participant may elect (in increments of 1%), to have both past and future contributions to the Participant's Basic Contribution Account and Rollover Account invested either in the Employer Stock Fund or among such other Funds. Participants may also elect to have past contributions to their Matching Contribution Accounts invested in either the Employer Stock Fund or among such other Funds. These elections will be effective on the effective date of the Participant's written notice to the plan administrator, provided such notice is filed with the administrator at least 10 days before it is to become effective. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in accordance with the terms of the Profit Sharing Plan.


         A Participant who receives a loan from the Profit Sharing Plan has a separate account established under the Profit Sharing Plan. The balance of a Participant's loan account represents the unpaid principal and interest (if any) of such participant's loan from the Profit Sharing Plan. Repayments of principal and payments of interest on loans are invested by the Trustee as directed by the Participant or, if no investment directions are given, in accordance with the terms of the Plan.

         The net gain (or loss) of the Funds from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) will be determined at least monthly during the Plan Year. For purposes of such allocations, all assets of the Trust are valued at their fair market value.

         PREVIOUS FUNDS. Prior to _______________, contributions under the Plan were invested in the seven Funds specified above. The annual percentage return on these funds for the prior three years was:

                                                       1996              1995             1994
                                                 -------------      ------------     ------------
a.  Core Equity Fund                                     21.53%            40.17%            1.31%
b.  Emerging Growth Equity Fund                          27.09             42.83             2.53
c.  Value Equity Fund                                    25.90             33.96            (1.14)
d.  Intermediate -Term Bond Fund                          4.02             13.99            (2.54)
e.  Actively Managed Bond Fund                            3.15             17.70            (4.21)
f.  International Equity Fund                            10.86             12.46               *
g.  Short-term Investment Fund                            4.70              5.39             3.40

         ------------

         * The International Equity Fund was added as an investment option in 1995.


         THE EMPLOYER STOCK FUND. The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion. Each Participant's proportionate undivided beneficial interest in the Employer Stock Fund is measured in units. Each day, a unit value will be calculated by determining the market value of the shares of Common Stock actually held and adding to that any cash held by the Trustee. This total will be divided by the number of units outstanding to determine the unit value of the Employer Stock Fund.



         On the occasion of the payment of a cash dividend, the unit value will be determined before the dividend is distributed. The Trustee will use the dividend to purchase additional shares of the Common Stock. The total of the Employer Stock Fund will increase, as will the value of each unit. The Board of Directors of the Company may consider a policy of paying cash dividends on the Common Stock in the future; however, no decision as to the amount or timing of cash dividends, if any, has been made. The Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund to purchase shares of Common Stock of the Company. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.



         Any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of Common Stock for the Employer Stock Fund will be paid out of a cash account managed by the Trustee. Therefore, although Participants' accounts will not be directly adjusted for such fees, the market value of their accounts will be reduced.



         As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of the Company and the Bank and market conditions for the Common Stock generally.



         INVESTMENTS IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN SPECIAL RISKS IN INVESTMENT IN COMMON STOCK OF THE COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" ON PAGE 20 IN THE PROSPECTUS.

VESTING

        A Participant at all times has a fully vested nonforfeitable interest in his Basic Contribution Account and the earnings thereon under the Profit Sharing Plan. Generally, a Participant vests in his or her Matching Contribution Account under the Plan according to the following schedule:

            Period of Service                             Vested Percentage
---------------------------------------      -----------------------------------------

less than 2 years                                                  0%
2 years but less 3 years                                          50%
3 years or more                                                  100%



WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN


         WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT. A Participant may make a withdrawal from each of his or her Accounts subject to the hardship distribution rules under the Plan. These requirements are designed to ensure that Participants have a true financial need before a withdrawal may be made.


         A Participant may make a withdrawal from his or her Rollover Contribution Account (distributions from a prior employer's tax qualified defined contribution plan), from After-Tax Contributions, if any (allowable after-tax contributions made prior to January 1, 1991), and from his or her Matching Contributions Account (but only if the Participant is 100% vested and has been a Participant in the Profit Sharing Plan for at least 60 months) or his or her Basic Contribution Account after he turns 59 1/2. A Participant may also make withdrawals of certain amounts contributed to the Profit Sharing Plan prior to June 15, 1995. However, such withdrawals generally may not be made more often then two times during any Plan Year.


         DISTRIBUTION UPON RETIREMENT, DISABILITY OR TERMINATION OF EMPLOYMENT. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment as soon as administratively feasible after such termination of employment if the vested value of the Participant's Account is $3,500 or less. If the vested portion of the Participant's Account balance is greater than $3,500, the Participant may receive a distribution (subject to the minimum distribution rules) in a lump sum payment: (a) as soon as administratively possible after termination, (b) as of any Valuation Date up to 13 months after termination or (c) as of the date the Participant attains normal retirement age. Alternatively, a Participant who terminates services as of his or her retirement day may elect to receive benefits in the form of installments over a period not to exceed 10 years. Benefit payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs the latest of the Participant's: (i) termination of employment; (ii) the attainment of age 65 or (iii) the 10th anniversary of commencement of participation in the Plan; but in no event later than the April 1 following the calendar year in which the Participant attains age 70 1/2; or the calendar year in which the employee retires. However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant elects to receive to an earlier distribution.

        DISTRIBUTION UPON DEATH. A Participant who dies before his or her entire vested interest has been distributed shall have his or her benefits paid to the surviving spouse in a lump sum as soon as administratively possible following the date of his death. If however, the Participant elected prior to his death to receive a deferred lump sum payment and had not yet received such distribution, such Beneficiary shall receive a lump sum distribution as of the earlier of the Valuation Date in the Participant's election or the last Valuation Date which occurs within one (1) year of the Participant's death. If the Participant elected to and began receiving a distribution in the form of installments, such Beneficiary shall receive distributions over the remaining period, at the times set forth in such election. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump-sum payment or in the same manner described above as to a Participant with a surviving spouse.

         NONALIENATION OF BENEFITS. Except with respect to federal income tax withholdings and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Profit Sharing Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Profit Sharing Plan shall be void.

ADMINISTRATION OF THE PROFIT SHARING PLAN

         The Trustee with respect to the Profit Sharing Plan is the named fiduciary of the Profit Sharing Plan for purposes of Section 402 of ERISA.

         The Trustee is appointed by the Board of Directors of the Bank to serve at its pleasure. The current Trustee of the Profit Sharing Plan is the RSI Retirement Trust. However, an additional Trustee is being appointed to hold funds invested in the Employer Stock Fund.

         The Trustee receives, holds and invests the contributions to the Profit Sharing Plan in trust and distributes them to Participants and beneficiaries in accordance with the terms of the Profit Sharing Plan and the directions of the Plan Administrator. The Trustee is responsible for investment of the assets of the Trust.

REPORTS TO PROFIT SHARING PLAN PARTICIPANTS

         The Administrator (as defined below) will furnish to each Participant a statement at least quarterly showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses, distributions, loans disbursed, loan repayments and/or transfers between investment funds.

PLAN ADMINISTRATION

         Pursuant to the terms of the Profit Sharing Plan, the Profit Sharing Plan is administered by one or more persons who are appointed by and who serve at the pleasure of the Bank (the "Administrator").

         Currently, the Administrator is Independence Savings Bank. The address and telephone number of the Administrator is 195 Montague Street, Brooklyn, New York 11201; (718) 722-5377. The Administrator is responsible for the administration of the Profit Sharing Plan, interpretation of the provisions of the Profit Sharing Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Profit Sharing Plan, maintenance of Profit Sharing Plan records, books of account and all other data necessary for the proper administration of the Profit Sharing Plan, and preparation and filing of all returns and reports relating to the Profit Sharing Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, Beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

         It is the current intention of the Bank to continue the Profit Sharing Plan indefinitely. Nevertheless, the Bank may terminate the Profit Sharing Plan at any time. If the Profit Sharing Plan is terminated in whole or in part, then regardless of other provisions in the Profit Sharing Plan, each Participant affected by such termination shall have a fully vested interest in his Account. The Bank reserves the rights to make, from time to time, any amendment or amendments to the Profit Sharing Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their beneficiaries; provided, however, that the Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, or comply with ERISA.

MERGER, CONSOLIDATION OR TRANSFER

         In the event of the merger or consolidation of the Profit Sharing Plan with another plan, or the transfer of the Trust assets to another plan, the Profit Sharing Plan requires that each Participant will (if either the Profit Sharing Plan or the other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Profit Sharing Plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

         GENERAL. The following is only a brief summary of certain federal income tax aspects of the Profit Sharing Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Profit Sharing Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applicable may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PROFIT SHARING PLAN AND TRANSACTIONS INVOLVING THE PROFIT SHARING PLAN.



         The Profit Sharing Plan will be submitted to the IRS in a timely manner for a determination that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Profit Sharing Plan each year; (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) earnings of the plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Profit Sharing Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Profit Sharing Plan that may be necessary to maintain the qualified status of the Profit Sharing Plan under the Code. Following such an amendment, the Bank will submit the Profit Sharing Plan to the IRS for a determination that the Profit Sharing Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code. Should the Profit Sharing Plan receive from the IRS an adverse determination letter regarding its tax exempt status, all participants would generally recognize income equal to their vested interest in the Profit Sharing Plan, the participants would not be permitted to transfer amounts distributed from the Profit Sharing Plan to an IRA or to another qualified retirement plan, and the Bank may be denied certain deductions taken with respect to the Profit Sharing Plan.

        LUMP SUM DISTRIBUTION. A distribution from the Profit Sharing Plan to a Participant or the beneficiary of a Participant will qualify as a Lump Sum Distribution if it is made: (i) within one taxable year to the Participant or beneficiary; (ii) on account of the Participant's
                                      -14-
death, disability or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credit of the Participant under this Profit Sharing Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

        AVERAGING RULES. The Small Business Job Protection Act of 1996 repealed five-year income averaging for lump sum distributions for taxable years beginning after 1999. Ten-year averaging which was grandfathered for individuals who attained the age of 50 before January 1, 1986 was retained. The portion of the total taxable amount of a Lump Sum Distribution that is attributable to participation after 1973 in this Profit Sharing Plan or in any other profit sharing plan maintained by the Bank (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However for distributions prior to the effective date, a Participant who has completed at least five years of participation in this Profit Sharing Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in this Profit Sharing Plan or any other profit sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received on or after the Participant turns 50 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfathering rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the participant's pre-1974 participation in the Profit Sharing Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

         COMMON STOCK INCLUDED IN LUMP SUM DISTRIBUTION. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost of the Profit Sharing Plan. The tax basis of such Common Stock, to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

        DISTRIBUTION: ROLLOVERS AND DIRECT TRANSFERS TO ANOTHER QUALIFIED PLAN OR TO AN IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Profit Sharing Plan may be rolled over to another qualified retirement plan or to an Individual Retirement Account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. The principal types of distributions which do not constitute eligible rollover distributions are
(i) an annuity type distribution made over the life expectancy of the Participant (or Participant and another) or for a period of 10 years or more,
(ii) a minimum distribution required by Section 409 (a) (9) of the Code, or
(iii) the portion of any distribution not includable in gross income, except that unrealized appreciation in employee securities can be included in an eligible rollover distribution. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

ERISA AND OTHER QUALIFICATION


         As noted above, the Profit Sharing Plan is subject to certain provisions of ERISA and will be submitted to the IRS for a determination that it is qualified under Section 401(a) of the Code.


        THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PROFIT SHARING PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PROFIT SHARING PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PROFIT SHARING PLAN.

RESTRICTIONS ON RESALE

         Any person receiving shares of Common Stock under the Profit Sharing Plan who is an "affiliate" of the Company as the term "affiliate" is used in Rules 144 and 405 under the

Securities Act of 1933, as amended (the "Securities Act"), (e.g., directors, officers and substantial shareholders of the Company) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Company may wish to consult with counsel before transferring any Common Stock owned by him. In addition, Participants are advised to consult with counsel as to the applicability of
Section 16 of the 1934 Act which may restrict the sale of Common Stock where acquired under the Profit Sharing Plan, or other sales of Common Stock.

        Persons who are not deemed to be "affiliates" of the Company at the time of resale will be free to resell any shares of Common Stock to them under the Profit Sharing Plan, either publicly or privately, without regard to the Registration and Prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules thereunder. An "affiliate" of the Company is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with the Company. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of the Company at the time of a proposed resale will be permitted to make public resales of the Company's Common Stock only pursuant to a "reoffer" Prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act or some other exemption from registration, and will not be permitted to use this Prospectus in connection with any such resale. In general, the amount of the Company's Common Stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the Company's Common Stock then outstanding or the average weekly trading volume reported on the New York Stock Exchange during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when the Company is current in filing the reports required of it under the 1934 Act.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

         Section 16 of the 1934 Act imposes reports and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as the Company. Section 16(a) of the 1934 Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission ("SEC"). Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Company's fiscal year. Participation in the Employer Stock Fund of the Profit Sharing Plan by officers, directors and persons beneficially owning more than ten percent of the Common Stock of the Company must be reported to the SEC annually on a Form 5 by such individuals.

         In addition to the reporting requirements described above, Section 16(b) of the 1934 Act provides for the recovery by the Company of profits realized by any officer, director or any person beneficially owning more than ten percent of the Company's Common Stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Company's Common Stock within any six-month period.

         The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for participant-directed employer security transactions within an employee benefit plan, such as the Profit Sharing Plan, provided certain requirements are met.

                                    EXPERTS


         The financial statements of the Profit Sharing Plan as of December 31, 1996 and 1995 on and for the years then ended have been included herein in reliance upon the report of Ernst & Young LLP, independent certified public accountant, appearing elsewhere wherein, and upon the authority of said firm as experts in accounting and auditing.



                                 LEGAL OPINIONS
         The validity of the issuance of the Common Stock will be passed upon by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D. C., which firm acted as special counsel for the Company and the Bank in connection with the Conversion.

                              Financial Statements
                           and Supplemental Schedules

                           Independence Savings Bank
                  401(k) Savings Plan in RSI Retirement Trust

                     Years ended December 31, 1996 and 1995
                      with Report of Independent Auditors

                           INDEPENDENCE SAVINGS BANK
                  401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST

                            FINANCIAL STATEMENTS AND
                             SUPPLEMENTAL SCHEDULES

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                    CONTENTS

Report of Independent Auditors........................................................  F-2
Financial Statements
Statements of Net Assets Available for Plan Benefits..................................  F-3
Statements of Changes in Net Assets Available for Plan Benefits.......................  F-4
Notes to Financial Statements.........................................................  F-5

Supplemental Schedules
Schedule of Investments...............................................................  S-1
Schedule of Reportable Transactions...................................................  S-2

Note: A schedule of party-in-interest transactions has not been presented because there were no party-in-interest transactions which are prohibited by the Employee Retirement Income Security Act of 1974, Section 406, and for which there is not a statutory or an administrative exemption.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Independence Savings Bank

     We have audited the accompanying statements of net assets available for plan benefits of the Independence Savings Bank 401(k) Savings Plan in RSI Retirement Trust (the "Plan") as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial status of the Plan at December 31, 1996 and 1995, and the changes in its financial status for the years then ended, in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of investments as of December 31, 1996, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

July 31, 1997

                           INDEPENDENCE SAVINGS BANK
                  401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                                                            DECEMBER 31
                                                                     --------------------------
                                                                        1996            1995
                                                                     -----------     ----------
ASSETS
Loans to participants............................................    $   873,570     $  821,325
Investments at fair value........................................     11,470,937      8,911,188
Net assets available for plan benefits...........................    $12,344,507     $9,732,513

   The accompanying notes are an integral part of these financial statements.

                           INDEPENDENCE SAVINGS BANK
                  401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                                                       YEAR ENDED DECEMBER 31
                                                                     ---------------------------
                                                                         1996           1995
                                                                     ------------    -----------
ADDITIONS
Contributions by:
  Participating employees........................................    $    961,327    $   648,855
  Employer.......................................................         521,202        435,022
Interest on loans................................................          68,227         51,743
Transfers from former trustee....................................       2,248,519             --
Net realized and unrealized appreciation in fair value of               1,206,437      1,231,108
  investments....................................................
DEDUCTIONS
Distributions and withdrawals....................................       2,393,718        693,928
                                                                      -----------     ----------
Net increase.....................................................       2,611,994      1,672,800
Net assets available for plan benefits at:
  Beginning of year..............................................       9,732,513      8,059,713
                                                                      -----------     ----------
  End of year....................................................    $ 12,344,507    $ 9,732,513
                                                                      ===========     ==========

   The accompanying notes are an integral part of these financial statements.

                           INDEPENDENCE SAVINGS BANK
                  401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1.  DESCRIPTION OF THE PLAN

     The following description of the Independence Savings Bank 401(k) Savings Plan in RSI Retirement Trust (the "Plan") is presented for general information purposes only. Participants should refer to the Plan document for more complete information.

  General

     The Plan is a defined contribution plan sponsored by Independence Savings Bank (the "Bank"). Employees of the Bank are eligible for participation after one year of service during which they have rendered 1,000 hours of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan was amended to comply with the provisions of ERISA effective October 1, 1976. The Plan has also been amended to conform with the current provisions of the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"), the Deficit Reduction Act of 1984, the Retirement Equity Act of 1984, and the Tax Reform Act of 1986.

  Trust Funds

     The Plan is administered by a committee (the "Committee") appointed by the Board of Directors (the "Board") of the Bank. The Board has appointed the trustees of the Retirement Systems Group, Inc. as Trustee (the "Trustee") of the Plan's assets. Under the terms of the trust agreement between the Trustee and the Plan, the Trustee manages trust funds on behalf of the Plan. The Trustee has been granted discretionary authority concerning purchases and sales of investments in the trust funds.

  Contributions

     Participants may make basic contributions of up to 6% pre-tax of their annual salary. The Bank will match 50% of these contributions up to a maximum of $1,500 annually during the first two years of Plan participation, and 100% thereafter up to a maximum of $3,000 annually. Participants may also contribute a supplemental pre-tax amount of 9% of their annual salary to the Plan. Total pre-tax contributions may not exceed 15% of the Participant's annual salary to a maximum of $9,500 and $9,240 in 1996 and 1995, respectively. The supplemental contributions are not matched by the Bank.

     A Participant may elect to direct the contributions to any of the Plan's investment funds in multiples of whole percentage points in accordance with any of the seven investment options. Under the trust agreement with the Trustee, a Participant may change investment direction once in any calendar quarter, providing that such election has been filed at least ten days in advance. Transfers are limited to once in any calendar quarter, providing that such election has been filed at least ten days in advance.

     Participants' contributions and all earnings from investment activities allocable thereto are always fully vested. The Participant's interest in Bank contributions and forfeitures credited to the Participant's account, plus any earnings, appreciation or additions allocable thereto, will vest 50% upon completion of two years of service and 100% upon completion of three years of service.

     A Participant whose participation in the Plan terminates before he is fully vested, for any reason other than retirement, disability or death, shall forfeit any portion of this interest in the Plan which is not vested. Under the trust agreement with the Trustee, forfeitures are treated as matching contributions and applied to reduce the amount of subsequent matching contributions required to be made by the Bank. For the years ended December 31, 1996 and 1995, cumulative forfeitures were $802 and $6,002 respectively.

                           INDEPENDENCE SAVINGS BANK
                  401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Fund Descriptions

     The following is a description of the funds in which the Plan's assets are invested under the agreement with the Trustee:

     Core Equity Fund: This fund is a stock fund that invests in a broadly diversified group of large, high quality, competitively strong companies that, in the view of the investment manager, exhibit sustainable growth in earnings and dividends. It offers investors the potential for long-term capital appreciation, with income as a secondary goal.

     Emerging Growth Equity Fund: This fund is a stock fund that seeks capital appreciation by investing primarily in smaller, relatively new companies that, in the view of the investment manager, have higher than average potential for earnings growth.

     Value Equity Fund: This fund is a growth and income stock fund that seeks capital appreciation over the longer term. It invests in financially strong companies with medium to large market capitalizations. These companies are currently out of favor with investors but have had good earnings growth records in the past and offer prospects for significant earnings and dividend growth. In the view of the investment manager, these stocks are currently undervalued and selling below their potential value.

     International Equity Fund: This fund seeks to achieve a total return in excess of the Lipper International Mutual Funds Average, measured over a period of three to five years. It invests primarily in equity securities of Non-United States companies and at least 65% of its assets will be invested in equity securities companies in at least three countries (other than the United States). It may also invest in securities of Non-United States governments and their agencies (no more than 25% of the funds total assets) and may also invest in securities of United States companies which derive, or are expected to derive, a substantial portion of their revenues from operations outside the United States. Investments in such United States companies will normally be less than 10% of the funds total assets.

     Intermediate-Term Bond Fund: This fund invests in high quality fixed income securities that mature within ten years, or have expected average lives of ten years or less. At least 65% of the investments in this fund are in United States Government or United States Government Agency issues which have the highest credit rating. At the time of purchase, at least 75% of the holdings must have a quality rating of "AA" or better, with a minimum quality rating of "A" for other holdings. This investment fund's goal is to achieve income and price appreciation.

     Actively Managed Bond Fund: This fund invests in high quality fixed-income securities (bonds and other debt securities), with maturities of 30 years. The fund's investment managers frequently adjust the maturity structure of the portfolio to respond to perceived changes in the relative attractiveness of the fixed-income market. At the time of purchase, at least 75% of the investments in this fund must have a quality rating of "AA" or better, with a minimum quality rating of "A" for other holdings, and at least 65% of the investments in this fund are in United States Government or United States Government Agency issues. The fund seeks to achieve both income and price appreciation.

     Short-term Investment Fund: This fund invests in high quality, cash equivalent type of securities normally maturing in one year or less. While the fund may invest in United States Government instruments with maturities of up to two years, the maximum average maturity of the fund's holding will not exceed one year. This investment fund offers substantial liquidity and capital preservation.

     Loan Fund: The Loan Fund consists of Loans to Participants (see Loans to Participants).

                           INDEPENDENCE SAVINGS BANK
                  401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Withdrawal of Funds

     After Termination of Employment

     When a Participant terminates employment, the Participant or the Participant's beneficiaries may elect to have the benefits distributed in a lump sum at the next valuation date, in a lump sum at some other valuation date within 13 months of termination or in equal annual installments over a period not to exceed ten years.

     In-Service Withdrawals

     In-service withdrawals of pre-tax Participant contributions may be made only in the event of hardship or if the Participant has attained age 59 1/2. Hardship withdrawals are subject to regulations of the Internal Revenue Service.

     Post-tax Participant contributions may be withdrawn as of any valuation date after giving at least ten days' written notice, but only twice every Plan year.

     Bank contributions and earnings thereon, and earnings on Participant contributions that are not pre-tax deferrals may be withdrawn as of any valuation date, subject to certain restrictions.

  Loans to Participants

     All active employees who are Participants in the Plan are eligible to borrow against their vested account balance three times within a 12-month period.

     The Participant shall complete a loan application and a promissory note provided by the Committee. The promissory note and other loan documentation shall provide that the outstanding loan balance shall be secured by the Participant's vested account balance. The minimum loan shall be $1,000 except for residential loans, for which the minimum shall be $5,000. The maximum loan shall not exceed 50% of the Participant's vested account balance, subject to a maximum outstanding loan balance of $50,000. The $50,000 limit is reduced by the Participant's highest outstanding loan balance during the prior 12 months.

     The period of repayment shall be determined by the Committee, except that it may not exceed five years, unless the loan is used to acquire the principal residence of the Participant, in which case the loan term may not exceed 15 years. The interest on a loan shall be the commercial bank prime rate as set forth in The Wall Street Journal on the first business day of the month in which the loan is requested. Such rate shall remain in effect until maturity or termination of the loan.

  Plan Termination

     While the Bank has not expressed any intent to terminate the Plan, it may do so at any time, subject to the provisions set forth in ERISA. In the event of termination of the Plan, all amounts credited to Participants' accounts become fully vested and distributable as in the same manner as if the Participant's service had been terminated.

  Plan Amendments

     On June 26, 1995 a definitive agreement (the "Agreement") was executed which outlined the principal elements of a proposed acquisition by Independence Community Bank Corp. ("ICBC"), the holding company of the Bank, of Bay Ridge Bancorp Inc. ("BRB"), the holding company for Bay Ridge Federal Savings Bank ("BRFSB"). The acquisition was consummated on January 3, 1996.

     Under the terms of the Agreement, employees of BRB and BRFSB who are employed by ICBC or the Bank are entitled to full credit for each year of service with BRFSB for purposes of determining eligibility for

                           INDEPENDENCE SAVINGS BANK
                  401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

participation and vesting, but not benefit accruals, in ICBC's or the Bank's employee benefit plans, subject to applicable break-in-service rules. Notwithstanding the above, each person employed by BRB or BRFSB prior to acquisition who became an employee of ICBC or the Bank immediately following the acquisition (each a "New Employee") was entitled, as an employee of ICBC or the Bank, to participate in such employee benefit plans as are in effect generally for employees of ICBC or the Bank and its subsidiaries from time to time (the "ICBC Plans") if such New Employee shall be eligible or selected for participation therein. New Employees are eligible to participate on the same basis as similarly situated employees of ICBC or the Bank. All such participation shall be subject to the terms of the ICBC Plans as may be in effect from time to time. As a result of the acquisition, total assets consisting of $2,248,519 in cash were transferred from the BRFSB 401(k) plan to the Plan's Short-term Investment Fund during the 1996 Plan year.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying financial statements have been prepared on an accrual basis.

  Investment Valuation -- Trustee's Funds

     The Trustee's valuation of the shares owned by the Plan is based upon quoted redemption prices on the last business day of the year.

     In the absence of an ascertainable market value, investments are valued at their fair value as determined by the officers of the Trustee using methods and procedures reviewed and approved by the officers of the Trustee.

     Securities transactions are recorded on a trade date basis. Realized gain and loss from securities transactions are recorded on a specific cost basis. Dividend income is recognized on the ex-dividend date or when the dividend information is known; interest income, including, where applicable, amortization of discount and premium on investments and zero coupon bonds, is recognized on the accrual basis.

  Risk and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  PLAN INVESTMENTS

     The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1996           1995
                                                              ----------     ----------
        Core Equity Fund....................................  $3,496,458     $2,388,715
        Emerging Growth Fund................................   1,098,291        590,164
        Short-Term Investment Fund..........................   4,865,294      4,430,232
        Actively Managed Bond Fund..........................     746,079        702,582
        Value Equity Fund...................................     725,623        436,611
        Loans to Participants...............................     873,570        821,325

                           INDEPENDENCE SAVINGS BANK
                  401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  ADMINISTRATIVE EXPENSES

     Administrative expenses are paid directly by the Bank and are not included in the accompanying financial statements.

5.  TAX STATUS

     The Plan has received a favorable determination letter dated May 18, 1995 from the Internal Revenue Service stating that the Plan qualifies under 401(a) of the Internal Revenue Code (the "IRC") and that the related Trust is exempt from federal income taxes under the provisions of Section 501(a) of the IRC. The Plan has been subsequently amended, and management of the Plan expects these amendments will allow the Plan to remain qualified and the related Trust to maintain its tax-exempt status.

6.  FUND ACTIVITY

     Fund activity for the year ended December 31, 1996

                                                                                                           ACTIVELY
                                  CORE      EMERGING    VALUE    INTERNATIONAL  SHORT-TERM  INTERMEDIATE-   MANAGED
                      LOANS      EQUITY      GROWTH     EQUITY    EQUITY FUND   INVESTMENT    TERM BOND      BOND        TOTAL
                     --------  ----------  ----------  --------  -------------  ----------  -------------  ---------  -----------
Balances at December
  31, 1995.......... $821,325  $2,388,715  $  590,164  $436,611    $  27,204    $4,430,232    $ 335,680    $ 702,582  $ 9,732,513
Additions:
  Employee
    contributions...       --     266,386     131,590    89,770       32,048       299,418       53,476       88,639      961,327
  Employer
    contributions...       --     142,803      63,170    44,299        8,872       189,683       25,810       46,565      521,202
  Interest on
    loans...........       --      19,527       5,529     5,237        2,340        26,556        3,146        5,892       68,227
  Net realized gains
    and unrealized
    appreciation in
    fair value of
    investments.....       --     588,130     187,279   138,034        4,507       247,217       17,725       23,545    1,206,437
                     --------  ----------  ----------  --------     --------    ----------     --------    ---------  -----------
Total additions.....       --   1,016,846     387,568   277,340       47,767       762,874      100,157      164,641    2,757,193
Distributions:
  Payments to
    participants....       --    (195,712)    (56,424)  (59,351)     (28,517)   (1,901,768)     (49,001)    (102,945)  (2,393,718)
                     --------  ----------  ----------  --------     --------    ----------     --------    ---------  -----------
Total
  distributions.....       --    (195,712)    (56,424)  (59,351)     (28,517)   (1,901,768)     (49,001)    (102,945)  (2,393,718)
Transfers:
  Transfers from
    former
    trustee.........       --          --          --        --           --     2,248,519           --           --    2,248,519
  Transfers between
    funds...........   52,245     286,609     176,983    71,023       43,316      (674,563)      62,586      (18,199)          --
                     --------  ----------  ----------  --------     --------    ----------     --------    ---------  -----------
Total transfers.....   52,245     286,609     176,983    71,023       43,316     1,573,956       62,586      (18,199)   2,248,519
                     --------  ----------  ----------  --------     --------    ----------     --------    ---------  -----------
Balances at December
  31, 1996.......... $873,570  $3,496,458  $1,098,291  $725,623    $  89,770    $4,865,294    $ 449,422    $ 746,079  $12,344,507
                     ========   =========   =========  ========   ==========     =========   ==========    =========   ==========

                           INDEPENDENCE SAVINGS BANK
                  401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Fund activity for the year ended December 31, 1995

                                                                                                            ACTIVELY
                                     CORE     EMERGING   VALUE    INTERNATIONAL  SHORT-TERM  INTERMEDIATE-   MANAGED
                         LOANS      EQUITY     GROWTH    EQUITY    EQUITY FUND   INVESTMENT    TERM BOND      BOND       TOTAL
                        --------  ----------  --------  --------  -------------  ----------  -------------  ---------  ----------
Balances at December
  31, 1994............. $731,798  $1,494,529  $303,013  $259,821     $    --     $4,321,176    $ 313,271    $ 636,105  $8,059,713
Additions:
  Employee
    contributions......       --     174,006    62,940    55,853       3,507        261,578       30,063       60,908     648,855
  Employer
    contributions......       --     112,755    36,281    33,052       1,504        188,506       20,783       42,141     435,022
  Interest on loans....       --      15,178     2,839     2,692         209         24,256        2,150        4,419      51,743
  Net realized gains
    and unrealized
    appreciation in
    fair value of
    investments........       --     609,541   151,685   101,602       1,333        226,060       39,441      101,446   1,231,108
                        --------  ----------  --------  --------     -------     ----------     --------     --------  ----------
Total additions........       --     911,480   253,745   193,199       6,553        700,400       92,437      208,914   2,366,728
Distributions:
  Payments to
    participants.......       --     (73,000)  (17,171)  (13,610)         --       (413,823)     (57,477)    (118,847)   (693,928)
                        --------  ----------  --------  --------     -------     ----------     --------     --------  ----------
Total distributions....       --     (73,000)  (17,171)  (13,610)         --       (413,823)     (57,477)    (118,847)   (693,928)
Transfers between
  funds................   89,527      55,706    50,577    (2,799)     20,651       (177,521)     (12,551)     (23,590)         --
                        --------  ----------  --------  --------     -------     ----------     --------     --------  ----------
Balances at December
  31, 1995............. $821,325  $2,388,715  $590,164  $436,611     $27,204     $4,430,232    $ 335,680    $ 702,582  $9,732,513
                        ========  ==========  ========  ========     =======     ==========     ========     ========  ==========

7.  SUBSEQUENT EVENTS

     On April 18, 1997, the Board of Directors of the Bank and of ICBC unanimously adopted a plan to convert ICBC from a New York State chartered mutual holding company to a New York State chartered stock institution which shall concurrently merge with the Bank and reorganize the Bank into the stock holding company form of organization (the "Conversion").

     Pursuant to the Conversion, the Bank will issue all of its capital stock to a new holding company, which will offer and sell shares of its common stock. In addition, the Bank and ICBC will have amended the Plan to provide that participants of the Plan be able to direct the Trustee of the Plan to purchase common stock attributed to the Conversion with amounts in the Plan attributable to such participants.

     The registration statement pertaining to the Conversion was filed with the Securities and Exchange Commission on July 3, 1997.

                             SUPPLEMENTAL SCHEDULES

                           INDEPENDENCE SAVINGS BANK
                  401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST

                            SCHEDULE OF INVESTMENTS
                               DECEMBER 31, 1996

                                                          SHARES         COST        FAIR VALUE
                                                          -------     ----------     -----------
Core Equity Fund........................................   57,898     $2,162,597     $ 3,496,458
Emerging Growth Fund....................................   16,247        715,437       1,098,291
Value Equity Fund.......................................   16,548        494,764         725,623
International Equity Fund...............................    1,958         86,257          89,770
Short-Term Investment Fund..............................  237,563      4,226,587       4,865,294
Intermediate-Term Bond Fund.............................   14,981        379,238         449,422
Actively Managed Bond Fund..............................   23,491        587,294         746,079
Loans to participants maturing less than five years.....       --             --         819,303
Loans to participants maturing greater than five years..       --             --          54,267
                                                                      ----------     -----------
          Total investments.............................              $8,652,174     $12,344,507
                                                                      ==========     ===========

                           INDEPENDENCE SAVINGS BANK
                  401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST

                            REPORTABLE TRANSACTIONS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                TOTAL      NUMBER     TOTAL
                                                                  NUMBER OF    PURCHASE      OF      SELLING
    SECURITY OR PARTY INVOLVED         DESCRIPTION OF ASSETS      PURCHASES     PRICE      SALES      PRICE
-----------------------------------  --------------------------   ---------   ----------   ------   ----------
Category (i) -- A single
  transaction in excess of 5% of
  the current value of plan assets:  Short-term Investment Fund        1      $1,589,055       1    $  758,270
                                                                       1         659,460      --            --
Category (ii) -- A series of
  transactions with or in
  conjunction with the same person
  involving property other than
  securities, which amount in the
  aggregate to more than 5% of the
  current value of plan assets:      N/A
Category (iii) -- A series of
  transactions with respect to
  securities of the same issue
  which amount in the aggregate to
  more than 5% of the current value
  of total plan assets:              Short-term Investment Fund       86         698,157     129     2,016,355
                                     Core Equity Fund                 98         873,407      --            --
Category (iv) -- Any transaction
  with respect to securities with
  or in conjunction with a person
  if a prior subsequent single
  transaction has occurred with
  respect to securities with or in
  conjunction with that same person
  in an amount in excess of 5% of
  the current value of plan assets:  N/A

                           INDEPENDENCE SAVINGS BANK
                  401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST
                                INVESTMENT FORM

                             ---------------------

Name of Plan Participant: ___________________________
Social Security Number:   ___________________________


        1. INSTRUCTIONS. In connection with the proposed reorganization of Independence Savings Bank and its parent mutual holding company (the "Conversion"), the Independence Savings Bank 401(k) Savings Plan in RSI Retirement Trust ("Profit Sharing Plan") has been amended to permit participants to direct their current account balances for their Basic Contribution Account, Matching Contribution Account and Rollover Account into a new fund: the Employer Stock Fund. The percentage of a participant's account transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of Independence Community Bank Corp. (the "Common Stock").


         To direct a transfer of all or part of the funds credited to your Accounts to the Employer Stock Fund, you should complete and file this form with the Human Resources Department, no later than ______________, 1997. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact _____________________. If you do not complete and return this form to the Plan Administrator by _________, the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the Plan if no investment direction has been provided.


        2. INVESTMENT DIRECTIONS. I hereby authorize the Plan Administrator to direct the Trustee to sell the units currently credited to my Basic Contribution Account, Matching Contribution Account and Rollover Account and to purchase units in the Employer Stock Fund. Transfers of units from existing investment accounts must be in multiples of 5% (i.e. 5, 15, 35, 100). Purchases of units in the Employer Stock Fund will always be 100%.



        ================================================================================
        SELL UNITS FROM                            Purchase Units in Employer Stock Fund
        --------------------------------------------------------------------------------
        Sell ____% of A -- Core Equity                             ____%
        --------------------------------------------------------------------------------
        Sell ____% of B -- Emerging Growth Equity                  ____%
        --------------------------------------------------------------------------------
        Sell ____% of C -- Value Equity                            ____%
        --------------------------------------------------------------------------------
        Sell ____% of D -- Intermediate Term Bond                  ____%
        --------------------------------------------------------------------------------
        Sell ____% of E -- Actively Managed Bond                   ____%
        --------------------------------------------------------------------------------
        Sell ____% of F -- International Equity                    ____%
        --------------------------------------------------------------------------------
        Sell ____% of G -- Short Term                              ____%
        ================================================================================



        3. PURCHASER INFORMATION. The ability of participants in the Profit Sharing Plan to purchase Common Stock in the Conversion and to direct their current balances into the Employer Stock Fund is based upon the participant's status as an Eligible Account Holder and/or Supplemental Eligible Account Holder. Please indicate your status.

                 a. [] Eligible Account Holder-Check here if you were a
                       depositor with $100.00 or more on deposit with Independence Savings Bank as of March 31, 1996.

                 b. [] Supplemental Eligible Account Holder-Check here if you were a depositor with $100.00 or more on deposit with Independence Savings Bank as of ______, 1997, but are not an Eligible Account Holder.



        4. ACKNOWLEDGEMENT OF PARTICIPANT. I understand that this Investment Form shall be subject to all of the terms and conditions of the Profit Sharing Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.


-----------------------------------         ----------
Signature of Participant                    Date

-------------------------------------------------------------------------------
ACKNOWLEDGEMENT OF RECEIPT BY ADMINISTRATOR. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

-----------------------------------         ----------
By:                                          Date

PROSPECTUS

                       INDEPENDENCE COMMUNITY BANK CORP.

            (Proposed Holding Company for Independence Savings Bank)


                    Up to 61,226,852 Shares of Common Stock



        Independence Community Bank Corp. (the "Company"), a Delaware corporation, is offering up to 61,226,852 shares of its common stock, par value $.01 per share (the "Common Stock"), in connection with the reorganization of Independence Savings Bank (the "Bank") and the mutual holding company parent of the Bank (the "Mutual Holding Company") to the stock form of organization pursuant to the Bank's and the Mutual Holding Company's Plan of Conversion (the "Plan" or "Plan of Conversion"). The simultaneous conversion of the Mutual Holding Company to stock form, the cancellation of the shares owned by the Mutual Holding Company in the Bank, the issuance of the Bank's common stock to the Company and the offer and sale of the Common Stock by the Company are collectively referred to herein as "Conversion." Under certain circumstances, the Company may increase the amount of Common Stock offered hereby to up to 70,410,880 shares. (See Footnote 4 to the table below.)


                                             (cover continued on following page)


        FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS" AT PAGE 20.


                   ---------------------------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION, THE SUPERINTENDENT OF
           BANKS OF THE STATE OF NEW YORK, THE NEW YORK STATE BANKING
           BOARD, THE NEW YORK STATE BANKING DEPARTMENT, THE FEDERAL
          DEPOSIT INSURANCE CORPORATION, OR ANY OTHER FEDERAL OR STATE
              AGENCY OR STATE SECURITIES COMMISSION, NOR HAS SUCH
         COMMISSION, SUPERINTENDENT, BOARD, DEPARTMENT, CORPORATION OR
            ANY STATE SECURITIES COMMISSIONER OR OTHER AGENCY PASSED
                     UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                   ---------------------------------------

           THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS
         ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE
        BIF INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF
             THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY THE
              COMPANY OR THE BANK.  THE COMMON STOCK IS SUBJECT TO
         INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL
                                   INVESTED.

=====================================================================================================
                                                                     Estimated
                                                                    Underwriting
                                                                      Fees and           Estimated
                                                Subscription        Conversion              Net
                                                  Price(1)          Expenses(2)         Proceeds(3)
-----------------------------------------------------------------------------------------------------
     Minimum Per Share                               $10.00               $0.28             $9.72
-----------------------------------------------------------------------------------------------------
     Midpoint Per Share                              $10.00               $0.26             $9.74
-----------------------------------------------------------------------------------------------------
     Maximum Per Share                               $10.00               $0.25             $9.75
-----------------------------------------------------------------------------------------------------
     Maximum Per Share, as adjusted                  $10.00               $0.23             $9.77
-----------------------------------------------------------------------------------------------------
     Total Minimum(1)                          $452,546,300         $12,689,598      $439,856,702
-----------------------------------------------------------------------------------------------------
     Total Midpoint(1)                         $532,407,410         $13,883,522      $518,523,888
-----------------------------------------------------------------------------------------------------
     Total Maximum(1)                          $612,268,520         $15,077,446      $597,191,074
-----------------------------------------------------------------------------------------------------
     Total Maximum, as adjusted(4)             $704,108,800         $16,450,458      $687,658,342
=====================================================================================================


------------


(1) Determined in accordance with an independent appraisal prepared by RP Financial, LC. ("RP Financial") dated as of June 20, 1997, as most recently updated as of October 29, 1997, which states that the estimated pro forma market value of the Common Stock being offered for sale in the Conversion ranged from $452.5 million to $612.3 million with a midpoint of $532.4 million taking into account the contribution to the Independence Community Foundation of an amount of Common Stock equal to 8% of the Common Stock sold in the Conversion (the "Valuation Range"). The independent appraisal of RP Financial is based upon estimates and projections that are subject to change and the valuation must not be construed as a recommendation as to the advisability of purchasing the Common Stock nor an assurance that a purchaser of Common Stock will thereafter be able to sell the Common Stock at prices within the Valuation Range. Based on the Valuation Range, the Boards of Directors of the Bank and the Company established an estimated price range of the Common Stock being offered for sale in the Conversion within the Valuation Range of $452.5 million to $612.3 million (the "Estimated Price Range") or between 45,254,630 and 61,226,852 shares of Common Stock issued at the $10.00 per share price (the "Purchase Price") to be paid for each share of Common Stock subscribed or purchased in the Offerings. See "The Conversion--Stock Pricing."



(2) Consists of the estimated costs to the Bank and the Company to be incurred in connection with the Conversion, including estimated fixed expenses of approximately $6.0 million and marketing fees to be paid to Sandler O'Neill and Partners, L.P. ("Sandler O'Neill" or the "Agent") in connection with the Offerings, which fees are estimated to be between $6.7 million and $9.1 million based on the minimum and the maximum of the Estimated Price Range, respectively. See "The Conversion - Marketing Arrangements." The actual fees and expenses may vary from the estimates. Such fees paid to Sandler O'Neill may be deemed to be underwriting fees. See "Pro Forma Data."


(3) Actual net proceeds may vary substantially from estimated amounts depending on the number of shares sold in the Offerings and other factors. Gives effect to the purchase of shares of Common Stock by the Employee Stock Ownership Plan (the "ESOP"), which initially will be deducted from the Company's stockholders' equity. For the effects of such purchases, see "Capitalization," "Use of Proceeds" and "Pro Forma Data."

(4) As adjusted to reflect the sale of up to an additional 15% of the Common Stock which may be offered at the Purchase Price, without resolicitation of subscribers or any right of cancellation, due to regulatory considerations or changes in market or general financial and economic conditions. See "Pro Forma Data" and "The Conversion--Stock Pricing." For a discussion of the distribution and allocation of the additional shares, if any , see "The Conversion--Subscription Offering," "-Community Offering" and " -Limitations on Common Stock Purchases."

                        SANDLER O'NEILL & PARTNERS, L.P.

                The date of this Prospectus is __________, 1997.

        Non-transferable rights to subscribe for the Common Stock in a subscription offering (the "Subscription Offering") have been granted in the following order of priority to: (1) the Bank's Eligible Account Holders (defined as holders of deposit accounts totaling $100 or more as of March 31, 1996); (2) the Company's and the Bank's ESOP, which intends to subscribe for up to 8% of the Common Stock issued in connection with the Conversion (excluding any shares contributed to the Foundation (as hereinafter defined); and (3) the Bank's Supplemental Eligible Account Holders (defined as holders of deposit accounts totaling $100 or more as of _______, 1997). Subscription rights are non-transferable. Persons found to be transferring subscription rights will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the New York State Banking Department ("Department"). Certificates representing shares of Common Stock purchased in the Subscription Offering must be registered in the name of the Eligible Account or Supplemental Eligible Account Holders, as the case may be. Upon completion of the Subscription Offering, and subject to the other limitations described herein, the Company will offer any shares of Common Stock not subscribed for in the Subscription Offering for sale in a community offering (the "Community Offering"). It is anticipated that shares of Common Stock not subscribed for in the Subscription Offering and Community Offering, if any, will be offered by the Company in a syndicated community offering through a syndicate of registered broker-dealers to be formed (the "Syndicated Community Offering") (the Subscription Offering, Community Offering and any Syndicated Community Offering are referred to collectively as the "Offerings").


        Except for the ESOP, no Eligible Account Holder or Supplemental Eligible Account Holder may, in their respective capacities as such, purchase in the Subscription Offering more than $500,000 of Common Stock; no person, together with associates and persons acting in concert with such person, may purchase in the Community Offering and Syndicated Community Offering more than $500,000 of Common Stock; and no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1.0% of the total number of shares of Common Stock offered in the Conversion (532,407 shares, based upon the midpoint of the Valuation Range); provided, however, such overall purchase limitation may be increased and the amount that may be subscribed for may be increased at the sole discretion of the Bank and the Company without further approval of subscribers or the Bank's depositors. The minimum purchase is 25 shares. See "The Conversion -- Subscription Offering," "--Community Offering" and "-- Limitations on Common Stock Purchases."


         The Bank and the Company have engaged Sandler O'Neill to consult with and advise the Company and the Bank in the Offerings and Sandler O'Neill has agreed to assist the Company and the Bank with the solicitation of subscriptions and purchase orders for shares of Common Stock in the Offerings. Sandler O'Neill is not obligated to take or purchase any shares of Common Stock in the Offerings. The Bank and the Company will pay a fee to Sandler O'Neill which will be based on the aggregate Purchase Price of the Common Stock sold in the Offerings. The Company and the Bank have agreed to indemnify Sandler O'Neill against certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). See "The Conversion - Marketing Arrangements."

        Pursuant to the Plan, the Bank intends to establish the Independence Community Foundation, a private charitable foundation (the "Foundation"), in connection with the

Conversion. The Plan provides that the Bank and the Company will create the Foundation and fund it with shares of Common Stock contributed by the Company from authorized but unissued shares in an amount equal to 8.0% of the number of shares of Common Stock sold in the Offerings. The Foundation is intended to complement the Bank's existing community reinvestment activities and will be dedicated to the promotion of charitable purposes including, among other things, health, education and welfare programs, community development activities, cultural efforts, not-for-profit groups and other charitable purposes within the communities served by the Bank. For a discussion of the Foundation and its effects on the Conversion, see "Risk Factors -- Establishment of the Foundation," "Pro Forma Data," "Comparison of Valuation and Pro Forma Information with No Foundation" and "The Conversion -- Establishment of the Foundation."


        THE SUBSCRIPTION OFFERING WILL TERMINATE AT 12:00 NOON, EASTERN TIME, ON ______, 1998 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE BANK AND THE COMPANY, WITH APPROVAL OF THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK ("SUPERINTENDENT") AND THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"), IF NECESSARY. THE COMMUNITY OFFERING AND/OR ANY SYNDICATED COMMUNITY OFFERING MUST BE COMPLETED WITHIN 45 DAYS AFTER THE CLOSE OF THE SUBSCRIPTION OFFERING, OR ______, 1998, UNLESS EXTENDED BY THE BANK AND THE COMPANY WITH THE APPROVAL OF THE SUPERINTENDENT AND THE FDIC, IF NECESSARY. Orders submitted are irrevocable until the completion of the Conversion; provided that, if the Conversion is not completed within the 45-day period referred to above, unless such period has been extended with the consent of the Department and the FDIC, if necessary, all subscribers will have their funds returned promptly with interest, and all withdrawal authorizations will be cancelled. The completion of the Subscription Offering is subject to potential delay and subscribers will have no access to funds used to subscribe for shares of Common Stock, regardless of any such delay. In addition, orders for Common Stock submitted by subscribers in the Subscription Offering or purchasers in the Community Offering which aggregate $50,000 or more must be paid by official bank or certified check or by a withdrawal authorization from a deposit account at the Bank. See "The Conversion - The Offerings -Subscription Offering."


        The consummation of the Conversion is subject to the receipt of various regulatory approvals and the approval of Eligible Account Holders in the manner set forth herein.

        The Company has received approval from the National Association of Securities Dealers, Inc. ("NASD"), conditioned on the consummation of the Conversion, to have its Common Stock quoted on the Nasdaq National Market under the symbol "ICBC." Prior to this offering there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop, or that resales of the Common Stock can be made at or above the Purchase Price. To the extent an active and liquid trading market does not develop, the liquidity and market value of the Common Stock may be adversely affected. See "Risk Factors - Absence of Market for Common Stock" and "Market for the Common Stock."

                                     [MAP]

                                SUMMARY OVERVIEW

        The following summary of the Conversion and the Offerings is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.



Risk Factors  . . . . . . . . . . . .       See "Risk Factors" for a discussion of certain factors that should be considered by prospective investors.

The Bank  . . . . . . . . . . . . . .       Independence Savings Bank is a New York-chartered savings bank.

The Company . . . . . . . . . . . . .       Independence Community Bank Corp. is a Delaware corporation organized in June 1997 to become the savings and loan holding company of the Bank.  To date, the Company has not engaged in any business.

The Conversion  . . . . . . . . . . .       The Board of Directors of the Bank and the Board of Trustees of the Mutual Holding
                                            Company have adopted a Plan of Conversion.  The Company is offering shares of its Common
                                            Stock in the Offerings in connection with the reorganization of the Bank and the Mutual
                                            Holding Company to the stock form of organization.

The Independence Community
     Foundation . . . . . . . . . . .       The Plan of Conversion provides for the establishment of a charitable foundation in connection with the Conversion.  The Foundation, which will be incorporated under
                                            Delaware law as a nonstock corporation, will be funded immediately upon completion of the Conversion with a contribution of Common Stock by the Company in an amount equal to
                                            8% of the Common Stock sold in the Conversion.  See "The Conversion-Establishment of the
                                            Foundation."

Terms of the Offerings  . . . . . . .       The shares of Common Stock to be sold in connection with the Conversion are being offered at the Purchase Price of $10.00 per share in the Subscription Offering pursuant to subscription rights in the following order of priority:  (i) Eligible Account
                                            Holders; (ii) the Company's and the Bank's ESOP; and (iii) Supplemental Eligible Account
                                            Holders.  Upon

                                            completion of the Subscription Offering, any shares of Common Stock not subscribed for in the Subscription Offering will be offered in the Community Offering at $10.00 per share to certain members of the general public to whom a copy of this Prospectus is delivered.  Subscription rights will expire if not exercised by 12:00 noon, Eastern
                                            Time, ___________, 1998 unless extended by the Bank and the Company.  See "The
                                            Conversion-The Offerings-Subscription Offering" and "-The Offerings-Community Offering."

Exercise of Subscription
     Rights . . . . . . . . . . . . .       Persons desiring to subscribe for shares must do so prior to the Expiration Date by delivering to the Bank a properly executed stock order and certification form together with full payment.  Once tendered, subscription orders cannot be revoked or modified without the consent of the Bank.  See "The Conversion - Procedure for Purchasing Shares
                                            in the Offerings."

Payment for Shares  . . . . . . . . .       Payment for subscriptions may be made (i) in cash (if delivered in person); (ii) by check or money order; or (iii) by authorization of withdrawal from deposit accounts maintained at the Bank.  Orders for Common Stock submitted by subscribers in the
                                            Subscription Offering or by purchasers in the Community Offering which aggregate $50,000 or more must be paid by official bank or certified check or by withdrawal authorization from a deposit account at the Bank.  See "The Conversion - Procedure for Purchasing
                                            Shares in the Offerings.

Nontransferability of Subscription
     Rights . . . . . . . . . . . . .       The subscription rights of Eligible Account Holders and Supplemental Eligible Account
                                            Holders are nontransferable.  See "The Conversion - Restrictions on Transfer of
                                            Subscription Rights and Shares."

Purchase Limitations  . . . . . . . .       No Eligible Account Holder or Supplemental Eligible Account Holder may purchase in the
                                            Subscription Offering more than $500,000 of Common Stock.  No person, together with associates and persons acting in concert with such person, may purchase in the Community
                                            Offering and the Syndicated Community

                                            Offering more than $500,000 of Common Stock.  Except for the ESOP, no person, together with associates or persons acting in concert with such person, may purchase in the aggregate more than 1% of the Common Stock offered.  The minimum purchase is 25 shares of Common Stock.

Securities Offered and Purchase
     Price  . . . . . . . . . . . . .       The Company is offering between 45,254,630 and 61,226,852 shares of Common Stock at a
                                            Purchase Price of $10.00 per share.  The maximum number of shares offered may be increased under certain circumstances to up to 70,410,880 shares of Common Stock.  See
                                            "The Conversion - Stock Pricing and Number of Shares to be Issued."

Appraisal . . . . . . . . . . . . . .       The Purchase Price per share has been fixed at $10.00.  The total number of shares to be issued in the Conversion is based upon an independent appraisal prepared by RP
                                            Financial, dated as of June 20, 1997, as most recently updated as of October 29, 1997, which states that the estimated pro forma market value of the Common Stock issued in the
                                            Offerings ranged from $452.5 million to $612.3 million.  The final aggregate value will be determined at the time of closing of the Offerings and is subject to change due to changing market conditions and other factors.  See "The Conversion - Stock Pricing and
                                            Number of Shares to be Issued."

Use of Proceeds . . . . . . . . . . .       The Company will use 50% of the net proceeds of the Offering to purchase all the outstanding common stock of the Bank to be issued in the Conversion.  A portion of net proceeds retained by the Company will be used for general activities, including a loan by the Company to the ESOP to enable the ESOP to purchase up to 8% of the stock sold in the Conversion.  The Company intends to initially invest the remaining net proceeds primarily in investment securities, mortgage-backed and mortgage-related securities and equity securities.  The Bank intends to utilize net proceeds for general business purposes.  See "Use of Proceeds."

Dividend Policy . . . . . . . . . . .       Upon Conversion, the Board of Directors of the Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements.
                                            In the future, the Board of Directors of the Company may consider a policy of paying cash dividends on the Common Stock.  However, no decision has been made with respect to such dividends, if any.  See "Dividend Policy."

Benefits of the Conversion to
  Management  . . . . . . . . . . . .       The Company's directors and executive officers will receive certain additional benefits as a result of the Conversion.  See "Management - Change in Control Agreements,"
                                            "-Benefits - Employee Stock Ownership Plan," "-Stock Option Plan" and "- Recognition
                                            Plan.

Voting Control of Officers and
  Directors . . . . . . . . . . . . .       Directors and executive officers of the Bank and the Company expect to purchase approximately 1.0% or .8% of shares of Common Stock to be issued, based upon the minimum and the maximum of the Estimated Price Range, respectively.  Assuming the implementation of the ESOP, the Stock Option Plan and the Management Recognition and Retention Plan
                                            ("Recognition Plan"), directors, executive officers and employees have the potential to control the voting of approximately 20.9% or 20.7% of the then outstanding shares of
                                            Common Stock at the minimum and the maximum of the Estimated Price Range, respectively.
                                            Additionally, the Foundation will hold Common Stock in an amount equal to 8% of the
                                            Common Stock sold in the Conversion.  If the FDIC and the Department grant waivers of a condition agreed to by the Foundation which requires the Common Stock held by the
                                            Foundation to be voted in the same ratio as all other shares of Common Stock, such shares of Common Stock may be voted as directed by the Board of Directors of the
                                            Foundation, who are also directors or officers of the Company and the Bank.  See "The
                                            Conversion-Establishment of the Charitable Foundation, " "Management of the
                                            Bank-Subscriptions by Executive Officers and Directors," and "Restrictions on
                                            Acquisition of the Company and the Bank-Restrictions in the Company's Certificate of
                                            Incorporation and Bylaws."

Expiration Date for the Subscription
  Offering  . . . . . . . . . . . . .       The expiration date of the Subscription Offering is 12:00 noon, Eastern Time on
                                            ________, 1998 unless extended by the Bank and the Company.  See "The Conversion - The
                                            Offering -Subscription Offering."

Market for Stock  . . . . . . . . . .       The Company has received conditional approval to have its Common Stock quoted on the
                                            Nasdaq National Market under the symbol "ICBC".   See "Market for the Common Stock."

Board Recommendations . . . . . . . .       The Company's and the Bank's Boards of Directors make no recommendation to depositors or other potential investors regarding suitability of investment in the Common Stock.  An investment in the Common Stock must be made pursuant to each investor's evaluation of his or her best interests.

Stock Conversion Center . . . . . . .       If you have any questions regarding the Conversion, call the Stock Conversion Center at
                                            (718) ___-____.


                                    SUMMARY


         This summary is qualified in its entirety by the more detailed information regarding the Bank and the Company and the Consolidated Financial Statements of the Bank appearing elsewhere in this Prospectus.

INDEPENDENCE COMMUNITY BANK CORP.

         Independence Community Bank Corp. is a Delaware corporation organized by the Bank in June 1997 for the purpose of holding all of the capital stock of the Bank and in order to facilitate the Conversion. The Company will purchase all of the common stock of the Bank to be issued upon Conversion in exchange for 50% of the net Conversion proceeds, with the remaining net proceeds to be retained by the Company for general business purposes, including making a loan to the ESOP. Upon completion of the Conversion, the only significant assets of the Company will be all of the outstanding common stock of the Bank, the note evidencing the Company's loan to the ESOP and the portion of the net proceeds from the Offerings retained by the Company. The business of the Company will initially consist of the business of the Bank. See "Business" and "Regulation -The Company."

INDEPENDENCE SAVINGS BANK


         Independence Savings Bank is a New York-chartered savings bank that was originally chartered as a mutual savings bank in 1850. In April 1992, the Bank reorganized into the mutual holding company form of organization pursuant to which the Bank became a wholly-owned stock savings bank subsidiary of the Mutual Holding Company. The reorganization into the mutual holding company form of organization was effected in order to acquire The Long Island City Financial Corporation. At August 31, 1997, the Bank had total assets of $3.79 billion, total liabilities of $3.47 billion, including $3.37 billion of deposits, and total equity of $324.8 million. The Bank reported net income of $11.0 million and $11.8 million during the five months ended August 31, 1997 and 1996, respectively, and net income of $17.2 million, $36.0 million and $34.9 million during the years ended March 31, 1997, 1996 and 1995, respectively. The Bank is subject to regulation by the Department, as its chartering authority, and by the FDIC as its primary federal banking regulator and as insurer of the Bank's deposits up to applicable limits.


         Headquartered in Brooklyn, New York, the Bank maintains 33 full service offices located within the greater New York City metropolitan area of which 27 are located in the boroughs of Brooklyn and Queens with the remaining offices located in Manhattan, the Bronx, Staten Island and Nassau County. The Bank's customer base, like the urban neighborhoods which it serves, is racially and ethnically diverse and is comprised of mostly middle-income households and to a lesser degree, low to moderate income households. The Bank has sought to set itself apart from its many competitors by tailoring its products and services to meet the needs of its customers, by emphasizing customer service and convenience and by being actively involved in community affairs in the neighborhoods and communities which it serves. For example, as part of the Bank's competitive strategy to attract loyal deposit customers, the Bank has historically been a low service fee provider of a variety of savings and checking account products. In furtherance of its commitment to the communities which it serves, Bank employees at all levels are encouraged and afforded the opportunity to participate in community outreach programs. Perhaps most indicative of the Bank's commitment to strengthen its bond with customers and the communities it serves is the decision to form and fund the Independence Community Foundation. The Bank believes that this commitment to customer and community service has permitted it to build strong customer identification and loyalty which is essential to the Bank's ability to compete effectively.

         In recent years, the Bank has pursued a plan of controlled growth as part of its strategy to achieve long-term financial strength. Because the neighborhoods and communities served by the Bank are fully developed and experiencing little population growth and are highly competitive banking markets, the Bank's ability to grow has been largely dependent on the acquisition of other financial institutions or branch offices of financial institutions located within the strategic geographic areas which the Bank has made a commitment to serve throughout its history. The Bank also has sought to increase the amount and stability of its net interest income and noninterest income while maintaining a high level of asset quality. In pursuit of these goals, the Bank has adopted a business strategy which emphasizes residential lending and the offering of traditional retail deposit products and services which meet the needs of its customers.

         Highlights of the Bank's strategy include the following:


         -Emphasis on Controlled Growth. In recent years the Bank has sought to increase its assets and expand its operations. These efforts have included the acquisition of Bay Ridge Bancorp., Inc. and its wholly owned subsidiary, Bay Ridge Federal Savings Bank (collectively "Bay Ridge"), in January 1996 with aggregate assets of approximately $558.6 million, deposits of $445.2 million and six branch offices located in the borough of Brooklyn. In addition, the Bank has completed several branch purchase transactions, including the March 1996 acquisition of five branch offices located in Brooklyn and Staten Island involving the assumption of $615.6 million of deposit liabilities. These efforts have contributed to the growth in the Bank's assets, which increased by 58.6% from $2.39 billion at March 31, 1993 to $3.79 billion at August 31, 1997. The net proceeds from the Offerings will enhance significantly the capital base of the Company and the Bank and will thereby support further growth and expansion of operations consistent with the Bank's business strategies.



         -Emphasis on Residential Lending. Management believes that the Bank is more likely to achieve its goals of long-term financial strength and profitability by continuing to emphasize residential loan products and services. Given the concentration of multi-family housing units in the New York City metropolitan area, the Bank's primary lending emphasis is the origination of loans secured by first liens on multi-family (five or more units) residential properties, which consist primarily of mortgage loans secured by apartment buildings. Such loans totaled $1.49 billion or 54.7% of the total loan portfolio at August 31,

1997. The Bank also emphasizes originations of single-family (one-to-four units) residential mortgage loans, which totaled $552.4 million or 20.3% of the total portfolio at August 31, 1997, and cooperative apartment loans to individuals (loans secured by shares in a cooperative housing corporation), which totaled $392.8 million or 14.4% of the total loan portfolio at August 31, 1997.



         -Maintain Asset Quality. Management believes that high asset quality is a key to long-term financial success and, as a result, the investments which are emphasized by the Bank are intended to maintain a high level of asset quality and moderate credit risk. At August 31, 1997, the Bank's non-performing assets amounted to $26.3 million, or 0.69%, of total assets. At August 31, 1997, the Bank's allowance for loan losses amounted to $31.1 million or 119.8% of the Bank's non-performing loans.



         Stable Source of Liquidity. The Bank purchases short to medium-term investment securities and mortgage-backed and mortgage-related securities combining what management believes to be appropriate liquidity, yield and credit quality in its effort primarily to achieve a managed and predictable source of liquidity to meet loan demand, and, in addition, to a lesser degree, a stable source of interest income. These portfolios, which totaled $721.1 million at August 31, 1997, are comprised primarily of obligations of the U.S. Government and federal agencies totaling $536.1 million and mortgage-backed and mortgage-related securities totaling $167.3 million.



         -Emphasis on Retail Deposits and Customer Service. The Bank's liability strategy emphasizes retail deposits obtained through its branch offices, rather than institutional or wholesale deposits. This strategy is facilitated by the Bank's extensive branch network, which has enabled the Bank to emphasize more stable savings accounts, negotiable order of withdrawal ("NOW") accounts, money market accounts and non-interest-bearing checking accounts, which in the aggregate amounted to $1.58 billion or 46.9% of the Bank's total deposits at August 31, 1997. The Bank also emphasizes customer service and being a low service fee provider of various deposit and other products.


THE CONVERSION

         On April 18, 1997, the Board of Directors of the Bank and the Board of Trustees of the Mutual Holding Company adopted the Plan and in June 1997 the Bank incorporated the Company under Delaware law for the purpose of holding all of the capital stock of the Bank and in order to facilitate the Conversion. Pursuant to the Plan, (i) the Mutual Holding Company will convert to the stock form of organization and simultaneously will merge with and into the Bank and all of the outstanding shares of Bank common stock held by the Mutual Holding Company will be cancelled. Pursuant to the Plan, the Company is offering shares of Common Stock in the Offering as part of the Conversion. Upon consummation of the Offerings, the Company will purchase from the Bank all of the Bank's common stock issued in the Conversion and the Bank will become a wholly owned subsidiary of the Company operating under the name "Independence Savings Bank."

         The increased capital resulting from the Offerings will support the future expansion of the retail banking operations of the Bank and the Company, through acquisitions or otherwise, as well as possible diversification into other businesses. Although there are no current arrangements, understandings or agreements regarding such opportunities, the Bank and the Company will be in a position after the Conversion, subject to regulatory limitations and their financial position, to take advantage of additional opportunities for such expansion that may arise in the future. Furthermore, the additional capital resulting from the Conversion will facilitate the Bank's ability to sustain its continued growth and development over the long-term while maintaining its status as a community-based, independent financial institution serving Brooklyn, Queens and the greater New York City metropolitan area.

         In accordance with Department and FDIC regulations, consummation of the Conversion is conditioned upon the approval of the Plan by the Superintendent and the non-objection of the FDIC, as well as (i) the approval of the holders of at least 75% in amount of deposit liabilities of Eligible Account Holders represented in person or by proxy at a special meeting of Eligible Account Holders called for the purpose of submitting the Plan for approval (the "Special Meeting"), and (ii) the approval of at least a majority of the total votes eligible to be cast by Eligible Account Holders at the Special Meeting.

THE OFFERINGS


         Pursuant to the Plan and in connection with the Conversion, the Company is offering up to 61,226,852 shares of Common Stock in the Offerings. Common Stock is first being offered in the Subscription Offering with nontransferable subscription rights being granted, in the following order of priority, to (i) Eligible Account Holders; (ii) the ESOP; and (iii) Supplemental Eligible Account Holders. Subscription rights will expire if not exercised by 12:00 noon, Eastern Time, on ________, 1998, unless extended.



         Subscription rights are non-transferable. Persons found to be transferring subscription rights will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the Department. Certificates representing shares of Common Stock purchased in the Subscription Offering must be registered in the name of the Eligible Account or Supplemental Eligible Account Holders, as the case may be. Joint stock registration will be allowed only if the qualifying deposit account is so registered.


         Upon completion of the Subscription Offering and subject to other limitations described herein, any shares of Common Stock not subscribed for in the Subscription Offering will be offered by the Company in the Community Offering to certain members of the general public to whom a copy of this Prospectus is delivered, with preference given to natural persons residing in counties in which the Bank maintains branch offices. It is anticipated that shares not subscribed for in the Subscription and Community Offerings will be offered to certain members of the general public in a Syndicated Community Offering. The Bank and the Company reserve the absolute right to reject or accept any orders in the Community Offering or the Syndicated Community Offering, in whole or in part, either at the time of receipt of an order or as soon as practicable following the Expiration Date.

         The Bank and the Company have retained Sandler O'Neill as its advisor in connection with the Offerings and to assist in soliciting subscriptions in the Offerings. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Subscription Offering, Community Offering or Syndicated Community Offering. However, Sandler O'Neill has agreed to use its best efforts in the sale of shares of the Syndicated Community Offering. See "The Conversion - The Offerings - Subscription Offering," "- Community Offering," "- Syndicated Community Offering" and "- Marketing Arrangements."


PURCHASE LIMITATIONS


         With the exception of the ESOP, which intends to purchase up to an aggregate of 8.0% of the number of shares of Common Stock to be issued in the Offerings, no Eligible Account Holder or Supplemental Eligible Account Holder may purchase in their capacity as such in the Subscription Offering more than $500,000 of Common Stock; no person, individually or together with associates and persons acting in concert, may purchase in each of the Community Offering and any Syndicated Community Offering more than $500,000 of Common Stock; and no person, individually or together with associates of or persons acting in concert with such person, may purchase in the Offerings more than 1% of the total number of shares of Common Stock issued in the Conversion exclusive of any shares issued pursuant to an increase in the Estimated Price Range of up to 15% (452,546 shares and 612,268 shares at the minimum and maximum of the Estimated Price Range, respectively). At any time during the Offerings, and without further approval by the Eligible Account Holders or a resolicitation of subscribers, the Bank and the Company may in their sole discretion increase any of the individual or aggregate purchase limitations to a percentage which does not exceed 5.0% of the Common Stock issued in the Conversion. The overall purchase limitation may not be decreased below 1% of the Offerings. Under certain circumstances, certain subscribers may be resolicited in the event of such an increase. The minimum purchase is 25 shares. See "The Conversion - Limitations on Common Stock Purchases." In the event of an oversubscription, shares will be allocated in accordance with the Plan, as described under "The Conversion - The Offerings - Subscription Offering," "- Community Offering," and "-Syndicated Community Offering."


STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION


         New York State Banking Board ("Banking Board") regulations require the aggregate Purchase Price of the Common Stock to be issued in the Conversion to be consistent with an independent appraisal of the estimated pro forma market value of the Common Stock. RP Financial's pro forma appraisal of the Common Stock was $532.4 million at the midpoint of the Valuation Range as most recently appraised as of October 29, 1997. In accordance with Banking Board regulations, the minimum and maximum of the Valuation Range were set at 15% below and above the midpoint, respectively, resulting in an offering of $452.5 million to $612.3 million. The full text of the appraisal report of RP Financial describes the procedures followed, the assumptions made, limitations on the review undertaken and matters considered. The appraisal report has been filed as an exhibit to the Registration Statement and the Application for Conversion of which this Prospectus is a part, and is available in the manner set forth under "Additional Information." THIS APPRAISAL OF THE COMMON STOCK IS NOT INTENDED AND SHOULD NOT BE CONSTRUED AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING SUCH
STOCK.   MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES
AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING COMMON STOCK IN THE CONVERSION WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES AT OR ABOVE THE PURCHASE PRICE OR IN THE RANGE OF THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE THEREOF.


         All shares of Common Stock will be sold at the Purchase Price of $10.00 per share, which was established by the Boards of Directors of the Bank and the Company. The actual number of shares to be issued in the Offerings will be determined by the Bank and the Company based upon the final updated valuation of the estimated pro forma market value of the Common Stock at the completion of the Offerings. The number of shares of Common Stock to be issued is expected to range from a minimum of 45,254,630 shares to a maximum of 61,226,852 shares. Subject to approval of the Department and non-objection of the FDIC, the Valuation Range may be increased or decreased to reflect market and economic conditions prior to the completion of the Offerings, and under such circumstances the Bank and the Company may increase or decrease the number of shares of Common Stock. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless (i) the gross proceeds from the sale of the Common Stock are less than the minimum or more than 15% above the maximum of the current Valuation Range
or (ii) the Offerings are extended beyond _____, 1998.   See "Pro Forma Data,"
"Risk Factors - Possible Dilutive Effect of Issuance of Additional Shares" and "The Conversion - Stock Pricing and Number of Shares to be Issued."



         In connection with the Conversion, the Company and the Bank intend to establish the Foundation, with the Company contributing an amount of shares equal to 8% of the total number of shares of Common Stock sold in the Conversion immediately following completion of the Conversion. The establishment of the Foundation was taken into account in determining the estimated pro forma market value of the Common stock. In the event the Conversion did not include the Foundation, RP Financial has estimated that the amount of Common Stock offered would be $610.0 million at the midpoint of the Estimated Price Range rather than $532.4 million. See "Risk Factors - Establishment of the Foundation - Comparison of Valuation and Other Factors Assuming the Foundation is Not Established as Part of the Conversion" and "Comparison of Valuation and Pro Forma Information with No Foundation."


BENEFITS OF CONVERSION TO DIRECTORS AND OFFICERS

         Stock Option Plan and Recognition Plan. The Company intends to adopt certain stock benefit plans for the benefit of directors, officers and employees of the Company and the Bank and to submit such plans to stockholders for approval at an annual or special meeting of stockholders of the Company to be held at least six months following the consummation of the Conversion. The proposed benefit plans are as follows: (i) a Stock Option Plan, pursuant to which a number of authorized but unissued shares of Common Stock equal to

10% of the Stock to be sold in the Offerings (6,122,685 shares at the maximum of the Estimated Price Range) will be reserved for issuance pursuant to stock options and stock appreciation rights to directors, officers and employees; and
(ii) a Recognition Plan (the "Recognition Plan"), which will, following the receipt of stockholder approval, purchase a number of shares of Common Stock, with funds contributed by the Company, either from the Company or in the open market equal to 4.0% of the Conversion Stock to be sold in the Offerings (2,449,074 shares at the maximum of the Estimated Price Range) for distribution to directors, officers and employees, which shares will be distributed at no cost to the recipients. Regulations of the New York State Banking Board ("Banking Board") permit individual members of management to receive up to 25% of the shares granted pursuant to any stock option or non-tax qualified stock benefit plan and directors who are not employees to receive up to 5% of such stock (or stock options) individually and up to 30% in the aggregate under any such plan. In the event that the Recognition Plan purchases shares of Common Stock in the open market with funds contributed by the Company, the cost of such shares initially will be deducted from the Company's stockholders' equity, but the number of outstanding shares of Common Stock will not increase and stockholders accordingly will not experience dilution of their ownership interest. In the event that the Recognition Plan purchases shares of Common Stock from the Company with funds contributed by the Company, total stockholders' equity would neither increase nor decrease, but under such circumstances stockholders would experience dilution of their ownership interests by approximately 3.8% and per share stockholders' equity and per share net earnings would decrease as a result of an increase in the number of outstanding shares of Common Stock. In either case, the Company will incur operating expense and increases in stockholders' equity as the shares held by the Recognition Plan are granted and issued in accordance with the terms thereof. For a presentation of the effects of anticipated purchases of Common Stock by the Recognition Plan, see "Pro Forma Data."



         Upon receipt of stockholder approval of the Stock Option Plan, the Company anticipates granting stock options for shares of Common Stock to directors, executive officers and other key personnel. The Stock Option Plan and the Recognition Plan will be administered by a committee of two or more non-employee members of the Board of Directors of the Company who are "disinterested" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"). It is anticipated that grants will be made by such committee primarily based on performance, although the committee will be able to consider other factors determined to be relevant in its sole discretion. A total of 70% of the shares of Common Stock to be reserved for issuance pursuant to the Stock Option Plan will be available for the grant of stock options to executive officers and key employees of the Bank. In addition, pursuant to the Stock Option Plan, 30% of the shares of Common Stock to be reserved for issuance pursuant to the Stock Option Plan will be available for the grant of compensatory stock options to outside directors of the Company. It is currently expected that upon stockholder approval each non-employee director would receive an option for the same number of shares which would amount to options aggregating 1,836,805 shares for the 11 non-employee directors assuming 6,122,685 shares are reserved for issuance under the Stock Option Plan. All of the stock options will be granted at no cost to the recipients, although the recipients will be required to pay the applicable exercise price at the time of exercise in order to receive the underlying shares of Common Stock. Following receipt of stockholder approval of the Recognition Plan, the Company intends to award shares of Common Stock pursuant to such plan to certain directors, officers and employees. It is expected that 70% of the shares of Common Stock to be held by the Recognition Plan would be available for awards to officers and key employees of the Bank. In addition, 30% of the shares held by the Recognition Plan would be available for grant of awards to non-employee directors. It is currently expected that upon stockholder approval, the 11 non-employee directors would receive identical awards which would amount in the aggregate to 734,722 shares assuming 2,449,074 shares are held by the Recognition Plan. No specific award or option determinations have been made with respect to executive officers. See "Management - Benefits" and "Risk Factors - Possible Dilutive Effect of Issuance of Additional Shares."



         ESOP. In addition, the ESOP intends to purchase 8.0% of the Common Stock to be sold in the Offerings (4,898,148 shares or $49.0 million of Common Stock at the maximum of the Estimated Price Range) with a loan funded by the Company. See "Use of Proceeds." In the event that there are insufficient shares available to fill the ESOP's order due to an oversubscription by Eligible Account Holders, the ESOP may purchase such shares in the open market, if permitted. See "Management - Benefits" and "Risk Factors - Possible Dilutive Effect of Issuance of Additional Shares."


         Change in Control Agreements. In connection with the Conversion, the Company and the Bank intend to enter into Change in Control Agreements with the current President and Chief Executive Officer and five other senior executive officers of the Company and the Bank. Such agreements provide for severance payments if their respective employment is terminated in connection with a Change in Control of the Company or the Bank. The Bank expects to enter into similar agreements with 12 other officers of the Bank. See "Management - Change in Control Agreements."

INDEPENDENCE COMMUNITY FOUNDATION

         In furtherance of the Bank's commitment to the communities that it serves, the Plan of Conversion provides for the establishment of a private charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will create Independence Community Foundation, which will be incorporated under Delaware law as a nonstock corporation, and will fund the Foundation with shares of Common Stock contributed by the Company, as further described below. The Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means of establishing a common bond between the Bank and the communities that it serves and thereby enable such communities to share in the potential growth and success of the Company over the long term. By further enhancing the Bank's visibility and reputation in the communities that it serves, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise. See "The Conversion--Establishment of the Charitable Foundation--Structure of the Foundation."

         The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation, which will be comprised of members of the Company's Board of Directors and certain other individuals chosen in light of their commitment and service to charitable and community purposes. The directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the purposes for which the Foundation was established, and will also be responsible for directing the activities of the Foundation, including matters related to ownership of the Common Stock held by the Foundation. However, the establishment of the Foundation is subject to certain conditions, including, among others, a requirement that the Common Stock of the Company held by the Foundation be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company. See "The Conversion--Establishment of the Charitable Foundation--Regulatory Conditions Imposed on the Foundation."


         The Company proposes to fund the Foundation by contributing to the Foundation immediately following the Conversion a number of shares of authorized but unissued shares of Common Stock equal to 8.0% of the Common Stock sold in the Offerings, or 3,620,370 and 4,898,148 shares at the minimum and maximum of the Estimated Price Range, respectively. Such contribution, once made, will not be recoverable by the Company or the Bank. Assuming the sale of shares at the maximum of the Estimated Price Range and the issuance of shares to the Foundation, the Company will have 66,125,000 shares issued and outstanding, of which the Foundation will own 4,898,148 shares, or 7.4%. DUE TO THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK TO THE FOUNDATION, PERSONS PURCHASING SHARES IN THE CONVERSION WILL HAVE THEIR OWNERSHIP AND VOTING INTERESTS IN THE COMPANY DILUTED BY 7.4%. SEE "PRO FORMA DATA."



         As a result of the establishment of the Foundation, the Company will recognize an expense of the full amount of the contribution, offset in part by a corresponding tax benefit, during the quarter in which the contribution is made, which is expected to be the third quarter of fiscal 1998. Such expense will reduce earnings and have a material impact on the Company's earnings for such quarter and for the year. Assuming a contribution of $49.0 million in Common Stock in fiscal 1998, based on the maximum of the Estimated Price Range and assuming a marginal tax rate of 47%, the Company estimates a net tax effected expense of $26.0 million. In addition, the Bank does not anticipate making future charitable contributions to the Foundation during the first five years following the initial contribution to the Foundation. For further discussion of the Foundation and its impact on purchasers in the Conversion, see "Risk Factors--Establishment of the Foundation." "Pro Forma Data" and "The Conversion--Establishment of the Foundation."


PROSPECTUS DELIVERY AND PROCEDURE FOR PURCHASING SHARES

         To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery of the Prospectus in accordance with Rule 15c2-8. Order forms will only be distributed with a Prospectus.

         The Company and the Bank are not obligated to accept for processing orders not submitted on original order forms. Order forms unaccompanied by an executed certification form will not be accepted. Payment by check, money order, cash or debit authorization to an existing account at the Bank must accompany the order form. Orders for Common Stock submitted by subscribers in the Subscription Offering or by purchasers in the Community Offering which aggregate $50,000 or more must be paid by official bank or certified check or by withdrawal authorization from a deposit account at the Bank.

         In order to ensure that Eligible Account Holders and Supplemental Eligible Account Holders are properly identified as to their stock purchase priorities, depositors as of the close of business on the Eligibility Record Date (March 31, 1996) or the Supplemental Eligibility Record Date (________,
1997), must list all accounts on the stock order form giving all names on each account and the account numbers. See "The Conversion- Procedure for Purchasing Shares in the Offerings."

USE OF PROCEEDS


         Net proceeds from the sale of the Common Stock are estimated to be between $439.9 million and $597.2 million ($687.7 million assuming an increase in the Valuation Range by 15%). See "Pro Forma Data." The Company plans to use 50% of the net proceeds from the Offerings to purchase all the outstanding common stock of the Bank to be issued in the Conversion and retain the remainder of the net proceeds. The Company intends to use a portion of the net proceeds retained by it to make a loan directly to the ESOP to enable the ESOP to purchase 8.0% of the Common Stock sold in the Offerings. The amount of the loan is expected to be between $36.2 million and $49.0 million at the minimum and maximum of the Valuation Range, respectively. It is anticipated that the loan to the ESOP will have a term of not less than 20 years and a fixed interest rate at the Bank's prime rate as of the date of the loan. See "Management of the Bank - Stock Benefit Plans - Employee Stock Ownership Plan." The Company intends initially to invest the net proceeds not used to fund the ESOP loan in investment securities and mortgage-backed and mortgage-related securities. Funds received by the Bank from the Company's purchase of its common stock will be used for general purposes, including investment in investment securities, mortgage-backed and mortgage-related securities and loans. The net proceeds from the Offerings will be available to the Company and the Bank to support the future expansion of retail banking operations or diversification into other businesses, through acquisition or otherwise, including the potential acquisition of other financial institutions and/or branch offices. There are no current plans, arrangements, understandings or agreements regarding such diversification or acquisitions. Subject to applicable limitations and then-existing circumstances, such funds also may be used by the Company in the future to repurchase shares of Common Stock. See "The Conversion - Certain Restrictions on Purchases or Transfer of Shares after the Conversion." See "Use of Proceeds."


DIVIDEND POLICY

         Following consummation of the Conversion, the Board of Directors of the Company may consider a policy of paying cash dividends on the Common Stock. However, no decision has been made as to the amount or timing of such dividends, if any. See "Dividend Policy."

RISK FACTORS

         See "Risk Factors" for a discussion of certain factors that should be considered by prospective investors.

                SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

                (Dollars in Thousands, Except Per Share Data)


         The following selected historical consolidated financial data for the five years ended March 31, 1997, is derived in part from the audited consolidated financial statements of the Bank. The historical consolidated financial data for the five months ended August 31, 1997 and 1996 is derived from unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which management of the Bank considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the five months ended August 31, 1997 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending March 31, 1998. The selected historical consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of the Bank, including the related notes, included elsewhere herein.



                                                                                       At March 31,
                                                           ----------------------------------------------------------------
                                             At August 31,
                                                 1997          1997          1996          1995        1994         1993
                                            -------------   ----------    ----------   ----------   ----------   ----------
 SELECTED FINANCIAL CONDITION DATA:
  Total assets                               $3,794,207     $3,733,316    $3,869,782   $2,619,935   $2,549,180   $2,392,351
  Cash and cash equivalents                     185,529        374,636       103,192      110,394       37,667       66,366
  Investment securities held to
   maturity                                          --             --        39,995       29,427      355,886      372,088
  Mortgage-backed and mortgage-
   related securities held to maturity               --             --       120,702      305,545      376,704      423,506
  Mortgage-backed and mortgage-
   related securities available for sale        167,339        190,979       395,321           --           --           --
  Investment securities available for
   sale                                         553,774        357,487       683,828       61,818           --           --
  Loans receivable, net                       2,677,406      2,503,089     2,322,808    2,020,262    1,693,994    1,461,931
  Intangible assets(1)                           60,935         60,499        80,268        1,023        1,728        2,592
  Deposit accounts                            3,371,956      3,325,558     3,396,890    2,236,422    2,207,441    2,163,761
  FHLB advances                                  14,550         14,550        56,045       67,462       60,489        3,375
  Other borrowings                                2,559          2,682         1,250        1,286        1,100        1,600
  Total equity                                  324,769        309,114       289,819      259,197      220,690      178,445



                                      For the Five Months Ended
                                              August 31,                          For the Year Ended March 31,
                                      -------------------------  ------------------------------------------------------------
                                          1997        1996          1997         1996         1995        1994        1993
                                      -------------------------  ---------    ---------     --------    --------    ---------
 SELECTED OPERATING DATA:
  Interest income                       $111,795    $108,525      $255,303     $213,100     $191,539    $179,697    $180,698
  Interest expense                        59,835      58,919       140,187      110,619       80,562      75,633      86,297
                                         -------     -------      --------     --------     --------    --------    --------
  Net interest income                     51,960      49,606       115,116      102,481      110,977     104,064      94,401
  Provision for loan losses                4,577       1,560         7,960        3,679        3,592       5,014       4,462
                                         -------     -------      --------     --------     --------    --------    --------
  Net interest income after
   provision for loan losses              47,383      48,046       107,156       98,802      107,385      99,050      89,939
  Net gain (loss) on sales of
   loans and securities                       13        (282)       (3,347)      12,222       (3,952)        849         283
  Other non-interest income                3,689       3,493         6,256        7,860        6,416       6,873       5,103
  Amortization of intangible assets        3,678       3,901         8,278        1,842          905         864         859
  Other non-interest expenses(2)          31,220      26,301        73,875       50,288       46,713      41,176      37,256
                                         -------     -------      --------     --------     --------    --------     -------
  Income before income taxes              16,187      21,055        27,912       66,754       62,231      64,732      57,210
  Income taxes                             5,206       9,234        10,732       30,782       27,327      25,808      26,319
                                                                                                                     -------
  Cumulative effect of
    change in accounting
  principle (3)                               --          --            --           --           --       3,321          --
                                         -------     -------      --------      -------     --------     -------     -------
  Net income                            $ 10,981    $ 11,821     $  17,180     $ 35,972     $ 34,904    $ 42,245    $ 30,891
                                         =======     =======      ========      =======     ========     =======     =======

KEY
OPERATING
RATIOS AND
OTHER DATA:


                                    At or For the Five Months
                                         Ended August 31,             At or For the Year Ended March 31,
                                    -------------------------  ---------------------------------------------------
                                         1997         1996       1997       1996       1995       1994      1993
                                    -----------   -----------  --------   -------    --------   -------    -------
 PERFORMANCE RATIOS:(4)

   Return on assets (2)                   0.69%       0.77%      0.46%      1.27%      1.37%      1.71%      1.36%

   Return on equity (2)                   8.28        9.58       5.69      13.13      14.81      21.80      19.23

   Interest-earning assets to
    interest-bearing liabilities        108.88      106.09     105.80     109.28     110.55     107.97     106.89

   Interest rate spread (5)               3.09        3.15       3.09       3.39       4.18       4.13       4.00

   Net interest margin (5)                3.45        3.39       3.32       3.77       4.52       4.38       4.27

   Noninterest expenses, exclusive
    of amortization of intangible
    assets, to total assets(2)            1.96        1.72       1.99       1.77       1.83       1.67       1.64

   Efficiency ratio (6)                  56.10       49.53      53.82      45.58      39.79      37.12      37.44

 ASSET QUALITY RATIOS:

   Non-performing loans as a
    percent of total loans at end of
    period                                0.96%       1.50%      1.07%      1.51%      1.04%      1.23%      1.47%

   Non-performing assets to total
    assets at end of period(7)            0.69        1.04       0.74       0.94       0.88       0.90       1.10


   Allowance for loan losses to
    non-performing loans at end of
    period                              119.75       56.09      99.76      57.81      55.73      41.68      29.57

   Allowance for loan losses to
     total loans at end of period         1.14        0.84       1.06       0.87       0.58       0.51       0.43

 CAPITAL AND OTHER RATIOS (4):

   Equity to assets at end of
     period                               8.56%       8.14%      8.28       7.49       9.89       8.66       7.46

   Leverage capital                       6.91        6.26       6.83       6.13       9.54       8.52       7.31

   Tangible equity to risk-weighted
    assets at end of period              10.13        9.80      10.05       9.82      13.76      13.85      12.57

   Total capital to risk-weighted
    assets at end of period              11.35       10.74      11.15      10.82      14.43      14.41      13.05


 NUMBER OF FULL SERVICE OFFICES             33          33         32(8)      33         21         20         20



                                                   (footnotes on following page)

-------------------


(1) Represents the excess of cost over fair value of net assets acquired which consists of goodwill and other intangibles which amounted to $22.9 million and $38.0 million, respectively, at August 31, 1997 and $23.7 million and $36.8 million, respectively,at March 31, 1997. The reduction from March 31, 1996 to March 31, 1997 reflected, in addition to the amortization of such intangible assets, certain adjustments relating to the acquisition in 1996 of Bay Ridge as well as the acquisition of five branch offices located in Brooklyn and Staten Island (the "1996 Branch Acquisition"). The goodwill resulting from the Bay Ridge acquisition decreased during fiscal 1997 due primarily to the repayment of the Bay Ridge ESOP loan and the receipt of tax refunds. The intangible related to the 1996 Branch Acquisition was affected by the sale of the deposits related to one of the offices acquired, resulting in a $5.3 million decrease in the remaining premium related to this branch office. See "Management's Discussion and Analysis of Financial Condition and Results of Operation - Recent Acquisitions."


(2) At and for the year ended March 31, 1997, reflects the effects of a special one-time assessment imposed on institutions which had deposits insured by the Savings Association Insurance Fund ("SAIF"). The Bank, as a result of the various acquisitions it has completed, is deemed to have SAIF deposits. As a consequence, during fiscal 1997, it paid $8.6 million in satisfaction of the special assessment. Had this amount not been paid, for the year ended March 31, 1997, the Bank's returns on assets and equity would have been .61% and 7.44%, respectively, and the Bank's ratio of noninterest expenses, exclusive of amortization of intangible assets, to total assets would have been 1.76%.

(3) Reflects adoption of Statement of Financial Accounting Standards ("SFAS") No. 109.

(4) With the exception of end of period ratios and the efficiency ratio, all ratios are based on average daily balances during the respective periods and are annualized where appropriate.

(5) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities; net interest margin represents net interest income as a percentage of average interest-earning assets.

(6) Reflects adjusted operating expenses (net of amortization of intangibles and the special SAIF assessment) as a percent of the aggregate of net interest income and adjusted non-interest income (excluding gains and losses on the sales of loans and securities).


(7) Non-performing assets consist of non-accrual loans, loans past due 90 days or more as to interest or principal repayment and accruing and other real estate acquired through foreclosure or by deed-in-lieu thereof.


(8) Does not include a branch office location in Astoria, New York which was acquired in April 1997.

                                  RISK FACTORS

         The following risk factors, in addition to those discussed elsewhere in this Prospectus, should be carefully considered by investors in deciding whether to purchase the Common Stock offered hereby.

POTENTIAL LOW RETURN ON EQUITY FOLLOWING THE CONVERSION; UNCERTAINTY AS TO FUTURE GROWTH OPPORTUNITIES


         At August 31, 1997, the Bank's ratio of equity to assets was 8.56%. The Company's equity position will be significantly increased as a result of the Conversion. On a pro forma basis as of August 31, 1997, assuming the sale of Common Stock at the maximum and 15% above the maximum of the Valuation Range, the Company's ratio of equity to assets would be 20.1% and 21.6%. The Company's ability to leverage this capital will be significantly affected by industry competition for loans and deposits. The Company currently anticipates that it will take time to prudently deploy such capital. As a result, the Company's return on equity initially is expected to be below the industry average after the Conversion.


         In an effort to fully deploy post-Conversion capital, in addition to attempting to increase its loans and deposits through internal growth, the Company may seek to expand its operations through acquisitions, particularly through acquisitions of other financial institutions or branch offices and deposits in the Bank's market area. The Company's ability to grow through selective acquisitions will be dependent on successfully identifying, acquiring and integrating such acquisition candidates. There can be no assurance the Company will be able to generate internal growth or to identify attractive acquisition candidates, acquire such candidates on favorable terms or successfully integrate them into the Company. In addition, given the premiums being paid, and the competitive environment for acquisitions in the recent past, no assurance can be given that any such acquisitions by the Company may not, at least initially, be dilutive to earnings. Neither the Company nor the Bank has any specific plans, arrangements or understandings regarding any such expansions or acquisitions at this time.

MARKET AREA AND CUSTOMER SERVICE PHILOSOPHY


         The Bank maintains its headquarters in Brooklyn, New York and has had long-standing and extensive ties to the borough of Brooklyn since the Bank's organization in 1850. The Bank's retail banking presence is concentrated in Brooklyn and Queens, where 27 of its 33 branch offices are located with more than 75% of the Bank's total deposits at August 31, 1997. The boroughs of Brooklyn and Queens are racially and ethnically diverse and include significant numbers of recent immigrants to the United States and low to moderate income residents. The median household income for Brooklyn is below median household incomes nationally, as well as for the State of New York, while the median household income for Queens is slightly higher than national and New York State median income levels. In addition, the unemployment rates in the markets served by the Bank traditionally are higher than the surrounding suburbs and, in recent periods, the boroughs of Brooklyn and Queens have had, with the exception of the Bronx, the highest unemployment rates in New York City.

         An integral part of the Bank's business and competitive strategy has been to be a low-cost service provider in order to build a loyal and stable customer base and to provide the banking services needed by the communities and neighborhoods served by the Bank. Subsequent to the Conversion, the Bank intends to maintain its headquarters in Brooklyn and to continue its strategy of providing low-cost products and services to its customers in the boroughs of Brooklyn and Queens as well as Manhattan, the Bronx, Staten Island and Nassau County, New York. The Bank's commitment to maintain customer and community service in its existing markets may result in the Bank incurring certain increased operating costs which, in turn, may reduce profitability.

POTENTIAL INCREASED COMPENSATION EXPENSE AFTER THE CONVERSION

         In November 1993, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 93-6 entitled "Employers' Accounting for Employee Stock Ownership Plans" ("SOP 93-6"). SOP 93-6 requires an employer to record compensation expense in an amount equal to the fair value of shares committed to be released to employees from an employee stock ownership plan instead of an amount equal to the cost basis of such shares. If the shares of Common Stock appreciate in value over time, SOP 93-6 will result in increased compensation expense with respect to the ESOP as compared with prior guidance which required the recognition of compensation expense based on the cost of shares acquired by the ESOP. It is impossible to determine at this time the extent of such impact on future net income. See "Pro Forma Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Recent Accounting Pronouncements." In addition, after consummation of the Conversion, the Company intends to implement, subject to stockholder approval (which approval cannot be obtained earlier than six months subsequent to the Conversion), the Recognition Plan. Upon implementation, the award of shares of Common Stock from the Recognition Plan will result in significant additional compensation expense. See "Pro Forma Data" and "Management - Benefits - Recognition Plan."

POTENTIAL EFFECTS OF CHANGES IN INTEREST RATES


         The operating results of the Bank are substantially dependent on its net interest income, which is the difference between the interest income earned on its interest-earning assets and the interest expense paid on its interest-bearing liabilities. Like most savings institutions, the Bank's earnings are affected by changes in market interest rates and other economic factors beyond its control. If an institution's interest-earning assets have longer effective maturities than its interest-bearing liabilities, the yield on the institution's interest-earning assets generally will adjust more slowly than the cost of its interest-bearing liabilities and, as a result, the institution's net interest income generally would be adversely affected by material and prolonged increases in interest rates and positively affected by comparable declines in interest rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset and Liability Management." At August 31,

1997, the Bank's interest-bearing liabilities which were estimated to mature or reprice within one year and three years exceeded the Bank's interest-earning assets with the same characteristics by $2.0 billion and $757.5 million, respectively, or 51.8% and 20.2%, respectively, of the Bank's total assets.



         In addition to affecting interest income and expense, changes in interest rates also can affect the value of the Bank's interest-earning assets, which are comprised of fixed and adjustable-rate instruments, and the ability to realize gains from the sale of such assets. Generally, the value of fixed-rate instruments fluctuates inversely with changes in interest rates. At August 31, 1997, all of the Bank's $553.8 million of investment securities ($535.5 million of which had fixed-rates of interest) and all $167.3 million of its mortgage-backed and mortgage-related securities ($162.1 million of which had fixed-rates of interest) were classified as available for sale and the Bank had $8.3 million of net unrealized gains with respect to such investment and mortgage-backed and mortgage-related securities, which were included as a separate component in the Bank's total equity, net of tax, as of such date.



         Changes in interest rates also can affect the average life of loans and mortgage-backed securities. Decreases in interest rates generally result in increased prepayments of loans and mortgage-backed securities as borrowers refinance to reduce borrowing costs, which may subject the Bank to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates which are comparable to the rates on the maturing loans or securities. The Bank's loan sale and servicing activity may also be adversely affected by a declining interest rate environment to the extent such environment results in increased loan prepayment activity of serviced loans. In this regard, at August 31, 1997, the Bank was servicing $297.2 million of loans for others.



         See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset and Liability Management" and "Regulation - The Bank - Regulatory Capital Requirements."


IRREVOCABILITY OF ORDERS; POTENTIAL DELAY IN COMPLETION OF OFFERINGS

         Orders submitted in the Subscription Offering, Community Offering and/or any Syndicated Community Offering are irrevocable. Funds submitted in connection with any purchase of Common Stock in the Offerings will be held by the Company until the completion or termination of the Conversion, including any extension of the Expiration Date. Because, among other factors, completion of the Conversion will be subject to an update of the independent appraisal prepared by RP Financial, there may be one or more delays in the completion of the Conversion. Subscribers will have no access to subscription funds and/or shares of Common Stock until the Conversion is completed or terminated.

RISKS RELATED TO MULTI-FAMILY RESIDENTIAL AND COMMERCIAL REAL ESTATE LENDING ACTIVITIES


         In order to meet the needs of the various communities it serves, the Bank has emphasized for many years the origination of multi-family residential loans. In addition, the Bank also originates, to a lesser degree, commercial real estate loans. At August 31, 1997, multi-family residential loans totaled $1.49 billion or 54.7% of total loans and commercial real estate loans totaled $163.5 million or 6.0% of total loans. In addition, at such date, the Bank had commitments to fund multi-family residential and commercial and other real estate loans totaling $59.8 million.



         Multi-family residential and commercial real estate lending generally is considered to involve a higher degree of risk than single-family residential lending due to a variety of factors, including generally larger loan balances, the dependency on successful operation of the project for repayment, and loan terms which often do not require full amortization of the loan over its term and, instead, provide for a balloon payment at stated maturity. There can be no assurance that the Bank's multi-family residential and commercial real estate lending activities will not be adversely affected by these and the other risks related to such activities. At August 31, 1997, of the $26.0 million of the Bank's non-performing loans, $19.9 million related to non-performing multi-family residential and commercial real estate loans.



         One consequence of the Bank's continued emphasis on and increased investment in multi-family and commercial real estate loans has been that the Bank has increased its allowance for loan losses. The Bank's allowance increased from $20.5 million at March 31, 1996 to $31.1 million at August 31, 1997. Such growth has occurred through provisions for loan losses which reduce the Company's net income. As a result, the Bank's continuing involvement in multi-family and commercial real estate lending may result in additional or increased provisions for loan losses which would adversely affect the Company's net income.


CERTAIN ANTI-TAKEOVER PROVISIONS

         PROVISIONS IN THE COMPANY'S GOVERNING INSTRUMENTS AND DELAWARE LAW. Certain provisions of the Company's Certificate of Incorporation and Bylaws, as well as certain provisions in Delaware law, will assist the Company in maintaining its status as an independent publicly-owned corporation.
Provisions in the Company's Certificate of Incorporation and Bylaws provide, among other things, (i) that the Board of Directors of the Company shall be divided into three classes; (ii) that special meetings of stockholders may only be called by the Board of Directors of the Company; (iii) that stockholders generally must provide the Company advance notice of stockholder proposals and nominations for director and provide certain specified related information;
(iv) noncumulative voting for the election of directors; (v) that no person may acquire more than 10% of the issued and outstanding shares of any class of equity security of the Company; (vi) the authority to issue shares of authorized but unissued Common Stock and preferred stock and to establish the terms of any one or more series of Preferred Stock, including voting rights (which may be waived by the Board of Directors under certain circumstances) and
(vii) supermajority voting requirements with respect to certain business transactions involving the Company. Provisions under Delaware law applicable to the Company provide, among other things, that the Company may not engage in a business combination with an "interested shareholder" (generally a holder of 15% of a corporation's voting stock) during the three-year period after the interested shareholder became such except under certain specified circumstances. In addition, Department regulations prohibit, for a period of one year following the date of Conversion, offers to acquire or the acquisition of beneficial ownership of more than 10% of the outstanding voting stock of the Company. The above provisions may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors, and thus generally may serve to perpetuate current management. See "Restrictions on Acquisition of the Company and the Bank."


         VOTING POWER OF DIRECTORS AND EXECUTIVE OFFICERS. Directors and executive officers of the Company expect to hold approximately 0.9% of the shares of Common Stock outstanding upon consummation of the Conversion based upon the midpoint of the Estimated Price Range. Executive officers of the Company, as well as other eligible employees of the Company, also will hold shares of Common Stock which are allocated to the accounts established for them pursuant to the ESOP. The ESOP intends to purchase 8.0% of the Common Stock to be issued in the Offerings (4,898,148 shares based on the maximum of the Estimated Price Range). Under the terms of the ESOP, shares of Common Stock which have not yet been allocated to the accounts of employee participants in the ESOP will be voted by the trustees of the ESOP in the same ratio on any matter as to those allocated shares for which instructions are given to the trustees. In addition, the Foundation will be funded with a contribution by the Company equal to 8.0% of the Common Stock sold in the Conversion, which may, subject to receipt of waivers from the FDIC and the Department of the voting restriction imposed on such Common Stock, be voted as determined by the directors of the Foundation, the substantial majority of whom initially will also be directors and executive officers of the Company and the Bank. Management's potential voting control could, together with additional stockholder support, defeat stockholder proposals requiring 80% approval of stockholders. As a result, this potential voting control may preclude takeover attempts that certain stockholders deem to be in their best interest and may tend to perpetuate existing management. See "Restrictions on Acquisition of the Company and the Bank--Restrictions in the Company's Certificate of Incorporation and Bylaws" and "The Conversion--Establishment of the Foundation."



         In addition, and subject to stockholder approval following the consummation of the Conversion, the Company expects to acquire Common Stock on behalf of the Recognition Plan, a non-tax qualified restricted stock plan, in an amount equal to 4.0% of the Common Stock issued in the Offerings (2,449,074 shares based on the maximum of the Estimated Price Range). Under the terms of the Recognition Plan, the trustees of such plan, who will also be directors of the Company, will have discretionary authority to vote all shares held by such plan. Subject to stockholder approval, the Company also intends to reserve for future issuance pursuant to a Stock Option Plan ("Stock Option Plan") a number of authorized shares of Common Stock equal to an aggregate of 10% of the Common Stock issued in the Offerings (6,122,685 shares, based on the maximum of the Estimated Price Range). See "Management - Benefits."


         Management's potential voting power could, together with additional stockholder support, preclude or make more difficult takeover attempts which do not have the support of the Company's Board of Directors and may tend to perpetuate existing management.

         CHANGE IN CONTROL AGREEMENTS. The Bank and the Company expect to enter into Change in Control Agreements with the current President and Chief Executive Officer of the Company and the Bank and five other senior executive officers of the Company and the Bank, which agreements provide for severance payments if their respective employment is terminated in connection with a change in control of the Company and/or the Bank. The Bank also expects to enter into agreements similar to the Change in Control Agreements with 12 other officers of the Bank. See "Restrictions on Acquisition of the Company and the Bank" and "Management - Change in Control Agreements."

EFFECTS OF THE ESTABLISHMENT OF THE FOUNDATION


         Pursuant to the Plan, the Company intends to voluntarily establish a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a nonstock corporation and will be funded with shares of Common Stock contributed by the Company. The contribution of Common Stock to the Foundation will be dilutive to the interests of stockholders and will have an adverse impact on the reported earnings of the Company in fiscal 1998, the year in which the Foundation will be or is expected to be established.



         Dilution of Stockholders' Ownership and Voting Interests. The Company proposes to fund the Foundation with Common Stock of the Company in an amount equal to 8.0% of the Common Stock to be sold in the Conversion. At the minimum, midpoint and maximum of the Estimated Price Range, the contribution to the Foundation would equal 3,620,370, 4,259,259 and 4,898,148 shares of Common Stock, with a value of $36.2 million, $42.6 million and $49.0 million, respectively, based on the Purchase Price. Assuming the sale of Common Stock at the maximum of the Estimated Price Range, upon completion of the Conversion and establishment of the Foundation, the Company will have 66,125,000 shares issued and outstanding of which the Foundation will own 4,898,148 shares of Common Stock, or 7.4%. As a result, persons purchasing shares of Common Stock in the Conversion will have their ownership and voting interests in the Company diluted by 7.4%. See "Pro Forma Data."



         Impact on Earnings. The contribution of Common Stock to the Foundation will have an adverse impact on the Company's earnings in the year in which the contribution is made. The Company will recognize the full expense in the amount of the contribution of Common Stock to the Foundation in the quarter in which it occurs, which is expected to be the fourth quarter of fiscal 1998. The amount of the contribution will range from $36.2 million to $49.0 million, based on the minimum and maximum of the Estimated Price Range, respectively. The contribution expense will be partially offset by the tax benefit related to the expense. The Company and the Bank have been advised by their independent tax advisors that the contribution to the Foundation will be tax deductible, subject to an annual limitation based on 10% of the Company's annual taxable income. Assuming a contribution of $49.0 million in Common Stock (based on the maximum of the Estimated Price Range), the Company estimates a net tax effected expense of $26.0 million (based on a 47% marginal tax rate). If the Foundation had been established at March 31, 1997, the Bank would have reported a net loss of $8.8 million, rather than reporting net income of $17.2 million for the year ended March 31, 1997. Management cannot predict earnings for fiscal 1998, but expects that the establishment and funding of the Foundation will have an adverse impact on the Company's earnings for such year. However, in light of the expected contribution to the Foundation, the Bank does not expect in the future to make other than nominal charitable contributions within the communities it serves. In addition, the Company and the Bank do not currently anticipate making additional contributions to the Foundation within the first five fiscal years following the initial contribution.



         Tax Considerations. The Company and the Bank have been advised by their independent tax advisor that an organization created for the above-described purposes would qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code of 1986, as amended (the "Code"), and would be classified as a private foundation. The Foundation will submit a request to the Internal Revenue Service ("IRS") to be recognized as an exempt organization. The Company and the Bank have received an opinion of their independent tax advisors that the Foundation would qualify as a Section 501(c)(3) exempt organization under the Code, except that such opinion does not consider the impact of the condition required by regulatory authorities that Common Stock issued to the Foundation be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company. See "The Conversion--Establishment of the Foundation--Regulatory Conditions Imposed on the Foundation." Consistent with this condition, in the event that the Company or the Foundation receives an opinion of its legal counsel that compliance with the voting restriction would have the effect of causing the Foundation to lose its tax-exempt status, or otherwise have a material and adverse tax consequence on the Foundation or subject the Foundation to an excise tax under Section 4941 of the Code, the FDIC and the Department shall waive such voting restriction upon submission of a legal opinion by the Company or the Foundation that is satisfactory to the FDIC and the Department. The independent tax advisor's opinion further provides that the Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Company would be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution, subject to an annual limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Thus, while the Company would have received a tax benefit of approximately $23.0 million in fiscal 1997 (based upon the sale of stock at the maximum of the Estimated Price Range and a contribution of $49.0 million of Common Stock and the Bank's pre-tax income for fiscal 1997), the Company is permitted under the Code to carry over the excess contribution in the five following years. Assuming the sale of Common Stock at the maximum of the Estimated Price Range, the Company estimates that for federal income tax purposes, a substantial portion of the deduction should be deductible over the six-year period. Although the Company and the Bank have received an opinion of their independent tax advisor that the Company will be entitled to the deduction of the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's tax benefit related to the Foundation would have to be fully expensed, resulting in further reduction in earnings in the year in which the IRS makes such a determination.

         Comparison of Valuation and Other Factors Assuming the Foundation is Not Established as Part of the Conversion. The establishment of the Foundation was taken into account by RP Financial in determining the estimated pro forma market value of the Common Stock. The aggregate price of the shares of Common Stock being offered in the Subscription and Community Offerings is based upon the independent appraisal conducted by RP Financial of the estimated pro forma market value of the Common Stock. The pro forma aggregate price of the Common Stock being offered for sale in the Conversion is currently estimated to be between $452.5 million and $612.3 million, with a midpoint of $532.4 million. The pro forma price to book ratio and the pro forma price to earnings ratio, at and for the five months ended August 31, 1997, are 71.9% and 14.9x, respectively, at the midpoint of the Estimated Price Range. In the event that the Conversion did not include the Foundation, RP Financial has estimated that the estimated pro forma market value of the Common Stock would be $610.0 million at the midpoint based on a pro forma price to book ratio and the pro forma price to earnings ratio that are approximately the same as the independent appraisal at 72.1% and 14.9x, respectively. The amount of Common Stock that would be offered in the Conversion at the midpoint of the Estimated Price Range is approximately $77.6 million less than the estimated amount of Common Stock that would be offered in the Conversion without the Foundation based on the estimate provided by RP Financial. Accordingly, certain account holders of the Bank who subscribe to purchase Common Stock in the Subscription Offering would receive fewer shares depending on the size of a depositor's stock order and the amount of his or her qualifying deposits in the Bank and the overall level of subscriptions. See "Comparison of Valuation and Pro Forma Information with No Foundation." This estimate by RP Financial was prepared solely for purposes of providing Eligible Account Holders and subscribers with information with which to make an informed decision on the Conversion.



         The decrease in the amount of Common Stock being offered as a result of the contribution of Common Stock to the Foundation will not have a significant effect on the Company or the Bank's capital position. The Bank's regulatory capital is in excess of its regulatory capital requirements and will further exceed such requirements following the Conversion. The Bank's pro forma leverage and total risk-based capital ratios at August 31, 1997 (assuming the Offerings are completed at the midpoint of the Estimated Price Range) would be 11.9% and 19.4%, respectively. On a consolidated basis, the Company's pro forma stockholders' equity would be $799.5 million, or approximately 18.7% of pro forma consolidated assets, assuming the sale of shares at the midpoint of the Estimated Price Range. Pro forma stockholders' equity per share and pro forma net earnings per share would be $13.64 and $.28, respectively at and for the five months ended August 31, 1997 and $13.91 and $0.53, respectively at and for the year ended March 31, 1997. If the Foundation was not being established in the Conversion, based on the RP Financial estimate, the Company's pro forma stockholders' equity at August 31, 1997 would be approximately $846.6 million, or approximately 19.6% of pro forma consolidated assets at the midpoint of the Estimated Price Range, and pro forma stockholders' equity per share and pro forma net earnings per share would be substantially similar with the Foundation as without the establishment of the Foundation. See "Comparison of Valuation and Pro Forma Information with No Foundation."

         Potential Anti-Takeover Effect. Upon completion of the Conversion, the Foundation will own 7.4% of the total shares of the Common Stock outstanding. Such shares will be owned solely by the Foundation; however, pursuant to a condition required by regulatory authorities, it is anticipated that the shares of Common Stock held by the Foundation will be voted in the same ratio as all other shares of the Common Stock on all proposals considered by the stockholders of the Company. As such, the Company does not believe the Foundation will have an anti-takeover effect on the Company. However, in the event that the FDIC and the Department were to waive this voting restriction for the reasons described herein as provided in the condition, the Foundation's Board of Directors would exercise sole voting power over such shares and would no longer be subject to the restriction. See "The Conversion--Establishment of the Foundation--Regulatory Conditions Imposed on the Foundation." As a majority of the Foundation's Board of Directors will be comprised of the members of the Board of Directors and officers of the Company and the Bank, in the event the FDIC and the Department waived the voting restriction, management of the Company and the Bank may benefit to the extent that the Board of Directors of the Foundation determines to vote the shares of Common Stock held by the Foundation in favor of proposals supported by the Company and the Bank. Furthermore, in such an event, when the Foundation's shares are combined with shares purchased directly by officers and directors of the Company, shares expected to be held by the Recognition Plan, and shares held by the ESOP trust, the aggregate of such shares will exceed 20% of the outstanding Common Stock, which could enable management to defeat stockholder proposals requiring 80% approval. Consequently, such potential voting control might preclude takeover attempts that certain stockholders deem to be in their best interest, and might tend to perpetuate management. However, since the ESOP shares are allocated to all eligible employees of the Bank, and any unallocated shares will be voted by the trustees in the same proportions as allocated shares are voted, and because the Recognition Plan must first be approved by stockholders no sooner than six months following completion of the Conversion, and awards under such proposed plans may be granted to employees other than executive officers and directors, management of the Company does not expect to have voting control of all shares covered by the ESOP and other stock-based benefit plans. See"--Certain Anti-Takeover Provisions--Voting Control of Directors and Executive Officers." Moreover, as the Foundation sells its shares of Common Stock over time, its ownership interest and voting power in the Company is expected to decrease.

         Potential Challenges. To date, there has been limited precedent with respect to the establishment and funding of a charitable foundation as part of a conversion of a mutual savings institution to stock form. As such, the Foundation and the Superintendent's approval and the FDIC's non-objection to the Conversion may be subject to potential challenges notwithstanding that the Boards of Directors of the Bank and the Company have carefully considered the various factors involved in the establishment of the Foundation in reaching their determination to establish the Foundation as part of the Conversion. See "The Conversion--Establishment of the Charitable Foundation--Purpose of the Foundation." If challenges were to be instituted seeking to require the Bank and the Company to eliminate establishment of the Foundation in connection with the Conversion, no assurances can be made that the resolution of such challenges would not result in a delay in the consummation of the Conversion or that any objecting persons would not be ultimately successful in obtaining such removal or other relief against the Bank and the Company. In addition, if the Bank and the Company are forced to eliminate the Foundation, the Company may be required to resolicit subscribers in the Offerings.

WEAKNESS IN THE LOCAL ECONOMY


         During the late 1980s and the early 1990s, the New York City metropolitan area experienced reduced employment as a result of layoffs in the financial services industry, corporate relocations and the general decline of the local, regional and national economies. Additionally, during that period the area experienced a general weakening of real estate values and a decline in residential construction. As a result, loan delinquencies increased and the underlying values of properties securing non-performing loans made by lending institutions generally declined resulting in substantial losses to some institutions. Although the economy of the Bank's primary market area has, to a certain extent, stabilized and local residential real estate values have stabilized and begun to improve, commercial real estate values have only recently begun to stabilize and generally remain below the values experienced in the late 1980s. At August 31, 1997, substantially all of the Bank's real estate secured loans were secured by properties located in the New York City metropolitan area. See "Business - Market Area and Competition."


         There can be no assurances, however, that conditions in the local economy, national economy, or real estate market in general will not deteriorate and adversely affect the financial condition and results of operations of the Bank. Based on information available to management at this time, management believes the current allowance for possible loan losses is adequate. Although management of the Bank believes that the current allowance for loan losses is adequate in light of current economic conditions many factors may require additions to the allowance for loan losses in future periods above those reasonably anticipated. Future adjustments to the allowance also may be necessary if economic or other conditions differ substantially from those underlying the assumptions used in making such estimates. In addition, the Bank's plan to continue to increase the amount of its loan originations can be expected to increase the overall level of credit risk inherent in the Bank's loan portfolio. The greater risk associated with increased loan originations may require the Bank to increase its provisions for loan losses and to maintain an allowance for loan losses as a percentage of total loans that is in excess of the allowance currently maintained by the Bank. Such provisions are charged against income; thus increases would adversely affect the Company's consolidated net income during the period in which such provision is taken.

POSSIBLE DILUTIVE EFFECT OF ISSUANCE OF ADDITIONAL SHARES

         Various possible and planned issuances of Common Stock could dilute the interests of prospective stockholders of the Company following consummation of the Conversion, as noted below.

         The number of shares to be sold in the Conversion may be increased as a result of an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Offerings. In the event that the Estimated Price Range is so increased, it is expected that the Company will issue up to 70,410,880 shares of Common Stock at the Purchase Price for an aggregate price of up to $704.1 million. An increase in the number of shares will decrease net income per share and stockholders' equity per share on a pro forma basis and will increase the Company's consolidated stockholders' equity and net income. See "Capitalization" and "Pro Forma Data."


         The ESOP intends to purchase 8.0% of the Common Stock to be issued in the Offerings. In the event that there are insufficient shares available to fill the ESOP's order due to an oversubscription by Eligible Account Holders, the ESOP may purchase such shares in the open market. See "Management - Benefits - Employee Stock Ownership Plan" and "The Conversion - The Offerings - Subscription Offering."


         If the Recognition Plan is approved by stockholders at an annual or special meeting of the Company's stockholders held at least six months following the consummation of the Conversion, the Recognition Plan intends to acquire an amount of Common Stock equal to 4.0% of the shares of Common Stock issued in the Offerings. Such shares of Common Stock may be acquired in the open market with funds provided by the Company, if permissible, or from authorized but unissued shares of Common Stock. The shares granted under the Recognition Plan will be awarded at no cost to the recipients. In the event that additional shares of Common Stock are issued to the Recognition Plan, stockholders would experience dilution of their ownership interests by approximately 3.8% and per share stockholders' equity and per share net income would decrease as a result of an increase in the number of outstanding shares of Common Stock. See "Pro Forma Data" and "Management - Benefits - Recognition Plan."



         If the Company's Stock Option Plan is approved by stockholders at an annual or special meeting of stockholders held more than six months after the consummation of the Conversion, the Company will reserve for future issuance pursuant to such plan a number of authorized shares of Common Stock equal to an aggregate of 10% of the Common Stock issued in the Offerings (6,122,685 shares, based on the maximum of the Estimated Price Range). See "Pro Forma Data" and "Management - Benefits - Stock Option Plan."


REGULATORY OVERSIGHT AND LEGISLATION

         The Bank is subject to extensive regulation, supervision and examination by the Department, as its chartering authority and by the FDIC as its primary federal regulator and insurer of its deposits up to applicable limits. The Bank is a member of the Federal Home Loan Bank ("FHLB") System and is subject to certain limited regulations promulgated by the Board of Governors of the Federal Reserve System ("Federal Reserve Board"). As the holding company of the Bank, the Company also will be subject to regulation and oversight by the Office of Thrift Supervision ("OTS"). Regulatory authorities have been granted extensive discretion in connection with their supervisory and enforcement activities which are intended to strengthen the financial condition of the banking and thrift industries, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. Any change in such regulation and oversight, whether by the Department, the FDIC, the OTS or Congress, could have a material impact on the Company, the Bank and their respective operations.
See "Regulation."

         On September 30, 1996, the Deposit Insurance Funds ("DIF") Act of 1996 was enacted into law. Among other things, the DIF Act authorized the FDIC to impose a special one-time assessment on each depository institution with SAIF-assessable deposits so that the SAIF may achieve its designated reserve ratio. As a result of the various acquisitions completed by the Bank, it is deemed to have SAIF-insured deposits and was subject to the special assessment. The Bank's assessment was $8.6 million on a pre-tax basis. In addition, the DIF Act provides for the merger of the Bank Insurance Fund ("BIF") and the SAIF on January 1, 1999, but only if no insured depository institution is a savings association on that date.

         Various legislative proposals have been made in the past and there is currently legislation that has been introduced in Congress that would (i) apply the restrictions on activities applicable to "multiple savings and loan holding companies" and bank holding companies to "unitary savings and loan holding companies" and (ii) eliminate the savings association charter and require savings associations to become banks and simultaneously abolish the OTS and its supervisory role over savings and loan holding companies. The Bank and the Company cannot predict which, if any, of the foregoing or other similar proposals, if any, will ultimately be enacted or what the specific effect on the Bank and the Company would be.

LEGISLATION LIMITING DEDUCTION OF BAD DEBT RESERVES

         Under Section 593 of the Code, thrift institutions such as the Bank, which met certain definitional tests primarily relating to their assets and the nature of their business, were permitted to establish a tax reserve for bad debts and to make annual additions thereto, which additions could, within specified limitations, be deducted in arriving at their taxable income. The Bank's deduction with respect to "qualifying loans," which are generally loans secured by certain interests in real property, prior to January 1, 1996 was computed using an amount based on the Bank's actual loss experience (the "experience method"), or a percentage equal to 8.0% of the Bank's taxable income (the "percentage of taxable income method"), computed without regard to this deduction and with additional modifications and reduced by the amount of any permitted addition to the non-qualifying reserve. See "Business - Taxation
- Federal - Bad Debt Reserves."

         The Small Business Job Protection Act of 1996 provided for the repeal of Section 593 of the Code. As a result, the Bank is permitted to deduct only actual bad debts as they occur and cannot utilize the percentage of taxable income method to make additions to its bad debt reserves in the future to reduce its effective tax rate. In addition, the Bank is required to recapture for tax purposes (i.e. take into income) over a six year period the excess of the balance of its bad debt reserves as of December 31, 1995 over the balance of such reserves as of December 31, 1987. The Bank's excess amounted to $3.6 million (for which deferred taxes have been provided). However, under the legislation, such recapture requirements would be suspended for each of two successive taxable years beginning January 1, 1996, in which the Bank originates a minimum amount of certain residential loans based upon the average of the principal amounts of such loans made by the Bank during its six taxable years preceding 1996.

HIGHLY COMPETITIVE INDUSTRY AND GEOGRAPHIC AREA

         The Bank faces significant competition both in making loans and in attracting deposits. The New York City metropolitan area has a significant concentration of financial institutions, many of which are branches of significantly larger institutions which have greater financial resources than the Bank. In addition, the boroughs of Brooklyn and Queens, in which the Bank maintains its primary market presence, have experienced relatively stagnant population growth in recent periods. Such stagnant population growth also has been a factor in the increasing competition among financial institutions operating in the Bank's market area. It is also reflected in the low deposit growth experienced in the Bank's existing branch offices, with the Bank's deposit growth being primarily the result of acquisitions. The Bank's competition for loans comes principally from commercial banks, savings banks, savings and loan associations, credit unions, mortgage banking companies and insurance companies. Its most direct competition for deposits has historically come from commercial banks, savings banks, savings and loan associations and credit unions. The Bank faces additional competition for deposits from short-term money market funds, other corporate and government securities funds and from other financial institutions such as brokerage firms and insurance companies. In addition, the Bank may face additional competition from commercial banks headquartered outside of the State of New York as a result of the enactment of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, which became fully effective on June 1, 1997 and which generally allows banks and bank holding companies headquartered outside of New York to enter the Bank's market through acquisition, merger or de novo branching.

ABSENCE OF MARKET FOR COMMON STOCK

         The Company, as a newly organized company, has never issued capital stock and, consequently, there is no established market for its Common Stock at
this time.   The Company has received approval to have its Common Stock quoted on the Nasdaq National Market under the symbol "ICBC" conditioned on the consummation of the Conversion. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, the presence of which is dependent upon the individual decisions of buyers and sellers over which neither the Company nor any market maker has control. Accordingly, there can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, will continue, nor is there any assurance that purchasers of the Common Stock will be able to sell their shares at or above the Purchase Price. In the event a liquid market for the Common Stock does not develop or market makers for the Common Stock discontinue their activities, such occurrences may have an adverse impact on the liquidity of the Common Stock and the market value of the Common Stock.

POSSIBLE ADVERSE INCOME TAX CONSEQUENCES OF THE DISTRIBUTION OF SUBSCRIPTION RIGHTS

         The Bank and the Company have received a letter from RP Financial advising them of its belief that subscription rights granted to Eligible Account Holders and Supplemental Eligible Account Holders have no value. This letter is not binding on the IRS. If the subscription rights granted to Eligible Account Holders and Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of such rights likely would be taxable only to those Eligible Account Holders and Supplemental Eligible Account Holders, who exercise the subscription rights (either as capital gain or ordinary income) in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. See "The Conversion - Effects of the Conversion" and "- Tax Aspects."

ROLE OF THE MARKETING ADVISOR


         The Bank and the Company have retained Sandler O'Neill as advisor and Sandler O'Neill has agreed to use its best efforts to assist the Bank and the Company in its solicitation of subscriptions and purchase orders for Common Stock in the Offerings. Sandler O'Neill is not obligated to take or purchase any shares of Common Stock in the Offerings. Sandler O'Neill has not prepared any report or opinion constituting recommendations or advice to the Bank. In addition, Sandler O'Neill has expressed no opinion as to the prices at which Common Stock to be issued in the Offerings may trade. Furthermore, Sandler O'Neill has not verified the accuracy or completeness of the information contained in the Prospectus. See "The Conversion - Marketing Arrangements."


                       INDEPENDENCE COMMUNITY BANK CORP.

         The Company was organized in June 1997 at the direction of the Board of Directors of the Bank for the purpose of holding all of the capital stock of the Bank and in order to facilitate the Conversion. The Company has applied for the approval of the OTS to become a savings and loan holding company and as such will be subject to regulation by the OTS. After completion of the Conversion the Company will conduct business initially as a unitary savings and loan holding company. See "Regulation - The Company." Upon consummation of the Conversion, the Company will have no significant assets other than all of the outstanding shares of common stock of the Bank, the portion of the net proceeds from the Offerings retained by the Company and the Company's loan to the ESOP, and the Company will have no significant liabilities. See "Use of Proceeds." Initially, the management of the Company and the Bank will be substantially identical and the Company will neither own nor lease any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than officers who are also officers of the Bank, and the Company will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands or changes its business in the future.

         Management believes that the holding company structure will provide the Company and the Bank with additional flexibility to diversify its business activities through existing or newly-formed subsidiaries (which subsidiaries could be financial institutions), or through acquisitions of other entities, including potentially other financial institutions and financial services related companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities or transactions, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such acquisition and expansion opportunities that may arise. The initial activities of the Company are anticipated to be funded by the proceeds to be retained by the Company and earnings thereon, as well as dividends from the Bank. See "Dividend Policy."

         The Company's principal executive office is located at the executive office of the Bank at 195 Montague Street, Brooklyn, New York 11201 and its telephone number is (718) 722-5300.


                           INDEPENDENCE SAVINGS BANK


         The Bank is a New York-chartered savings bank which conducts business through 33 full service offices located in the boroughs of Brooklyn, Queens, Manhattan, the Bronx, and Staten Island as well as Nassau County, New York. At August 31, 1997, the Bank had $3.79 billion of assets, $3.47 billion of liabilities, including $3.37 billion of deposits, and $324.8 million of total equity. The Bank was reorganized into a stock savings bank in April 1992 in connection with the formation of the Mutual Holding Company.


         The Bank has been in operation since 1850, originally serving the borough of Brooklyn and later expanding its operations into the boroughs of Queens, Manhattan, the Bronx and Staten Island as well as Nassau County. The Bank's customer base, like the urban neighborhoods which it serves, is racially and ethnically diverse and is comprised of mostly middle-income households and to a lesser degree, low to moderate income households. The Bank is, and intends to continue to be, a community-oriented savings institution whose businesses primarily consist of accepting deposits from customers and investing those funds primarily in residential loans, including those secured by multi-family residential properties, cooperative apartment shares and single-family residential properties. The increased capital resulting from the Offerings will facilitate the Bank's ability to sustain its continued growth and development over the long term while maintaining its status as a community-based, independent financial institution serving Brooklyn, Queens and the greater New York City metropolitan area.

         The Bank has sought to set itself apart from its many competitors by tailoring its products and services to meet the needs of its customers by emphasizing customer service and convenience and by being actively involved in community affairs in the neighborhoods and communities it serves. For example, as part of the Bank's competitive strategy to attract loyal deposit customers, the Bank has historically been a low service fee provider of a variety of savings and checking account products. In furtherance of its commitment to the communities which it serves, Bank employees at all levels are encouraged and afforded the opportunity to participate in community outreach programs.
Perhaps most indicative of the Bank's commitment to strengthen its bond with customers and the communities it serves is the decision to form and fund the Foundation. The Bank believes that this commitment to customer and community service has permitted it to build strong customer identification and loyalty which is essential to the Bank's ability to compete effectively.


         At August 31, 1997, the net loan portfolio amounted to $2.68 billion or 70.6% of the Bank's total assets. In addition, the Bank invests in investment and mortgage-backed and mortgage-related securities consisting primarily of U.S. Treasury notes and bills, mortgage-backed securities and collateralized mortgage obligations ("CMOs") issued by government sponsored enterprises. At August 31, 1997, the Bank's investment and mortgage-backed and mortgage-related securities portfolios (all of which are classified available for sale) totaled $721.1 million or 19.0% of total assets.


         The Bank is subject to examination and comprehensive regulation by the Department, which is the Bank's chartering authority and regulator, and by the FDIC, as its primary federal regulator and as the administrator of the BIF and the SAIF which insure the Bank's deposits up to applicable limits. The Bank also is subject to certain reserve requirements established by the Federal Reserve Board and is a member of the FHLB of New York, which is one of the 12 regional banks comprising the FHLB System. See "Regulation - The Bank."

         The Bank's executive offices are located at 195 Montague Street, Brooklyn, New York 11201 and its telephone number is (718) 722-5300.


                                USE OF PROCEEDS


         Net proceeds from the sale of the Common Stock are estimated to be between $439.9 million and $597.2 million ($687.6 million assuming an increase in the Estimated Price Range by 15%). See "Pro Forma Data" as to the assumptions used to arrive at such amounts.



         The Company plans to use 50% of the net proceeds from the Offerings to purchase all the outstanding common stock of the Bank issued in the Conversion and retain the remainder of the net proceeds. The net proceeds retained by the Company will be initially used to invest primarily in investment securities and mortgage-backed and mortgage-related securities. The Company intends to use a portion of the net proceeds to make a loan directly to the ESOP to enable the ESOP to purchase 8.0% of the Common Stock sold in the Offerings. Based upon the issuance of 45,254,630 shares and 61,226,852 shares at the minimum and maximum of the Estimated Price Range, respectively, the loan to the ESOP would be $36.2 million and $49.0 million, respectively. It is anticipated that the loan to the ESOP will have a term of not less than 20 years and a fixed interest rate at the Bank's prime rate as of the date of the loan. See "Management of the Bank - Stock Benefit Plans - Employee Stock Ownership Plan." The net proceeds from the Offerings also may be used by the Company and the Bank to support future expansion of retail banking operations or diversification into other businesses, through acquisitions or otherwise, including the potential acquisition of other financial institutions and/or branch offices. There are no current plans, arrangements, understandings or agreements regarding such diversification or acquisitions.

         Subject to applicable regulatory limitations and then-existing circumstances, the net proceeds also may be used by the Company to repurchase shares of Common Stock, although the Company currently has no plans of effecting any such transactions following consummation of the Conversion. Pursuant to Department regulations, the Company may not repurchase any Common Stock in the first year after Conversion and, during each of the next two following years, may only repurchase up to 5% of its outstanding capital stock during each 12 month period. In addition, the FDIC prohibits an institution which has converted from mutual to stock form of ownership from repurchasing its capital stock within one year following the date of its conversion to stock form, except that stock repurchases of no greater than 5% of a bank's outstanding capital stock may be repurchased during this one-year period where compelling and valid business reasons are established to the satisfaction of the FDIC. Based upon facts and circumstances following the Conversion and subject to applicable regulatory requirements, the Board of Directors may determine to repurchase shares of Common Stock in the future. Such facts and circumstances may include but are not limited to: (i) market and economic factors such as the price at which the Common Stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve the Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Company and its stockholders. In the event the Company determines to repurchase stock, such repurchases may be made at market prices which may be in excess of the Purchase Price. To the extent that the Company repurchases stock at market prices in excess of the Purchase Price, such repurchases may have a dilutive effect upon the interests of existing stockholders. Any stock repurchases will be subject to the determination of the Board of Directors that the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that such capital will be adequate, taking into account, among other things, the level of nonperforming and other risk assets, the Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment, tax and other considerations. See "The Conversion - Certain Restrictions on Purchase or Transfer of Shares after the Conversion." The portion of the net proceeds contributed to the Bank will be used for general corporate purposes, including investment in loans and investment and mortgage-backed securities.

                                DIVIDEND POLICY

         Upon completion of the Conversion, the Board of Directors of the Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. Following consummation of the Conversion, the Board of Directors of the Company may consider a policy of paying cash dividends on the Common Stock. However, no decision has been made as to the amount or timing of such dividends. Declarations of dividends by the Board of Directors will depend upon a number of factors, including the amount of net proceeds from the Offerings retained by the Company, investment opportunities available to the Company or the Bank, capital requirements, regulatory limitations, the Company's and the Bank's financial condition and results of operations, tax considerations, and general economic conditions. Consequently, there can be no assurance that dividends will in fact be paid on the Common Stock or that, if paid, such dividends will not be reduced or eliminated in future periods. Special cash dividends, stock dividends or returns of capital may be paid in addition to, or in lieu of, regular cash dividends (however, the Company and the Bank have committed to the FDIC that they will take no action with respect to any return of capital during the one-year period following consummation of the Conversion).

         Dividends from the Company will depend, in part, upon receipt of dividends from the Bank, because the Company initially will have no source of income other than dividends from the Bank and earnings from the investment of the net Conversion proceeds retained by the Company.


         Any payment of dividends by the Bank to the Company which would be deemed to be a distribution from the Bank's bad debt reserves for federal income tax purposes would require a payment of taxes at the then-current tax rate by the Bank on the amount of earnings deemed to be removed from the reserves for such distribution. The Bank has no current intention of making any distribution that would create such a federal tax liability either before or after the Conversion. See "Business - Taxation." Under the New York State Banking Law ("New York Banking Law"), dividends may be declared and paid only out of the net profits of the Bank. The approval of the Department is required if the total of all dividends declared in any calendar year will exceed net profits for that year plus the retained net profits of the preceding two years, less any required transfer to surplus or a fund for the retirement of any preferred stock. In addition, no dividends may be declared, credited or paid if the effect thereof would cause the Bank's capital to be reduced below the amount required by the Department or the FDIC. As of August 31, 1997, the Bank had $67.8 million available for the payment of dividends without prior approval of the Department. Subsequent to the Conversion, the availability of the Bank's funds for the payment of dividends may be limited by the liquidation account. See "The Conversion--Liquidation Rights." In addition, no dividends can be declared by the Bank without the prior notice to and the non-objection of the OTS.


         Unlike the Bank, the Company is not subject to the aforementioned regulatory restrictions on the payment of dividends to its stockholders, although the source of such dividends will be, in part, dependent upon dividends from the Bank in addition to the net proceeds retained by the Company and earnings thereon. The Company is subject, however, to the requirements of Delaware law which generally limit dividends to an amount equal to the excess of the net assets of the Company (the amount by which total assets exceed total liabilities) over its statutory capital, or if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year.

                            MARKET FOR COMMON STOCK

         The Company has never issued capital stock (other than 100 shares issued to the Bank, which will be cancelled upon consummation of the Conversion). Consequently, there is no established market for the Common Stock at this time. The Company has received conditional approval to have its Common Stock quoted on the Nasdaq National Market under the symbol "ICBC" subject to completion of the Conversion and compliance with certain conditions including the presence of at least two registered and active market makers. Although under no obligation to do so, Sandler O'Neill has informed the Company that it intends, upon the completion of the Conversion, to make a market in the Common Stock by maintaining bid and ask quotations and trading in the Common Stock so long as the volume of trading activity and certain other market making considerations justify it doing so. The Company will seek to encourage and assist at least one other market maker to make a market in the common stock in order to fulfill the requirement of having two market makers in order to have the Common Stock quoted on the Nasdaq National Market. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. In addition, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Company, the Bank or any market maker. Accordingly, there can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, it will continue. The absence of an active and liquid trading market for the Common Stock could affect the price and liquidity of the Common Stock. Furthermore, there can be no assurance that persons purchasing shares of Common Stock will be able to sell them at or above the Purchase Price.


                        REGULATORY CAPITAL REQUIREMENTS

         Under FDIC regulations, depository institutions such as the Bank are required to maintain a minimum ratio of qualifying total capital to total assets and off-balance sheet instruments, as adjusted to reflect their relative credit risks, of 8.0%. At least one-half of total capital is to be comprised of common equity, retained earnings, non-cumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, less goodwill ("Tier I capital"). The remainder of total capital may consist of a limited amount of subordinated debt, other preferred stock, certain other instruments and a limited amount of general reserves for loan losses ("Tier II capital").

         The FDIC also has established an additional capital adequacy guideline referred to as the Tier I leverage capital ratio, which measures the ratio of Tier I capital to total assets less goodwill. Although the highest rated depository institutions are required to maintain a minimum Tier I leverage capital ratio of 3.0%, most depository institutions are required to maintain Tier I leverage capital ratios of 4.0% to 5.0% or more. The actual required ratio is based on the FDIC's assessment of the individual depository institution's asset quality, earnings performance, interest-rate risk and liquidity. Although the FDIC has not advised the Bank of a specific Tier I leverage capital ratio requirement, management of the Bank believes that for purposes of complying with applicable federal regulations, the required Tier I leverage capital ratio for the Bank is 3.0%, based upon published regulatory criteria for establishing such minimum. There can be no assurance that the Bank will not be required by the FDIC to maintain a higher Tier I leverage capital ratio. As a consequence, for purposes of the table below, the Bank has assumed a 4.0% Tier I leverage capital requirement. See "Regulation - The Bank -Capital Requirements."


         At August 31, 1997, the Bank exceeded all of the regulatory capital requirements applicable to it. Set forth below is a summary of the Bank's compliance with the applicable capital standards as of August 31, 1997 on a historical basis and on a pro forma basis assuming that the indicated number of shares were sold by the Company as of such date and receipt by the Bank of 50% of net Conversion proceeds. Proceeds have been assumed to be initially invested in interest-earning assets which have a 20% risk-weighting. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the Recognition Plan are deducted from pro forma capital.



                                                                       Pro Forma at August 31, 1997 Based on
                                                   -----------------------------------------------------------------------------
                                                         45,254,630                  53,240,741                 61,226,852
                                                           Shares                      Shares                     Shares
                             Historical at                (Minimum                   (Mid-point                  (Maximum
                            August 31, 1997               of Range)                  of Range)                 of Range)(1)
                        ------------------------   ------------------------   -----------------------   ------------------------

                                     Percent                     Percent                   Percent                    Percent
                          Amount   of Assets(2)      Amount    of Assets(2)     Amount   of Assets(2)     Amount    of Assets(2)
                        ---------  ------------    ----------  ------------   ---------- ------------   ----------  ------------
                                                                  (Dollars in Thousands)
 GAAP capital (3)        $324,769      8.56%        $507,499      12.65%       $540,252     13.33%        $573,006      14.00%
                          =======      ====          =======      =====         =======     =====          =======      =====
 Tier I risk-based
  level:(4)(5)           $258,319     10.13%        $441,049      17.01%       $473,802     18.22%        $506,556      19.42%
   Requirement            101,980      4.00          103,732       4.00         104,045      4.00          104,358       4.00
                          -------      ----         --------      -----        --------     -----         --------      -----
   Excess                $156,339      6.13%       $ 337,317      13.01%       $369,757     14.22%        $402,198      15.42%
                          =======      ====         ========      =====         =======     =====          =======      =====
 Total risk-based
  level:(1)(4)(5)        $289,434     11.35%        $472,164      18.21%       $504,917     19.41%        $537,671      20.61%
   Requirement            203,961      8.00          207,464       8.00         208,090      8.00          208,717       8.00
                         --------     -----         --------      -----        --------     -----         --------      -----
   Excess                $ 85,473      3.35%       $ 264,700      10.21%       $296,827     11.41%       $ 328,954      12.61%
                          =======     =====         ========      =====         =======     =====         ========      =====
 Tier I leverage
   level:(4)(5)(6)       $258,319      6.91%        $441,049      11.15%       $473,802     11.86%        $506,556      12.55%
   Requirement            149,520      4.00          158,278       4.00         159,844      4.00          161,409       4.00
                         --------     -----         --------      -----         -------      ----         --------      -----
   Excess                $108,799      2.91%       $ 282,771       7.15%       $313,959      7.86%        $345,147       8.55%
                          =======     =====         ========      =====         =======      ====          =======      =====


---------------------


(1) In the event of an oversubscription for shares of Common Stock, the Company and the Bank may increase the total number of shares offered in the Conversion by up to 15%. Assuming a full increase in the number of shares, the Bank's Tier I risk-based, total risk-based and Tier I leverage capital ratios would be 20.8%, 22.0% and 13.3%, respectively, at the maximum of the Estimated Price Range, as adjusted. See generally, "Capitalization " and "Pro Forma Data."


(2)      Adjusted or risk-weighted assets, as appropriate.

(3) The difference between capital under generally accepted accounting principles ("GAAP") and regulatory capital is an adjustment to decrease regulatory capital by the amount of the net unrealized gain, if any, on available-for-sale securities recognized for GAAP purposes, as well as adjustments related to core


                                         (footnotes continued on following page)

----------------------

         intangibles arising from the deposit acquisitions of the Bank and the goodwill resulting from the Bay Ridge acquisition. Regulatory total risk-based capital reflects these adjustments plus the inclusion of the allowance for loan losses.


(4) Pro forma capital levels assume receipt by the Bank of 50% of the net proceeds from the shares of Common Stock sold at the minimum, midpoint and maximum of the Estimated Price Range. These levels also assume funding by the Bank of the Recognition Plan equal to 4% of the Common Stock issued and repayment of the Company's loan to the ESOP. See "Management - Benefits" for a discussion of the Recognition Plan and ESOP. With respect to the Recognition Plan, such amounts are assumed to be $18.1 million, $21.3 million and $24.5 million, at the minimum, midpoint and maximum of the Estimated Price Range, respectively. With respect to the ESOP loan, such amounts are assumed to be $36.2 million, $42.6 million and $49.0 million at the minimum, midpoint and maximum of the Estimated Price Range.



(5) The pro forma Tier 1 risk-based, total risk-based and Tier 1 leverage capital amounts reflect the $92,000 of net assets to be acquired by the Bank upon the merger of the Mutual Holding Company with and into the Bank.


(6) The current leverage capital requirement for savings banks is 3% of total adjusted assets for savings banks that receive the highest supervisory rating for safety and soundness and that are not experiencing or anticipating significant growth. The current leverage capital ratio applicable to all other savings banks is 4% to 5%. The Company will not be subject to regulatory capital requirements.

                                 CAPITALIZATION


         The following table presents the historical consolidated capitalization of the Bank at August 31, 1997, and the pro forma consolidated capitalization of the Company after giving effect to the Conversion and Reorganization, based upon the sale of the number of shares shown below and the other assumptions set forth under "Pro Forma Data."



                                                                             The Company - Pro Forma
                                                                       Based Upon Sale at $10.00 Per Share
                                                         --------------------------------------------------------------------
                                             The          45,254,630       53,240,741       61,226,852         70,410,880
                                        Bank-Historical      Shares           Shares           Shares           Shares(1)
                                        Capitalization    (Minimum of      (Midpoint of     (Maximum of        (15% above
                                                             Range)           Range)           Range)       Maximum of Range)
                                          ----------     --------------   -------------    -------------    -----------------
                                                                          (In Thousands)
 Deposits(2)                              $3,371,956       $3,371,956       $3,371,956       $3,371,956        $3,371,956
 Borrowings                                   17,109           17,109           17,109           17,109            17,109
                                           ---------        ---------       ----------       ----------        ----------
 Total deposits and borrowings            $3,389,065       $3,389,065       $3,389,065       $3,389,065        $3,389,065
                                           =========        =========        =========        =========         =========

 Stockholders' equity:
  Preferred Stock, $.01 par
   value, 25,000,000 shares
   authorized; none to
   be issued                               $      --       $       --        $      --        $      --         $      --
  Common Stock, $.01 par
   value, 125,000,000 shares
   authorized; shares issued
   or to be issued as reflected(3)                --              489              575              661               760
  Additional paid-in capital(3)(4)            52,670          475,571          560,541          645,512           743,227
  Retained earnings(4)(5)                    267,057          319,819          319,819          319,819           319,819
  Net unrealized gain on
   marketable securities                       5,042            5,042            5,042            5,042             5,042
 Less:
   Expense of contribution to
    Foundation, net(6)                            --          (19,188)         (22,574)         (25,960)          (29,854)
   Common Stock to be acquired
    by the ESOP(7)                                --          (36,204)         (42,593)         (48,981)          (56,329)
   Common Stock to be
    acquired by the Recognition
    Plan(8)                                       --          (18,102)         (21,296)         (24,491)          (28,164)
                                             -------         --------         --------         --------          --------

 Total stockholders' equity                 $324,769         $727,427         $799,514         $871,602          $954,501
                                             =======          =======          =======          =======           =======


--------------------------------


(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Valuation Price Range of up to 15% to reflect changes in market or financial conditions following the commencement of the Offerings.


(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock in the Offerings. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(3) Reflects the issuance of the shares of Common Stock to be sold in the Offerings and the issuance of Common Stock to the Foundation at $10.00 per share. No effect has been given to the issuance of additional shares of Common Stock pursuant to the proposed Stock Option Plan.
         See "Pro Forma Data," "Management - Benefits - Stock Option Plan." Additional paid-in capital has been adjusted to reflect the issuance of additional shares of Common Stock to the Foundation at the Purchase Price.

                                         (footnotes continued on following page)

--------------------


(4) The pro forma retained earnings reflects the $92,000 of net assets to be acquired by the Company and the Bank upon the merger of the Mutual Holding Company with and into the Bank. The pro forma additional paid-in capital also reflects the addition of the Bank's historical additional paid-in capital.


(5) The retained earnings of the Bank will be substantially restricted after the Conversion by virtue of the liquidation account to be established in connection with the Conversion. See "The Conversion - Liquidation Rights." In addition, certain distributions from the Bank's retained earnings may be treated as being from its accumulated bad debt reserve for tax purposes, which would cause the Bank to have additional taxable income. See "Business - Taxation."

(6) Net of the tax effect of the contribution of Common Stock based upon a 47% marginal tax rate. The realization of the deferred tax benefit is limited annually to 10% of the Company's annual taxable income, subject to the ability of the Company to carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

(7) Assumes that 8.0% of the Common Stock sold in the Offerings will be purchased by the ESOP, which is reflected as a reduction of stockholders' equity. The ESOP shares will be purchased with funds loaned to the ESOP by the Company. See "Pro Forma Data" and "Management - Benefits - Employee Stock Ownership Plan."


(8) The Company intends to adopt the Recognition Plan and to submit such plan to stockholders at an annual or special meeting of stockholders held at least six months following the consummation of the Conversion. If the plan is approved by stockholders, the Company intends to contribute sufficient funds to the trust created under the Recognition Plan to enable the trust to purchase a number of shares of Common Stock equal to 4.0% of the Common Stock sold in the Offerings. Assumes that stockholder approval has been obtained and that the shares have been purchased in the open market at the Purchase Price. However, in the event the Company issues authorized but unissued shares of Common Stock to the Recognition Plan in the amount of 4.0% of the Common Stock sold in the Offerings, the voting interests of existing stockholders would be diluted by approximately 3.8%. The shares are reflected as a reduction of stockholders' equity. See "Pro Forma Data" and "Management - Benefits - Recognition Plan."

                                 PRO FORMA DATA


         The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds are currently estimated to be between $439.9 million and $597.2 million (or $687.7 million in the event the Estimated Price Range is increased by 15%) based upon the following assumptions: (i) all shares of Common Stock will be sold in the Subscription Offering; (ii) no fees will be paid to Sandler O'Neill on shares, purchased by (x) the ESOP and any other employee benefit plan of the Company or the Bank, (y) officers, directors, employees and members of their immediate families or (z) the Foundation; (iii) Sandler O'Neill will receive a fee equal to 1.625% of the aggregate Purchase Price for sales in the Subscription Offering (excluding the sale of shares to the ESOP, employee benefit plans, officers, directors and their immediate families and the Foundation); (iv) the Company will contribute to the Foundation, from authorized but unissued shares, an amount of Common Stock equal to 8% of the Common Stock sold in the Conversion; and (v) total expenses, including the marketing fees paid to Sandler O'Neill, will be between $12.7 million and $15.1 million (or $16.5 million in the event the Estimated Price Range is increased by 15%). Actual expenses may vary from those estimated.



         Pro forma consolidated net income and stockholders' equity of the Company have been calculated for the five months ended August 31, 1997 and for the year ended March 31, 1997 as if the Common Stock to be issued in the Offerings had been sold at the beginning of the respective periods and the net proceeds had been invested at 5.56% and 6.00%, which represent the yields on one-year U.S. Government securities at August 31, 1997 and March 31, 1997, respectively (which, in light of changes in interest rates in recent periods, are deemed by the Company and the Bank to more accurately reflect pro forma reinvestment rates than the arithmetic average method). The effect of withdrawals from deposit accounts for the purchase of Conversion Stock has not been reflected. A marginal tax rate of 47% has been assumed for each of the periods, resulting in an after-tax yield of 2.95% for the five months ended August 31, 1997 and 3.18% for the year ended March 31, 1997. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock, as adjusted to give effect to the shares purchased by the ESOP and the effect of the issuance of shares to the Foundation. See Note 3 to the tables below. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. As discussed under "Use of Proceeds," the Company intends to make a loan to fund the purchase of 8.0% of the Common Stock by the ESOP and retain 50% of the net proceeds from the Offerings.


         No effect has been given in the tables to the issuance of additional shares of Common Stock pursuant to the proposed Stock Option Plan. See "Management of the Company -Benefits - Stock Option Plan" and "Management of the Bank - Stock Benefit Plans." The table below gives effect to the Recognition Plan, which is expected to be adopted by the Company following the Conversion and presented (together with the Stock

Option Plan) to stockholders for approval at an annual or special meeting of stockholders to be held at least six months following the consummation of the Conversion. If the Recognition Plan is approved by stockholders, the Recognition Plan intends to acquire an amount of Common Stock equal to 4.0% of the shares of Common Stock issued in the Offerings, either through open market purchases or from authorized but unissued shares of Common Stock. The table below assumes that stockholder approval has been obtained, as to which there can be no assurance, and that the shares acquired by the Recognition Plan are purchased in the open market at the Purchase Price. No effect has been given to (i) the Company's results of operations after the Conversion, (ii) the market price of the Common Stock after the Conversion, or (iii) a less than 4.0% purchase by the Recognition Plan. In addition, no effect has been given in the tables to the effect on book value of the liquidation account to be established for the benefit of Eligible Account Holders or in the event of liquidation of the Bank, to the tax effect of the bad debt reserve and other factors.

         The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of the Company computed in accordance with GAAP. The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be different than amounts that would be available for distribution to stockholders in the event of liquidation.

         THE FOLLOWING TABLE GIVES EFFECT TO THE ISSUANCE OF AUTHORIZED BUT UNISSUED SHARES OF THE COMPANY'S COMMON STOCK TO THE FOUNDATION CONCURRENTLY WITH THE COMPLETION OF THE CONVERSION. THE VALUATION RANGE, AS SET FORTH HEREIN AND IN THE TABLE BELOW, TAKES INTO ACCOUNT THE DILUTIVE IMPACT OF THE ISSUANCE OF SHARES TO THE FOUNDATION.

                                                       At or For the Five Months Ended August 31, 1997
                                                --------------------------------------------------------------

                                                  45,254,630     53,240,741     61,226,852     70,410,880
                                                  Shares Sold    Shares Sold    Shares Sold    Shares Sold
                                                   at $10.00      at $10.00      at $10.00    at $10.00 Per
                                                   Per Share      Per Share      Per Share      Share (15%
                                                  (Minimum of     (Midpoint     (Maximum of    above Maximum
                                                    Range)        of Range)        Range)      of Range)(9)
                                                 ------------    -----------   ------------   --------------

                                                      (Dollars in Thousands, Except Per Share Amounts)

 Gross proceeds                                     $452,546       $532,407       $612,269       $704,109
 Plus: Shares acquired by Foundation (equal to
  8% of the shares issued in the Conversion)          36,204         42,593         48,981         56,329
                                                     -------        -------        -------        -------
   Pro forma market capitalization                  $488,750       $575,000       $661,250       $760,438
                                                     =======        =======        =======        =======
 Gross proceeds                                      452,546        532,407        612,269        704,109
 Less: Offering expenses and commissions              12,690         13,884         15,077         16,450
                                                     -------        -------        -------        -------
   Estimated net proceeds                           $439,856       $518,523       $597,192       $687,659
 Less: Shares purchased by the ESOP                  (36,204)       (42,593)       (48,981)       (56,329)
       Shares purchased by the
        Recognition Plan                             (18,102)       (21,296)       (24,491)       (28,164)
                                                     -------        -------        -------        -------

 Total estimated net proceeds, as adjusted(1)       $385,550       $454,634       $523,720       $603,166
                                                     =======        =======        =======        =======
 Net income (2):
   Historical                                        $10,981        $10,981        $10,981        $10,981
   Pro forma income on net proceeds                    4,734          5,582          6,430          7,406
   Pro forma ESOP adjustment(3)                         (400)          (470)          (541)          (622)
   Pro forma Recognition Plan
    adjustment(4)                                       (799)          (941)        (1,082)        (1,244)
                                                     -------        -------        -------        -------
   Pro forma net income                            $  14,516       $ 15,152       $ 15,788       $ 16,521
                                                    ========        =======        =======        =======
 Net income per share(2)(5):
   Historical                                           $.24           $.21           $.18           $.16
   Pro forma income on net proceeds                      .10            .10            .10            .11
   Pro forma ESOP adjustment(3)                         (.01)          (.01)          (.01)          (.01)
   Pro forma Recognition Plan
    adjustment(4)                                       (.02)          (.02)          (.02)          (.02)
                                                     -------        -------        -------        -------
   Pro forma net income per share(4)(6)             $    .31       $    .28      $     .25      $     .24
                                                     =======        =======       ========       ========
 Offering price to pro forma net
   income per share (5)                               13.44x         14.88x         16.67x         17.36x
                                                    ========       ========       ========       ========
 Stockholders' equity:
   Historical(7)                                    $324,861       $324,861       $324,861       $324,861
   Estimated net proceeds                            439,856        518,523        597,192        687,659
   Plus: Shares issued to Foundation                  36,204         42,593         48,981         56,329
   Less: Contribution to Foundation                  (36,204)       (42,593)       (48,981)       (53,329)
   Plus: Tax benefit of the contribution
          to Foundation                               17,016         20,019         23,021         26,474
   Less: Common Stock acquired
          by the ESOP(3)                             (36,204)       (42,593)       (48,981)       (56,329)
         Common Stock to be acquired by
          the Recognition Plan(4)                    (18,102)       (21,296)       (24,491)       (28,164)
                                                     -------        -------        -------        -------
   Pro forma stockholders' equity(4)(6)(8)          $727,427       $799,514       $871,602       $954,501
                                                     =======        =======        =======        =======
 Stockholders' equity per share(5):
   Historical(7)                                       $6.65          $5.65          $4.91          $4.27
   Estimated net proceeds                               9.00           9.02           9.03           9.04
   Plus: Shares issued to Foundation                     .74            .74            .74            .74
   Less: Contribution to Foundation                     (.74)          (.74)          (.74)          (.74)
   Plus: Tax benefit of contribution to
         Foundation                                      .35            .35            .35            .35

   Less: Common Stock acquired
          by the ESOP(3)                                (.74)          (.74)          (.74)          (.74)
         Common Stock to be acquired by
          the Recognition Plan(4)                       (.37)          (.37)          (.37)          (.37)
                                                     -------        -------        -------        -------

  Pro forma stockholders' equity
   per share(4)(6)(8)                               $  14.89       $  13.91       $  13.18       $  12.55
                                                     =======        =======        =======        =======
 Offering price as a percentage of pro
   forma stockholders' equity per share(5)             67.16%         71.89%         75.87%         79.68%
                                                    ========        =======        =======         ======
 Offering price as a percentage of pro forma
   tangible stockholders' equity per share(5)          73.31%         77.82%         81.57%         85.11%
                                                    ========        =======        =======         ======



                                                  (footnotes on following pages)

                                                             At or For the Year Ended March 31, 1997
                                                 -------------------------------------------------------------

                                                  45,254,630      53,240,741    61,226,852     70,410,880
                                                  Shares Sold    Shares Sold    Shares Sold    Shares Sold
                                                   at $10.00      at $10.00      at $10.00    at $10.00 Per
                                                   Per Share      Per Share      Per Share     Share (15%
                                                  (Minimum of     (Midpoint     (Maximum of   above Maximum
                                                     Range)        of Range)       Range)      of Range)(9)
                                                  -----------    -----------    -----------   -------------
                                                      (Dollars in Thousands, Except Per Share Amounts)

 Gross proceeds                                    $452,546       $532,407       $612,269       $704,109
 Plus: Shares acquired by Foundation (equal to
  8% of the shares issued in the Conversion)         36,204         42,593         48,981         56,329
                                                   --------       --------       --------       --------
  Pro forma market capitalization                  $488,750       $575,000       $661,250       $760,437
                                                    =======        =======        =======        =======
 Gross proceeds                                     452,546        532,407        612,269        704,109
 Less: Offering expenses and commissions             12,690         13,884         15,077         16,450
                                                   --------       --------       --------       --------
  Estimated net proceeds                           $439,856       $518,523       $597,192       $687,659
 Less: Shares purchased by the ESOP                 (36,204)       (42,593)       (48,981)       (56,329)
         Shares purchased by the
           Recognition Plan                         (18,102)       (21,296)       (23,491)       (28,164)
                                                   --------       --------       --------       --------

 Total estimated net proceeds, as adjusted(1)      $385,550       $454,634       $523,720       $603,166
                                                    =======        =======        =======        =======
 Net income (2):
   Historical                                       $17,180        $17,180        $17,180        $17,180
   Pro forma income on net proceeds                  12,261         14,457         16,654         19,181
   Pro forma ESOP adjustment(3)                        (959)        (1,129)        (1,298)        (1,493)
   Pro forma Recognition Plan
    adjustment(4)                                    (1,919)        (2,257)        (2,596)        (2,985)
                                                   --------        -------       --------       --------
   Pro forma net income                            $ 26,563       $ 28,251       $ 29,940       $ 31,883
                                                    =======        =======        =======        =======
 Net income per share(2)(5):
   Historical                                          $.38         $  .32        $   .28         $  .24
   Pro forma income on net proceeds                     .27            .27            .27            .27
   Pro forma ESOP adjustment(3)                        (.02)          (.02)          (.02)          (.02)
   Pro forma Recognition Plan
    adjustment(4)                                      (.04)          (.04)          (.04)          (.04)
                                                    -------         ------         ------         ------
   Pro forma net income per share(4)(6)             $   .59        $   .53        $   .49        $   .45
                                                     ======         ======         ======         ======
 Offering price to pro forma net
   income per share (5)                              16.95x         18.87x         20.41x         22.22x
                                                    =======        =======        =======        =======
 Stockholders' equity:
   Historical(7)                                   $309,206       $309,206       $309,206       $309,206
   Estimated net proceeds                           439,856        518,523        597,192        687,659
   Plus: Shares issued to Foundation                 36,204         42,593         48,981         56,329
   Less: Contribution to Foundation                 (36,204)       (42,593)       (48,981)       (56,329)
   Plus: Tax benefit of the contribution                            20,019         23,021         26,474
          to Foundation                              17,016
   Less: Common Stock acquired
           by the ESOP(3)                           (36,204)       (42,593)       (48,981)       (56,329)
          Common Stock to be acquired by
           the Recognition Plan(4)                  (18,102)       (21,296)       (24,491)       (28,164)
                                                   --------       --------       --------       --------
   Pro forma stockholders' equity(4)(6)(8)         $711,772       $783,859       $855,947       $938,846
                                                    =======        =======        =======        =======
 Stockholders' equity per share(5):
   Historical(7)                                      $6.33          $5.38          $4.68          $4.07
   Estimated net proceeds                              9.00           9.02           9.03           9.04
   Plus: Shares issued to Foundation                   0.74           0.74           0.74           0.74
   Less: Contribution to Foundation                   (0.74)         (0.74)         (0.74)         (0.74)
   Plus: Tax benefit of contribution to
         Foundation                                    0.35           0.35           0.35           0.35
   Less: Common Stock acquired
          by the ESOP(3)                              (0.74)         (0.74)         (0.74)         (0.74)
         Common Stock to be acquired by
          the Recognition Plan(4)                     (0.37)         (0.37)         (0.37)         (0.37)
                                                    -------        -------        -------        -------
   Pro forma stockholders' equity
     per share(4)(6)(8)                            $  14.57       $  13.64       $  12.95       $  12.35
                                                    =======        =======        =======        =======
 Offering price as a percentage of pro
   forma stockholders' equity per share(5)            68.63%         73.31%         77.22%         80.97%
                                                    =======        =======        =======        =======
 Offering price as a percentage of pro forma
   tangible stockholders' equity per share(5)         75.02%         79.43%         83.06%         86.58%
                                                    =======        =======        =======        =======



                                                  (footnotes on following pages)

----------------------

(1) Estimated net proceeds, as adjusted, consist of the estimated net proceeds from the Offerings minus (i) the proceeds attributable to the purchase by the ESOP and (ii) the value of the shares to be purchased by the Recognition Plan, subject to stockholder approval, after the Conversion at an assumed purchase price of $10.00 per share.


(2) Does not give effect to the non-recurring expense that will be recognized in fiscal 1998 as a result of the establishment of the Foundation. The Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $19.2 million, $22.6 million, $26.0 million and $29.9 million at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Price Range, respectively. Assuming the contribution to the Foundation had been expensed during the five months ended August 31, 1997, pro forma net earnings per share would be $(0.10), $(0.14), $(0.17) and $(0.19) at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively. Per share net income for five months ended is based on 45,292,342, 53,285,108, 61,277,874 and 70,469,555 shares outstanding which represents the shares sold in the Offerings, shares contributed to the Foundation and shares to be allocated or distributed under the ESOP and Recognition Plan for the five month period. Assuming the contribution to the Foundation was expensed during the year ended March 31, 1997, pro forma net earnings per share would be $0.16, $0.11, $0.06 and $0.03 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively. Per share net income data for the year ended March 31, 1997 is based on 45,345,139, 53,347,222,
         61,349,306 and 70,551,701 shares outstanding which represents shares sold in the Offerings, shares contributed to the Foundation and shares to be allocated or distributed under the ESOP and Recognition Plan for each of the periods presented.


(3) It is assumed that 8.0% of the shares of Common Stock sold in the Offerings (excluding any shares issued to the Foundation), will be purchased by the ESOP with funds loaned by the Company. The Company and the Bank intend to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The pro forma net earnings assumes (i) that the loan to the ESOP is payable over 20 years, with the ESOP shares having an average fair value of $10.00 per share in accordance with SOP 93-6, entitled "Employers' Accounting for Employee Stock Ownership Plans," of the AICPA, and (ii) the effective tax rate was 47% for each of the periods. See "Management - Benefits - Employee Stock Ownership Plan."




                                         (footnotes continued on following page)

------------------------



(4) It is assumed that the Recognition Plan will purchase, following stockholder approval of such plan, a number of shares of Common Stock equal to 4.0% of the shares of Common Stock sold in the Offerings (excluding any shares issued to the Foundation) for issuance to directors, officers and employees. Funds used by the Recognition Plan to purchase the shares initially will be contributed to the Recognition Plan by the Company. It is further assumed that the shares were acquired by the Recognition Plan at the beginning of the period presented in open market purchases at the Purchase Price and that 8.33% and 20.00% of the amount contributed was an amortized expense during the five months ended August 31, 1997 and the year ended March 31, 1997. The issuance of authorized but unissued shares of Common Stock pursuant to the Recognition Plan in the amount of 4.0% of the Common Stock issued in the Offerings would dilute the voting interests of existing stockholders by approximately 3.8% and under such circumstances (i) pro forma net earnings per share for the five months ended August 31, 1997 would be $0.31, $0.28, $0.25 and $0.23 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, and stockholders' equity per share would be $14.72, $13.77, $13.08 and $12.47 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, and (ii) pro forma net earnings per share for the year ended March 31, 1997 would be $0.57, $0.52, $0.48 and $0.44, at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, and stockholders' equity per share at March 31, 1997 would be $14.41, $13.51, $12.85 and $12.27 at the minimum, midpoint, maximum and 15% above the maximum of such range, respectively. There can be no assurance that the actual purchase price of shares purchased by or issued to the Recognition Plan will be equal to the Purchase Price. See "Management - Benefits
         - Recognition Plan."



(5) The per share calculations are determined by adding the number of shares assumed to be issued in the Conversion as well as contributed to the Foundation and, in accordance with SOP 93-6, subtracting 99.0% and 97.5% of the ESOP shares which have not been committed for release during the five months ended August 31, 1997 and the year ended March 31, 1997, respectively. Only ESOP shares committed to be released have been considered outstanding for purposes of the net income per share calculations. Thus, it is assumed at August 31, 1997 that 45,292,342, 53,285,108, 61,277,874 and 70,469,555 shares of Common
         Stock are outstanding at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, and at March 31, 1997 that 45,345,139, 53,347,222, 61,349,306 and 70,551,701 shares of Common Stock are outstanding at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively. Assuming the uncommitted ESOP shares were not subtracted from the number of shares of Common Stock outstanding at August 31, 1997, the offering price as a multiple of pro forma net earnings per share would be 14.0x, 15.81x, 17.45x and 19.18x at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively and at March 31, 1997, the offering price as a multiple of pro forma net earnings per share would be 18.40x, 20.35x, 22.09x and 23.85x at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively.


                                         (footnotes continued on following page)

-------------------


(6) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plan, which will be adopted by the Company following the Conversion and presented for approval by stockholders at an annual or special meeting of stockholders of the Company held at least six months following the consummation of the Conversion. If the Stock Option Plan is approved by stockholders, an amount equal to 10% of the Common Stock issued in the Offerings, or 4,525,463, 5,324,074, 6,122,685 and 7,041,088 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Option Plan. The issuance of Common Stock pursuant to the exercise of options under the Stock Option Plan will result in the dilution of existing stockholders' interests. Assuming stockholder approval of the Stock Option Plan, that all these options were exercised at the beginning of the period at an exercise price of $10.00 per share and that the shares to fund the Recognition Plan are acquired through open market purchases at the Purchase Price, (i) pro forma net earnings per share for the five months ended August 31, 1997 would be $0.30, $0.27, $0.24 and $0.22 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively and pro forma stockholders' equity per share at August 31, 1997 would be $14.46, $13.57, $12.91 and
         $12.33 at the minimum, midpoint, maximum and 15% above the maximum of such range, respectively, and (ii) pro forma net earnings per share for the year ended March 31, 1997 would be $0.55, $0.51, $0.47 and $0.44 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, and stockholders' equity per share at March 31, 1997 would be $14.17, $13.32, $12.69 and $12.14 at the minimum, midpoint, maximum and 15% above the maximum of such range, respectively. See "Management - Benefits - Stock Option Plan."



(7)      Includes the $92,000 at August 31, 1997 and $93,000 at March 31, 1997
         of net assets of the Mutual Holding Company to be acquired by the Company and the Bank upon consummation of the Conversion.


(8) The retained earnings of the Bank will be substantially restricted after the Conversion by virtue of the liquidation account to be established in connection with the Conversion. See "Dividend Policy" and "The Conversion - Liquidation Rights." In addition, certain distributions from the Bank's retained earnings may be treated as being from its accumulated bad debt reserve for tax purposes, which would cause the Bank to have additional taxable income. See "Taxation
         - Federal Taxation." Pro forma stockholders' equity and pro forma stockholders' equity per share do not give effect to the liquidation account or the bad debt reserves established by the Bank for federal income tax purposes in the event of a liquidation of the Bank.


                                         (footnotes continued on following page)

-----------------

(9) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Offerings.

     COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH NO FOUNDATION


         In the event that the Foundation was not being established as part of the Conversion, RP Financial has estimated that the pro forma aggregate market capitalization of the Company would be approximately $610.0 million at the midpoint, which is approximately $35.0 million greater than the pro forma aggregate market capitalization of the Company if the Foundation is included, and would result in approximately $77.6 million increase in the amount of Common Stock offered for sale in the Conversion. The pro forma price to book ratio and pro forma price to earnings ratio would be the same under both the current appraisal and the estimate of the value of the company without the Foundation. Further, assuming the midpoint of the Estimated Price Range, pro forma stockholders' equity per share and pro forma earnings per share would be substantially the same at $13.91 and $13.88, respectively, and $0.28 and $0.28, respectively, with the Foundation or without the Foundation. The pro forma price to book ratio and the pro forma price to earnings ratio are substantially the same with and without the Foundation at the midpoint at 71.9% and 72.1%, respectively, and 14.9x and 14.9x, respectively. There is no assurance that in the event the Foundation was not formed that the appraisals prepared at the time would have concluded that the pro forma market value of the Company would be the same as that estimated herein. Any appraisals prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.



         For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Price Range, assuming the Conversion was completed at August 31, 1997.



                                                      At the Minimum                   At the Midpoint
                                              ----------------------------      ------------------------------
                                                  With             No               With              No
                                               Foundation      Foundation        Foundation       Foundation
                                              ------------    ------------      ------------     -------------
                                                     (Dollars in thousands, except per share amounts)
Estimated offering amount . . . . . . .        $  452,546        $518,500        $  532,407         $610,000
Pro forma market capitalization . . . .           488,750         518,500           575,000          610,000
Total assets  . . . . . . . . . . . . .         4,196,878       4,236,916         4,268,965        4,316,068
Total liabilities . . . . . . . . . . .         3,469,451       3,469,451         3,469,451        3,469,451
Pro forma stockholders' equity  . . . .           727,427         767,465           799,514          846,617
Pro forma consolidated net earnings . .            14,516          15,041            15,152           15,770
Pro forma stockholders' equity
 per share  . . . . . . . . . . . . . .             14.89           14.81             13.91            13.88
Pro forma consolidated net
 earnings per share . . . . . . . . . .               .31             .31               .28              .28

Pro forma pricing ratios:
  Offering prices as a percentage
   of pro forma stockholders' equity
   per share  . . . . . . . . . . . . .             67.16%          67.52%            71.89%           72.05%
  Offering price to pro forma
   net earnings per share . . . . . . .            13.44x(1)       13.44x            14.88x(1)        14.88x
  Pro forma market capitalization to
   assets . . . . . . . . . . . . . . .             11.65%          12.24%            13.47%           14.13%
Pro forma financial ratios:
  Return on assets  . . . . . . . . . .               .83%(2)         .85%              .85%(2)          .88%
  Return on stockholders' equity  . . .              4.79%(3)        4.70%             4.55%(3)         4.47%
  Stockholders' equity to assets  . . .              17.33%         18.11%            18.73%           19.62%

                                                                                   At the Maximum,
                                                    At the Maximum                   As Adjusted
                                             -----------------------------   ----------------------------
                                                 With              No            With             No
                                              Foundation       Foundation     Foundation      Foundation
                                             ------------    -------------   ------------    ------------
                                                    (Dollars in thousands, except per share amounts)
Estimated offering amount . . . . . . .         $612,269         $701,500       $704,109        $806,725
Pro forma market capitalization . . . .          661,250          701,500        760,437         806,725
Total assets  . . . . . . . . . . . . .        4,341,053        4,395,221      4,423,952       4,486,245
Total liabilities . . . . . . . . . . .        3,469,451        3,469,451      3,469,451       3,469,451
Pro forma stockholders' equity  . . . .          871,602          925,770        954,501       1,016,794
Pro forma consolidated net earnings . .           15,788           16,500         16,521          17,339
Pro forma stockholders' equity
 per share  . . . . . . . . . . . . . .            13.18            13.20          12.55           12.61
Pro forma consolidated net
 earnings per share . . . . . . . . . .              .25              .25            .24             .23

Pro forma pricing ratios:
  Offering prices as a percentage
   of pro forma stockholders' equity
   per share  . . . . . . . . . . . . .            75.87%           75.76%         79.68%          79.30%
  Offering price to pro forma
   net earnings per share . . . . . . .           16.67x(1)         16.67x         17.36x(1)       18.12x
  Pro forma market capitalization to
   assets . . . . . . . . . . . . . . .            15.23%           15.96%         17.19%          17.98%
Pro forma financial ratios:
  Return on assets  . . . . . . . . . .              .87%(2)         0.90%          0.90%(2)        0.93%
  Return on stockholders' equity  . . .             4.35%(3)         4.28%          4.15%(3)        4.09%
  Stockholders' equity to assets  . . .            20.08%           21.06%         21.58%          22.66%


-----------------


(1) If the contribution to the Foundation had been expensed during the five months ended August 31, 1997, the offering price to pro forma net earnings per share would have been (96.9)x, (71.8)x, (60.2)x and (52.9)x at the minimum, midpoint, maximum and maximum, as adjusted, respectively.



(2) If the contribution to the Foundation had been expensed during the five months ended August 31, 1997, return on assets would have been (0.27%, (0.42)%, (0.56)% and (0.72)% at the minimum, midpoint, maximum and maximum, as adjusted, respectively.



(3) If the contribution to the Foundation had been expensed during the five months ended August 31, 1997, return on stockholders' equity would have been (1.54)%, (2.23)%, (2.80)% and (3.35)% at the minimum, midpoint, maximum and maximum, as adjusted, respectively.

                   INDEPENDENCE SAVINGS BANK AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME


         Set forth below are the consolidated statements of income of the Bank and its subsidiaries for the periods indicated. The consolidated financial statements of the Bank as of March 31, 1997, 1996 and 1995 and for the years then ended were audited by Ernst & Young LLP, independent certified public accountants. The consolidated statements of operations of the Bank for the five months ended August 31, 1997 and 1996 were not audited by independent public accountants but in the opinion of management reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the results of operations for those periods. Operating results for the five months ended August 31, 1997 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending March 31, 1998.



                                                     For the Five Months              For the Year Ended
                                                       Ended August 31,                    March 31,
                                                   ----------------------     ------------------------------------
                                                      1997         1996          1997         1996         1995
                                                   ----------   ---------     -----------  -----------  ----------

                                                                                         (In Thousands)
Interest income:
  Loans:
    Mortgage loans                                   $70,910      $67,180       $161,638     $140,435     $128,008
    Other loans                                       15,898       15,091         36,189       36,162       31,726
  Investment securities                               16,363        9,494         22,356       11,635        8,644
  Mortgage-backed and mortgage-related securities      5,258       14,239         28,856       17,779       20,204
  Other                                                3,366        2,521          6,264        7,089        2,957
                                                       -----        -----       --------     --------     --------
   Total interest income                             111,795      108,525        255,303      213,100      191,539
                                                     -------      -------       --------     --------     --------

Interest expense:
  Deposits                                            59,334       58,291        138,840      106,379       76,443
  Borrowings                                             501          628          1,347        4,240        4,119
                                                      ------       ------       --------     --------     --------
   Total interest expense                             59,835       58,919        140,187      110,619       80,562
                                                      ------     --------       --------     --------     --------
      Net interest income                             51,960       49,606        115,116      102,481      110,977
Provision for loan losses                              4,577        1,560          7,960        3,679        3,592
                                                       -----     --------       --------     --------    ---------
      Net interest income after provision
        for loan losses                               47,383       48,046        107,156       98,802      107,385
                                                     -------     --------       --------     --------     --------
Non-interest income:
  Net gain (loss) on sales of loans and securities        13         (282)        (3,347)      12,222       (3,952)
  Service fees                                         2,909        2,406          5,708        4,086        4,103
  Other                                                  780        1,087            548        3,774        2,313
                                                       -----       ------       --------     --------    ---------
   Total non-interest income                           3,702        3,211          2,909       20,082        2,464
                                                       -----       ------       --------     --------    ---------

Non-interest expense:
  Compensation and employee benefits                  12,424       11,566         26,879       22,311       20,155
  Occupancy costs                                      5,075        4,456         10,981        7,656        5,948
  Data processing fees                                 4,688        2,122          7,020        3,117        3,091
  Advertising                                          1,583        1,125          3,625        3,229        2,175
  FDIC insurance premiums                                519        1,587          2,199        2,558        5,057
  SAIF assessment                                         --           --          8,553           --           --
  Amortization of intangible assets                    3,678        3,901          8,278        1,842          905
  Other                                                6,931        5,445         14,618       11,417       10,287
                                                       -----        -----       --------     --------     --------
   Total non-interest expense                         34,898       30,202         82,153       52,130       47,618
                                                      ------       ------       --------     --------     --------
Income before provision for income taxes              16,187       21,055         27,912       66,754       62,231
Provision for income tax                               5,206        9,234         10,732       30,782       27,327
                                                       -----        -----       --------     --------     --------
Net income                                           $10,981      $11,821      $  17,180    $  35,972    $  34,904
                                                      ======       ======       ========     ========     ========

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS



GENERAL



         The Bank's results of operations depend primarily on its net interest income, which is the difference between interest income on interest-earning assets, which principally consist of loans, mortgage-backed and mortgage-related securities and investment securities, and interest expense on interest-bearing liabilities, which principally consist of deposits and borrowings. Net interest income is determined by an institution's interest rate spread (i.e. the difference between the yields earned on its interest earning assets and the rates paid on its interest-bearing liabilities) and the relative amount of interest-earning assets and interest-bearing liabilities.



         The Bank's results of operations also are affected by the provision for loan losses, resulting from management's assessment of the adequacy of the allowance for loan losses, the level of its non-interest income, including service fees and related income, gains and losses from the sales of loans and securities, the level of its non-interest expense, including compensation and employee benefits, occupancy expense and FDIC insurance premiums, data processing services and income tax expense.



         The Bank is a community-oriented savings bank which emphasizes customer service and convenience. As part of this strategy, the Bank offers products and services designed to meet the needs of its customers. The Bank generally has sought to achieve long-term financial strength and stability by increasing the amount and stability of its net interest income and non-interest income and by maintaining a high level of asset quality. In pursuit of these goals, the Bank has adopted a business strategy emphasizing controlled growth, residential lending, retail deposit products, customer service, maintaining asset quality and a stable source of liquidity and earnings.



BUSINESS STRATEGY



         Controlled Growth. In recent years, the Bank has sought to increase its assets and expand its operations. The Bank purchased Bay Ridge in January 1996 as well as five branch offices located in Brooklyn and Staten Island in March 1996 from a savings institution which was withdrawing from the market area (the "1996 Branch Acquisition"). In addition, in earlier periods, the Bank also completed several other acquisitions. These transactions have contributed to the growth in the Bank's assets, which increased by $1.40 billion or 58.6% from $2.39 billion at March 31, 1993 to $3.79 billion at August 31, 1997. The net proceeds from the Offerings will significantly enhance the capital base of the Company and the Bank and therefore support further growth and expansion of the Bank's operations consistent with its business strategy.

         Emphasis on Residential Lending. Management believes that the Bank is more likely to achieve its goals of long-term financial strength and profitability by continuing to emphasize residential loan products and services. Given the concentration of multi-family housing units in the New York City metropolitan area, the Bank's primary lending emphasis is the origination of loans secured by first liens on multi-family residential properties, which consist primarily of mortgage loans secured by apartment buildings. Such loans totaled $1.49 billion or 54.7% of the total loan portfolio at August 31, 1997. The Bank also emphasizes single-family (one-to-four units) residential mortgage loans, which totaled $552.4 million or 20.3% of the total loan portfolio at August 31, 1997, and cooperative apartment loans (loans secured by an individual's shares in a cooperative housing corporation), which loans totaled $392.8 million or 14.4% of the total loan portfolio at August 31, 1997.



         Maintain Asset Quality. Management believes that high asset quality is a key to long-term financial success. Accordingly, the Bank has sought to maintain a high level of asset quality and moderate credit risk by using underwriting standards which management believes are conservative and by generally limiting its origination of mortgage loans to its market area. Total non-performing assets have remained relatively stable even as the Bank's assets have grown significantly. The Bank's ratio of non-performing assets to total assets at August 31, 1997 was 0.69% and its allowance for loan losses to non-performing loans was 119.8%.



         Stable Source of Liquidity. The Bank purchases short to medium-term investment securities and mortgage-backed and mortgage-related securities combining what management believes to be appropriate, liquidity, yield and credit quality in order to primarily achieve a managed and predictable source of liquidity to meet loan demand and, to a lesser extent, a stable source of interest income. These portfolios which totaled in the aggregate $721.1 million at August 31, 1997 are comprised primarily of obligations of the U.S. Government and federal agencies totaling $536.1 million (of which $513.5 million consists of U.S. Treasury notes and bills) and mortgage-backed and mortgage-related securities totaling $167.3 million (of which $96.6 million consists of mortgage-backed securities and $70.7 million of CMOs). In accordance with the Bank's policy, investments purchased by the Bank generally must be rated at least "investment grade" upon purchase.



         Emphasis on Retail Deposits and Customer Service. The Bank, as a traditional community-based savings bank, is largely dependent upon its base of competitively priced core deposits to provide stable source of funding. The Bank has retained many loyal customers over the years through a combination of quality service, low service fees on various deposit and other products, customer convenience, an experienced staff and a commitment to the communities which it serves. Lower costing deposits totaled $1.58 billion or 46.9% of the Bank's total deposits at August 31, 1997. In addition, the Bank does not accept brokered deposits as a source of funds and has no plans to do so in the future.

RECENT ACQUISITIONS


         The Bank significantly increased its asset size during fiscal 1996 through two acquisitions. In January 1996, the Bank completed the acquisition of Bay Ridge, acquiring $558.6 million of assets and six branch offices located in Brooklyn with total deposits of $445.2 million. As a result of such acquisition, the Bank recorded goodwill totaling $26.1 million, as adjusted which is being amortized on a straight line basis over a 14 year period. The amount of goodwill related to the Bay Ridge acquisition was adjusted downward during fiscal 1997 by $4.8 million primarily as the result of the receipt of proceeds from the repayment of the Bay Ridge ESOP loan and the receipt of tax refunds, offset in part by an additional accrual related to a Bay Ridge qualified retirement plan. As of August 31, 1997, the Bank had $22.9 million of goodwill remaining related to this acquisition.



         In March 1996, the Bank completed the 1996 Branch Acquisition, providing the Bank with three additional branch offices in Brooklyn and two branch offices in Staten Island. In connection with the transaction, the Bank assumed approximately $615.6 million of deposits and other liabilities and recorded $49.5 million of intangible assets. In consideration for the assumption of deposits and other liabilities, the Bank received approximately $557.9 million in cash and branch offices and other fixed assets valued at approximately $8.1 million. In September 1996, the Bank discontinued operations at one of the branch offices acquired in the 1996 Branch Acquisition and sold deposits totaling $51.4 million for a premium of $3.6 million. The remaining premium paid by the Bank which related to this branch office amounted to $5.3 million at the time of disposition and was deducted from the $49.5 million of intangible assets recorded in the acquisition. In addition, the Bank recognized a loss of $1.7 million on the sale of this branch office, which was reflected in other income for fiscal 1997. The intangible related to the 1996 Branch Acquisition, as adjusted, which totaled $34.2 million at August 31, 1997, is being amortized on a straight line basis over seven years.



         In April 1997, the Bank continued its growth by completing another branch acquisition. As a result, the Bank assumed $70.0 million of deposits, receiving $64.9 million in cash, an additional branch office in Queens and other fixed assets with an aggregate value of approximately $886,000. In connection with such acquisition, the Bank recorded an intangible asset in the amount of $4.0 million which is being amortized on a straight line basis over seven years. At August 31, 1997, the remaining intangible resulting from the deposit acquisition amounted to $3.8 million.


CHANGES IN FINANCIAL CONDITION


         GENERAL. Total assets increased by $60.9 million, or 1.6%, from $3.73 billion at March 31, 1997 to $3.79 billion at August 31, 1997. The major component of the increase consisted of a $174.3 million increase in the net loan portfolio, of which $134.1 million was accounted for by increases in multi-family residential and commercial real estate loans. In addition, the restructuring of the Bank's investment securities and mortgage-backed and mortgage-related securities portfolio which began in March 1997 was completed with the investment of the proceeds of the sales undertaken in March. As a result, the Bank's investment securities increased from $357.5 million at March 31, 1997 to $553.8 million at August 31, 1997. Such increase was accompanied by a $189.1 million decrease in cash and cash equivalents and a $107.2 million decrease in accounts receivable as the funds received or to be received from such sales were reinvested in investment securities, primarily U.S. Treasury notes and bills. Total assets decreased by $136.5 million, or 3.5%, from $3.87 billion at March 31, 1996 to $3.73 billion at March 31, 1997. Investment securities and mortgage-backed and mortgage-related securities decreased substantially due to sales of $652.3 million of such securities during fiscal 1997. Such sales related primarily to the Bank's decision to restructure its investments and mortgage-backed and mortgage-related securities portfolios to improve the yield thereon and to reduce interest rate risk. The proceeds of the sales, which were undertaken in large part in March 1997 and which resulted in a net loss of $3.9 million, were primarily invested in short-term investments. Offsetting in part the decline in the investment and mortgage-backed and mortgage-related securities portfolios was a $180.3 million increase in the net loan portfolio, the majority of which was accounted for by a $157.1 million increase in multi-family residential loans. The growth in the Company's assets was funded primarily by a $46.4 million increase in deposits resulting in large part from the branch acquisitions completed in April 1997. See " - Recent Acquisitions."



         CASH, CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER AND FEDERAL FUNDS SOLD (COLLECTIVELY "CASH AND CASH EQUIVALENTS"). Cash and cash equivalents decreased from $374.6 million at March 31, 1997 to $185.5 million at August 31, 1997 reflecting primarily the investment in April of a substantial portion of the remaining proceeds received from the sales of investment and mortgage-backed and mortgage related securities effected in March 1997. During fiscal 1997, cash and cash equivalents increased by $271.4 million, or 263.0%, to $374.6 million at March 31, 1997 from $103.2 million at March 31, 1996. Such increase in cash and cash equivalents was due in large part to the proceeds from the sale of investment and mortgage-backed and mortgage-related securities in March 1997, a substantial portion of which was not re-invested until April 1997. Of the $374.6 million of cash and cash equivalents at March 31, 1997, approximately $270.0 million were proceeds from the sale of securities settled on or prior to such date. In addition, at March 31, 1997, the Bank had an account receivable totaling $107.6 million relating to securities transactions executed in connection with the restructuring which had not settled as of such date. Substantially all of these funds were invested in early April 1997 primarily in U.S. Treasury notes and bills with maturities of two years or less.



         INVESTMENT SECURITIES AND MORTGAGE-BACKED AND MORTGAGE-RELATED SECURITIES. The aggregate investment securities and mortgage-backed and mortgage-related securities portfolios increased from $548.5 million at March 31, 1997 to $721.1 million at August 31, 1997 reflecting the investment of the proceeds from the sales effected in connection with the restructuring of these portfolios as described herein. The Bank's investment securities and mortgage-backed and mortgage-related securities portfolios declined by $691.4 million from an aggregate of $1.24 billion at March 31, 1996 to an aggregate of $548.5 million at March 31, 1997. This decline was primarily the result of the Bank's determination to restructure these portfolios in order to improve the overall yield and reduce the exposure to interest rate risk. In connection with this restructuring, the Bank sold approximately $397.3 million of its investment securities and mortgage-backed and mortgage-related securities (including CMOs) in March 1997. The Bank reinvested substantially all of the proceeds of the sales in U.S. Treasury notes and bills, most of which have maturities of two years or less. The weighted average yield, on a fully taxable basis, on the securities purchased was approximately 60 basis points higher than the weighted average yield on the securities sold.


         As of August 31, 1997 and March 31, 1997, the Bank's investment securities totaled $553.8 million and $357.5 million, respectively, all of which were classified as available for sale. At March 31, 1996, the Bank's investment securities totaled $723.8 million of which $683.8 million were classified as available for sale. The Bank was required in fiscal 1995 to classify its investment and mortgage-backed and mortgage-related securities portfolios as either held to maturity or available for sale in accordance with the provisions of SFAS No. 115. See "-Recent Accounting Pronouncements."



         The Bank's mortgage-backed and mortgage-related securities, a substantial portion of which at August 31, 1997 consisted of CMOs secured by mortgage-backed securities issued by the Fannie Mae ("FNMA") or Freddie Mac ("FHLMC"), decreased from $516.0 million at March 31, 1996 to $191.0 million at March 31, 1997 primarily as a result of the restructuring, and decreased further to $167.3 million (all of which were classified as available for sale) at August 31, 1997. The reduction from March 31, 1997 to August 31, 1997 reflected repayments and prepayments. The bulk of the mortgage-backed and mortgage-related securities sold during fiscal 1997 consisted of CMOs, a portion of which were acquired in the acquisition of Bay Ridge in fiscal 1996 and which did not conform to the Bank's investment policy. At August 31, 1997, CMOs totaled $70.7 million, most of which are secured by mortgage-backed securities issued by the FNMA or the FHLMC.



         At August 31, 1997, the Bank had a $8.3 million net unrealized gain on available-for sale investment and mortgage-backed and mortgage-related securities in accordance with SFAS No. 115. See "Business-Investment Activities."



         LOANS RECEIVABLE, NET. Loans receivable, net, increased by $174.3 million or 7.0% from March 31, 1997 to August 31, 1997 and increased by $180.3 million, or 7.8%, from March 31, 1996 to March 31, 1997 due to the continued emphasis by the Bank on the origination of multi-family residential mortgage loans. Such loans increased 23.1% from $1.21 billion at March 31, 1996 to $1.49 billion at August 31, 1997. See "Business - Lending Activities."



         NON-PERFORMING ASSETS.  The Bank's non-performing assets, which consist of non-accrual loans, loans past due 90 days or more as to interest or principal and accruing and other real estate owned acquired through foreclosure or deed-in-lieu thereof decreased by $1.4 million or 4.9% to $26.3 million at August 31, 1997 from $27.6 million at March 31, 1997 and decreased $8.9 million or 24.3% from $36.5 million at March 31, 1996 to $27.6 million at March 31, 1997.  The decrease in non-performing assets from March
31, 1997 to August 31, 1997 was primarily due to the repayment in full of two non-accrual commercial real estate loans aggregating $6.7 million. As a result, non-accrual commercial real estate loans declined to $6.0 million at August 31, 1997. However, offsetting such decrease was a $5.5 million increase to $14.0 million in loans contractually past due maturity but which are continuing to pay in accordance with their original repayment schedule. The Bank's non-performing assets decreased during fiscal 1997 primarily due to the return to performing status of a $5.0 million non-accrual loan as well as the sale or satisfaction of an aggregate of $2.3 million of loans acquired in the Bay Ridge acquisition and charge-offs totaling $1.6 million. Such decrease was offset by a $2.0 million increase to $8.4 million in loans past due as to maturity but continuing to make payments on a basis consistent with the
contractual terms of the loan.   At August 31, 1997, the Bank's non-performing
assets amounted to 0.69% of total assets and consisted of $10.1 million of non-accrual loans ($479,000 of which were multi-family residential loans and $6.0 million of which were commercial and other real estate loans), $1.9 million of loans past due 90 days or more as to interest and accruing, $14.0 million of loans past due 90 days or more as to principal and accruing ($9.6 million of which were multi-family loans and $3.8 million of which were commercial and other real estate loans) and $279,000 of other real estate owned. See
"Business - Asset Quality."



         ALLOWANCE FOR LOAN LOSSES.   The Bank's allowance for loan losses
amounted to $31.1 million at August 31, 1997 as compared to $27.0 million at March 31, 1997 and $20.5 million at March 31, 1996. It is management's policy to maintain an allowance for estimated losses on loans based upon an assessment of prior loss experience, the volume and type of lending conducted by the Bank, industry standards, past due loans (as to either interest or principal), general economic conditions and other factors related to the collectibility of the loan portfolio. The Bank's allowance increased during the five months ended August 31, 1997 as well as in fiscal 1997 primarily due to a $4.6 million and an $8.0 million provision for loan losses made in the five month period and in fiscal 1997, respectively. The Bank increased its provision for loan losses in the five months ended August 31, 1997 and in fiscal 1997 as a result of, among other factors, the increased investment in multi-family residential loans (all of which are secured by properties in the New York City metropolitan area) and, the increased number of larger multi-family and individual cooperative apartment loans and the increased number of loans which exhibit risk characteristics which were determined to require closer oversight (including the amount of loans which were 90 days or more past due as to principal). At August 31, 1997, the Bank's allowance for loan losses amounted to 119.8% of total non-performing loans as compared to 99.8% and 57.8% of total non-performing loans at March 31, 1997 and 1996, respectively. The
Bank utilizes these percentages as only one of the factors in assessing the adequacy of the allowance for loan losses at various points in time. See "Business - Asset Quality."



         INTANGIBLE ASSETS. The Bank's intangible assets consist of goodwill and other intangibles resulting primarily from the Bay Ridge acquisition and the 1996 Branch Acquisition. At August 31, 1997, intangibles totaled $60.9 million and were primarily comprised of $22.9 million related to the acquisition of Bay Ridge and $34.2 million primarily related to the 1996 Branch Acquisition. The Bank's intangible assets increased by $436,000 to $60.9 million at August 31, 1997 from $60.5 million at March 31, 1997 as a result of the completion of a branch purchase in April 1997. The intangible related to the 1996 Branch Acquisition was reduced during fiscal 1997 by $5.3 million due to the transfer in September 1996 to another institution of $51.4 million of deposits related to one of the branch offices acquired. Amortization expense related to intangible assets amounted to $3.7 million and $8.3 million during the five months ended August 31, 1997 and fiscal 1997, respectively. Amortization of such intangibles will continue to reduce net income until such intangible assets are fully amortized. See "-Recent Acquisitions."



         DEPOSITS. Deposits increased $46.4 million or 1.4% to $3.37 billion at August 31, 1997 from $3.33 billion at March 31, 1997 primarily as a result of the assumption of $70.0 million of deposits in the branch purchase completed in April 1997 combined with interest credited of $46.9 million, offset partially by $70.7 million of deposit outflows. The deposit outflows reflect disintermediation as a result of the continued strong performance of the equities markets during the five month period. Deposits decreased by $71.3 million, or 2.1%, to $3.33 billion at March 31, 1997 from $3.40 billion at March 31, 1996 reflecting deposit withdrawals and transfers totaling $210.2 million. This decrease was primarily attributable to the outflow or transfer of $146.0 million of deposits (primarily certificates of deposit) acquired in the 1996 Branch Acquisition and $25.2 million of deposits acquired in the Bay Ridge acquisition. A significant percentage of the higher priced deposits assumed in the 1996 Branch Acquisition were not reinvested in new certificates of deposit at the Bank.



         BORROWINGS. The Bank has historically used borrowing only to a limited extent although it may increase such use in the future. The Bank's borrowings consist primarily of advances from the FHLB of New York. At August 31, 1997, FHLB advances totaled $14.6 million, the same as at March 31, 1997. FHLB advances and other borrowings decreased by $40.0 million, or 69.9%, to $17.2 million at March 31, 1997 from $57.3 million at March 31, 1996. The Bank prepaid a large portion of its FHLB advances in April 1996, which prepayments did not result in any prepayment penalties.



         EQUITY. At August 31, 1997, total equity equaled $324.8 million, compared to $309.1 million and $289.8 million at March 31, 1997 and 1996, respectively. This $15.7 million or 5.1% increase was primarily the result of net income of $11.0 million for the five months ended August 31, 1997 combined with a $4.7 million increase in the unrealized gain on securities available for sale, net of tax. The $19.3 million or 6.7% increase in total equity from March 31, 1996 to March 31, 1997 was primarily the result of net income of $17.2 million for the year ended March 31, 1997 combined with an increase in the Bank's unrealized gain on marketable securities from a $1.7 million net unrealized loss, net of tax, at March 31, 1996 to a $368,000 net unrealized gain, net of tax, at March 31, 1997 primarily as a result of the previously described securities restructuring.

AVERAGE BALANCES, NET INTEREST INCOME, YIELDS EARNED AND RATES PAID


         The following table sets forth, for the periods indicated, information regarding (i) the total dollar amount of interest income of the Bank from interest-earning assets and the resultant average yields; (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average rate; (iii) net interest income; (iv) interest rate spread; and (v) net interest margin. Information is based on average daily balances during the indicated periods and is annualized where appropriate.



                                                                          For the Five Months Ended August 31,
                                        At August 31,   ------------------------------------------------------------------------
                                            1997                      1997                                  1996
                                       ---------------  ----------------------------------    ----------------------------------
                                                                                   Average                               Average
                                            Yield/       Average                   Yield/      Average                   Yield/
                                            Cost         Balance      Interest      Cost       Balance      Interest      Cost
                                            ----         -------      --------      ----       -------      --------      ----
                                                                        (Dollars in Thousands)
  Interest-earning assets:
    Loans receivable (1):
      Mortgage loans                        8.09%       2,132,133      70,910        7.98%   1,958,295       67,180       8.23%
      Other loans:
        Cooperative apartment loans         7.24          369,926      11,210        7.27      359,564       11,235       7.50
        Consumer and commercial business
         loans (2)                          8.57          120,673       4,688        9.32      106,542        3,856       8.69
                                                          -------       -----                  -------        -----
         Total loans                        7.99        2,622,732      86,808        7.94    2,424,401       82,271       8.14
   Mortgage-backed and mortgage-related
    securities                              7.45          176,522       5,258        7.15      549,270       14,239       6.22
   Investment securities                    6.24          659,213      16,363        5.96      430,163        9,494       5.30
   Other interest-earning assets (3)        5.42          160,717       3,366        5.03      106,740        2,521       5.67
                                                        ---------      ------                ---------        -----
    Total interest-earning assets           7.58        3,619,184     111,795        7.41    3,510,574      108,525       7.42
                                            ----                      -------        ----                   -------       ----
  Non-interest-earning assets                             181,023          --                  129,235
                                                        ---------                            ---------
    Total assets                                       $3,800,207    $111,795               $3,639,809     $108,525
                                                        =========     =======                =========      =======
  Interest-bearing liabilities:
    Deposits:
      Demand deposits(4)                    2.78          499,702       5,528        2.66      454,239        4,917       2.60
      Savings deposits                      2.88        1,023,211      12,266        2.88    1,096,046       13,479       2.95
      Certificates of deposit               5.61        1,783,996      41,540        5.59    1,739,196       39,895       5.51
                                                        ---------      ------                ---------       ------
        Total deposits                      4.34        3,306,909      59,334        4.31    3,289,481       58,291       4.25
                                                        ---------      ------                ---------       ------
    Total borrowings                        7.37           17,167         501        7.00       19,482          628       7.74
                                                           ------         ---                   ------          ---
        Total interest-bearing
         liabilities                        4.36        3,324,076      59,835        4.32    3,308,963       58,919       4.27
                                           -----                       ------        ----                    ------       ----
  Non-interest-bearing
    liabilities(5)                                        159,818                               36,456
                                                        ---------                             --------
        Total liabilities                               3,483,894                            3,345,419
  Total equity                                            316,313                              294,390
                                                        ---------                            ---------
        Total liabilities and equity                   $3,800,207                           $3,639,809
                                                        =========                            =========
  Net interest-earning assets                          $  295,108                           $  201,611
                                                        =========                            =========

  Net interest income/interest rate
   spread                                   3.22%                     $51,960        3.09%                  $49,606       3.15%
                                            ====                       ======        ====                    ======       ====
  Net interest margin                                                                3.45%                                3.39%
                                                                                     ====                                 ====
  Ratio of average interest-earning                                                  1.09x                                1.06x
   assets to average interest-bearing                                              ======                                 ====
   liabilities                              1.09x
                                          ======
                                                                      Year Ended March 31,
                                            --------------------------------------------------------------------------
                                                            1997                                   1996
                                            ------------------------------------     ---------------------------------
                                                                        Average                              Average
                                             Average                     Yield/      Average                  Yield/
                                             Balance      Interest       Cost        Balance     Interest      Cost
                                             -------      --------       ----        -------     --------      ----
                                                                        (Dollars in Thousands)
  Interest-earning assets:
    Loans receivable (1):
      Mortgage loans                        $2,007,670    $ 161,638      8.05%     $1,648,009    $140,435     8.52%
      Other loans:
        Cooperative apartment loans            361,011       26,687      7.39         352,440      26,389     7.49
        Consumer and commercial business
         loans (2)                             108,608        9,502      8.75         108,661       9,773     8.99
                                           -----------    ---------                ----------     -------
         Total loans                         2,477,289      197,827      7.99       2,109,110     176,597     8.37
   Mortgage-backed and mortgage-related        475,967       28,856      6.06         286,317      17,779     6.21
    securities
   Investment securities                       395,677       22,356      5.65         204,862      11,635     5.68
   Other interest-earning assets (3)           114,490        6,264      5.47         120,791       7,089     5.87
                                           -----------    ---------                ----------     -------
    Total interest-earning assets            3,463,423      255,303      7.37       2,721,080     213,100     7.83
                                                          ---------      ----                     -------     ----
  Non-interest-earning assets                  244,567                                118,944
                                           -----------                             ----------
    Total assets                           $ 3,707,990                             $2,840,024
                                            ==========                              =========
  Interest-bearing liabilities:
    Deposits:
      Demand deposits(4)                    $  469,833     $ 12,459      2.65      $  350,395    $  9,362     2.67
      Savings deposits                       1,055,807       30,728      2.91         834,374      25,097     3.01
      Certificates of deposit                1,729,185       95,653      5.53       1,235,755      71,920     5.82
                                            ----------    ---------                 ---------     -------
        Total deposits                       3,254,825      138,840      4.27       2,420,524     106,379     4.39
                                            ----------     --------                 ---------     -------
    Total borrowings                            18,581        1,347      7.25          69,402       4,240     6.11
                                            ----------    ---------                 ---------     -------
        Total interest-bearing
          liabilities                        3,273,406      140,187      4.28       2,489,926     110,619     4.44
                                                          ---------      ----                     -------     ----
  Non-interest-bearing
   liabilities(5)                              132,807                                 76,075
                                            ----------                              ---------
        Total liabilities                    3,406,213                              2,566,001
  Total equity                                 301,777                                274,023
                                           -----------                              ---------
        Total liabilities and equity        $3,707,990                             $2,840,024
                                             =========                              =========
  Net interest-earning assets               $  190,017                             $  231,154
                                             =========                              =========

  Net interest income/interest rate
   spread                                                 $ 115,116      3.09%                   $102,481     3.39%
                                                            =======      ====                     =======     ====
  Net interest margin                                                    3.32%                                3.77%
                                                                         ====                                 ====
  Ratio of average interest-earning
   assets to average interest-bearing
   liabilities                                                           1.06x                                1.09x
                                                                         ====                                 ====
                                                              Year Ended March 31,
                                                  ------------------------------------------
                                                                      1995
                                                  ------------------------------------------
                                                                                   Average
                                                   Average                          Yield/
                                                   Balance          Interest         Cost
                                                   -------          --------         ----

  Interest-earning assets:
    Loans receivable (1):
      Mortgage loans                              $1,447,776        $128,008         8.84%
      Other loans:
        Cooperative apartment loans                  314,665          23,185         7.37
        Consumer and commercial business
         loans (2)                                   113,748           8,541         7.51
                                                   ---------         -------
         Total loans                               1,876,189         159,734         8.51
   Mortgage-backed and mortgage-related
    securities                                       335,128          20,204         6.03
   Investment securities                             196,928           8,644         4.39
   Other interest-earning assets (3)                  49,094           2,957         6.02
                                                   ---------         -------
    Total interest-earning assets                  2,457,339         191,539         7.79
                                                                     -------         ----
  Non-interest-earning assets                         88,518
                                                   ---------
    Total assets                                  $2,545,857
                                                   =========
  Interest-bearing liabilities:
    Deposits:
      Demand deposits(4)                          $  329,451        $  7,776         2.36%
      Savings deposits                               957,017          27,985         2.92
      Certificates of deposit                        877,252          40,682         4.64
                                                   ---------         -------
        Total deposits                             2,163,720          76,443         3.53
                                                   ---------         -------
    Total borrowings                                  70,176           4,119         5.87
                                                   ---------         -------
        Total interest-bearing liabilities         2,233,896          80,562         3.61
                                                                     -------         ----

  Non-interest-bearing liabilities(5)                 76,230
                                                   ---------
        Total liabilities                          2,310,126
  Total equity                                       235,731
                                                   ---------
        Total liabilities and equity              $2,545,857
                                                   =========
  Net interest-earning assets                     $  223,443
                                                   =========

  Net interest income/interest rate spread                          $110,977         4.18%
                                                                     =======         ====

  Net interest margin                                                                4.52%
                                                                                     ====
  Ratio of average interest-earning
   assets to average interest-bearing                                                1.10x
   liabilities                                                                       =====


-------------------------
(1) The average balance of loans receivable includes non-performing loans, interest on which is recognized on a cash basis.

(2) Includes home equity lines of credit and improvement loans, student loans, automobile loans, passbook loans, credit card loans, personal loans and commercial business loans.


(3) Includes federal funds sold, interest-earning bank deposits, FHLB stock, overnight commercial paper and certificates of deposit.


(4)      Includes NOW and money market accounts.

(5)      Includes escrow accounts for the payment of taxes.

RATE/VOLUME ANALYSIS

         The following table sets forth the effects of changing rates and volumes on net interest income of the Bank. Information is provided with respect to (i) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate) and (ii) effects on interest income attributable to changes in rate (changes in rate multiplied by prior volume). The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.


                                              Five Months Ended August 31, 1997
                                            compared to Five Months Ended August
                                                          31, 1996                       Fiscal 1997 compared to Fiscal 1996
                                        -----------------------------------------    ------------------------------------------
                                              Increase (decrease) due to             Increase (decrease) due to
                                        -----------------------------------------    ---------------------------
                                                                      Total Net                                     Total Net
                                                                       Increase                                      Increase
                                          Rate          Volume        (Decrease)         Rate          Volume       (Decrease)
                                          ----          ------        ----------      ----------     ---------      ----------
                                                                            (Dollars in Thousands)
 Interest-earning assets:
   Loans receivable:
     Mortgage loans                      $(6,344)       $10,074          $3,730         $(8,088)       $29,291        $21,203
     Other loans:
         Cooperative apartment loans        (814)           789             (25)           (349)           647            298
         Consumer and commercial
            business loans (1)               294            538             832            (266)            (5)          (271)
                                           -----         ------          ------            -----            ---          -----

          Total loans receivable          (6,834)        11,401           4,537          (8,703)        29,933         21,230

 Mortgage-backed and mortgage-related
 securities                                6,750        (15,731)         (8,981)           (439)        11,516         11,077

 Investment securities                     1,302          5,567           6,869             (61)        10,782         10,721

 Other interest-earning assets              (963)         1,808             845            (467)          (358)          (825)
                                            -----         -----             ---            -----          -----          -----
 Total net change in income on interest-
   earning assets                            225          3,045           3,270          (9,670)        51,873         42,203
 Interest-bearing liabilities:
    Deposits:
     Demand deposits                         115            496             611             (70)         3,167          3,097
     Savings deposits                       (319)          (894)         (1,213)           (856)         6,487          5,631
     Certificates of deposit                 593          1,052           1,645          (3,739)        27,472         23,733
                                             ---          -----           -----          -------        ------         ------
       Total deposits                        389            654           1,043          (4,665)        37,126         32,461
  Borrowings                                 (57)           (70)           (127)            673         (3,566)        (2,893)
                                             ----           ----           -----          -----         -------        -------
 Total net change in expense on
   interest-bearing liabilities              332            584             916          (3,992)        33,560         29,568
                                             ---            ---             ---          -------       -------         ------
 Net change in net interest income         $(107)        $2,461          $2,354         $(5,678)       $18,313        $12,635
                                            =====         =====           =====          =======        ======         ======
                                              Fiscal 1996 compared to Fiscal 1995
                                          ------------------------------------------
                                           Increase (decrease) due to
                                          ----------------------------
                                                                        Total Net
                                                                         Increase
                                              Rate          Volume      (Decrease)
                                           ----------     ----------    ----------
                                                    (Dollars in Thousands)
 Interest-earning assets:
   Loans receivable:
     Mortgage loans                          $(4,766)        $17,193       $12,427
     Other loans:
         Cooperative apartment loans             383           2,821         3,204
         Consumer and commercial
            business loans (1)                 1,627            (395)        1,232
                                               -----            -----        -----

          Total loans receivable              (2,756)         19,619        16,863

 Mortgage-backed and mortgage-related
 securities                                      589          (3,014)       (2,425)

 Investment securities                         2,631             360         2,991

 Other interest-earning assets                   (76)          4,208         4,132
                                                 ----          -----         -----
 Total net change in income on interest
   earning assets                                388          21,173        21,561
 Interest-bearing liabilities:
    Deposits:
     Demand deposits                           1,069             517         1,586
     Savings deposits                            828          (3,716)       (2,888)
     Certificates of deposit                  11,983          19,255        31,238
                                              ------          ------        ------
       Total deposits                         13,880          16,056        29,936
  Borrowings                                     166             (45)          121
                                              ------          -------       ------
 Total net change in expense on
   interest-bearing liabilities               14,046          16,011        30,057
                                              ------          ------        ------
 Net change in net interest income          $(13,658)         $5,162       $(8,496)
                                             ========          =====        =======


-----------------

(1) Includes home equity lines of credit and loans, student loans, automobile loans, passbook loans, personal loans, credit card loans and commercial business loans.

COMPARISON OF RESULTS OF OPERATIONS FOR THE FIVE MONTHS ENDED AUGUST 31, 1997 AND 1996 AND THE YEARS ENDED MARCH 31, 1997, 1996 AND 1995



         GENERAL.   The Bank reported net income of $11.0 million and $11.8
million for the five months ended August 31, 1997 and 1996, respectively, and $17.2 million, $36.0 million and $34.9 million for the years ended March 31, 1997, 1996 and 1995, respectively. The $840,000 or 7.1% decrease in net income during the five months ended August 31, 1997 compared to the same period in the prior year was primarily due to a $4.7 million increase in non-interest expenses combined with a $3.0 million increase in the provision for loan losses partially offset by a $491,000 increase in non-interest income, and a $2.4 million increase in net interest income and a $4.0 million decrease in the provision for income taxes. The primary component of the increase in non-interest expense was a $2.6 million increase in data processing services relating primarily to expenses incurred in connection with the conversion of the Bank's data processing systems. The increase in the provision for loan losses in the 1997 period compared to the five months ended August 31, 1996 reflected the Bank's determination to increase its allowance for loan losses in view of, among other things, increased emphasis on originating multi-family residential loans, the increased number of larger multi-family residential and individual cooperative apartment loans as well as the increased amount of loans contractually past due 90 days or more as to principal (but which continue to pay in accordance with their terms), the substantial majority of which consisted of multi-family residential and commercial real estate loans. Net income declined by $18.8 million from fiscal 1996 to fiscal 1997 due primarily to the recognition in fiscal 1996 of a $12.2 million net gain on the sale of securities and loans as compared to a net loss on the sale of securities and loans totaling $3.3 million in fiscal 1997. The Bank sold $16.8 million of investment securities in fiscal 1996, recording a gain of $12.1 million. Net income was also affected by the $6.4 million increase in amortization of intangibles, reflecting a full year of amortization of the intangible assets acquired from Bay Ridge and in the 1996 Branch Acquisition. The decrease in net income in fiscal 1997 was also the result, in part, of the increase in the Bank's provision for loan losses from $3.7 million for the year ended March 31, 1996 to $8.0 million for the year ended March 31, 1997 as the Bank increased its allowance for loan losses primarily in light of its increased investment in multi-family residential loans, the increased number of larger multi-family residential loans and individual cooperative apartment loans and an increase in the number of loans which exhibit risk characteristics which management determined would require closer oversight. See "Business - Asset Quality." Net income was also adversely affected by the $8.6 million special SAIF assessment. See "- Non-interest Expenses." Net income for fiscal 1997 was favorably affected by a reduction in the provision for income taxes due to a reduction in the Bank's effective tax rate for the fiscal year. The slight increase in net income from fiscal 1995 to fiscal 1996 reflected the effect of the aforementioned gain on sale of securities and loans in fiscal 1996 offset in part by a decrease in net interest income combined with increased non-interest expenses.


         NET INTEREST INCOME. Net interest income is determined by interest rate spread (i.e., the difference between the yields earned on its interest-earning assets and the rates paid on its interest-bearing liabilities) and the relative amounts of interest-earning assets and interest-bearing liabilities. The Bank's interest rate spread was 3.09% and 3.15% for the five months ended August 31, 1997 and 1996, respectively, and was 3.09% for fiscal 1997 as compared to 3.39% and 4.18% for fiscal years 1996 and 1995, respectively. The Bank's net interest margin was 3.45% and 3.39% for the five months ended August 31, 1997 and 1996, respectively, and was 3.32%, 3.77% and 4.52% for the years ended March 31, 1997, 1996 and 1995, respectively. Net interest income increased by $2.4 million or 4.7% to $52.0 million for the five months ended August 31, 1997 as compared to the same period in the prior year. The increase was primarily due to a $3.3 million increase in interest income offset partially by a $916,000 increase in interest expense. The increase in net interest income reflected the continued growth in the Bank's interest earning assets, in particular, loans, and the improved yield on its investment securities. Net interest income increased by $12.6 million or 12.3% to $115.1 million in fiscal 1997 primarily due to a significant increase in the Bank's average interest-earning assets as a result of the Bay Ridge acquisition and the re-investment of the cash received in the 1996 Branch Acquisition completed during the fourth quarter of fiscal 1996. The Bank's net interest income declined in fiscal 1996 by $8.5 million or 7.7% compared to fiscal 1995 due primarily to a decline in the interest rate spread from 4.18% for fiscal 1995 to 3.39% for fiscal 1996. The decrease in the spread reflected in large part the effects of increased rates paid on deposits with no corresponding increase in the yields earned on interest-earning assets.



         Interest income increased by $3.3 million to $111.8 million for the five months ended August 31, 1997 as compared to the same period in 1996 primarily due to an increase in the average balance of the Bank's interest-earning assets, offset slightly by a decline in the weighted average yield earned thereon from 7.42% for the 1996 period to 7.41% for the 1997 period. The composition of the Bank's interest income for the five months ended August 31, 1997 reflected the changes in the Bank's asset structure effected during fiscal 1997. Interest income earned on mortgage-backed and mortgage-related securities declined by $9.0 million primarily as a result of the decline in the average balance of such assets from $549.3 million during the 1996 period to $176.5 million for the 1997 period. However, offsetting such decline were $6.9 million and $3.7 million increases in interest earned during the five months ended August 31, 1997 on investment securities and mortgage loans, respectively, reflecting the asset restructuring effected in fiscal 1997 as well as the Bank's continued emphasis on multi-family
residential lending.   Interest income increased by $42.2 million from fiscal
1996 to fiscal 1997 reflecting the increase in the average balance of the Bank's interest-earning assets as a result of the completion of the Bay Ridge acquisition and the 1996 Branch Acquisition. The average balance of the loan portfolio increased by $368.2 million both as a result of the acquisition of loans from Bay Ridge as well as the Bank's investment of a portion of the funds received in the 1996 Branch Acquisition in new loans. Offsetting in part the effects of the increase in the average balance of loans was the 38 basis point decline in the average yield earned on the loan portfolio reflecting in part the repricing downward of adjustable-rate loans as well as general market conditions which resulted in loans with lower yields at the time of origination. Investment of cash received in the 1996 Branch Acquisition as well as investment securities and mortgage-backed and mortgage-related securities acquired from Bay Ridge were responsible for the significant increase in the aggregate average balance of investment securities and mortgage-backed and mortgage-related securities which increased from $491.2 million in fiscal 1996 to $871.6 million in fiscal 1997. Partially offsetting the increase in the average balances of these portfolios were declines in the average yield earned from 5.99% to 5.88%. Interest income also increased for the year ended March 31, 1996 as compared to the prior fiscal year, although at a more modest level, due primarily to growth in the Bank's interest-earning assets, primarily loans. Average interest-earning assets increased by $263.7 million or 10.7% during fiscal 1996 primarily as a result of the Bay Ridge acquisition and the 1996 Branch Acquisition completed in the fourth quarter of fiscal 1996. Also contributing to the increase, but to a significantly lesser degree, was a 4 basis point increase in the average yield earned on the Bank's interest-earning assets.



         Interest expense increased modestly by 1.6% from $58.9 million for the five months ended August 31, 1996 to $59.8 million for the five months ended August 31, 1997 with the increase due to a $1.0 million increase in interest paid on deposits offset partially by a $127,000 decrease in borrowing costs. The Bank's average balance of deposits remained relatively stable during the period, increasing slightly to $3.31 billion for the 1997 period from $3.29 billion for the 1996 period. Interest expense increased by $29.6 million or 26.7% to $140.2 million from fiscal 1996 to fiscal 1997 reflecting a 34.5% increase in the average balance of deposits, particularly certificates of deposit, as a result of the Bay Ridge acquisition and the 1996 Branch Acquisition. The growth in the average balance of deposits was offset in part by the decline in average rates paid thereon from 4.39% to 4.27%. In particular, the average rate paid on certificates of deposit decreased 29 basis points to 5.53% for fiscal 1997. Such decline reflecting in part both the effect of deposit outflows as certain higher costing deposits were not reinvested with the Bank, as well as the transfer to another institution of $51.4 million of deposits. Interest expense increased from fiscal 1995 to fiscal 1996 by $30.1 million to $110.7 million or 37.3% due to the growth in the average balance of deposits from $2.16 billion to $2.42 billion and an increase in the average rate paid thereon from 3.53% to 4.39%. As in fiscal 1997, the bulk of the growth in interest-bearing liabilities occurred in certificates of deposit, the average cost of which increased from 4.64% in fiscal 1995 to 5.82% in fiscal 1996. The increase in the average rate reflected both the effects of the higher interest rate environment existing in fiscal 1996 as well as to the 1996 Branch Acquisition.



         PROVISION FOR LOAN LOSSES. The Bank's provision for loan losses increased by $3.0 million or 193.4% from $1.6 million for the five months ended August 31, 1996 to $4.6 million for the five months ended August 31, 1997. The increase in the provision primarily reflected the Bank's determination in fiscal 1997 to increase its allowance for loan losses as described previously. The provision for loan losses increased by $4.3 million to $8.0 million in fiscal 1997. At August 31, 1997, the allowance for loan losses represented 1.1% of total loans and 119.8% of total non-performing loans as compared to 1.1% and 99.8%, respectively, at March 31, 1997 and 0.9% and 57.8%, respectively, at March 31, 1996. In management's judgment it was prudent to increase the allowance for loan losses based upon, among other factors, the Bank's continuing emphasis on multi-family residential loans secured by properties located in the New York City metropolitan area, the increased number of larger multi-family residential loans and individual cooperative apartment loans and an increased amount of loans which exhibit risk characteristics which require increased management oversight (including loans contractually past due maturity). See "Business - Asset Quality." For the year ended March 31, 1996, the provision amounted to $3.7 million as compared to $3.6 million for the prior fiscal year. At March 31, 1996 and March 31, 1995, the Bank's allowance for loan losses as a percentage of total non-performing loans remained relatively constant at 57.8% and 55.7%, respectively.



         NON-INTEREST INCOME. Non-interest income increased $491,000 or 15.3% from $3.2 million for the five months ended August 31, 1996 to $3.7 million for the same period in 1997. The increase reflected a $503,000 increase in service fees on deposit accounts and other depositor and borrower services and a $13,000 gain received on the sale of loans and securities offset in part by a $307,000 decrease in other non-interest income. The increase in service fees reflect primarily the increased volume of deposits resulting from the 1996 Branch Acquisition combined with increased fees. Non-interest income decreased by $17.2 million or 85.5% to $2.9 million from fiscal 1996 to fiscal 1997. The decline reflected in large part the $12.2 million net gain in fiscal 1996 on the sale of loans and investment securities and mortgage-backed and mortgage-related securities as compared to a $3.3 million net loss incurred in fiscal 1997. The net gain was primarily due to a $12.1 million gain on the sale of $16.5 million of investment securities which were sold in fiscal 1996 in anticipation of the requirement to fund the SAIF special assessment (discussed below) while the net loss incurred in fiscal 1997 resulted from a $3.9 million net loss on the sale of $527.2 million of investment securities and mortgage-backed and mortgage-related securities primarily as part of the Bank's asset restructuring. The loss on loan and securities sales was partially offset by an increase in service fees on deposit accounts and other depositor and borrower services provided by the Bank from $4.1 million to $5.7 million. From fiscal 1995 to fiscal 1996, the Bank's non-interest income increased substantially due to the previously mentioned net gain on sale of investment securities realized in fiscal 1996. In addition, during fiscal 1995 the Bank incurred a $4.0 million loss primarily as the result of loan sales. During the third quarter of fiscal 1995, the Bank securitized and sold $119.7 million of multi-family loans to the FNMA in order to provide additional liquidity to support its on-going lending activity. The Bank incurred a loss of $2.7 million on the sale, partially offset by the recognition of $1.5 million of deferred loan origination fees related to these loans. In addition, during fiscal 1995 the Bank sold approximately $11.6 million of long-term, fixed-rate loans to the FHLMC, incurring a loss of $883,000. Other non-interest income, ranged from $548,000 for the year ended March 31, 1997 to $3.8 million for the year ended March 31, 1996 to $2.3 million for the year ended March 31, 1995.
The decline from fiscal 1996 to fiscal 1997 reflected primarily the $1.7 million loss incurred on the transfer of deposits related to a branch office acquired in the 1996 Branch Acquisition. See "-Recent Acquisitions."



         NON-INTEREST EXPENSES. Non-interest expenses increased $4.7 million or 15.5% to $34.9 million for the five months ended August 31, 1997 from $30.2 million for the same period in 1996. Such increase was primarily due to increased data processing fees ($2.6 million), primarily due to costs incurred in connection with the Bank's conversion of its data processing systems, increased compensation and employee benefits expense ($858,000) reflecting the increase in the Bank's work force resulting from the Bay Ridge acquisition and the 1996 Branch Acquisition, increased other non-interest expense ($1.5 million) primarily due to expanded branch operations resulting from the purchase transactions completed in fiscal 1996 and increased occupancy expense ($619,000) due to the Bank's expanded branch operations resulting primarily from the Bay Ridge acquisition and the 1996 Branch Acquisition. Such increases were partially offset by a $1.1 million decrease in FDIC insurance premiums reflecting the lower premium rate assessed during the 1997 period. Non-interest expenses increased substantially by $30.0 million or 57.6% to $82.2 million from fiscal 1996 to fiscal 1997.
This increase was primarily due to the effects of the Bay Ridge acquisition and the 1996 Branch Acquisition (including amortization of intangible assets ($6.4 million)), the imposition of the special SAIF assessment ($8.6 million) on that portion of the Bank's deposits deemed to be SAIF-insured deposits and increased data processing fees ($3.9 million) due, in part, to a data processing systems conversion. As a result of the two acquisitions in 1996, the Bank added ten offices to its branch network and increased its work force by approximately
20%. By comparison, the increase in non-interest expenses from fiscal 1995 to fiscal 1996 was significantly less, only increasing by $4.8 million or 10.1% to $52.1 million in fiscal 1996. The increase during fiscal 1996 over fiscal 1995 was accounted for in large part by increases in compensation and employee benefits and occupancy costs. It is expected that non-interest expenses will increase due to the increased costs involved in operating as a public company as well as to the expenses related to the various proposed stock benefit plans. See "Management - Benefits."



         Compensation and employee benefits expense increased by $858,000 or 7.4% to $12.4 million during the five months ended August 31, 1997 as compared to the same period in 1996. In addition, compensation and employee benefits expense increased by $4.6 million or 20.5% to $26.9 million in fiscal 1997 from $22.3 million in fiscal 1996. The increases in the five months ended August 31, 1997 and in fiscal 1997 reflected in large part the effects of the Bay Ridge acquisition and the 1996 Branch Acquisition, resulting in an increase of approximately 20% in the number of employees. The $2.2 million or 10.7% increase in compensation and employee benefit expense experienced between fiscal 1996 and 1995 primarily reflected normal increases in compensation and employee benefit costs.



         Occupancy costs increased $619,000 to $5.1 million for the five months ended August 31, 1997 from $4.5 million for the same period in 1996 due to both the expanded branch network resulting from the acquisitions effect in fiscal 1996 combined with the Bank's on-going branch renovation and improvement program. However, occupancy costs increased by $3.3 million or 43.4% to $11.0 million in fiscal 1997 from fiscal 1996 due to the addition of ten additional branch offices as a result of the Bay Ridge acquisition and the 1996 Branch Acquisition. The increased cost also reflected expenses incurred in connection with an on-going branch renovation and improvement program. Occupancy costs totaled $7.7 million for fiscal 1996, a $1.7 million or 28.7% increase from fiscal 1995, due primarily to the Bank's on going branch renovation program.


         Data processing service expenses increased by $2.6 million or 120.9% to $4.7 million during the five months ended August 31, 1997 as compared to the five months ended August 31, 1996. The increase reflected primarily expenses being incurred in connection with the conversion of the Bank's data processing systems. Such expenses amounted to $2.8 million during the five months ended August 31, 1997. The Bank expects to incur additional costs in connection with the first phase of the conversion of the Bank's data processing systems which is expected to be completed in fiscal 1998 as well as the final phase which is not expected to be completed until fiscal 1999. Such expenses also increased during fiscal 1997, increasing 125.2% from $3.1 million for the year ended March 31, 1996 to $7.0 million for the year ended March 31, 1997. The primary reason for the increase was the determination by the Bank to convert its data processing systems. As a consequence, the Bank expensed $2.6 million during fiscal 1997 in connection with such conversion. In addition, such expense was affected by the significant increase in the number of customer accounts at the Bank as a result of the Bay Ridge acquisition and the 1996 Branch Acquisition. Between fiscal 1996 and fiscal 1995, data processing service expenses remained relatively stable, only increasing $26,000 or .8% to $3.1 million during the year ended March 31, 1996.



         The Bank's advertising expenses amounted to $1.6 million and $1.1 million for the five months ended August 31, 1997 and 1996, respectively, and to $3.6 million, $3.2 million and $2.2 million for the years ended March 31, 1997, 1996 and 1995, respectively. The increase in the five months ended August 31, 1997 and in fiscal years 1997 and 1996 reflected the Bank's determination to increase its market presence through, in part, increased advertising in print media and radio.



         FDIC insurance premiums declined in the five months ended August 31, 1997 and in fiscal years 1997 and 1996 from the level experienced in fiscal 1995 even though the level of insurable deposits increased substantially during fiscal years 1996 and 1997. Such expenses decreased from $5.1 million during fiscal 1995 to $2.2 million in fiscal 1997. For the five months ended August 31, 1997, such expenses amounted to $519,000 as compared to $1.6 million for the same period in the prior year. The decreases reflect the reduction in the rate paid to the FDIC for deposit insurance premiums combined with a refund from the FDIC in fiscal 1997 totaling $961,000 related to the recapitalization of the SAIF. See "Regulation - The Bank - FDIC Insurance Premiums."



         As a result of certain of its past acquisitions, the Bank is deemed to have SAIF-insured deposits. During fiscal 1997, the FDIC imposed a one-time special assessment in order to recapitalize the SAIF fund which, for BIF-insured institutions like the Bank which also have deposits deemed to be SAIF-insured, amounted to 65 basis points on the balance of SAIF deposits as of March 31, 1995. As a result, the Bank was assessed $8.6 million. The level of deposit insurance expense for the Bank is and will remain higher than that of an insured institution with a comparable amount of BIF only insured deposits due to the significant amount of the Bank's deposits deemed to be SAIF-insured. The Bank's deposits deemed SAIF-insured are assessed at a rate of 6.4 basis points compared to 1.3 basis points for the Bank's BIF-insured deposits. At August 31, 1997 and at March 31, 1997, $1.61 billion of the Bank's deposits were deemed to be SAIF insured.



         During the five months ended August 31, 1997, the amortization of intangibles declined by $223,000 or 5.7% from the same period in 1996. The amortization of intangibles increased by $6.4 million to $8.3 million in fiscal 1997 from fiscal 1996 reflecting a full year of amortization of the intangibles recorded in the Bay Ridge acquisition and the 1996 Branch Acquisition compared to amortization expense related to such intangibles only during the fourth quarter of fiscal 1996. Amortization expense amounted to $1.8 million in fiscal 1996. Amortization of intangibles amounted to $905,000 in fiscal 1995 and related to intangibles recorded in connection with branch acquisitions completed in prior years.



         Other non-interest expenses, including miscellaneous items such as equipment expenses, office supplies, postage, telephone expenses, maintenance and security services contracts and professional fees, increased $1.5 million or 27.3% to $6.9 million for the five months ended August 31, 1996 to the same period in 1997 and by $3.2 million or 28.0% to $14.6 million in fiscal 1997 as compared to fiscal 1996 primarily as a result of the significantly expanded branch operations resulting from the purchase transactions completed in 1996. Such expenses increased at a much more modest rate from fiscal 1995 to fiscal 1996, only increasing $1.1 million or 11.0% to $11.4 million in fiscal 1996.



         INCOME TAXES. Income tax expense amounted to $5.2 million and $9.2 million for the five months ended August 31, 1997 and 1996, respectively, and $10.7 million, $30.8 million and $27.3 million during fiscal 1997, 1996 and 1995, respectively. The decrease experienced from fiscal 1996 to fiscal 1997 and in the five months ended August 31, 1997 as compared to the five months ended August 31, 1996 reflected in part the decrease in the Bank's income before income taxes. In addition, the Bank's effective tax rate was substantially reduced due to the establishment of a real estate investment trust, Independence Community Realty Corp. ("ICRC" or the "REIT"), during fiscal 1997. See "Business - Subsidiary Activities." The Bank's effective tax rates for the five months ended August 31, 1997 and for fiscal 1997, 1996 and 1995 were 32.2%, 38.4%, 46.1% and 43.9%, respectively.



         As of August 31, 1997, the Bank had a net deferred tax asset of $16.6 million. No valuation allowance was deemed necessary with respect to such asset.


ASSET AND LIABILITY MANAGEMENT

         The ability to maximize net interest income is largely dependent upon the achievement of a positive interest rate spread that can be sustained during fluctuations in prevailing interest rates. Interest rate sensitivity is a measure of the difference between amounts of interest-earning assets and interest-bearing liabilities which either reprice or mature within a given period of time. The difference, or the interest rate repricing "gap" provides an indication of the extent to which an institution's interest rate spread will be affected by changes in interest rates. A gap is considered positive when the amount of interest-rates sensitive assets exceeds the amount of interest-rate sensitive liabilities, and is considered negative when the amount of interest-rate sensitive liabilities exceeds the amount of interest-rate sensitive assets. Accordingly, during a period of rising interest rates, an institution with a negative gap position would be in a worse position to invest in higher yielding assets which, consequently, may result in the cost of its interest-bearing liabilities increasing at a rate faster than its yield on interest-earning assets than if it had a positive gap. During a period of falling interest rates, an institution with a negative gap would tend to have its interest-bearing liabilities repricing downward at a faster rate than its interest-earning assets as compared to an institution with a positive gap which, consequently, may tend to positively affect the growth of its net interest income.

         The Bank's asset and liability management strategy is established by the Asset/Liability Committee of the Bank and reviewed by the Bank's Board of Directors periodically. The Asset/Liability Committee meets monthly. Currently, the Bank manages the imbalance between its interest-earning assets and interest-bearing liabilities within shorter maturities to ensure that such relationships are within acceptable ranges given the Bank's business strategies and objectives and its analysis of market and economic conditions.

         The Bank's strategies to manage interest rate risk include (i) increasing the interest sensitivity of its mortgage loan portfolio through the use of adjustable-rate loans or relatively short-term (five to ten years) balloon loans, (ii) selling most newly originated fixed-rate, single-family residential mortgage loans with original terms to maturity of 15 years or more,
(iii) originating relatively short-term and adjustable-rate consumer and commercial business loans, (iv) maintaining a high level of investment securities and mortgage-backed and mortgage-related securities with maturities or estimated average lives of less than five years, (v) promoting stable savings, demand and other transaction accounts and (vi) maintaining a strong capital position.

         The following table summarizes the anticipated maturities or repricing of the Bank's interest-earning assets and interest-bearing liabilities as of August 31, 1997, based on the information and assumptions set forth in the notes below.



                                                                                                More Than
                                                    Within       Three to        More Than     Three Years
                                                     Three        Twelve        One Year to      to Five     Over Five
                                                    Months        Months        Three Years       Years        Years       Total
                                                -------------   ------------  ---------------  ------------  ----------- ----------
                                                                                 (Dollars in Thousands)
 Interest-earning assets (1):
  Loans receivable:
   Single-family residential loans                  $23,490        $101,598       $195,934       $ 79,079    $114,287     $514,388
   Multi-family residential                          83,971         216,609        575,556        489,914     121,353    1,487,403
   Commercial real estate and
     mortgage loans
                                                     21,298          27,376         65,658         44,663      11,208      170,203
   Other loans:
     Cooperative apartment loans                     20,568          74,513        190,231         69,415      38,072      392,799
     Commercial and commercial
      business loans(2)                              74,230           5,772         17,376         20,690       5,762      123,830
 Mortgage-backed and mortgage-
   related securities                                16,251          39,534         72,531         26,418      12,605      167,339

 Investment securities                                2,012          82,338        438,481         13,365       1,332      537,528
 Equity securities                                   16,246            --             --             --           --        16,246
 Other interest-earning assets                      102,351            --             --             --           --       102,351
                                                                     -----       ---------       --------    --------    ---------
       Total                                     $  360,417        $547,740     $1,555,767       $743,544    $304,619   $3,512,087
                                                  =========         =======      =========        =======     =======    =========
 Interest-bearing liabilities:
  Deposits(3):
   NOW accounts                                    $277,003        $     --     $       --       $     --    $     --    $ 277,003
   Savings accounts                               1,017,793              --             --             --          --    1,017,793
   Money market deposit accounts                    216,543              --             --             --          --      216,543
   Certificates of deposit                          457,497         908,972        350,975         72,284         486    1,790,214
  Other borrowings                                      --             --            2,690          8,019       6,400       17,109
                                                 ----------         -------       ---------      ---------    --------   ---------
    Total                                        $1,968,836        $908,972      $ 353,665      $  80,303    $  6,886   $3,318,662
                                                  =========         =======       ========       ========    ========    =========
 Excess (deficiency) of interest-earning
   assets over interest-bearing liabilities    $ (1,608,419)   $   (361,232)    $1,202,102       $663,241    $297,733   $  193,425
                                                ============    ============     =========        =======     =======    =========

 Cumulative excess (deficiency) of
   interest-earning assets over interest-
   bearing liabilities                         $ (1,608,419)   $ (1,969,651)     $(767,549)     $(104,308)   $193,425
                                                ============    ============      =========      =========    =======
 Cumulative excess (deficiency) of
   interest-earning assets over interest-
   bearing liabilities as a percent of
   total assets                                      (42.32)%        (51.82)%       (20.19)%        (2.74)%      5.09%
                                                    ========        ========       ========       ========     ======


----------------------

(1) Adjustable-rate loans are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due, and fixed-rate loans are included in the periods in which they are scheduled to be repaid, based on scheduled amortization, in each case as adjusted to take into account estimated prepayments based on certain assumptions.

(2) Includes student loans, home equity lines of credit and improvement loans, automobile loans, passbook loans, personal loans, credit card loans and commercial business loans.

(3)      Does not include non-interest-bearing deposit accounts.

         Management believes that the assumptions utilized by it to evaluate the vulnerability of the Bank's operations to changes in interest rates approximate actual experience and considers them reasonable; however, the interest rate sensitivity of the Bank's assets and liabilities in the above table could vary substantially if different assumptions were used or actual experience differs from the historical experience on which they are based.

         Certain shortcomings are inherent in the method of analysis presented in the table above. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates both on a short-term basis and over the life of the asset. Further, in the event of changes in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their adjustable-rate loans may decrease in the event of an interest rate increase.


         Although interest rate sensitivity gap is a useful measurement and contributes toward effective asset and liability management, it is difficult to predict the effect of changing interest rates based solely on that measure. An alternative methodology is to estimate the change in the Bank's net portfolio
value ("NPV") over a range of interest rate scenarios.   NPV is the present
value of expected cash flows from assets, liabilities, and off-balance sheet contracts. The NPV ratio, under any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The model assumes estimated loan prepayment rates and reinvestment rates similar to the assumptions utilized for the gap table set forth above. The following sets forth the Bank's NPV as of August 31, 1997.



                                                                                           NPV as % of
  Change (in Basis Points) in Interest                                                      Portfolio
                 Rates                              Net Portfolio Value                  Value of Assets
 --------------------------------------  ------------------------------------------  ------------------------
                                                                                        NPV        Change
                                           Amount         $Change         %Change      Ratio    in NPV Ratio
                                         ----------     ------------    -----------  --------   -------------

                                                                (Dollars in Thousands)
                  +400                   $226,086        $(125,941)       (35.78)%      6.54%      (2.63)%
                  +300                    263,893          (88,134)       (25.04)       7.42       (1.75)
                  +200                    299,757          (52,270)       (14.85)       8.20       (0.97)
                  +100                    325,983          (26,044)        (7.40)       8.70       (0.47)
                   0                      352,027            --             0.00        9.17        0.00
                  -100                    370,228           18,201          5.17        9.42        0.25
                  -200                    393,822           41,795         11.87        9.80        0.63
                  -300                    456,909          104,882         29.79       11.09        1.92
                  -400                    545,942          193,915         55.09       12.92        3.75

         As in the case with the gap table, certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in NPV require the making of certain assumptions which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV table presented assumes that the composition of the Bank's interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Accordingly, although the NPV table provides an indication of the Bank's interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on the Bank's net interest income and will differ from actual results.

REGULATORY CAPITAL REQUIREMENTS


         The following table sets forth the Bank's compliance with applicable regulatory capital requirements at August 31, 1997.



                                     Required                   Actual                    Excess
                              --------------------       --------------------      -------------------
                              Percent      Amount        Percent      Amount       Percent     Amount
                              -------     --------       -------     --------      -------    --------
                                                        (Dollars in Thousands)
  Tier I leverage capital
    ratio(1)                    4.0%       $149,520        6.9%       $258,319      2.9%      $108,799

  Risk-based capital
    ratios:
    Tier I                      4.0         101,980       10.1         258,319      6.1        156,339
    Total                       8.0         203,961       11.3         289,434      3.3         85,473


---------------

(1) Reflects the 4.0% requirement to be met in order for an institution to be "adequately capitalized" under applicable laws and regulations.

         For additional information about the Bank's regulatory capital, see "Regulatory Capital," and "Regulation - The Bank - Capital Requirements."

LIQUIDITY AND COMMITMENTS


         The Bank's liquidity, represented by cash and cash equivalents, is a product of its operating, investing and financing activities. The Bank's primary sources of funds are deposits, the amortization, prepayment and maturity of outstanding loans, mortgage-backed and mortgage-related securities, the maturity of investment securities and other short-term investments and funds provided from operations. While scheduled payments from the amortization of loans, mortgage-backed and mortgage-related securities and maturing investment securities and short-term investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. In addition, the Bank invests excess funds in federal funds sold and other short-term interest-earning assets which provide liquidity to meet lending requirements. The Bank has been able to generate sufficient cash through its deposits and has only utilized borrowings, consisting primarily of advances from the FHLB of New York, to a limited degree as a source of funds during the past five years. Such advances have ranged from $67.5 million at March 31, 1995 to $14.6 million at August 31, 1997. In addition, the net proceeds of the Offerings will initially enhance the Company's liquidity.

         Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments such as federal funds sold or U.S. Treasury securities. On a longer term basis, the Bank maintains a strategy of investing in various lending products as described in greater detail under "Business - Lending Activities." Most of such products have short-terms (five years or less). The Bank uses its sources of funds primarily to meet its ongoing commitments, to pay maturing certificates of deposit and savings withdrawals, fund loan commitments and maintain a portfolio of mortgage-backed and mortgage-related securities and investment securities. At August 31, 1997, there were outstanding commitments and unused lines of credit by the Bank to originate or acquire mortgage loans and other loans aggregating $75.1 million and $21.8 million, respectively, consisting primarily of fixed and adjustable-rate residential loans and fixed-rate commercial real estate loans that are expected to close during the twelve-months ended August 31, 1998. Certificates of deposit scheduled to mature in one year or less at August 31, 1997, totaled $1.37 billion. Based on historical experience, management believes that a significant portion of maturing deposits will remain with the Bank. The Bank anticipates that it will continue to have sufficient funds, together with borrowings, to meet its current commitments.


IMPACT OF INFLATION AND CHANGING PRICES

         The consolidated financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation. Unlike most industrial companies, virtually all of the Bank's assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than does the effect of inflation.

IMPACT OF ACCOUNTING PRONOUNCEMENTS

         In May 1993, the Financial Accounting Standards Board ("FASB") issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." The statement generally requires all creditors to account for impaired loans, except those loans that are accounted for at fair value or at the lower of cost or fair value, at the present value of the expected future cash flows discounted at the loan's effective interest rate. In October 1994, the FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan Income Recognition and Disclosures." This statement amended SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. SFAS No. 118 did not change the provisions in SFAS No. 114 that require a creditor to measure impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the market price of the loan, or the fair value of the collateral if the loan is collateral dependent. SFAS No. 114 and SFAS No. 118 were effective for fiscal years beginning after December 15, 1994. The Bank adopted SFAS No. 114, as amended, on April 1, 1995 which did not have a material effect on the Bank's financial statements.

         In May 1993, the FASB issued SFAS No. 115, which requires debt and equity securities to be classified in one of three categories and to be accounted for as follows: debt securities which the company has the positive intent and ability to hold to maturity are classified as "securities held to maturity" and reported at amortized cost; debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading securities" and reported at fair value with unrealized gains and losses included in earnings; and debt and equity securities not classified as either held to maturity or trading securities are classified as "securities available for sale" and reported at fair value with unrealized gains and losses, net of related tax effect, excluded from earnings and reported as a separate component of shareholders' equity. The Bank adopted SFAS No. 115 as of April 1, 1994. The cumulative effect of the adoption of SFAS No. 115 was increase in total equity of $2.7 million as of April 1, 1994. However, on November 15, 1995, the FASB issued a guide to implementation of SFAS No. 115 which permitted institutions on a one time basis, to reclassify securities from one category to another (i.e., from held to maturity to available for sale) until December 31, 1995. Management of the Bank changed the classification of $169.1 million of the Bank's securities in accordance with this pronouncement, resulting in an unrealized loss of $3.5 million.

         In November 1993, the AICPA issued SOP 93-6, "Employers' Accounting for Employee Stock Ownership Plans," which is effective for years beginning after December 15, 1993. SOP 93-6 requires the application of its guidance for shares acquired by ESOPs after December 31, 1992 but not yet committed to be released as of the beginning of the year SOP 93-6 is adopted. SOP 93-6 changes the measure of compensation expense recorded by employers for leveraged ESOPs from the cost of ESOP shares to the fair value of ESOP shares. The Company has adopted an ESOP in connection with the Conversion, which is expected to purchase 8% of the Common Stock sold in the Conversion. Under SOP 93-6, the Company will recognize compensation cost equal to the fair value of the

ESOP shares during the periods in which they become committed to be released. To the extent that the fair value of the Company's ESOP shares differ from the cost of such shares, this differential will be charged or credited to equity. Employers with internally leveraged ESOPs such as the Company will not report the loan receivable from the ESOP as an asset and will not report the ESOP debt from the employer as a liability. However, the effects of SOP 93-6 on future operating results cannot be determined at this time.

         In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used for long-lived assets and certain identifiable intangibles to be disposed of. This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Measurement of an impairment loss for long-lived assets and identifiable intangibles that an entity expects to hold and use should be based on the fair value of the asset. This statement does not apply to financial instruments, long-term customer relationships of a financial institution (for example, core deposit intangibles), mortgage and other servicing rights, deferred policy acquisition costs, or deferred tax assets. The Bank adopted SFAS No. 121 on April 1, 1996. The adoption of SFAS No. 121 did not have a material impact on the financial statements.

         In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," establishing financial accounting and reporting standards for stock-based employee compensation plans. This statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies are, however, allowed to measure compensation cost of such plans using the intrinsic value based method of accounting, which generally does not result in compensation expense recognition for most plans. Companies that elect to remain with the existing accounting are required to disclose in a footnote to the financial statements pro forma net income and, if presented, earnings per share, as if this statement had been adopted. The accounting requirements of this statement are effective for transactions entered into during fiscal years that begin after December 15, 1995; however, companies are required to disclose information for awards granted in their first fiscal year beginning after December 15, 1994. The Company has determined to continue to use the intrinsic value based methodology provided by APB Opinion No. 25.

         In June 1996, the FASB released SFAS No. 125, "Accounting for Transfers and Extinguishment of Liabilities." SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. SFAS No. 125 requires a consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity is required to recognize the financial and servicing assets it controls and the liabilities it has incurred and to derecognize financial assets when control has been surrendered in accordance with criteria provided in SFAS No. 125. SFAS No. 125 applies to transfers and extinguishments occurring after December 31, 1996. The adoption of SFAS No. 125 did not have a material impact on the financial condition or operations of the Bank.

         In February 1997, the FASB released SFAS No. 128, "Earnings Per Share." SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. SFAS No. 128 simplifies the standards for computing earnings per share previously found in APB Opinion No. 15, Earnings Per Share, and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB Opinion No. 15. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted.

         In March 1997, the FASB issued SFAS No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 continues the existing requirements to disclose the pertinent rights and privileges of all securities other than ordinary common stock but expands the number of companies subject to portions of its requirements. Specifically, the Statement requires all entities to provide the capital structure disclosures previously required by APB Opinion No. 15. Companies that were exempt from the provisions of APB Opinion No. 15 will now need to make those disclosures.

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Management is in the process of determining the impact, if any, this statement will have on the Bank.


         In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires disclosures for each segment that are similar to those required under current standards with the addition of quarterly disclosure requirements and a finer partitioning of geographic disclosures. It requires limited segment data on a quarterly basis. It also requires geographic data by country, as opposed to broader geographic regions as permitted under current standards. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997 with earlier application permitted.

                                    BUSINESS


GENERAL

         The Bank's principal business is gathering deposits from customers within its market area and investing those deposits, primarily in multi-family residential mortgage loans, single-family residential loans (including cooperative apartment loans), commercial real estate mortgage loans, consumer loans and mortgage-backed and mortgage-related securities and investment securities. The Bank's revenues are derived principally from interest on its loan and securities portfolios while its primary sources of funds are deposits, loan amortization and prepayments and maturities of mortgage-backed and mortgage-related and investment securities. The Bank offers a variety of loan and deposit products to its customers. The Bank also makes available other financial instruments, such as annuity products and mutual funds, through arrangements with a third party.

MARKET AREA AND COMPETITION

         The Bank has been, and intends to continue to be, a community-oriented financial institution providing financial services and loans for housing within its market area. The Bank oversees its 33 branch office network through its headquarters in the Brooklyn Heights section of Brooklyn. The Bank operates 17 branch offices in the borough of Brooklyn and another 10 in the borough of Queens with the remainder spread among Manhattan, the Bronx, Staten Island and Nassau County. The Bank gathers deposits primarily from the communities and neighborhoods in close proximity to its branches. Although the Bank lends throughout the New York City metropolitan area, the substantial majority of its real estate loans are secured by properties located in the boroughs of Brooklyn and Queens and, to a lesser extent, Manhattan. The Bank's customer base, like the urban neighborhoods which it serves, is racially and ethnically diverse and is comprised of mostly middle-income households and to a lesser degree, low to moderate income households. The Bank has sought to set itself apart from its many competitors by tailoring its products and services to meet the needs of its customers, by emphasizing customer service and convenience and by being actively involved in community affairs in the neighborhoods and communities which it serves. As part of the Bank's competitive strategy to attract loyal deposit customers, the Bank has historically been a low service fee provider of a variety of savings and checking account products. The Bank believes that its commitment to customer and community service has permitted it to build strong customer identification and loyalty which is essential to the Bank's ability to compete effectively.

         In the past several years, the New York City metropolitan area has benefited from the resurgence and growth in employment and profitability experienced by national securities and investment banking firms, many of which are domiciled in Manhattan, as well as the growth and profitability of other financial service companies, such as money center banks. The strength of the national economy and of the United States equities markets has contributed significantly to the recent growth and increased profitability of Wall Street securities and investment banking firms. Historically, the metropolitan area has also benefited from being the corporate headquarters of many large industrial and commercial companies which have, in turn, attracted many smaller companies, particularly within the service industry. The metropolitan area also offers well developed transportation and communication systems and a highly skilled and educated work force. In spite of its size and diversity, the New York City metropolitan area economy is affected by the level of business activity and profitability within the securities and financial services industries. During the late 1980s and early 1990s, the securities and financial services industries experienced a significant decline in business activity and profitability which, when combined with a period of weakness in the national economy, resulted in higher levels of unemployment in the New York City metropolitan area. These conditions and other factors contributed to an overall decline in the value of commercial and residential real estate. While real estate values have substantially recovered, no assurance can be given that such conditions could not reoccur.


         The Bank faces significant competition both in making loans and in attracting deposits. There are a significant number of financial institutions located within the Bank's market area, many of which have greater financial resources than the Bank. The Bank's competition for loans comes principally from commercial banks, savings banks, savings associations and mortgage-banking companies. Management anticipates that competition for both multi-family residential mortgage loans and single-family residential loans will continue to increase in the future. Accordingly, no assurance can be given that the Bank will be able to maintain the volume of originations of such loans at current levels. The Bank's most direct competition for deposits has historically come from savings associations, savings banks, commercial banks and credit unions. The Bank faces additional competition for deposits from short-term money market funds and other corporate and government securities funds, direct purchases of government securities, and from other financial institutions such as brokerage firms and insurance companies. Competition may also increase as a result of the elimination of restrictions on interstate operations of financial institutions.

LENDING ACTIVITIES


         GENERAL. At August 31, 1997, the Bank's net loan portfolio totaled $2.68 billion, which represented 70.6% of the Bank's $3.79 billion of total assets. The single largest category of loans in the Bank's portfolio is multi-family residential mortgage loans, which are secured primarily by apartment buildings and which totaled $1.49 billion or 54.7% of the total loan portfolio at August 31, 1997. The second and third largest categories are single-family residential mortgage loans and cooperative apartment loans which totaled $552.4 million or 20.3% and $392.8 million or 14.4%, respectively, of the total loan portfolio at such date. These three categories accounted for 89.4% of the Bank's total loan portfolio at August 31, 1997. The remainder of the Bank's loan portfolio was comprised primarily of $163.5 million of commercial and other real estate loans, $43.7 million of student loans, $32.2 million of commercial business loans and $17.5 million of home equity loans and lines of credit.


         The types of loans that the Bank may originate are subject to federal and state law and regulations. Interest rates charged by the Bank on loans are affected principally by the demand for such loans and the supply of money available for lending purposes and the rates offered by its competitors. These factors are, in turn, affected by general and economic conditions, the monetary policy of the federal government, including the Federal Reserve Board, legislative tax policies and governmental budgetary matters.

                 LOAN PORTFOLIO COMPOSITION. The following table sets forth the composition of the Bank's loans at the dates indicated.


                                                                                      At March 31,
                                                             --------------------------------------------------------
                                        At August 31,
                                            1997                           1997                        1996
                                  --------------------------    --------------------------    -----------------------
                                                 Percent of                    Percent of                 Percent of
                                  Amount            Total          Amount         Total          Amount      Total
                                  ------         ----------        ------      ----------        ------    ---------
                                                                                 (Dollars in Thousands)
Mortgage loans:
  Single-family residential          $  552,426    20.3%       $  552,745            21.8%   $  534,539          22.7%
  Multi-family residential (1)        1,487,403    54.7         1,365,124            53.7     1,208,039          51.3
  Commercial and other real
   estate                               163,533     6.0           158,336             6.2       162,799           6.9
                                      ---------    ----        ----------          ------    ----------          ----
    Total mortgage loans              2,203,362    81.0         2,076,205            81.7     1,905,377          80.9
Other loans:
  Cooperative apartment
   loans                                392,799    14.4           348,029            13.7       340,507          14.4
  Student loans                          43,728     1.6            45,262             1.8        45,947           2.0
  Home equity loans and
   lines                                 17,500     0.7            19,545             0.8        23,458           1.0
  Consumer and other loans               30,403     1.1            27,005             1.1        20,611           0.9
  Commercial business loans              32,199     1.2            25,249             1.0        18,003           0.8
                                      ---------    ----        ----------          ------    ----------           ---
    Total other loans                   516,629    19.0           465,090            18.3       448,526          19.1
                                      ---------    ----        ----------          ------    ----------         -----
    Total loans receivable            2,719,991   100.0%        2,541,295           100.0%    2,353,903         100.0%
                                      ---------   -----        ----------           ======   ----------         =====
Less:
  Discount on loans
   purchased and
    deferred fees                        11,470                    11,182                        10,567
  Allowance for loan losses              31,115                    27,024                        20,528
                                      ---------               -----------                    ----------
Loans receivable, net                $2,677,406               $ 2,503,089                    $2,322,808
                                      =========                ==========                    ==========


                                                                       At March 31,
                                  ----------------------------------------------------------------------------------
                                               1995                        1994                       1993
                                  --------------------------    --------------------------    ----------------------
                                                  Percent of                Percent of                   Percent of
                                       Amount        Total            Amount   Total          Amount        Total
                                       ------      ---------          ------ ---------        ------      ---------
                                                                   (Dollars in Thousands)
Mortgage loans:
  Single-family residential       $   376,047           18.4%    $   308,960      18.0%    $  315,219        21.3%
  Multi-family residential (1)      1,076,969           52.7         896,605      52.3        651,488        44.1
  Commercial and other real
   estate                             119,890            5.9          95,172       5.6         82,033         5.6
                                    ---------          -----       ---------     -----      ---------         ---
    Total mortgage loans            1,572,906           77.0       1,300,737      75.9      1,048,740        71.0
Other loans:
  Cooperative apartment
   loans                              360,434           17.7         288,381      16.8        296,600        20.1
  Student loans                        47,823            2.3          47,609       2.8         47,853         3.2
  Home equity loans and
   lines                               27,232            1.3          31,875       1.9         36,276         2.5
  Consumer and other loans             18,151            0.9          28,100       1.6         30,953         2.1
  Commercial business loans            16,866            0.8          17,694       1.0         16,900         1.1
                                   ----------            ---    ------------     -----    -----------         ---
    Total other loans                 470,506           23.0         413,659      24.1        428,582        29.0
                                   ----------           ----    ------------     -----    -----------        ----
    Total loans receivable          2,043,412          100.0%      1,714,396     100.0%     1,477,322       100.0%
                                   ----------          =====    ------------     =====     ----------       =====
Less:
  Discount on loans
   purchased and
    deferred fees                      11,301                         11,632                    8,976
  Allowance for loan losses            11,849                          8,770                    6,415
                                   ----------                     ----------               ----------
Loans receivable, net              $2,020,262                     $1,693,994               $1,461,931
                                   ==========                     ==========               ==========


--------------------


(1) Includes at August 31, 1997 and March 31, 1997, $326.4 million and $294.9 million, respectively, of loans secured by mixed use (combined residential and commercial use) properties.

         CONTRACTUAL PRINCIPAL REPAYMENTS AND INTEREST RATES. The following table sets forth scheduled contractual amortization of the Bank's loans at August 31, 1997, as well as the dollar amount of such loans which are scheduled to mature after one year which have fixed or adjustable interest rates. Demand loans, loans having no schedule of repayments and no stated maturity and overdraft loans are reported as due in one year or less.




                                                                     Principal Repayments Contractually Due
                                                                           in Year(s) Ended August 31,
                                                     -----------------------------------------------------------------------
                                         Total at
                                        August 31,                                               2002-      2008-    There-
                                           1997        1998      1999      2000        2001      2007       2013     after
                                       -----------   --------- --------  ---------  ---------  ---------  --------  --------
                                                                            (In Thousands)
 Mortgage loans:
    Single-family residential (1)       $  514,388  $   3,612  $    611  $   1,361  $   1,678  $  98,445  $121,404  $287,277
    Multi-family residential             1,487,403     90,782   118,442    165,713    353,040    727,082    32,233       111
    Commercial and other
     real estate                           163,533     20,557    22,803     18,589     15,529     76,737     3,572     5,746
 Other loans:
    Cooperative apartment loans            392,799        260        28        235        411     38,208    40,529   313,128
    Consumer and commercial
     business loans (2)                    123,830     81,023     5,488      7,237      6,689     23,059       334        --
                                        ----------   --------  --------  ---------  ---------  ---------  --------  --------
      Total(3)                          $2,681,953   $196,234  $147,372   $193,135  $ 377,347   $963,531  $198,072  $606,262
                                        ==========   ========  ========  =========  =========  =========  ========  ========

------------


(1) Does not include $38.0 million of single-family residential loans serviced by others.


(2) Includes student loans, home equity loans and lines of credit, automobile loans, passbook loans, personal loans, credit card loans and commercial business loans.


(3) Of the $2.49 billion of loan principal repayments contractually due after August 31, 1998, $1.77 billion have fixed rates of interest and $719.0 million have adjustable rates of interest.

         LOAN ORIGINATIONS, PURCHASES, SALES AND SERVICING. The Bank originates both adjustable-rate mortgage loans and fixed-rate mortgage loans, the volume of which is dependent upon customer demand and market rates of interest. The Bank generally retains all adjustable-rate loans for its portfolio. In the past, the Bank generally did not purchase whole mortgage loans or loan participations. However, during the fourth quarter of fiscal 1996 the Bank entered into an agreement with a local mortgage-banking firm to purchase conventional (loans not fully or partially guaranteed by the Federal Housing Administration ("FHA") or the Department of Veterans' Affairs ("VA")), single-family residential mortgage loans and cooperative apartment loans originated by such mortgage banking firm on the Bank's behalf. During the five months ended August 31, 1997, the Bank purchased $11.2 million and $10.0 million, respectively, of conventional single-family residential mortgage loans and cooperative loans from such mortgage banker while during fiscal 1997, the Bank purchased $19.1 million and $11.7 million, respectively, of conventional single-family residential mortgage loans and cooperative apartment loans therefrom. See "-Single-Family Residential and Cooperative Apartment Lending." In addition, as a result of the acquisition of Bay Ridge during fiscal 1996, the Bank acquired $273.6 million of loans. In anticipation of the acquisition of such loans from Bay Ridge and in order to maintain liquidity in light of the need to fund the Bay Ridge acquisition, the Bank reduced the amount of its loan originations during fiscal 1996.



         The Bank generally sells (with servicing retained by the Bank) newly originated fixed-rate, single-family residential mortgage loans with contractual terms of more than 15 years in the secondary market to the FNMA and the FHLMC. It has also, on occasion, sold cooperative apartment loans and multi-family residential mortgage loans. During fiscal 1997, the Bank sold $67.7 million of cooperative apartment loans with servicing retained. During fiscal 1995, the Bank sold $119.7 million of multi-family residential mortgage loans to the FNMA with servicing retained by the Bank. As a credit enhancement, the Bank provided limited recourse for the loans sold to the FNMA, pledging $7.8 million of U.S. Treasury bills as collateral for potential losses incurred by the purchasers. The sales of cooperative apartment loans in fiscal 1997 and of multi-family residential mortgage loans in fiscal 1995 were undertaken by the Bank in order to provide additional liquidity to support the Bank's on-going lending efforts. The Bank generally retains fixed-rate residential mortgage loans with contractual terms of 15 years or less and adjustable-rate loans. As of August 31, 1997, the Bank was servicing $297.2 million of loans for others. The Bank is generally paid a fee equal to .25% to
 .375% of the outstanding principal balance for servicing loans sold.

         ACTIVITY IN LOANS. The following table shows the activity in the Bank's loans during the periods indicated.

                                           For the Five Months
                                            Ended August 31,                   Year Ended March 31,
                                       ------------------------    --------------------------------------------
                                            1997        1996           1997              1996            1995
                                       ----------  -----------     -----------     -----------       ----------
                                                                  (In Thousands)
 Total loans held at beginning of      $2,541,295   $2,353,903     $2,353,903       $2,043,412       $1,714,396
 period
 Originations of loans:
   Single-family residential               26,144       71,634        106,688           31,296          201,877
   Multi-family residential               195,287      136,989        225,906          144,560          359,343
   Commercial and other real estate        12,720       11,148         49,924           18,055           33,426
   Other:
     Cooperative apartment loans           57,589       70,907        115,685           23,862          116,588
     Consumer and commercial business
     loans (1)                             19,970       13,621         43,009           41,195           52,791
                                           ------      -------      ---------       ----------       ----------
       Total originations                 311,710      304,299        541,212          258,968          764,025
 Purchases of loans:
     Single-family residential             11,186        9,835         19,097          171,108               --
     Multi-family residential                  --           --             --           31,126               --
     Commercial and other real estate          --           --             --           67,084               --
     Other loans:
         Cooperative apartment loans        9,998        8,298         11,724            2,317               --
         Consumer and commerical
            business loans  (1)                --           --             --            2,525               --
                                          -------     --------      ---------        ---------       ----------
           Total purchases                 21,184       18,133         30,821          274,160(2)            --
                                          -------     --------      ---------        ---------       ----------
           Total originations and         332,894      322,432        572,033          533,128          764,025
             purchases
 Loans sold:
   Single-family residential                4,301        1,217          4,066            5,693           11,565
   Multi-family residential                    --           --             --               --          119,692
   Commercial and other real estate            --           --          1,494(3)            --               --
   Other loans:
     Cooperative apartment loans              234           41         67,658            1,123               82
     Consumer and commerical business
     loans (1)                                 --           --             --               --               --
                                         --------     --------     ----------       ----------       ----------
       Total sold                           4,535        1,258         73,218            6,816          131,339
 Repayments (4)                           149,663      124,701        311,423          215,821          303,670
                                        ---------    ---------     ----------       ----------       ----------
 Net loan activity                        185,366      196,473        187,392          310,491          329,016
                                        ---------    ---------     ----------       ----------       ----------
 Total loans held at end of period     $2,719,991   $2,550,376     $2,541,295       $2,353,903       $2,043,412
                                        =========    =========      =========        =========        =========

----------------
(1) Includes student loans, home equity loans and lines of credit, automobile loans, passbook loans, personal loans, credit card loans and commercial business loans.
(2) Includes $273.6 million of loans acquired in connection with the acquisition of Bay Ridge in January 1996 and $531,000 of loans acquired in the 1996 Branch Acquisition.
(3) Reflects sale of certain non-performing loans acquired in the Bay Ridge acquisition.
(4)      Includes loans charged off or transferred to other real estate owned.

         MULTI-FAMILY RESIDENTIAL AND COMMERCIAL REAL ESTATE LENDING. The Bank originates multi-family (five or more units) residential mortgage loans which are secured primarily by apartment buildings, cooperative apartment buildings and mixed-use (combined residential and commercial) properties located in the Bank's market area. At August 31, 1997, the Bank had multi-family residential mortgage loans totaling $1.49 billion in its portfolio, comprising 54.7% of the total loan portfolio. Historically, the Bank has been an active multi-family residential mortgage lender and this portion of the Bank's loan portfolio has grown (through origination and by purchase) during the last several years, reflecting the Bank's emphasis on such lending. The Bank intends to continue to emphasize multi-family residential mortgage lending within its market area. The main competitors for loans in this market tend to be other local banks and savings institutions as well as insurance companies. Multi-family residential mortgage loans in the Bank's portfolio generally range in amount from $500,000 to $3.0 million and have an average size of approximately $900,000. The Bank's multi-family residential mortgage loans are comprised primarily of middle-income housing located in the boroughs of Brooklyn and Queens and, to a lesser extent, Manhattan.



           When approving new multi-family residential mortgage loans, the Bank follows a set of underwriting standards which it believes are conservative, and which generally permit a maximum loan-to-value ratio of 75% based on an appraisal performed by one of the Bank's in-house, licensed and certified appraisers, and sufficient cash flow from the underlying property to adequately service the debt. A minimum debt service ratio of 1.3 generally is required on multi-family residential mortgage loans. The Bank also considers the financial resources of the borrower, the borrower's experience in owning or managing similar properties, the market value of the property and the Bank's lending experience with the borrower. The Bank's current lending policy requires that loans in excess of $300,000 be approved by two non-officer directors of the Mortgage and Real Estate Committee of the Board of Directors.



         The Bank's multi-family residential mortgage loans include loans secured by cooperative apartment buildings. In underwriting these loans, the Bank applies the normal underwriting criteria used with other multi-family properties. In addition, the Bank generally will not make a loan on a cooperative apartment building unless at least 65% of the total units in the building are owner-occupied. At August 31, 1997, the Bank had $345.5 million of loans secured by cooperative apartment buildings.


            The Bank's typical multi-family residential mortgage loan is originated with a term to maturity of 5 or 10 years (with principal due in full at such time). These loans have a fixed-rate of interest and may be extended by the borrower, upon payment of an additional fee, for five additional years at an interest rate based on the 5-year FHLB of New York advance rate plus a margin, which may not be below the initial interest rate of the loan. The Bank recently has been offering loans which have fixed-rates for the first five years then adjust at the end of the fifth year and again at the end of the seventh or eighth year to pre-set rates established at the time of origination. Under the terms of the Bank's multi-family residential mortgage loans, the principal balance generally is amortized at the rate of 1% per year. Prepayment penalties are generally assessed on these loans.



           In addition to multi-family residential mortgage loans, the Bank originates commercial real estate loans which, at August 31, 1997, amounted to $163.5 million or 6.0% of total loans. This portfolio is comprised primarily of loans secured by commercial and industrial properties, nursing homes, funeral homes, churches and synagogues, schools and small shopping centers located within the Bank's market area. The Bank's commercial real estate loans generally range in amount from $50,000 to $1.5 million, and have an average size of approximately $600,000. The Bank originates commercial real estate loans following similar underwriting standards as applied to multi-family residential mortgage loans. In addition, the Bank reviews rent or lease income, rent rolls, business receipts, the borrower's credit history and business experience, and comparable values when underwriting commercial real estate loans.



         Loans secured by apartment buildings and other multi-family residential and commercial properties generally are larger and considered to involve a greater degree of risk than single-family residential mortgage loans. Payments on loans secured by multi-family residential and commercial properties are often dependent on the successful operation or management of the properties and are subject to a greater extent to adverse conditions in the real estate market or the economy. The Bank seeks to minimize these risks through its underwriting policies, which generally limit origination of such loans to the Bank's market area and require such loans to be qualified on, among other things, the basis of the property's income and debt service ratio. Such loans account for 25.0% of total non-performing loans at August 31, 1997. See "Risk Factors--Risks Related to Multi-family Residential and Commercial Lending Activities" and "-Asset Quality."



         SINGLE-FAMILY RESIDENTIAL AND COOPERATIVE APARTMENT LENDING. The Bank offers residential first mortgage loans secured primarily by owner-occupied, single-family (one-to-four units) residences. The Bank also originates loans to individuals secured by shares of individual cooperative apartments. At August 31, 1997, $552.4 million or 20.3% and $392.8 million or 14.4% of the Bank's total loan portfolio consisted of single-family residential mortgage loans and cooperative apartment loans, respectively. The substantial majority of these loans are secured by properties located in the boroughs of Brooklyn, Queens and Manhattan. The Bank offers conforming and non-conforming fixed-rate and adjustable-rate loans with maturities of up to 30 years and a maximum loan amount generally not exceeding $500,000. At August 31, 1997, adjustable-rate loans represented $642.7 million of the aggregate total of single-family residential mortgage loans and cooperative apartment loans. In an effort to enhance its ability to originate greater volumes of loans without increasing its staff, during the fourth quarter of fiscal 1996, the Bank entered into agreements with a mortgage-banking firm and with a mortgage broker with respect to the origination of single-family residential mortgage loans and cooperative apartment loans for the Bank. Under the terms of the agreement with the mortgage banker, the mortgage banker originates and sells loans to the Bank while the broker originates loans on the Bank's behalf using the Bank's loan documents. In both cases, the loans are originated and underwritten in accordance with the Bank's underwriting policies, and the Bank retains approval authority with respect to loans it considers for its portfolio. The mortgage banker and the broker receive a fee upon the purchase or funding of the loan, as the case may be. During the five months ended August 31, 1997 and fiscal 1997, the Bank purchased $11.2 million and $19.1 million and $10.0 million and $11.7 million, respectively, of single-family residential mortgage loans and cooperative apartment loans, respectively, from the mortgage-banking firm. During the same periods, single-family residential mortgage loans and cooperative apartment loans totaling $6.6 million and $10.7 million, respectively, and $34.4 million and $62.3 million, respectively, were originated by the Bank under the terms of the brokerage agreement. The substantial majority of the cooperative apartment loans purchased or originated under these arrangements relate to properties located in Manhattan.


         The Bank's residential loan originations are generally obtained from existing or past loan customers, depositors of the Bank, members of the local community and referrals from attorneys, realtors and independent mortgage brokers who refer members of the communities located in the Bank's market area. The Bank also conducts extensive print and radio advertising, the majority of which advertises its mortgage products. The Bank is a participating seller/servicer with the FNMA and the FHLMC, and generally underwrites its fixed-rate single-family residential mortgage loans to conform with standards required by these agencies. Included in single-family residential loans is a modest amount of loans partially or fully guaranteed by the FHA or the VA.


         The Bank is an active lender in the cooperative apartment loan market. Although the collateral for cooperative apartment loans is comprised of shares in a cooperative housing corporation (a corporation whose primary asset is the underlying real estate), cooperative apartment loans generally are treated as single-family residential mortgage loans. At August 31, 1997, such loans amounted to $392.8 million or 14.4% of the Bank's total portfolio. Although the Bank's cooperative apartment loans have in the past related to properties located in the boroughs of Manhattan, Brooklyn and Queens, in recent periods substantially all of such loans have related to properties located in Manhattan, with a significant number of such loans having original loan balances in excess of $300,000.



           The Bank's single-family residential mortgage loans and cooperative apartment loans include adjustable-rate loans ("ARMs") and fixed-rate loans. The Bank currently offers a variety of ARMs, all of which have a 30-year term to maturity, certain of which can convert to fixed-rate loans. The Bank's ARMs currently include loans which adjust every one, two or three years as well as loans with an established rate for the initial five or seven years and which adjust every three years thereafter. The interest rate on the Bank's ARMs fluctuates based upon a spread above the average yield on United States Treasury securities, adjusted to a constant maturity which corresponds to the adjustment period of the loan (the "U.S. Treasury constant maturity index") as published weekly by the Federal Reserve Board. In addition, ARMs generally are subject to limitations on interest rate increases of 2% per adjustment period and an interest rate cap during the life of the loan established at the time of origination. For the five months ended August 31, 1997 and the year ended March 31, 1997, the Bank originated or purchased $87.8 million and $148.0 million, respectively, of ARMs.


         The retention of ARMs in the Bank's loan portfolio helps reduce the Bank's exposure to increases in interest rates. However, ARMs generally pose credit risks different from the risks inherent in fixed-rate loans, primarily because as interest rates rise, the underlying payments of the borrower rise, thereby increasing the potential for defaults. At the same time, the marketability of the underlying property may be adversely affected. In order to minimize risks, ARM borrowers are qualified at the rate which would be in effect after the first interest rate adjustment, if that rate is higher than the initial rate. The Bank has not in the past, nor does it currently, originate negative amortization ARMs.


         The Bank's fixed-rate, single-family residential mortgage loans and cooperative apartment loans have terms of up to 30 years. Interest rates charged on fixed-rate loans are competitively priced based on market conditions. The Bank generally originates fixed-rate loans with terms and in amounts conforming to the maximum guidelines of the FNMA and the FHLMC, currently $214,600 for one-family houses and $412,450 for four-family houses. For the five months ended August 31, 1997 and the year ended March 31, 1997, the Bank originated or purchased an aggregate of $17.1 million and $34.2 million, respectively, of fixed-rate, single-family residential mortgage and cooperative apartment loans.



         The Bank generally sells its newly originated fixed-rate, single-family residential mortgage loans with contractual terms of more than 15 years in the secondary market to agencies such as the FNMA and the FHLMC. The Bank generally retains the servicing rights on all such loans sold. For the five months ended August 31, 1997 and the year ended March 31, 1997, the Bank sold single-family residential mortgage loans totaling $4.3 million and $4.1 million, respectively.



         Under the Bank's underwriting guidelines, ARMs can be originated with loan-to-value ratios of up to 80%. Fixed-rate cooperative apartment loans can be originated with loan-to-value ratios of up to 75% while fixed-rate, single-family residential mortgage loans can be originated with loan-to-value ratios of up to 90%, provided, however, that private mortgage insurance is required for loans with loan-to-value ratios in excess of 80%.


         In order to provide financing for low and moderate income home buyers, the Bank participates in residential mortgage programs and products sponsored by, among others, the State of New York Mortgage Authority, the Community Preservation Corporation, Neighborhood Housing Services and the New York City Co-op Pilot Program. Various programs sponsored by these groups provide low and moderate income households with fixed-rate mortgage loans which are generally below prevailing fixed-rate mortgages and which allow below market down payments.

         Substantially all of the Bank's mortgage loans include due-on-sale clauses which provide the Bank with the contractual right to deem the loan immediately due and payable in the event that the borrower transfers ownership of the property without the Bank's consent. It is the Bank's policy to enforce due-on-sale provisions within the applicable regulations and guidelines imposed by New York law.



         CONSUMER LENDING ACTIVITIES. The Bank offers a variety of consumer loans including student loans, home equity loans and lines of credit, automobile loans, passbook loans and credit card loans in order to provide a full range of financial services to its customers. Such loans are obtained primarily through existing and walk-in customers and direct advertising. At August 31, 1997, $91.6 million or 3.4% of the Bank's total loan portfolio was comprised of consumer loans.



         The largest component of the Bank's consumer loan portfolio is student loans. The Bank has been and continues to be an active originator of student loans. Substantially, all of these loans are originated under the auspices of the New York State Higher Education Services Corporation ("NYSHESC"). Under the terms of these loans, no repayment is due until the student's graduation, with 98% of the principal guaranteed by the NYSHESC. The terms and rates of these loans are established by the NYSHESC. At August 31, 1997, such loans amounted to $43.7 million or 1.6% of the total loan portfolio.



         The second largest component of the Bank's consumer loan portfolio is home equity loans and lines which consist primarily of home equity lines of credit. Home equity lines of credit are a form of revolving credit and are secured by the underlying equity in the borrower's primary or secondary residence. The Bank's home equity lines of credit have interest rates that adjust or float based on the Wall Street Journal Prime, loan-to-value ratios of 75% or less, and are generally for amounts of less than $100,000 but can be as high as $300,000. Interest only payments are made during the first five years with repayment of principal and interest required during the final 15 years. The Bank also offers fixed-rate, fixed-term home improvement loans, which are also secured by the underlying equity in the borrower's primary or secondary residence. At August 31, 1997, home equity lines and loans amounted to $17.5 million, or 0.7% of the Bank's total loan portfolio and the Bank had $3.6 million of unused commitments pursuant to such equity lines of credit.



         At August 31, 1997, the remaining $30.4 million of the Bank's consumer loan portfolio, which amounted to 1.1% of the Bank's total loan portfolio, was comprised primarily of loans secured by new and used automobiles, passbook loans and credit card loans (the Bank offers VISA cards on an issuer basis). At August 31, 1997, the Bank had $14.9 million of automobile loans, most of which financed the purchase of new automobiles. The terms of automobile loans cannot exceed 60 months with a maximum loan amount of the lesser of $50,000 or 80% of the value of the automobile. The Bank generally does not participate in indirect automobile lending and substantially all of such loans are financed directly with the Bank. Passbook loans, which are loans secured by the borrower's deposits in the Bank, totaled $10.3 million at August 31, 1997, while credit card loans amounted to $1.9 million at such date.


         Consumer loans generally have shorter terms and higher interest rates than residential mortgage loans but generally involve more credit risk than residential mortgage loans because of the type and nature of the collateral and, in certain cases, the absence of collateral. These risks are not as prevalent in the case of the Bank's consumer loan portfolio, however, because a high percentage of the portfolio is comprised of home equity loans and lines of credit which are secured by real estate and underwritten in a manner such that they result in a lending risk which is similar to single-family residential mortgage loans.


         COMMERCIAL BUSINESS LENDING ACTIVITIES. The Bank makes commercial business loans directly to businesses located in its market area. The Bank targets small and medium sized businesses with the bulk of the loans being less than $750,000. Applications for commercial business loans are obtained primarily from existing customers, branch referrals and direct inquiry. As of August 31, 1997, commercial business loans totaled $32.2 million, or 1.2%, of the Bank's total loan portfolio.



         Commercial business loans originated by the Bank generally have terms of five years or less and adjustable interest rates tied to the Wall Street Journal Prime plus a margin. Such loans are generally secured by real estate, receivables or inventory and are backed by the personal guarantees of the principals of the borrower. Commercial business loans generally have shorter terms to maturity and provide higher yields than residential mortgage loans. Although commercial business loans generally are considered to involve greater credit risk than certain other types of loans, management intends to continue to offer commercial business loans to small and medium sized businesses in its market area. Furthermore, the Bank intends to expand moderately its commercial business lending program. In furtherance of such strategy, the Bank recently increased advertising and direct mail solicitations with respect to commercial business loans and is in the process of adding increasing the number of commercial business loan officers.


         LOAN APPROVAL AUTHORITY AND UNDERWRITING. The Board of Directors establishes lending authorities for individual officers as to its various types of loan products. For multi-family residential mortgage loans, commercial real estate loans, single-family residential mortgage loans and cooperative apartment loans, the Executive Vice President and Mortgage Officer and a Vice President have the authority to approve loans in amounts up to $300,000. Any mortgage loan or cooperative apartment loan in excess of $300,000, however, must also be approved by the President and at least two members of the Mortgage and Real Estate Committee of the Board of Directors, which consists of various directors, the composition of which is changed periodically. Consumer loans and commercial business loans of less than $50,000 can be approved by an individual loan officer, while loans between $50,000 and $300,000 must be approved by a Vice President and an Executive Vice President. Any commercial business loans in excess of $300,000 must also be approved by at least two members of the Commercial Loan Committee of the Board of Directors, which consists of various directors, the composition of which is changed periodically.

         The Bank's policy limits the amount of credit related to mortgage loans and cooperative share loans that can be extended to any one borrower to 15% of the Bank's net worth. In addition, the Bank's policy limits the amount of commercial business loans that can be extended to any one borrower to the greatest of $2.0 million, 5% of the Bank's net worth or 10% of total commercial business loans. With certain limited exceptions, a New York state-chartered savings bank may not make loans or extend credit for commercial, corporate or business purposes (including lease financing) to a single borrower, the aggregate amount of which would be in excess of 15% of the bank's net worth if the loan is unsecured, or 25% of net worth if the loan is secured.


         For all single-family residential mortgage loans and cooperative apartment loans originated by the Bank, upon receipt of a completed loan application from a prospective borrower, a credit report is ordered, income, assets and certain other information are verified by an independent credit agency, and if necessary, additional financial information is required to be submitted by the borrower. An appraisal of the real estate is required, which is performed by an independent appraiser except with respect to multi-family residential and commercial real estate loans for which the appraisals are conducted by licensed and certified in-house appraisers. In addition, appraisals conducted by independent appraisers are also reviewed by the Bank's in-house licensed and certified appraisers.It is the Bank's policy to require appropriate insurance protection, including title and hazard insurance, on all mortgage loans prior to closing. Other than cooperative apartment loans, borrowers generally are required to advance funds for certain items such as real estate taxes, flood insurance and private mortgage insurance, when applicable.


         LOAN ORIGINATION AND LOAN FEES. In addition to interest earned on loans, the Bank receives loan origination fees or "points" for many of the loans it originates. Loan points are a percentage of the principal amount of the mortgage loan and are charged to the borrower in connection with the origination of the loan. The Bank currently offers a number of residential loan products on which no points are charged.


         In accordance with SFAS No. 91, which addresses the accounting for non-refundable fees and costs associated with originating or acquiring loans, the Bank's loan origination fees and certain related direct loan origination costs are offset, and the resulting net amount is deferred and amortized as interest income over the contractual life of the related loans as an adjustment to the yield of such loans. At August 31, 1997, the Bank had $10.0 million of such deferred loan fees.


ASSET QUALITY

         With the exception of guaranteed student loans and FHA or VA loans, the Bank, commencing in fiscal 1997, generally places loans on non-accrual status when they are more than 90 days past due as to interest. Loans may be placed on non-accrual status earlier if management believes that collection of interest is doubtful. For periods prior to fiscal 1997, the Bank continued to accrue interest on loans more than 90 days past due if, in management's judgment, the full collection of interest was probable. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income.

         Real estate acquired by the Bank as a result of foreclosure or by deed-in-lieu of foreclosure is classified as other real estate owned until sold. Pursuant to SOP 92-3, such assets are carried at the lower of fair value minus estimated costs to sell the property, or cost (generally the balance of the loan on the property at the date of acquisition). After the date of acquisition, all costs incurred in maintaining the property are expensed and costs incurred for the improvement or development of such property are capitalized up to the extent of their net realizable value.

         DELINQUENT LOANS. The following table sets forth delinquencies in the Bank's loan portfolio as of the dates indicated:




                                            At August 31, 1997                            At March 31, 1997
                                ------------------------------------------    ------------------------------------------
                                     60-89 Days         90 Days or More           60-89 Days           90 Days or More
                                --------------------  --------------------    -------------------   --------------------
                                                                                        Principal              Principal
                                 Number     Balance    Number     Balance     Number     Balance     Number     Balance
                                of Loans   of Loans   of Loans   of Loans    of Loans   of Loans    of Loans    of Loans
                                --------   --------- ---------   ---------   ---------  ---------  ----------  ---------
                                                                    (Dollars in Thousands)
 Mortgage loans:
   Single-family residential       17       $417         40       $2,772        13      $  535         56     $ 3,311
   Multi-family residential         1         13          2          479        --          --          3       1,918
   Commercial and other
     mortgage loans                __         __          6        4,535        --          --          5       9,209
 Other loans:
   Cooperative apartment
       loans                        2         50         12          363         4         196         13         427
   Consumer and commercial
   business loans (1)             165        510        353        1,656       225       1,004        300       1,757
                                  ---      -----        ---        -----       ---      ------        ---    --------
   Total                          185      $ 990        413       $9,805       242      $1,735        377     $16,622
                                  ===       ====        ===        =====       ===       =====        ===      ======
 Delinquent loans to total
   loans (3)                                0.04%                  0.36 %                  .07%                   .65%
                                            ====                   =====                   ===                    ===


                                               At March 31, 1996                              At March 31, 1995
                                  -------------------------------------------    --------------------------------------------
                                       60-89 Days           90 Days or More           60-89 Days           90 Days or More
                                  --------------------   --------------------    --------------------   ---------------------
                                             Principal              Principal               Principal              Principal
                                  Number      Balance     Number     Balance     Number      Balance     Number    Balance of
                                 of Loans    of Loans    of Loans    of Loans   of Loans    of Loans    of Loans     Loans
                                 --------    ---------  ----------  ---------  ---------   ----------  ----------  ----------
                                                                    (Dollars in Thousands)
 Mortgage loans:
   Single-family residential        19       $1,007         53    $  3,504         15       $  409         40      $ 4,761
   Multi-family residential          4          486          4       3,379         --           --          8        2,251
   Commercial and other
     mortgage loans                  1          200         15      19,277         --           --          6        1,975
 Other loans:
   Cooperative apartment
       loans                         3          183          8         355           2          97          6          401
   Consumer and commercial
   business loans (1)              204          888        243       1,571        229          793        499        2,593
                                   ---       ------        ---     -------        ---       ------        ---      -------
   Total                           231       $2,764        323     $28,086(2)     246       $1,229        559      $11,981
                                   ===        =====        ===      ======        ===        =====        ===       ======
 Delinquent loans to total
   loans (3)                                   0.12%                  1.19%                   0.06%                   0.59%
                                               ====                   ====                    ====                    ====


-------------------

(1) Includes student loans, home equity loans and lines of credit, automobile loans, passbook loans, personal loans, credit card loans and commercial business loans.
(2)      Includes $9.5 million of loans acquired in the Bay Ridge acquisition.
(3) Total loans includes loans receivable less deferred loan fees and unamortized discounts, net.

         NON-PERFORMING ASSETS. The following table sets forth information with respect to non-performing assets identified by the Bank, including non-performing loans and other real estate owned at the dates indicated.


                                                                                            At March 31,
                                                   At August 31,   --------------------------------------------------------------
                                                       1997           1997          1996         1995         1994         1993
                                                   --------------  ---------    ---------    ----------    ---------   ----------
                                                                                       (Dollars in Thousands)
 Non-accrual loans:
     Mortgage loans:
         Single-family residential . . . . . .         $2,650      $  2,474      $ 2,890     $ 2,074       $ 2,438      $ 2,905
         Multi-family residential  . . . . . .            479         1,918        3,379       2,018         2,095        1,953
         Commercial and Other  . . . . . . . .          6,029(1)     11,155       12,600       1,975         2,033        3,183
     Other loans:
         Cooperative apartment loans . . . . .            363           427          355         451           606        1,068
         Consumer and commercial business
             loans (1) . . . . . . . . . . . . .          570           956        1,135       1,590         1,621        1,597
                                                      -------      --------      -------     -------       -------      -------
             Total non-accruing loans  . . . .         10,091        16,930       20,359(2)    8,108         8,793       10,706

 Loans past due 90 days or more as to:
     Interest and accruing   . . . . . . . .            1,909         1,718        8,737       7,564         4,715        5,004
      Principal and accruing (3) . . . . . . .         13,984         8,442        6,413       5,591         7,535        5,981
                                                       ------      --------        -----       -----         -----        -----
             Total past due loans and accruing         15,893        10,160       15,150      13,155        12,250       10,985
                                                      -------      --------       ------      ------        ------       ------
             Total non-performing loans  . . .         25,984        27,090       35,509      21,263        21,043       21,691
                                                      -------      --------      -------     -------       -------      -------
 Other real estate owned, net (4)  . . . . . .            279           540          973       1,691         2,024        4,534
                                                     --------     ---------      -------     -------       -------      -------
 Total non-performing assets (5) . . . . . . .       $ 26,263      $ 27,630      $36,482     $22,954       $23,607      $26,225
                                                      =======       =======       ======      ======        ======       ======
 Allowance for loan losses as a
    percent of total loans . . . . . . . . . .           1.14%         1.06%        0.87%       0.58%         0.51%        0.43%
 Allowance for loan losses as a percent of
    non-performing loans . . . . . . . . . . .         119.75         99.76        57.81       55.73         41.68        29.57
 Non-performing loans as a percent of
    total loans  . . . . . . . . . . . . . . .           0.96          1.07         1.51        1.04          1.23         1.47
 Non-performing assets as a percent of total
    assets . . . . . . . . . . . . . . . . . .           0.69          0.74         0.94        0.88          0.90         1.10




----------

(1) Consists primarily of commercial business loans and home equity lines of credit.
(2)      Includes $9.5 million of loans acquired in the Bay Ridge acquisition.
(3) Reflects loans more than 90 days or more past maturity which continue to make payments on a basis consistent with the original repayment schedule.
(4)      Net of related loss allowances.
(5) Non-performing assets consist of non-performing loans and other real estate owned. Non-performing loans consist of non-accrual loans and loans 90 days or more past due as to interest and other loans which have been identified by the Bank as presenting uncertainty with respect to the collectibility of interest or principal.

         At August 31, 1997, the Bank's non-performing assets totaled $26.3 million compared to $27.6 million, $36.5 million and $23.0 million at March 31, 1997, 1996 and 1995, respectively. The Bank's total non-performing assets as a percentage of total assets were .69%, 0.74%, 0.94% and 0.88% at August 31, 1997 and at March 31, 1997, 1996 and 1995, respectively. A primary emphasis in the Bank's underwriting practices is to maintain high asset quality in the origination of loans.



         The $8.9 million, or 24.3%, decline in non-performing assets from March 31, 1996 to March 31, 1997 was due in large part to the return to performing status of a $5.0 million loan to a partnership which owns the building housing the Bank's executive offices (see "- Classified Assets"), the sale or satisfaction of an aggregate of $2.3 million of non-performing loans acquired in the Bay Ridge acquisition and aggregate charge-offs of $1.6 million. The Bank recognized an immaterial loss upon the sale of non-performing loans acquired from Bay Ridge. The decline in non-performing assets from March 31, 1996 to March 31, 1997 was partially offset by a $2.0 million increase in loans past due 90 days or more as to principal.



          The Bank's total non-accruing loans amounted to $10.1 million at August 31, 1997 compared to $16.9 million at March 31, 1997 and $20.4 million at March 31, 1996. The primary reason for the decline from March 31, 1997 to August 31, 1997 was the repayment of two non-accrual commercial loans aggregating $6.7 million extended to one borrower. The primary reason for the $3.4 million decrease in total non-accruing loans at March 31, 1997 compared to March 31, 1996 was the aforementioned sales and charge-offs.



         At August 31, 1997, the Bank had $6.0 million of non-accrual commercial and other real estate mortgage loans. At such date, $2.0 million of the outstanding non-accrual commercial and other real estate loans related to one loan to one Brooklyn-based real estate developer originated by the Bank in August 1995 which was placed on non-accrual status in February 1997. The loan is for the conversion of an existing commercial property located in Brooklyn to a public school. The New York Board of Education has entered into a lease with respect to the property, subject to completion of construction (which has occurred). However, as of the date hereof, the lease has not been entered into. The developer who is the sponsor for these two projects also is, together with affiliates, the Bank's largest single borrower with outstanding loans totaling approximately $38.5 million at August 31, 1997, of which $4.2 million is considered non-performing and/or classified substandard and $15.9 million is classified special mention. As a result of the satisfaction by the borrower of these loans extended thereto, the amount of non-performing loans extended to this borrower deemed non-performing declined to $_____ million. Such developer also is the general partner of the partnership which owns the building in which the Bank's executive offices are located. See "-Classified Assets."



         At August 31, 1997, the Bank's non-accrual multi-family residential mortgage loans amounted to $479,000 and was comprised of two loans.

         At August 31, 1997, the Bank's $2.7 million of non-accrual single-family residential mortgage loans consisted of 31 loans which had an average balance of $85,000. At such date, non-accrual loans also included 12 cooperative apartment loans with an aggregate balance of $363,000 and six home equity lines of credit with an aggregate balance of $424,000. In addition, at August 31, 1997, the Bank had three commercial business loans totaling $122,000 on non-accrual.



         At August 31, 1997, the Bank's $14.0 million of loans past due 90 days or more as to principal consists of loans which are contractually past due their maturity but which continue to make payments on a basis consistent with the loans' original amortization schedule. The amount of such loans increased by $5.5 million from $8.4 million at March 31, 1997. Such loans consisted primarily of $9.6 million of multi-family residential loans and $3.8 million of commercial real estate loans. At such date, the $9.6 million of contractually past due maturity multi-family residential loans consisted of 38 loans with an average principal balance of approximately $253,000 while the $3.8 million of commercial real estate loans consisted of 14 loans with an average principal balance of approximately $269,000. The Bank's multi-family residential and commercial real estate loans are generally structured as a five or ten year balloon loan with the ability of the borrower to extend the term of the loan for an additional five years. See "- Lending Activities - Multi-family Residential and Commercial Real Estate Lending." At the contractual maturity date of these particular loans, the borrowers have failed to repay in full the principal due. The borrowers, however, have continued to make payments on the loans consistent with the loans' payment terms based on the original amortization schedule. Although the Bank has contacted the borrowers requesting that they refinance their loans, the borrowers have not yet taken such step. The majority of such loans bear interest rates which are above those charged currently on newly originated multi-family residential and commercial real estate loans. Furthermore, the Bank inspects each of such properties at least annually. In addition, in many cases, based on current financial information provided to the Bank, the properties are producing sufficient cash flow to service the debt. Based upon management's review of these credits, the Bank does not believe that any material losses will be incurred with respect to such properties. However, such loans' delinquency has been and continues to be considered in establishing the level of the Bank's allowance for loan losses. The Bank is increasing its efforts to have such loans either be refinanced or have the term extended.



         The interest income that would have been recorded during the five months ended August 31, 1997 and the year ended March 31, 1997, if all of the Bank's non-performing loans at the end of such period had been current in accordance with their terms during such periods was $457,000 and $1.7 million, respectively. The actual amount of interest recorded as income on such loans during the periods amounted to $118,000 and $224,000, respectively.



         At August 31, 1997, the Bank's other real estate owned consisted of a $279,000 investment in and five individual cooperative apartment loans.

         A savings institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the FDIC and the Department, which can order the establishment of additional general or specific loss allowances. The FDIC, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on the allowance for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally the policy statement recommends that institutions have effective systems and controls to identify, monitor and address asset quality problems; that management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and that management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. While the Bank believes that it has established an adequate allowance for possible loan losses, there can be no assurance that the regulators, in reviewing the Bank's loan portfolio, will not request the Bank to materially increase at that time its allowance for possible loan losses, thereby negatively affecting the Bank's financial condition and earnings at that time. Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the allowances for loan losses may become necessary. In addition, if the Bank's involvement in multi-family residential and commercial real estate lending continues to increase, additional provisions may be required due to the generally greater risk engendered by such lending. See "-Asset Quality - Allowance for Loan Losses" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Changes in Financial Condition - Allowance for Loan Losses."

         CLASSIFIED AND CRITICIZED ASSETS. Federal regulations require that each insured institution classify its assets on a regular basis. Furthermore, in connection with examinations of insured institutions, federal examiners have authority to identify problem assets and, if appropriate, classify them. There are three classifications for problem assets: "substandard," "doubtful" and "loss." Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Another category designated "special mention" also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss.


         At August 31, 1997, the Bank had classified an aggregate of $16.2 million of assets (a substantial portion of which were also considered non-performing assets) including $2.0 million of loans acquired from Bay Ridge. In addition, at such date the Bank had

$68.5 million of assets which were designated by the Bank as special mention. At August 31, 1997, a major component of the Bank's assets deemed special mention was a $15.0 million loan to the partnership which owns the building in which the Bank's executive offices are located. A wholly owned subsidiary of the Bank, Wiljo Development Corporation ("Wiljo"), has a 17% limited partnership interest in the partnership. See "-Subsidiaries." The general partner of the partnership, together with affiliates, is the Bank's single largest borrower. See "-Non-Performing Assets." The loan was originated in 1993 in the amount of $5.0 million to help fund the partnership's purchase of the building. Due to a variety of factors, there were delays in fully leasing out the building due in part, to the need to effect extensive renovations and tenant improvements, including asbestos removal. As a consequence, payments on the initial loan were not made and the loan was placed on non-accrual status in fiscal 1996. The Bank refinanced the loan in early 1997 and increased the principal balance to $15.0 million. The $10.0 million of additional funds were used in part to repay advances (plus interest) made to the partnership by Wiljo for construction costs and other expenses. The Bank's executive offices and a branch office occupy approximately 40% of the building. As of August 31, 1997, substantially all the remaining space in the building was leased with lease terms generally of ten years or more, and the new loan is performing in accordance with its terms. Also included in assets deemed special mention were $12.7 million of loans which were 90 days or more past due maturity which continued to make payments on a basis consistent with the original repayment schedule.



         ALLOWANCE FOR LOAN LOSSES. The Bank's allowance for loan losses amounted to $31.1 million at August 31, 1997 as compared to $27.0 million at March 31, 1997. At August 31, 1997, the Bank's allowance amounted to 1.1% of total loans and 119.8% of total non-performing loans. It is management's policy to maintain an allowance for loan losses based upon total loans outstanding, the volume of loan originations, the type, size and geographic concentration of loans held by the Bank, general economic conditions, the level of past due and non-accrual loans, and the number of loans requiring heightened management oversight.



         The Bank's allowance for loan losses increased $4.1 million from March 31, 1997 to August 31, 1997 while in fiscal 1997 the allowance increased by $6.5 million as compared to March 31, 1996 due to provisions relating to mortgage loans of $8.4 million, partially offset by charge-offs, net of recoveries, of $1.5 million. The increases during the five months ended August 31, 1997 and fiscal 1997 were due to several factors, including the Bank's increased investment in multi-family residential loans, all of which were concentrated in the New York City metropolitan area, an increase in the number of larger multi-family residential and individual cooperative apartment loans as compared to prior years, and an increase in the number of loans, which, while not delinquent, exhibit risk characteristics which require heightened management oversight, including loans which are contractually past due maturity 90 days or more.

         The Bank will continue to monitor and modify its allowance for possible loan losses as conditions dictate. While management believes that, based on information currently available, the Bank's allowance for possible loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurances will be given that the Bank's level of allowance for loan losses will be sufficient to absorb future possible loan losses incurred by the Bank or that future adjustments to the allowance for possible loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for possible loan losses. Management may in the future further increase the level of its allowance for loan losses as a percentage of total loans and non-performing loans in the event the level of multi-family residential and commercial real estate loans (which generally are considered to have a greater risk of loss than single-family residential mortgage loans) as a percentage of its total loan portfolio continues to increase. In addition, the FDIC and the Department as an integral part of their examination process periodically review the Bank's allowance for possible loan losses. Such agencies may require the Bank to make additional provisions for estimated possible loan losses based upon judgments different from those of management.

         The following table sets forth the activity in the Bank's allowance for loan losses during the periods indicated.


                                  Five Months Ended
                                      August 31,                               Year Ended March 31,
                              -------------------------    ------------------------------------------------------------
                                1997            1996          1997         1996         1995         1994        1993
                              ---------     -----------    ---------     --------     ---------    --------    --------
 Allowance at beginning of
   period                     $27,024         $20,528      $20,528        $11,849      $ 8,770      $6,415     $6,374
                               ------          ------       ------         ------       ------       -----      -----
 Allowance from
   acquisition(1)                  --              --           --          6,910           --          --         --
 Provision:
   Mortgage loans(2)            3,694           1,375        8,425          3,300        3,300       3,075      1,925
   Consumer and
     Commercial business
     loans(3)                     884             185         (465)(4)        379          292         750      1,862
                                -----          ------      -------        -------       ------      ------     ------
       Total provision          4,578           1,560        7,960          3,679        3,592       3,825      3,787
 Charge-offs:
   Mortgage loans(2)              876             940        1,636          1,634          842       1,049      2,371
   Consumer and
     Commercial business
     loans(3)                      54              93          509            751          220       1,259      2,066
                                -----          ------      -------        -------       ------      ------     ------
       Total charge-offs          930           1,033        2,145          2,385        1,062       2,308      4,437
                               ------         -------      -------        -------       ------      ------     ------
 Recoveries:
   Mortgage loans(2)              300             377          545            176          294          28         41
   Consumer and
     Commercial business
     loans                        144              48          136            299          255         810        650
                                -----           -----      -------        -------       ------      ------     ------
       Total recoveries           444             425          681            475          549         838        691
                                 ----          ------      -------        -------       ------      ------     ------
 Net loans (charged off)
   recovered                      486            (608)      (1,464)        (1,910)        (513)     (1,470)    (3,746)
                               ------           ------      -------        -------        -----     -------    -------
 Allowance at end of
   period                     $31,115         $21,480      $27,024        $20,528      $11,849      $8,770     $6,415
                               ======          ======       ======         ======       ======       =====      =====
 Net loans charged off to
  allowance for loan losses      0.02%           0.03%        0.06%          0.09%        0.03%       0.09%      0.27%
 Allowance for possible
  loan losses as a percent
  of gross loans                 1.14%           0.84%        1.06%          0.87%        0.58%       0.51%      0.43%
 Allowance for possible
  loan losses as a percent
  of total non-performing
  loans                        119.75%          56.09%       99.76%         57.81%       55.73%      41.68%     29.57%
                               ======          ======      =======         ======      =======     =======     ======


-------------------
(1) Reflects allowance for loan losses acquired in the Bay Ridge acquisition in January 1996.
(2)      Includes individual cooperative apartment loans.
(3) Includes student loans, home equity loans and lines of credit, automobile loans, secured and unsecured personal loans, and commercial business loans.
(4)      Reflects adjustment to allowance related to commercial business loans.

(5) Non-performing loans consist of non-accrual loans and loans 90 days or more past due as to interest or principal and other loans which have been identified by the

Bank as presenting uncertainty with respect to the collectibility of interest or principal.

         The following table sets forth information concerning the allocation of the Bank's allowance for loan losses by loan category at the dates indicated.




                             At August 31,                                        At March 31,
                       --------------------------  ------------------------------------------------------------------------------
                                  1997                      1997                       1996                       1995
                       --------------------------  ----------------------   -------------------------  ------------------------
                                     Percent of                Percent of                 Percent of                 Percent of
                                      Loans in                  Loans in                   Loans in                   Loans in
                                        Each                      Each                       Each                      Each
                                      Category                  Category                   Category                  Category
                                         of                        to                         to                        to
                                        Total                     Total                      Total                     Total
                        Amount          Loans      Amount         Loans      Amount          Loans      Amount         Loans
                       -------          -----     -------         -----      -------         -----      -------        -----
                                                                 (Dollars in Thousands)
 Mortgage loans(1)     $26,487          95.5%     $23,370          95.4%    $ 16,036          95.4%    $  7,284          94.6%

 Consumer and
 commercial business
 loans(2)  . . . . .     4,628           4.5        3,654           4.6        4,492           4.6        4,565           5.4
                       -------         -----      -------         -----      -------         -----      -------         -----
      Total  . . . .   $31,115         100.0%     $27,024         100.0%    $ 20,528         100.0%     $11,849         100.0%
                       =======         =====       ======         =====      =======         =====       ======         =====


                                             At March 31,
                          -------------------------------------------------
                                  1994                      1993
                          -----------------------  ------------------------
                                      Percent of               Percent of
                                       Loans in                 Loans in
                                         Each                     Each
                                       Category                 Category
                                          to                       to
                                        Total                     Total
                           Amount       Loans        Amount       Loans
                           -----        -----        ------       -----
                                      (Dollars in Thousands)
 Mortgage loans(1)        $4,532         92.7%     $2,478          91.1%

 Consumer and
 commercial business
 loans(2)  . . . . .       4,238          7.3       3,937           8.9
                           -----          ---       -----           ---
      Total  . . . .      $8,770        100.0%     $6,415         100.0%
                           =====        =====       =====         =====


------------------
(1)      Includes individual cooperative apartment loans.
(2) Includes student loans, home equity loans, lines of credit, automobile loans, and secured and unsecured personal loans and commercial business loans.

ENVIRONMENTAL ISSUES

         The Bank encounters certain environmental risks in its lending activities. Under federal and state environmental laws, lenders may become liable for costs of cleaning up hazardous materials found on property securing their loans. In addition, the existence of hazardous materials may make it unattractive for a lender to foreclose on such properties. Although environmental risks are usually associated with loans secured by commercial real estate, risks also may be substantial for loans secured by residential real estate if environmental contamination makes security property unsuitable for use. This could also have a negative effect on nearby property values. The Bank attempts to control its risk by requiring a phase one environmental assessment be completed as part of its underwriting review for all non-residential mortgage applications.

         The Bank believes its procedures regarding the assessment of environmental risk are adequate and the Bank is unaware of any environmental issues which would subject it to any material liability at this time. However, no assurance can be given that the values of properties securing loans in the Bank's portfolio will not be adversely affected by unforeseen environmental risks.

INVESTMENT ACTIVITIES


         INVESTMENT POLICIES. The investment policy of the Bank, which is established by the Board of Directors, is designed to help the Bank achieve its fundamental asset/liability management objectives. Generally, the policy calls for the Bank to emphasize principal preservation, liquidity, diversification, short maturities and/or repricing terms, and a favorable return on investment when selecting new investments for the Bank's investment and mortgage-backed and mortgage-related securities portfolios. In addition, the policy sets forth objectives which are designed to limit new investments to those which further the Bank's goals with respect to interest rate risk management. The Bank's current securities investment policy permits investments in various types of liquid assets including obligations of the U.S. Treasury and federal agencies, investment grade corporate obligations, various types of mortgage-backed and mortgage-related securities, including CMOs, commercial paper, and insured certificates of deposit. As a New York-chartered savings bank, the Bank is permitted to make certain investments in equity securities and stock mutual funds. At August 31, 1997, these equity investments totaled $16.2 million and were comprised primarily of mutual funds and common and preferred stocks of publicly traded companies.


         The Bank currently does not participate in hedging programs, interest rate swaps, or other activities involving use of off-balance sheet derivative financial instruments. Similarly, the Bank does not invest in mortgage-related securities which are deemed to be "high risk," or purchase bonds which are not rated investment grade.

         MORTGAGE-BACKED AND MORTGAGE-RELATED SECURITIES. Mortgage-backed securities (which also are known as mortgage participation certificates or pass-through certificates) represent a participation interest in a pool of single-family or multi-family mortgages, the principal and interest payments on which are passed from the mortgage originators, through intermediaries (generally U.S. Government agencies and government sponsored enterprises) that pool and repackage the participation interests in the form of securities, to investors such as the Bank. Such U.S. Government agencies and government sponsored enterprises, which guarantee the payment of principal and interest to investors, primarily include the FHLMC, the FNMA and the Government National Mortgage Association ("GNMA").

         Mortgage-backed securities generally increase the quality of the Bank's assets by virtue of the insurance or guarantees that back them, are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations of the Bank. However, the existence of the guarantees or insurance generally results in such securities bearing yields which are less than the loans underlying such securities.


         The FHLMC is a publicly traded corporation chartered by the U.S. Government. The FHLMC issues participation certificates backed principally by conventional mortgage loans. FHLMC guarantees the timely payment of interest and the ultimate return of principal on participation certificates. The FNMA is a private corporation chartered by the U.S. Congress with a mandate to establish a secondary market for mortgage loans. The FNMA guarantees the timely payment of principal and interest on FNMA securities. The FHLMC and FNMA securities are not backed by the full faith and credit of the United States, but because the FHLMC and the FNMA are U.S. Government-sponsored enterprises, these securities are considered to be among the highest quality investments with minimal credit risks. The GNMA is a government agency within the Department of Housing and Urban Development which is intended to help finance government-assisted housing programs. GNMA securities are backed by FHA-insured and VA-guaranteed loans, and the timely payment of principal and interest on GNMA securities are guaranteed by the GNMA and backed by the full faith and credit of the U.S. Government. Because the FHLMC, the FNMA and the GNMA were established to provide support for low-and middle-income housing, there are limits to the maximum size of loan that qualify for these programs.



         The Bank's mortgage-related securities consist of $70.7 million of CMOs. CMOs have been developed in response to investor concerns regarding the uncertainty of cash flow associated with the prepayment option of the underlying mortgage and are typically issued by governmental agencies, government-sponsored enterprises and special purpose entities, such as trusts, corporations or partnerships, established by financial institutions or other similar institutions. A CMO can be collaterized by loans or securities which are insured or guaranteed by the FNMA, the FHLMC or the GNMA. In contrast to pass-through mortgage-related securities, in which cash flow is received pro rata by all security holders, the cash flow from the mortgages underlying a CMO is segmented and paid in accordance with a predetermined priority to investors holding various CMO classes. By allocating the principal and interest cash flows from the underlying collateral among the separate CMO classes, different classes of bonds are created, each with its own stated maturity, estimated
average life, coupon rate and prepayment characteristics.   At August 31, 1997,
none of the CMOs held by the Bank were interest only or principal only CMOs, but were primarily planned amortization CMOs.


         The Bank adopted SFAS No. 115, as of April 1, 1994. In accordance with this Statement, the Bank segregated its mortgage-backed and mortgage-related investment securities into two categories: those held to maturity and those available for sale. Held to maturity securities are recorded at amortized cost and available-for sale securities are recorded at fair value, with unrealized gains and losses, net of related tax effects, excluded from earnings and reported as a separate component of stockholders' equity. The effect of the adoption was to increase equity by $2.7 million at April 1, 1994. In November 1995, the FASB issued a special report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" which allowed institutions to effect a one-time reclassification of its securities from held to maturity to available for sale without requiring that all securities held to maturity be reclassified to available for sale. As a result, in December 1995 the Bank reclassified
$169.1 million of securities from held to maturity to available for sale, resulting in net unrealized losses of $1.8 million in fiscal 1996. Upon further consideration, the Bank determined during the fourth quarter of fiscal 1997 to reclassify the remainder of its mortgage-related and investment securities held to maturity (which at the time totaled $131.0 million) as available for sale. The Bank subsequently sold in March 1997 $397.3 million of these securities at a net loss of $4.5 million in order to improve the yield on and reduce the interest rate volatility of the Bank's investment securities and mortgage-backed and mortgage-related securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Changes in Financial Condition - Investment Securities and Mortgage-Backed and Mortgage-Related Securities." The Bank reinvested the proceeds primarily into U.S. Treasury notes and bills with maturities of two years or less, resulting in an increase in the yield of approximately 70 basis points by comparison to the securities sold.


         At August 31, 1997, the Bank's $167.3 million of mortgage-backed and mortgage-related securities, representing 4.4% of the Bank's total assets, were comprised of $96.6 million of mortgage-backed securities, which were issued or guaranteed by the FHLMC, the FNMA or the GNMA, and $70.7 million of CMOs, substantially all of which are secured by FNMA and FHLMC mortgage-backed securities.



         At August 31, 1997, the contractual maturity of approximately 18.7% of the Bank's mortgage-backed and mortgage-related securities was in excess of ten years. The actual maturity of a mortgage-related security is less than its stated maturity due to prepayments of the underlying mortgages. Prepayments that are different than anticipated will affect the yield to maturity. The yield is based upon the interest income and the amortization of any premium or discount related to the mortgage-backed security. In accordance with GAAP, premiums and discounts are amortized over the estimated lives of the loans, which decrease and increase interest income, respectively. The prepayment assumptions used to determine the amortization period for premiums and discounts can significantly affect the yield of the mortgage-backed security, and these assumptions are reviewed periodically to reflect actual prepayments. If prepayments are faster than anticipated, the life of the security may be shortened and may result in a loss of any premium paid, thus reducing the net yield on such security. Although prepayments of underlying mortgages depend on many factors, including the type of mortgages, the coupon rate, the age of mortgages, the geographical location of the underlying real estate collateralizing the mortgages and general levels of market interest rates, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments. During periods of falling mortgage interest rates, if the coupon rate of the underlying mortgages exceeds the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related security. Under such circumstances, the Bank may be subject to reinvestment risk because to the extent that the Bank's mortgage-backed and mortgage-related securities amortize or prepay faster than anticipated, the Bank may not be able to reinvest the proceeds of such repayments and prepayments at a comparable rate.

         The following table sets forth the activity in the Bank's aggregate mortgage-backed and mortgage-related securities portfolio during the periods indicated.


                                      For the Five Months Ended
                                             August 31,                      Year Ended March 31,
                                      -------------------------       ----------------------------------
                                       1997 (1)           1996        1997 (1)     1996        1995 (2)
                                      --------------  ----------     ---------  ----------  ------------
                                                              (In Thousands)
 Mortgage-backed and
  mortgage-related securities
   at beginning of period              $190,979       $516,023    $516,023    $305,545        $376,704
 Purchases                                   --        105,266     132,587     276,777(3)           --
 Sales                                       --        (75,647)   (310,252)         --            (345)
 Repayments and
   prepayments                          (26,020)       (72,335)   (146,836)    (60,920)        (67,849)
 Accretion of premium                      (279)        (1,514)     (4,307)     (2,624)         (3,160)
 Amortization of discounts                   84            166         385         189             195
 Unrealized gains (losses) on
  available-for-sale mortgage-
  backed and mortgage-
  related securities                      2,575           (566)      3,379      (2,944)             --
                                        -------        --------    -------     --------        -------
 Mortgage-backed and
  mortgage-related
  securities at end of period          $167,339       $471,393    $190,979    $516,023        $305,545
                                        =======        =======     =======     =======         =======


-----------------------------


(1) All mortgage-backed and mortgage-related securities at August 31, 1997 and March 31, 1997 were classified available for sale.

(2) All mortgaged-backed and mortgage-related securities were classified held to maturity at March 31, 1995 and were reflected at their carrying value.
(3) Includes $80.4 million of mortgage-backed and mortgage-related securities acquired from Bay Ridge.

         INVESTMENT SECURITIES. The Bank has the authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various Federal agencies and of state and municipal governments, mutual funds, equity securities and corporate obligations. At August 31, 1997, the Bank had U.S. Government and federal agency obligations totaling $536.1 million or 14.1% of total assets at such date. Of such amount, $27.2 million consisted of U.S. Treasury bills with a maturity of less than one year and $486.3 million consisted of U.S. Treasury notes with maturities of three years or less (of which $50.0 million had maturities of one year or less).


         The following table sets forth the activity in the Bank's aggregate investment securities portfolio during the periods indicated.


                                       For the Five Months Ended
                                               August 31,                     Year Ended March 31,
                                      -------------------------     ----------------------------------------
                                          1997 (1)      1996          1997 (1)         1996          1995
                                      --------------  ----------     ---------      -----------   ----------

                                                                  (In Thousands)
 Investment securities at beginning
 of period                              $357,487       $723,823        $723,823      $ 91,245       $355,886
                                                                                     --------
 Purchases                               468,098        381,369         785,334     1,154,428(2)      62,364
 Sales                                  (178,568)      (169,079)       (339,842)     (213,010)      (242,057)
 Maturities                             (102,150)      (570,000)       (823,825)     (307,512)       (92,471)
 Accretion of premium                       (194)            12             (85)          (25)        (1,624)
 Amortization of discounts                 3,972          5,551          11,551         5,945          2,253
 Unrealized gains (losses) on
   available-for-sale investment
   securities                              5,129            431             531        (7,248)         6,894
                                         -------        -------         -------       --------      --------
 Investment securities at end of
  period                                $553,774       $372,107        $357,487      $723,823      $  91,245
                                         =======        =======         =======       =======       ========


------------------------------


(1) All investment securities at August 31, 1997 and March 31, 1997 were deemed available for sale.

(2)      Includes $179.9 million of investment securities acquired from Bay
         Ridge.

         The following table sets forth information regarding the amortized cost and market value of the Bank's investment and mortgage-backed and mortgage-related securities at the dates indicated.





                                                                                      At March 31,
                                     At August 31,       ------------------------------------------------------------------------
                                          1997                    1997                     1996                     1995
                                  ---------------------  -----------------------  ----------------------  -----------------------
                                  Amortized     Market    Amortized     Market    Amortized      Market     Amortized     Market
                                    Cost        Value       Cost        Value       Cost         Value        Cost        Value
                                    ----        -----       ----        -----       ----         -----        ----        -----
                                                                           (In Thousands)
Held to maturity:
  Investment securities:
  U.S. Government and federal
    agency obligations            $     --   $     --   $      --    $      --   $   38,890      $38,803     $22,580    $ 21,718
  Corporate securities                  --         --          --           --           --           --       3,339       3,177
  Municipal securities                  --         --          --           --        1,105        1,128       1,106       1,127
  Other                                 --         --          --           --           --           --       2,402       2,441
Mortgage-backed and
mortgage-related securities:
    FNMA                                --         --          --           --        5,492        5,486       6,463       6,322
    GNMA                                --         --          --           --       98,303       99,859     108,352     108,042
    FHLMC                               --         --          --           --       16,907       16,353      78,521      74,835
    CMOs                                --         --          --           --           --           --     112,209     108,187
                                   -------    -------   ---------    ---------   ----------     --------    --------    --------
 Total                                  --         --   $      --    $      --   $  160,697     $161,629    $334,972    $325,849
                                   =======    =======   =========    =========   ==========     ========    ========    ========
Available for sale:
  Investment securities:
    U.S. Government and federal
      agency obligations          $533,454   $536,131   $ 345,229    $ 345,144   $  670,224     $669,281    $   7,433   $  7,468
   Corporate securities                296        293         363          358        3,220        3,685        5,000      5,000
   Municipal securities              1,104      1,104       1,104        1,104           --           --          --         --
   Stocks:
      Preferred                        281        285         281          280          450           445      19,500     19,500
      Common                        13,333     15,961      10,333       10,601       10,288        10,417      22,991     29,850
  Mortgage-related securities:
    FNMA                             5,965      6,064       7,319        7,175        3,108         3,091          --         --
    GNMA                            73,116     76,072      79,684       80,757           --            --          --         --
    FHLMC                           14,339     14,502      18,780       18,594       60,493        59,819          --         --
    CMOs                            70,909     70,701      84,761       84,453      334,664       332,411          --         --
                                   -------    -------    --------    ---------   ----------     ---------  ----------   --------
Total                             $712,797   $721,113   $ 547,854    $ 548,466   $1,082,447    $1,079,149  $   54,924   $ 61,818
                                   =======    =======    ========     ========    =========     =========  ==========    =======

         The following table sets forth certain information regarding the maturities of the Bank's investment and mortgage-backed and mortgage-related securities at August 31, 1997, all of which were classified as available for sale.





                                                     At August 31, 1997 Contractually Maturing
                                 -----------------------------------------------------------------------------------
                                            Weighted             Weighted              Weighted            Weighted
                                  Under 1   Average      1-5      Average     6-10      Average   Over 10  Average
                                    Year     Yield      Years      Yield     Years       Yield     Years    Yield         Total
                                    ----     -----      -----      -----     -----       -----     -----    -----
                                                                       (Dollars in Thousands)
 Investment Securities:
   U.S. Government obligations    $77,253   5.56%     $ 436,366    6.35%    $    228     8.27%   $     --    --%      $513,847
     Agency securities              6,987   5.53         15,297    6.66           --       --          --    --         22,284
   Corporate securities               110   8.22            183    8.22           --       --          --    --            293
   Municipal securities                --     --             --      --        1,104     7.25          --    --          1,104
 Mortgage-backed and
   mortgage-related securities:
   FNMA                             4,052   6.97          1,727    6.33          215     8.31          70  8.96          6,064
   GNMA                             4,078   8.25         19,793    8.27       26,229     8.41      25,972  8.57         76,072
   FHLMC                            5,559   6.72          3,747    8.21        2,485     8.42       2,711  8.33         14,502
   CMOs                            14,208   6.38         51,152    6.48        2,885     5.96       2,456  5.85         70,701
                                  -------              --------              -------              -------              -------
 Total                           $112,247             $ 528,265             $ 33,146             $ 31,209             $704,867
                                  =======              ========              =======              =======              =======

SOURCES OF FUNDS

         GENERAL. Deposits are the primary source of the Bank's funds for lending and other investment purposes. In addition to deposits, the Bank derives funds from loan principal repayments and prepayments, advances from the FHLB of New York and certain other borrowings. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources. They may also be used on a longer term basis for general business purposes.

         DEPOSITS. The Bank's deposit products include NOW accounts (including the "Active Management" NOW account), money market accounts, non-interest-bearing checking accounts, passbook savings accounts and term certificate accounts. Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate. See Note 11 of Notes to Consolidated Financial Statements set forth elsewhere herein.

         The Bank's deposits are obtained primarily from the areas in which its branch offices are located, and management of the Bank estimates that only a minimal amount of the Bank's deposits are obtained from customers residing elsewhere. The Bank does not pay fees to brokers to solicit funds for deposit with the Bank or actively solicit negotiable-rate certificates of deposit with balances of $100,000 or more.

         The Bank attracts deposits through a network of convenient office locations by offering a variety of accounts and services, competitive interest rates and convenient customer hours. Currently the offices of the Bank consist of 33 traditional full-service offices. As part of its commitment to the community, the Bank intends to establish one additional limited service office in fiscal 1998 located in the Red Hook section of Brooklyn.

         In addition to the Bank's extensive branch network, the Bank currently maintains 38 automated teller machines ("ATM") in its branch offices and plans to install an additional five ATMs in its offices by the end of fiscal 1998.


         Deposit account terms offered by the Bank vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. The Bank is not limited with respect to the rates it may offer on deposit accounts. In determining the characteristics of its deposit accounts, consideration is given to the profitability to the Bank, matching terms of the deposits with loan products, the attractiveness to customers and the rates offered by the Bank's competitors.



         The Bank's focus on customer service has facilitated its retention of lower-costing NOW accounts, money market accounts, non-interest bearing checking accounts and savings accounts, which generally have rates substantially less than certificates of deposit. At August

31, 1997, these types of deposits amounted to $1.58 billion or 46.9% of the Bank's total deposits. During the five months ended August 31, 1997 and fiscal 1997, the weighted average rate paid on the Bank's demand deposits and passbook savings deposits amounted to 2.66% and 2.88%, respectively, and 2.65% and 2.91%, respectively, as compared to a weighted average rates of 5.59% and 5.53% paid on the Bank's certificates of deposit during these periods.



         The Bank's deposits increased from March 31, 1997 to August 31, 1997 by $46.4 million due to the completion of a branch acquisition in April 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Recent Acquisitions." The Bank's deposits declined by $71.3 million from March 31, 1996 to March 31, 1997. The decline was due primarily to the sale of $51.4 million of deposits in September 1996 which related to one of the branch offices acquired in the 1996 Branch Acquisition combined with outflows of deposits totaling approximately $94.6 million at the remaining branch offices purchased in the 1996 Branch Acquisition as well as $25.2 million of deposits related to the Bay Ridge acquisition. A significant portion of such deposits consisted of above market rate certificates of deposit which were not reinvested at the Bank at maturity.

         The following table sets forth the activity in the Bank's deposits during the periods indicated.


                                              Five Months Ended August 31,                   Year Ended March 31,
                                             -------------------------------    --------------------------------------------
                                                  1997              1996            1997            1996             1995
                                             --------------    -------------    ------------    -----------     ------------
                                                                          (Dollars in Thousands)
       Beginning balance                        $3,325,558      $3,396,890       $3,396,890     $2,236,422       $2,207,441
       Increase due to acquisitions                 69,997              --               --      1,058,984           20,432
       Decrease due to disposition                      --              --          (51,407)
       Other net decrease
         before interest credited                  (70,742)       (131,126)        (158,765)        (4,895)         (67,884)

       Interest credited                            46,873          46,552          138,840        106,379           76,433
                                                 ---------       ---------        ---------      ---------        ---------
       Net increase (decrease)
         in deposits                                46,398         (84,574)         (71,332)     1,160,468           28,981
                                                 ---------       ---------        ---------      ---------        ---------
       Ending balance                           $3,371,956      $3,312,316       $3,325,558     $3,396,890       $2,236,422
                                                 =========       =========        =========      =========        =========



         The following table sets forth by various interest rate categories the certificates of deposit with the Bank at the dates indicated.


                                                                                   At March 31,
                                                  At August 31,   ------------------------------------------------
                                                      1997             1997            1996              1995
                                                  ---------------  -----------       -----------      ------------
                                                                      (Dollars in Thousands)
                     2.00% to 3.99%                    $  3,035       $  2,666          $  6,775        $121,160
                     4.00% to 4.99%                      94,268        215,992           413,348         216,568
                     5.00% to 5.99%                   1,443,325      1,260,417           798,536         258,688
                     6.00% to 6.99%                     157,106        174,972           457,039         403,209
                     7.00% to 8.99%                      89,688         89,701           121,542          78,638
                     9.00% to 10.99%                      2,792              8                 8              94
                                                     ----------     ----------        ----------      ----------
                                                     $1,790,214     $1,743,756        $1,797,248      $1,078,357
                                                      =========      =========         =========       =========




         The following table sets forth the amount and remaining maturities of the Bank's certificates of deposit at August 31, 1997.




                                       Over Six Months   Over One Year   Over Two Years
                        Six Months       Through One      Through Two     Through Three    Over Three
                         and Less            Year            Years            Years           Years          Total
                      ---------------  ---------------  --------------  ---------------   -------------   ------------
                                                           (Dollars in Thousands)
 2.00% to 3.99%       $       2,801         $     234      $       --   $           --      $       --    $     3,035
 4.00% to 4.99%              88,375             3,674           2,184               23              12         94,268
 5.00% to 5.99%             670,064           535,556         185,120           20,180          32,405      1,443,325
 6.00% to 6.99%              41,346            13,978          20,468           41,551          39,763        157,106
 7.00% to 8.99%               7,275             1,367           5,541           74,915             590         89,688
 9.00% to 10.99%              1,242               557             993               --              --          2,792
                        -----------      ------------      ----------     ------------      ----------      ---------
 Total                     $811,103         $ 555,366        $214,306       $  136,669        $ 72,770     $1,790,214
                            =======          ========         =======        =========         =======      =========

         As of August 31, 1997, the aggregate amount of outstanding time certificates of deposit in amounts greater than or equal to $100,000 was approximately $206.2 million. The following table presents the maturity of these time certificates of deposit at such date.



                                                                                                  Amount
                                                                                                  ------
                                                                                               (In Thousands)
          3 months or less . . . . . . . . . . . . .                                             $  50,177
          Over 3 months through 6 months . . . . . .                                                37,578
          Over 6 months through 12 months  . . . . .                                                59,338
          Over 12 months . . . . . . . . . . . . . .                                                59,064
                                                                                                    ------

                                                                                                  $206,157
                                                                                                   =======




         BORROWINGS. The Bank may obtain advances from the FHLB of New York upon the security of the common stock it owns in that bank and certain of its residential mortgage loans, provided certain standards related to creditworthiness have been met. Such advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities. Such advances are generally available to meet seasonal and other withdrawals of deposit accounts and to permit increased lending. At August 31, 1997, the Bank had $14.6 million of advances from the FHLB of New York with maturities ranging between one year and seven years with the majority having a maturity of less than five years. The other borrowings outstanding at August 31, 1997 consisted primarily of two mortgages extended to the Bank in connection with the purchase of two of its branch offices.


EMPLOYEES


         The Bank had 707 full-time employees and 163 part-time employees at August 31, 1997. None of these employees are represented by a collective bargaining agent and the Bank considers its relationship with its employees to be good.


OFFICES AND PROPERTIES


         At August 31, 1997, the Bank conducted its business from its executive offices in Brooklyn and 33 full service offices including a branch office located in Astoria, New York, purchased in April 1997. In addition, the Bank has entered into a lease for space that its new branch in the Red Hook section of Brooklyn will occupy.

         The following table sets forth certain information relating to the Bank's offices at August 31, 1997.




                                                                             Net Book Value of
                                                                                Property and
                                                              Lease              Leasehold        Deposits at
                                            Owned or        Expiration        Improvements at     August 31,
                 Location                    Leased            Date           August 31, 1997        1997
----------------------------------------   -----------  ----------------   --------------------  -------------
                                                                                      (In Thousands)
 EXECUTIVE AND ADMINISTRATIVE OFFICES:
 -------------------------------------

 195 Montague Street                         Owned                                  $17,109        $72,293
 Brooklyn, New York 11201(1)


 BRANCH OFFICES:
 --------------

 130 Court Street                            Owned                                    5,300        186,445
 Brooklyn, New York 11201 (2)

 6424-18th Avenue                            Owned                                    1,004        349,482
 Brooklyn, New York 11204

 23 Newkirk Plaza                            Owned                                    2,350        122,096
 Brooklyn, New York  11226

 443 Hillside Avenue                         Owned                                    2,214        203,755
 Williston Park, New York  11596

 23-56 Bell Boulevard                        Leased        9/30/1998(3)                 325        208,633
 Bayside, New York  11360

 250 Lexington Avenue                        Leased       12/31/2001(4)                 108         63,962
 New York, New York  10016

 1416 East Avenue                            Leased            (5)                      446        116,342
 Bronx, New York  10462

 1108 Northern Boulevard                     Leased     month to month (6)              196         74,977
 Manhasset, New York 11030

 1769-86th Street                            Owned                                    1,603        166,754
 Brooklyn, New York  11214

 Pratt Institute Campus                      Leased            (7)                       --          4,221
 200 Willoughby Avenue
 Brooklyn, New York  11205

                                                                             Net Book Value of
                                                                                Property and
                                                              Lease              Leasehold        Deposits at
                                            Owned or        Expiration        Improvements at     August 31,
                 Location                    Leased            Date           August 31, 1997        1997
----------------------------------------   -----------  ----------------   --------------------  -------------
                                                                                      (In Thousands)
 2357-59 86th Street                         Owned                                    1,981         83,680
 Brooklyn, New York  11214

 4514 16th Avenue                            Owned                                    1,994        126,267
 Brooklyn, New York  11204

 37-10 Broadway                              Owned                                    1,163        113,084
 Long Island City, New York 11103

 22-59 31st Street                           Owned                                      671         94,262
 Long Island City, New York  11105

 24-28 34th Avenue                           Leased         6/30/2007                   321         67,270
 Long Island City, New York  11106

 51-12 31st Avenue                           Leased         10/31/1997                  314         41,739
 Woodside, New York  11377

 83-20 Roosevelt Avenue                      Leased         1/31/2005                 1,068         59,380
 Jackson Heights, New York  11372

 75-15 31st Avenue                           Leased         4/30/2004                   374         79,758
 Jackson Heights, New York   11370

 89-01 Northern Boulevard                    Leased         7/31/2004                   323         75,742
 Jackson Heights, New York  11372

 150-28 Union Turnpike                       Leased         5/31/2012                   202         48,067
 Flushing, New York  11367

 234 Prospect Park West                      Owned                                    2,653         32,766
 Brooklyn, New York  11215

 7500 Fifth Avenue                           Owned                                      591         67,381
 Brooklyn, New York  11209

 440 Avenue P                                Owned                                      700         84,141
 Brooklyn, New York  11223

 4703 13th Avenue                            Owned                                    1,143         85,603
 Brooklyn, New York  11219

                                                                             Net Book Value of
                                                                                Property and
                                                              Lease              Leasehold        Deposits at
                                            Owned or        Expiration        Improvements at     August 31,
                 Location                    Leased            Date           August 31, 1997        1997
----------------------------------------   -----------  ----------------   --------------------  -------------
                                                                                      (In Thousands)
                                             Owned                                      596         71,694
 301 Avenue U
 Brooklyn, New York  11223

 8808 Fifth Avenue                           Owned                                    2,158         60,711
 Brooklyn, New York  11209

 1310 Kings Highway                          Owned                                      412         69,603
 Brooklyn, New York  11229

 4823 13th Avenue                            Owned                                    1,487        112,618
 Brooklyn, New York  11219

 1302 Avenue J                               Owned                                      790        111,220
 Brooklyn, New York  11230

 1550 Richmond Road                          Owned                                    1,094        136,593
 Staten Island, New York  10304

 1460 Forest Avenue                          Leased         8/27/2011                    14        125,458
 Staten Island, New York  10302

 35-06 Broadway                              Leased         6/13/2002                   811         55,959
 Astoria, New York  11106

 OTHER PROPERTY:
 498 Columbia Street                         Leased         12/31/2002                   45             --
 Brooklyn, New York  11231(8)


                                                                                    -------      ---------
 Totals                                                                            $ 51,560     $3,371,956
                                                                                    =======      =========

----------------
(1) The Bank operates a full-service branch on the ground floor of the building.
(2)      Designated as the Bank's main office.
(3) The Bank has an option to extend this lease for an additional 10 year term.
(4) The Bank has an option to extend this lease for two additional 10 year terms.
(5) Consists of two leases. The original lease executed March 1972 expires in March 2002. In February 1987, the Bank entered into a lease for additional space in the adjacent store which expires in November 2002.
(6) The Bank has entered into a lease for space in a building under construction. Upon completion, the Bank will relocate the branch office into the new building.
                                         (footnotes continued on following page)

-------------------
(7) The Bank executed a "Memorandum of Understanding" with the Pratt Institute to occupy the space; no expiration date was stated in the Memorandum.
(8) Consists of property leased for a new branch in the Red Hook area of Brooklyn which is expected to open during fiscal 1998.

SAVINGS BANK LIFE INSURANCE


         The Bank, through its Savings Bank Life Insurance ("SBLI") department, engages in group life insurance coverage per individual under SBLI's Financial Institution Group Life Insurance policy. The SBLI Department's activities are segregated from the Bank and, while they do not directly affect the Bank's earnings, management believes that offering SBLI is beneficial to the Bank's relationship with its depositors and the general public. The SBLI Department pays its own expenses and reimburses the Bank for expenses incurred on its behalf. At August 31, 1997, the SBLI Department had policies totaling $414.0 million in force.


SUBSIDIARIES


         At August 31, 1997, the Bank's two active subsidiaries were ICRC and Wiljo.



         INDEPENDENCE COMMUNITY REALTY CORP. ICRC was established in September 1996 as a real estate investment trust. On October 1, 1996, the Bank transferred to ICRC real estate loans with a fair market value of approximately $834.0 million in return for all 1,000 shares of ICRC's common stock and all 10,000 shares of ICRC's 8% junior preferred stock. In January 1997, 111 officers and employees of the Bank each received one share of 8% junior preferred stock of ICRC. At August 31, 1997, ICRC held $799.5 million of loans.



         WILJO DEVELOPMENT CORP. The assets of Wiljo consist primarily of the office space in the building in which the Bank's executive offices are located and its limited partnership interest in the partnership which owns the remaining portion of the building. At August 31, 1997, Wiljo had total assets of $7.8 million and the Bank's equity investment in Wiljo amounted to $6.9 million.


LEGAL PROCEEDINGS

         The Bank is involved in routine legal proceedings occurring in the ordinary course of business which in the opinion of management, in the aggregate, will not have a material adverse effect on the consolidated financial condition and results of operations of the Bank.


         On May 17, 1995 and October 19, 1995, the purported class actions captioned Simon v. Bay Ridge Bancorp., Inc., Dicunto, Ayoub, Christiansen, Canade, Kasler, Mihailos, Apel and Cordano, and Pinkowitz v. Bay Ridge Bancorp., Inc., Dicunto, Ayoub, Christansen, Canade, Kasler, Mihilos, Apel, Cordano, Independence Community Bank Corp. and Hamm were filed in the Court of Chancery of the State of Delaware in and for New Castle County. Such actions allege, among other things, that the directors of Bay Ridge breached their fiduciary duties in connection with the acquisition of Bay Ridge by the Mutual Holding

Company. In addition, the Pinkowitz complaint alleges that the Mutual Holding Company aided and abetted the breaches of fiduciary duty allegedly committed by the directors of Bay Ridge. The plaintiffs did not specify or claim a particular amount of damages in such actions. The Mutual Holding Company and the Bank (as the successor to Bay Ridge) intend to vigorously defend against the claims against the Mutual Holding Company. The Bank believes plaintiffs' claims are without merit.



                                   REGULATION

         Set forth below is a brief description of certain laws and regulations which are applicable to the Company and the Bank. The description of the laws and regulations hereunder, as well as descriptions of laws and regulations contained elsewhere herein, does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

THE COMPANY

         GENERAL. Upon consummation of the Conversion, the Company will become subject to regulation as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"), instead of being subject to regulation as a bank holding company under the Bank Holding Company Act of 1956 because the Bank has made an election under Section 10(l) of HOLA to be treated as a "savings association" for purposes of Section 10(e) of HOLA. As a result, the Company will be required to register with the OTS and will be subject to OTS regulations, examinations, supervision and reporting requirements relating to savings and loan holding companies. The Company will also be required to file certain reports with, and otherwise comply with the rules and regulations of, the Department and the SEC. As a subsidiary of a savings and loan holding company, the Bank will be subject to certain restrictions in its dealings with the Company and affiliates thereof.

         ACTIVITIES RESTRICTIONS. Upon consummation of the Conversion, the Bank will be the sole savings association subsidiary of the Company. There are generally no restrictions on the activities of a savings and loan holding company which holds only one subsidiary savings institution. However, if the Director of the OTS determines that there is reasonable cause to believe that the continuation by a savings and loan holding company of an activity constitutes a serious risk to the financial safety, soundness or stability of its subsidiary savings institution, he may impose such restrictions as are deemed necessary to address such risk, including limiting (i) payment of dividends by the savings institution; (ii) transactions between the savings institution and its affiliates; and (iii) any activities of the savings institution that might create a serious risk that the liabilities of the holding company and its affiliates may be imposed on the savings institution. Notwithstanding the above rules as to permissible business activities of unitary savings and loan holding companies, if the savings institution subsidiary of such a holding company fails to meet the qualified thrift lender ("QTL") test, as discussed under "- Qualified Thrift Lender Test," then such unitary holding company also shall become subject to the activities restrictions applicable to multiple savings and loan holding companies and, unless the savings institution requalifies as a QTL within one year thereafter, shall register as, and become subject to the restrictions applicable to, a bank holding company. See "- Qualified Thrift Lender Test."

         If the Company were to acquire control of another savings institution, other than through merger or other business combination with the Bank, the Company would thereupon become a multiple savings and loan holding company. Except where such acquisition is pursuant to the authority to approve emergency thrift acquisitions and where each subsidiary savings institution meets the QTL test, as set forth below, the activities of the Company and any of its subsidiaries (other than the Bank or other subsidiary savings institutions) would thereafter be subject to further restrictions. Among other things, no multiple savings and loan holding company or subsidiary thereof which is not a savings institution shall commence or continue for a limited period of time after becoming a multiple savings and loan holding company or subsidiary thereof any business activity other than: (i) furnishing or performing management services for a subsidiary savings institution; (ii) conducting an insurance agency or escrow business; (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary savings institution; (iv) holding or managing properties used or occupied by a subsidiary savings institution;
(v) acting as trustee under deeds of trust; (vi) those activities authorized by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) unless the Director of the OTS by regulation prohibits or limits such activities for savings and loan holding companies, those activities authorized by the FRB as permissible for bank holding companies. Those activities described in clause (vii) above also must be approved by the Director of the OTS prior to being engaged in by a multiple savings and loan holding company.

         QUALIFIED THRIFT LENDER TEST. Under Section 2303 of the Economic Growth and Regulatory Paperwork Reduction Act of 1996, a savings association can comply with the QTL test by either meeting the QTL test set forth in the HOLA and implementing regulations or qualifying as a domestic building and loan association as defined in Section 7701(a)(19) of the Internal Revenue Code of 1986, as amended. A savings bank subsidiary of a savings and loan holding company that does not comply with the QTL test must comply with the following restrictions on its operations: (i) the institution may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank; (ii) the branching powers of the institution shall be restricted to those of a national bank;
(iii) the institution shall not be eligible to obtain any advances from its FHLB; and (iv) payment of dividends by the institution shall be subject to the rules regarding payment of dividends by a national bank. Upon the expiration of three years from the date the savings institution ceases to meet the QTL test, it must cease any activity and not retain any investment not permissible for a national bank and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations).





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         The QTL test set forth in the HOLA requires that qualified thrift investments ("QTIs") represent 65% of portfolio assets of the savings institution and its consolidated subsidiaries. Portfolio assets are defined as total assets less intangibles, property used by a savings association in its business and liquidity investments in an amount not exceeding 20% of assets. Generally, QTIs are residential housing related assets. The 1996 amendments allow small business loans, credit card loans, student loans and loans for personal, family and household purposes to be included without limitation as qualified investments. At August 31, 1997, approximately 68.4% of the Bank's assets were invested in QTIs, which was in excess of the percentage required to qualify the Bank under the QTL test in effect at that time.


         LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. Transactions between savings institutions and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings institution is any company or entity which controls, is controlled by or is under common control with the savings institution. In a holding company context, the parent holding company of a savings institution (such as the Company) and any companies which are controlled by such parent holding company are affiliates of the savings institution. Generally, Sections 23A and 23B (i) limit the extent to which the savings institution or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and
(ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and other similar transactions.


         In addition, Sections 22(g) and (h) of the Federal Reserve Act place restrictions on loans to executive officers, directors and principal stockholders. Under Section 22(h), loans to a director, an executive officer and to a greater than 10% stockholder of a savings institution, and certain affiliated interests of either, may not exceed, together with all other outstanding loans to such person and affiliated interests, the savings institution's loans to one borrower limit (generally equal to 15% of the institution's unimpaired capital and surplus). Section 22(h) also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution. Section 22(h) also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a savings institution to all insiders cannot exceed the institution's unimpaired capital and surplus. Furthermore, Section 22(g) places additional restrictions on loans to executive officers. At August 31, 1997, the Bank was in compliance with the above restrictions.






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         RESTRICTIONS ON ACQUISITIONS.  Except under limited circumstances, savings and loan holding companies are prohibited from acquiring, without prior approval of the Director, (i) control of any other savings institution or savings and loan holding company or substantially all the assets thereof or
(ii) more than 5% of the voting shares of a savings institution or holding company thereof which is not a subsidiary. Except with the prior approval of the Director, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company's stock, may acquire control of any savings institution, other than a subsidiary savings institution, or of any other savings and loan holding company.

         The Director may only approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings institutions in more than one state if (i) the multiple savings and loan holding company involved controls a savings institution which operated a home or branch office located in the state of the institution to be acquired as of March 5, 1987; (ii) the acquiror is authorized to acquire control of the savings institution pursuant to the emergency acquisition provisions of the Federal Deposit Insurance Act ("FDIA"); or (iii) the statutes of the state in which the institution to be acquired is located specifically permit institutions to be acquired by the state-chartered institutions or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings institutions).

         FEDERAL SECURITIES LAWS. The Company has filed with the Securities and Exchange Commission ("SEC") a registration statement under the Securities Act, for the registration of the Common Stock to be issued pursuant to the Conversion. Upon completion of the Conversion, the Company's Common Stock will be registered with the SEC under Section 12(g) of the Exchange Act. The Company will then be subject to the proxy and tender offer rules, insider trading reporting requirements and restrictions, and certain other requirements under the Exchange Act.

         The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of Common Stock purchased by persons who are not affiliates of the Company may be sold without registration. Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks.





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
THE BANK

         GENERAL. The Bank is subject to extensive regulation and examination by the Department, as its chartering authority, and by the FDIC, as the insurer of its deposits, and, upon Conversion, will be subject to certain requirements established by the OTS as a result of the Company's savings and loan holding company status. The federal and state laws and regulations which are applicable to banks regulate, among other things, the scope of their business, their investments, their reserves against deposits, the timing of the availability of deposited funds and the nature and amount of and collateral for certain loans. The Bank must file reports with the Department and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as establishing branches and mergers with, or acquisitions of, other depository institutions. There are periodic examinations by the Department and the FDIC to test the Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulation, whether by the Department, the FDIC or as a result of the enactment of legislation, could have a material adverse impact on the Company, the Bank and their operations.

         CAPITAL REQUIREMENTS. The FDIC has promulgated regulations and adopted a statement of policy regarding the capital adequacy of state-chartered banks which, like the Bank, will not be members of the Federal Reserve System.

         The FDIC's capital regulations establish a minimum 3.0% Tier 1 leverage capital requirement for the most highly-rated state-chartered, non-member banks, with an additional cushion of at least 100 to 200 basis points for all other state-chartered, non-member banks, which effectively will increase the minimum Tier 1 leverage ratio for such other banks to 4.0% to 5.0% or more. Under the FDIC's regulation, the highest-rated banks are those that the FDIC determines are not anticipating or experiencing significant growth and have well diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and, in general, which are considered a strong banking organization and are rated composite 1 under the Uniform Financial Institutions Rating System. Leverage or core capital is defined as the sum of common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, and minority interests in consolidated subsidiaries, minus all intangible assets other than certain qualifying supervisory goodwill and certain mortgage servicing rights.

         The FDIC also requires that savings banks meet a risk-based capital standard. The risk-based capital standard for savings banks requires the maintenance of total capital (which is defined as Tier 1 capital and supplementary (Tier 2) capital) to risk-weighted





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assets of 8%.  In determining the amount of risk-weighted assets, all assets, plus certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, based on the risks the FDIC believes are inherent in the type of asset or item. The components of Tier 1 capital are equivalent to those discussed above under the 3% leverage capital standard. The components of supplementary capital include certain perpetual preferred stock, certain mandatory convertible securities, certain subordinated debt and intermediate preferred stock and general allowances for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of core capital. At August 31, 1997, the Bank met each of its capital requirements.


         In August 1995, the FDIC, along with the other federal banking agencies, adopted a regulation providing that the agencies will take account of the exposure of a bank's capital and economic value to changes in interest rate risk in assessing a bank's capital adequacy. According to the agencies, applicable considerations include the quality of the bank's interest rate risk management process, the overall financial condition of the bank and the level of other risks at the bank for which capital is needed. Institutions with significant interest rate risk may be required to hold additional capital.
The agencies recently issued a joint policy statement providing guidance on interest rate risk management, including a discussion of the critical factors affecting the agencies' evaluation of interest rate risk in connection with capital adequacy. The agencies have determined not to proceed with a previously issued proposal to develop a supervisory framework for measuring interest rate risk and an explicit capital component for interest rate risk.


         See "Regulatory Capital Requirements" for information with respect to the Bank's historical leverage and risk-based capital at August 31, 1997 and pro forma after giving effect to the issuance of shares in the Offerings.



         ACTIVITIES AND INVESTMENTS OF NEW YORK-CHARTERED SAVINGS BANKS. The Bank derives its lending, investment and other authority primarily from the applicable provisions of New York State Banking Law and the regulations of the Department, as limited by FDIC regulations and other federal laws and regulations. See " - Activities and Investments of Insured State - Chartered Banks." These New York laws and regulations authorize savings banks, including the Bank, to invest in real estate mortgages, consumer and commercial loans, certain types of debt securities, including certain corporate debt securities and obligations of federal, State and local governments and agencies, certain types of corporate equity securities and certain other assets. Under the statutory authority for investing in equity securities, a savings bank may directly invest up to 7.5% of its assets in certain corporate stock and may also invest up to 7.5% of its assets in certain mutual fund securities. Investment in stock of a single corporation is limited to the lesser of 2% of the outstanding stock of such corporation or 1% of the savings bank's assets, except as set forth below. Such equity securities must meet certain tests of financial performance. A savings bank's lending powers are not subject to percentage of asset limitations, although there are limits applicable to single borrowers. A savings bank may also, pursuant to the "leeway"






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authority, make investments not otherwise permitted under the New York State
Banking Law. This authority permits investments in otherwise impermissible investments of up to 1% of the savings bank's assets in any single investment, subject to certain restrictions and to an aggregate limit for all such investments of up to 5% of assets. Additionally, in lieu of investing in such securities in accordance with the reliance upon the specific investment authority set forth in the New York State Bank Law, savings banks are authorized to elect to invest under a "prudent person" standard in a wider range of debt and equity securities as compared to the types of investments permissible under such specific investment authority. However, in the event a savings bank elects to utilize the "prudent person" standard, it will be unable to avail itself of the other provisions of the New York State Banking Law and regulations which set forth specific investment authority. A New York-chartered stock savings bank may also exercise trust powers upon approval of the Department.

         Under recently enacted legislation, the Department has been granted the authority to maintain the power of state-chartered banks reciprocal with those of a national bank. Under the terms of the legislation, the Department is granted such authority for only one year unless legislation is adopted within such period which extends the effective period of such power. However, any regulations adopted by the Department pursuant to the authority granted by such legislation would be effective regardless of whether legislation is enacted extending the effective period.

         New York-chartered savings banks may also invest in subsidiaries under their service corporation investment power. A savings bank may use this power to invest in corporations that engage in various activities authorized for savings banks, plus any additional activities which may be authorized by the Department. Investment by a savings bank in the stock, capital notes and debentures of its service corporations is limited to 3% of the bank's assets, and such investments, together with the bank's loans to its service corporations, may not exceed 10% of the savings bank's assets.

         With certain limited exceptions, a New York-chartered savings bank may not make loans or extend credit for commercial, corporate or business purposes (including lease financing) to a single borrower, the aggregate amount of which would be in excess of 15% of the bank's net worth. The Bank currently complies with all applicable loans-to-one-borrower limitations.

         ACTIVITIES AND INVESTMENTS OF FDIC-INSURED STATE-CHARTERED BANKS. The activities and equity investments of FDIC-insured, state-chartered banks are generally limited to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state bank generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things, (i) acquiring or retaining a majority interest in a subsidiary, (ii) investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new





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construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank's total assets, (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees' and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions, and (iv) acquiring or retaining the voting shares of a depository institution if certain requirements are met. In addition, an FDIC-insured state-chartered bank may not directly, or indirectly through a subsidiary, engage as "principal" in any activity that is not permissible for a national bank unless the FDIC has determined that such activities would pose no risk to the insurance fund of which it is a member and the bank is in compliance with applicable regulatory capital requirements.


         Excluded from the foregoing proscription is the provision of savings bank life insurance by an FDIC-insured state-chartered bank that is located in New York or certain other states and is otherwise authorized to sell such insurance, provided that (i) the FDIC does not alter its determination pursuant to the FDIA that such activities do not pose a significant risk to the insurance fund of which the Bank is a member, (ii) the insurance underwriting is conducted through a division of the bank that meets the definition of "department" contained in FDIC regulations and (iii) the bank discloses to purchasers of life insurance policies and other products that they are not insured by the FDIC, among other things. At August 31, 1997, the Bank's SBLI Department had $414.0 million of insurance in force.



         Also excluded from the foregoing proscription is the investment by a state-chartered FDIC-insured bank in common and preferred stock listed on a national securities exchange and in shares of an investment company registered under the Investment Company Act of 1940. In order to qualify for the exception, a state-chartered FDIC-insured bank must (i) have held such types of investments during the 14-month period from September 30, 1990 through November 26, 1991, (ii) be chartered in a state that authorized such investments as of September 30, 1991 and (iii) file a one-time notice with the FDIC in the required form and receive FDIC approval of such notice. In addition, the total investment permitted under the exception may not exceed 100% of the bank's tier one capital as calculated under FDIC regulations. The Bank received FDIC approval of its notice to engage in this investment activity on February 26, 1993. As of August 31, 1997, the book value of the Bank's investments under this exception was $13.4 million, which equaled 5.2% of its tier one capital. Such grandfathering authority is subject to termination upon the FDIC's determination that such investments pose a safety and soundness risk to the Bank or in the event the Bank converts its charter or undergoes a change in control.


         REGULATORY ENFORCEMENT AUTHORITY. Applicable banking laws include substantial enforcement powers available to federal banking regulators. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other





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actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

         Under the New York State Banking Law, the Department may issue an order to a New York-chartered banking institution to appear and explain an apparent violation of law, to discontinue unauthorized or unsafe practices and to keep prescribed books and accounts. Upon a finding by the Department that any director, trustee or officer of any banking organization has violated any law, or has continued unauthorized or unsafe practices in conducting the business of the banking organization after having been notified by the Department to discontinue such practices, such director, trustee or officer may be removed from office by the Department after notice and an opportunity to be heard. The Bank does not know of any past or current practice, condition or violation that might lead to any proceeding by the Department against the Bank or any of its directors or officers. The Department also may take possession of a banking organization under specified statutory criteria.

         PROMPT CORRECTIVE ACTION. Section 38 of the Federal Deposit Insurance Act ("FDIA") provides the federal banking regulators with broad power to take "prompt corrective action" to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends on whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Under regulations adopted by the federal banking regulators, an institution shall be deemed to be (i) "well capitalized" if it has total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized," (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances), (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%, and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. The regulations also provide that a federal banking regulator may, after notice and an opportunity for a hearing, reclassify a "well capitalized" institution as "adequately capitalized" and may require an "adequately capitalized" institution or an "undercapitalized" institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or engaging in an unsafe or unsound practice. The federal banking regulator may not, however, reclassify a "significantly undercapitalized" institution as "critically undercapitalized."





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         An institution generally must file a written capital restoration plan which meets specified requirements, as well as a performance guaranty by each company that controls the institution, with an appropriate federal banking regulator within 45 days of the date that the institution receives notice or is deemed to have notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Immediately upon becoming undercapitalized, an institution becomes subject to statutory provisions which, among other things, set forth various mandatory and discretionary restrictions on the operations of such an institution.


         At August 31, 1997, the Bank had capital levels which qualified it as a "well-capitalized" institution.



         FDIC INSURANCE PREMIUMS. The Bank is a member of the BIF administered by the FDIC but has accounts insured by both the BIF and the SAIF. The SAIF-insured accounts are held by the Bank as a result of certain acquisitions and branch purchases and amounted to $1.61 billion as of August 31, 1997 and June 30, 1997. As insurer, the FDIC is authorized to conduct examinations of, and to require reporting by, FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious threat to the FDIC.


         The FDIC may terminate the deposit insurance of any insured depository institution, including the Bank, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which would result in termination of the Bank's deposit insurance.

         On September 30, 1996, President Clinton signed into law legislation to eliminate the premium differential between SAIF-insured institutions and BIF-insured institutions by recapitalizing the SAIF's reserves to the required ratio of 1.25% of insured deposits. The legislation provided that the holders of SAIF-assessable deposits pay a one-time special assessment to recapitalize the SAIF.

         Effective October 8, 1996, the FDIC imposed a one-time special assessment equal to 65.7 basis points for all SAIF-assessable deposits as of March 31, 1995, which was collected on November 27, 1996. Certain BIF members, including the Bank, qualified for a 20% reduction of its SAIF-assessable deposits for purposes of calculating the one-time special assessment. The Bank's one-time special assessment amounted to $8.6 million. Net of related tax benefits, the one-time special assessment amounted to $5.3 million. The payment of the special assessment reduced the Bank's capital by the amount of the assessment.





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         Following the imposition of the one-time special assessment, the FDIC lowered assessment rates for SAIF members to reduce the disparity in the assessment rates paid by BIF and SAIF members. Beginning October 1, 1996, effective SAIF rates range from zero basis points to 27 basis points which is the same range of premiums as the BIF rates. From 1997 through 1999, FDIC-insured institutions will pay 6.4 basis points of their SAIF-assessable deposits and approximately 1.3 basis points of their BIF-assessable deposits to fund the Financing Corporation. Based upon the $1.80 billion of BIF-assessable deposits and $1.61 billion of SAIF-assessable deposits at June 30, 1997, the Bank would expect to pay $309,000 in insurance premiums per quarter during 1997.



         BROKERED DEPOSITS. The FDIA restricts the use of brokered deposits by certain depository institutions. Under the FDIA and applicable regulations,
(i) a "well capitalized insured depository institution" may solicit and accept, renew or roll over any brokered deposit without restriction, (ii) an "adequately capitalized insured depository institution" may not accept, renew or roll over any brokered deposit unless it has applied for and been granted a waiver of this prohibition by the FDIC and (iii) an "undercapitalized insured depository institution" may not (x) accept, renew or roll over any brokered deposit or (y) solicit deposits by offering an effective yield that exceeds by more than 75 basis points the prevailing effective yields on insured deposits of comparable maturity in such institution's normal market area or in the market area in which such deposits are being solicited. The term "undercapitalized insured depository institution" is defined to mean any insured depository institution that fails to meet the minimum regulatory capital requirement prescribed by its appropriate federal banking agency. The FDIC may, on a case-by-case basis and upon application by an adequately capitalized insured depository institution, waive the restriction on brokered deposits upon a finding that the acceptance of brokered deposits does not constitute an unsafe or unsound practice with respect to such institution. The Bank had no brokered deposits outstanding at August 31, 1997.


         COMMUNITY INVESTMENT AND CONSUMER PROTECTION LAWS. In connection with its lending activities, the Bank is subject to a variety of federal laws designed to protect borrowers and promote lending to various sectors of the economy and population. Included among these are the federal Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act, Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act and Community Reinvestment Act ("CRA").

         The CRA requires insured institutions to define the communities that they serve, identify the credit needs of those communities and adopt and implement a "Community Reinvestment Act Statement" pursuant to which they offer credit products and take other actions that respond to the credit needs of the community. The responsible federal banking regulator (in the case of the Bank, the FDIC) must conduct regular CRA examinations of insured financial institutions and assign to them a CRA rating of "outstanding," "satisfactory," "needs improvement" or "unsatisfactory." The Bank's current federal CRA rating is "outstanding."





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         The Bank is also subject to provisions of the New York State Banking
Law which impose continuing and affirmative obligations upon banking institutions organized in New York State to serve the credit needs of its local community ("NYCRA"), which are similar to those imposed by the CRA. Pursuant to the NYCRA, a bank must file an annual NYCRA report and copies of all federal CRA reports with the Department. The NYCRA requires the Department to make an annual written assessment of a bank's compliance with the NYCRA, utilizing a four-tiered rating system, and make such assessment available to the public. The NYCRA also requires the Department to consider a bank's NYCRA rating when reviewing a bank's application to engage in certain transactions, including mergers, asset purchases and the establishment of branch offices or automated teller machines, and provides that such assessment may serve as a basis for the denial of any such application. The Bank's latest NYCRA rating, received from the Department was "satisfactory."

         LIMITATIONS ON DIVIDENDS. The Company is a legal entity separate and distinct from the Bank. The Company's principal source of revenue consists of dividends from the Bank. The payment of dividends by the Bank is subject to various regulatory requirements including a requirement, as a result of the Company's savings and loan holding company status, that the Bank notify the Director not less than 30 days in advance of any proposed declaration by its directors of a dividend.

         Under New York State Banking Law, a New York-chartered stock savings bank may declare and pay dividends out of its net profits, unless there is an impairment of capital, but approval of the Department is required if the total of all dividends declared in a calendar year would exceed the total of its net profits for that year combined with its retained net profits of the preceding two years, subject to certain adjustments.

         MISCELLANEOUS. The Bank is subject to certain restrictions on loans to the Company or its non-bank subsidiaries, on investments in the stock or securities thereof, on the taking of such stock or securities as collateral for loans to any borrower, and on the issuance of a guarantee or letter of credit on behalf of the Company or its non-bank subsidiaries. The Bank also is subject to certain restrictions on most types of transactions with the Company or its non-bank subsidiaries, requiring that the terms of such transactions be substantially equivalent to terms of similar transactions with non-affiliated firms.


         FEDERAL HOME LOAN BANK SYSTEM. The Bank is a member of the FHLB of New York, which is one of 12 regional FHLBs that administers the home financing credit function of savings institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the Board of Directors of the FHLB. The Bank had $14.6 million of FHLB advances at August 31, 1997.


         As a FHLB member, the Bank is required to purchase and maintain stock in the FHLB of New York in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year or 5% of its advances from the FHLB of New York, whichever is greater. At August 31, 1997, the Bank had approximately $25.8 million in FHLB stock, which resulted in its compliance with this requirement.


         The FHLBs are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of FHLB dividends paid in the past and could continue to do so in the future. These contributions also could have an adverse effect on the value of FHLB stock in the future.


         FEDERAL RESERVE SYSTEM. The FRB requires all depository institutions to maintain reserves against their transaction accounts (primarily NOW and Super NOW checking accounts) and non-personal time deposits. As of August 31, 1997, the Bank was in compliance with applicable requirements. However, because required reserves must be maintained in the form of vault cash or a noninterest-bearing account at a Federal Reserve Bank, the effect of this reserve requirement is to reduce an institution's earning assets.


                                    TAXATION

FEDERAL TAXATION

         GENERAL. The Company and the Bank will be subject to federal income taxation in the same general manner as other corporations with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to the Bank. The Bank's federal income tax returns have been audited or closed without audit by the Internal Revenue Service through 1992.

         METHOD OF ACCOUNTING. For federal income tax purposes, the Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its consolidated federal income tax returns. The Small Business Protection Act of 1996 (the "1996 Act") eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective tax taxable years beginning after 1995.

         BAD DEBT RESERVES. Prior to the 1996 Act, the Bank was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at the Bank's taxable income. As a result of the 1996 Act, the Bank must use the specific chargeoff method in computing its bad debt deduction beginning with its 1996 Federal tax return. In addition, the federal legislation requires the recapture (over a six year period) of the excess of tax bad debt reserves at December 31, 1995 over those established as of December 31, 1987. The amount of such reserve subject to recapture as of December 31, 1996 is approximately $3.6 million.

         As discussed more fully below, the Bank and subsidiaries file combined New York State Franchise and New York City Financial Corporation tax returns. The basis of the determination of each tax is the greater of a tax on entire net income (or on alternative entire net income) or a tax computed on taxable assets. However, for state purposes, New York State enacted legislation in 1996, which among other things, decoupled the Federal and New York State tax laws regarding thrift bad debt deductions and permits the continued use of the bad debt reserve method under section 593. Thus, provided the Bank continues to satisfy certain definitional tests and other conditions, for New York State and City income tax purposes, the Bank is permitted to continue to use the special reserve method for bad debt deductions. The deductible annual addition to the state reserve may be computed using a specific formula based on the Bank's loss history ("Experience Method") or a statutory percentage equal to 32% of the Bank's New York State or City taxable income ("Percentage Method").

         TAXABLE DISTRIBUTIONS AND RECAPTURE. Prior to the 1996 Act, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income should the Bank fail to meet certain thrift asset and definitional tests. New federal legislation eliminated these thrift related recapture rules. However, under current law, pre-1988 reserves remain subject to recapture should the Bank make certain non-dividend distributions or cease to maintain a bank charter.

         At December 31, 1996 the Bank's total federal pre-1988 reserve was approximately $30.0 million. This reserve reflects the cumulative effects of federal tax deductions by the Bank for which no Federal income tax provision has been made.

         MINIMUM TAX. The Code imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. The Bank has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

         NET OPERATING LOSS CARRYOVERS. A financial institution may carry back net operating losses to the preceding three taxable years and forward to the succeeding 15 taxable years. This provision applies to losses incurred in taxable years beginning after 1986. At December 31, 1996, the Bank had no net operating loss carryforwards for federal income tax purposes.

         CORPORATE DIVIDENDS-RECEIVED DEDUCTION.   The Company may exclude from
its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated tax return, and corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

STATE AND LOCAL TAXATION

         NEW YORK STATE AND NEW YORK CITY TAXATION. The Company and the Bank will report income on a combined calendar year basis to both New York State and New York City. New York State Franchise Tax on corporations is imposed in an amount equal to the greater of (a) 9% of "entire net income" allocable to New York State (b) 3% of "alternative entire net income" allocable to New York State (c) 0.01% of the average value of assets allocable to New York State or
(d) nominal minimum tax. Entire net income is based on federal taxable income, subject to certain modifications. Alternative entire net income is equal to entire net income without certain modifications. The New York City Corporation Tax is imposed using similar alternative taxable income methods and rates.

         A temporary Metropolitan Transportation Business Tax Surcharge on Banking corporations doing business in the Metropolitan District has been applied since 1982. The Bank transacts a significant portion of its business
within this District and is subject to this surcharge.   For the tax year ended
December 31, 1996, the surcharge rate is 17% of the State franchise tax liability. For 1996, an additional 2.5% tax surcharge on the New York State Franchise Tax is also imposed on the Company. New York City does not impose surcharges applicable to the Company.

         Delaware State Taxation. As a Delaware holding company not earning income in Delaware, the Company is exempt from Delaware corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware. The tax is imposed as a percentage of the capital base of the Company with an annual maximum of $150,000.

                                  MANAGEMENT
MANAGEMENT OF THE COMPANY

         The Board of Directors of the Company is divided into three classes, each of which contains approximately one-third of the Board. The directors shall be elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. One class of directors, consisting of Messrs. Catell, Desai, Gelfman, Hamm and Hand has a term of office expiring at the first annual meeting of stockholders, a second class, consisting of Messrs. Archie, Elliott and MacKay and Mrs. Luke has a term of office expiring at the second annual meeting of stockholders and a third class, consisting of Messrs. Edelstein, Kolowsky, Morgano and Ratcliff has a term of office expiring at the third annual meeting of stockholders. Their names and biographical information are set forth under "- Management of the Bank."

         The following individuals are executive officers of the Company and hold the offices set forth below opposite their names.

                      EXECUTIVE                                  POSITION HELD WITH COMPANY
         ----------------------------------          -----------------------------------------------
         Charles J. Hamm                             Chairman of the Board, President and Chief
                                                     Executive Officer

         Joseph S. Morgano                           Executive Vice President

         Terence J. Mitchell                         Executive Vice President

         John B. Zurell                              Executive Vice President - Chief
                                                     Financial Officer

         Thomas J. Brady                             Senior Vice President and Treasurer

         John K. Schnock                             Senior Vice President, Secretary and
                                                     Counsel

         The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors.

         Information concerning the principal occupations, employment and compensation of the directors and officers of the Company during the past five years is set forth under "- Management of the Bank" and "- Executive Officers Who Are Not Directors." Directors of the Company initially will not be compensated by the Company but will serve and be compensated by the Bank. It is not anticipated that separate compensation will be paid to directors of the Company until such time as such persons devote significant time to the separate management of the Company's affairs, which is not expected to occur until the Company becomes actively engaged in additional businesses other than holding the stock of the Bank. The Company may determine that such compensation is appropriate in the future.

MANAGEMENT OF THE BANK

         The following table sets forth certain information regarding the Board of Directors of the Bank.


                                                                       Positions Held
                                                                            With                     Director
                         Name                     Age(1)                  the Bank                     Since
         ---------------------------------      ---------   ------------------------------------   ------------
         Willard N. Archie                          54       Director                                  1994
         Robert B. Catell                           60       Director                                  1984
         Rohit M. Desai                             58       Director                                  1992
         Chaim Y. Edelstein                         54       Director                                  1991
         Donald H. Elliott                          65       Director                                  1973
         Robert W. Gelfman                          65       Director                                  1988
         Charles J. Hamm                            59       Chairman of the Board,                    1975
                                                               President and Chief
                                                               Executive Officer
         Scott M. Hand                              54       Director                                  1987
         Donald E. Kolowsky                         64       Director                                  1989
         Janine Luke                                59       Director                                  1976
         Malcolm MacKay                             56       Director                                  1977
         Joseph S. Morgano                          65       Director, Executive Vice                  1996
                                                               President and Mortgage
                                                               Officer
         Wesley D. Ratcliff                         54       Director                                  1994


-------------------


(1)      As of August 31, 1997.


         Set forth below is information with respect to the principal occupations during at least the last five years for the directors of the Bank.

         Willard N. Archie. Mr. Archie is a certified public accountant and Vice Chairman and Managing Partner of Mitchell & Titus, LLP, an accounting and management consulting firm in New York City.

         Robert B. Catell. Mr. Catell has been Chairman and Chief Executive Officer of the Brooklyn Union Gas Company in Brooklyn, New York since May 1996. Previously, Mr. Catell was President and Chief Executive Officer of the Brooklyn Union Gas Company. Mr. Catell also is a director of the Houston Exploration Company.

         Rohit M. Desai. Mr. Desai is Chairman and President of Desai Capital Management, an investment management firm in New York City. Mr. Desai also serves as a director of the Rouse Company, Sunglass Hut International and Finlay Fine Jewelry.

         Chaim Y. Edelstein. Mr. Edelstein has been self-employed as a retail consultant since May 1995. Previously he served as a consultant to Federated Department Stores from March 1994 through April 1995 and, from March 1992 through February 1994, as Chairman and Chief Executive Officer of A&S/Jordan Marsh, a department store in Brooklyn, New York. Mr. Edelstein also is a director of Hills Stores, Inc. and Carson Pirie Scott.

         Donald H. Elliott. Mr. Elliott has been an attorney with, and of counsel to, the law firm, Hollyer, Brady, Smith, Troxell, Barrett, Rocket, Hines & Mone LLP, New York City, since September 1995. Previously, Mr. Elliott was a partner with the law firm, Mudge Rose Guthrie Alexander & Ferdon LLP, New York City. Mr. Elliott also is a director of the Brooklyn Union Gas Company.

         Robert W. Gelfman. Mr. Gelfman is a partner with the law firm, Battle Fowler LLP, a law firm in New York City.

         Charles J. Hamm. Mr. Hamm has served as President of the Bank since 1985 and was elected Chief Executive Officer of the Bank in 1986. Mr. Hamm also has served as Chairman of the Board of the Bank since 1996.

         Scott M. Hand. Mr. Hand is President and a director of Inco Limited, a mining company headquartered in Toronto, Canada.

         Donald E. Kolowsky. Mr. Kolowsky has been retired since December 1991. Previously, Mr. Kolowsky was the President of the Special Chemicals Group of Pfizer, Inc.

         Janine Luke. Mrs. Luke has been a director of Windrove Service Corporation, an investment advisory firm in New York City since January 1996. Previously, until December 1995, Mrs. Luke was the President of Breecom Corp., an investment advisory firm.

         Malcolm MacKay. Mr. MacKay is a Managing Director in Russell Reynolds Associates, Inc., an executive placement firm in New York City. Mr. MacKay also serves as a director of Empire Fidelity Life Insurance Company, Inc., a subsidiary of Fidelity Investment Co.

         Joseph S. Morgano. Mr. Morgano has served as Executive Vice President and Mortgage Officer of the Bank since March 1993. Mr. Morgano has served in various capacities in the mortgage area since joining the Bank in 1972.

         Wesley D. Ratcliff. Mr. Ratcliff has been President and Chief Executive Officer of Advanced Technological Solutions, Inc., an electronics service provider located in Brooklyn,

New York, since October 1993. Previously, Mr. Ratcliff served as a plant manager for IBM Corporation.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Set forth below is information with respect to the principal occupations during the last five years for the four executive officers of the Bank who do not serve as directors.


         Terence J. Mitchell. Age 46 years. Mr. Mitchell has been Executive Vice President-Director of Marketing and Retail Banking of the Bank since February 1995. Previously, Mr. Mitchell served as a Senior Vice President of the Bank for Marketing and Retail Banking.


         John B. Zurell. Age 55 years. Mr. Zurell served as Executive Vice President-Financial Systems and Director of Commercial and Consumer Lending from February 1994 until July 1997. In July 1997, he was appointed Chief Financial Officer. Prior to February 1994, he served as a Senior Vice President of the Bank. He is also a certified public accountant.


         Thomas J. Brady. Age 63 years. Mr. Brady has been Senior Vice President of the Bank since March 1993 and Treasurer of the Bank since September 1991. Previously, Mr. Brady served in various positions since joining the Bank in 1971.


         John K. Schnock. Age 53 years. Mr. Schnock has been Senior Vice President, Secretary and Counsel of the Bank since February 1996. Previously, Mr. Schnock served as a Vice President and then First Vice President since joining the Bank's Secretary and Counsel department in June 1992. Prior thereto, Mr. Schnock was an attorney with the law firm of Bleakley Platt Remsen Millham & Curran, New York, New York, from April 1990 to June 1992.

DIRECTORS' COMPENSATION

         Members of the Bank's Board of Directors, except for Messrs. Hamm and Morgano, receive $1,500 per meeting attended of the Board and $850 per committee meeting attended. Board fees are subject to periodic adjustment by the Board of Directors. Commencing in fiscal 1998, members of the Board will also receive an annual retainer of $10,000. In addition to fees paid to directors for Board and committee meetings, the Bank's directors are expected to participate in the Stock Option Plan and the Recognition Plan. See "- Benefits - Stock Option Plan" and "- Recognition and Retention Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Determinations regarding compensation of the Bank's employees are made by the Organization Committee of the Board of Directors. Mr. Hamm is a member of the Organization Committee.

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of certain information concerning the compensation paid by the Bank (including amounts deferred to future periods by the officers) for services rendered in all capacities during the fiscal year ended March 31, 1997 to the President and Chief Executive Officer of the Bank and the four other most highly compensated officers of the Bank.

================================================================================================================================
                                            Annual Compensation                  Long Term Compensation
                                  -----------------------------------------------------------------------------
                                                                                  Awards               Payouts
                                                              Other         -----------------------------------
         Name and         Fiscal                              Annual                    Securities                   All Other
   Principal Position      Year   Salary(1)     Bonus     Compensation(2)   Restricted  Underlying      LTIP       Compensation
                                                                                Stock     Options      Payouts
--------------------------------------------------------------------------------------------------------------------------------
 Charles J. Hamm
   Chairman, President
   and Chief Executive
   Officer                 1997      $488,463   $139,195        --           --          --          $145,070(3)     $4,700(4)
--------------------------------------------------------------------------------------------------------------------------------
 Joseph S. Morgano
   Executive Vice
   President and
   Mortgage Officer        1997       238,500     66,278        --           --          --            42,946(3)      4,700(4)
--------------------------------------------------------------------------------------------------------------------------------
 Terence J. Mitchell
   Executive Vice
   President-Director of
   Marketing and Retail
   Banking                 1997       152,327     38,214        --           --          --            23,242(3)      5,117(4)
--------------------------------------------------------------------------------------------------------------------------------
 John B. Zurell
   Executive Vice
   President and Chief
   Financial Officer       1997       193,646     46,746        --           --          --            33,656(3)      4,868(4)
--------------------------------------------------------------------------------------------------------------------------------
 Thomas J. Brady
   Senior Vice President
   and Treasurer           1997       111,308     30,010        --           --          --            19,159(3)      4,841(4)
================================================================================================================================

---------------

(1) Does not include amounts deferred by an officer in prior years and received by such officer in the current fiscal year.

(2) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Bank, the costs to the Bank of providing such benefits to the named executive officer during the year ended
                                         (footnotes continued on following page)

-------------
         March 31, 1997 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(3) Amount reflects one-third of an award received in April 1997 pursuant to the Bank's Executive Long-Term Incentive Plan ("ELTIP"), which plan was established in 1994 and provided for awards based upon the attainment of certain pre-established performance goals and criteria during the period from November 1, 1994 through December 31, 1996. In April 1997 the Board of Directors determined to exclude the effect of the one-time special SAIF assessment for purposes of the ELTIP.

 (4) Consists of contributions to the Bank's 401(k) profit sharing plan, the receipt of $1,000 face amount of 8% junior preferred stock of the REIT and reimbursement of certain tax payments made by the named executive officers.

REPORT OF INDEPENDENT COMPENSATION CONSULTANT

         Pursuant to regulations of the Department governing the Conversion, the Bank must obtain the opinion of an independent compensation consultant as to whether or not the total compensation for the executive officers and directors of the Bank, viewed as a whole and on an individual basis, is reasonable and proper in comparison to the compensation provided to executive officers and directors of similar publicly-traded financial institutions. The Bank has obtained an opinion from William M. Mercer, Incorporated, which indicates that, based upon published professional survey data of similarly situated publicly-traded financial institutions operating in the relevant markets as of August 1, 1997, with respect to the total cash compensation (base salary and annual incentive) for executive officers and total compensation for directors of the Bank, such compensation, viewed as a whole and on an individual basis, is reasonable and proper in comparison to the compensation provided to similarly situated publicly-traded financial institutions, and that, with respect to the amount of shares of Common Stock expected to be reserved under the ESOP, the Recognition Plan and Stock Option Plan as a whole, such amounts reserved for granting are reasonable in comparison to similar publicly-traded financial institutions.

CHANGE IN CONTROL AGREEMENTS

         The Company and the Bank collectively (the "Employers") will, upon consummation of the Conversion, enter into Change in Control Agreements with certain officers including Messrs. Hamm, Morgano, Mitchell, Zurell, Brady and Schnock (the "Executives"). The Change in Control Agreements have terms of three years, which term shall be extended each year for a successive additional one-year period upon approval of the respective Board of Directors unless the Executive elects, not less than 30 days prior to the annual anniversary date, not to extend the term.

         The Change in Control Agreements provide that if certain adverse actions are taken with respect to the Executive's employment following a change in control, as defined, of the

Company or the Bank, the Executive will be entitled to a cash severance amount equal to three times the Executive's annual compensation. In addition, the Executive will be entitled to a continuation of benefits similar to those he is receiving at the time of such termination for the remaining term of the agreement or until he obtains full-time employment with another employer.

         A change in control is generally defined in the Change in Control Agreements to include any change in control of the Company or the Bank required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

         Each Change in Control Agreement with the Bank provides that if the payments and benefits to be provided thereunder or otherwise upon termination of employment are deemed to constitute a "parachute payment" within the meaning of Section 280G of the Code, then the Executive would be reimbursed for any excise tax liability pursuant to Sections 280G and 4999 of the Code and for any additional income taxes imposed as a result of such reimbursement. Because the amount of the payments and benefits that could constitute a parachute payment is dependent upon the timing, price and structure of any change in control that may occur in the future, it is not possible at this time to quantify the severance benefits payable to an Executive under the employment agreements.

         The Bank also anticipates entering into change in control agreements ("Bank Change in Control Agreements") with 12 First Vice Presidents, Vice Presidents and Assistant Vice Presidents (the "Officers") which are substantially similar to the Change in Control Agreements except that such agreements will have terms of one or two years, provide for severance benefits equal to one or two times the Officer's annual compensation (depending on the terms of the specific agreement) and limit the amount of severance payable to that amount which will not result in any portion of such payment being deemed an excess parachute payment under Section 280G of the Code.

         Although the above-described Change in Control Agreements and Bank Change in Control Agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

BENEFITS

         EMPLOYEE STOCK OWNERSHIP PLAN. The Company has established the ESOP for employees of the Company and the Bank to become effective upon the Conversion. Full-time employees of the Company and the Bank who have been credited with at least 1,000 hours of service during a twelve month period are eligible to participate in the ESOP.

         As part of the Conversion, in order to fund the purchase of up to 8% of the Common Stock to be issued in the Conversion, it is anticipated that the ESOP will borrow funds from the Company. It is anticipated that such loan will equal 100% of the aggregate purchase price of the Common Stock acquired by the ESOP. The loan to the ESOP will be repaid principally from the Company's and the Bank's contributions to the ESOP over a period of 20 years, and the collateral for the loan will be the Common Stock purchased by the ESOP. The interest rate for the ESOP loan is expected to be at a fixed rate at the Bank's prime rate as of the date of the loan. The Bank also intends to use matching contributions made with respect to ESOP participants' 401(k) profit sharing plan contributions to satisfy the ESOP loan obligation. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

         Shares purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released to participants on a pro rata basis as debt service payments are made. Shares released from the ESOP will be allocated to the accounts of ESOP participants pursuant to two methods. First, for each eligible ESOP participant, a portion of the shares released for the plan year will be allocated to a special "matching" account under the ESOP equal in value to the amount matching the contribution, if any, that such participant would be entitled to under the terms of the Bank's 401(k) profit sharing plan for the plan year. Second, the remaining shares which have been released for the plan year will be allocated to each eligible participant's general ESOP account based on the ratio of each such participant's base compensation to the total base compensation of all eligible ESOP participants. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP.
The account balances of participants within the ESOP will become 50% vested if the participant has at least two but less than three years of service and will become 100% vested upon the completion of three years of service. Credit is given for years of service with the Bank prior to adoption of the ESOP. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances. Benefits may be payable upon retirement or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         __________________________ will serve as trustee of the ESOP. Under the ESOP, the trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and subject to compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the trustee's fiduciary duties, the unallocated shares will be voted in the same ratio on any matter as those allocated shares for which instructions are given.

         See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Impact Accounting Pronouncements" for a discussion of SOP 93-6, which addresses the measure of compensation expense recorded by employers for leveraged ESOPs from the cost of ESOP shares to the fair value of ESOP shares.

         GAAP requires that any third party borrowing by the ESOP be reflected as a liability on the Company's statement of financial condition. Since the ESOP is borrowing from the Company, such obligation is not treated as a liability, but will be excluded from stockholders' equity. If the ESOP purchases newly issued shares from the Company, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net earnings would decrease as the newly issued shares are allocated to the ESOP participants.

         The ESOP will be subject to the requirements of the ERISA, and the regulations of the IRS and the Department of Labor thereunder.

         STOCK OPTION PLAN. Following consummation of the Conversion, the Board of Directors of the Company intends to adopt a Stock Option Plan, which will be designed to attract and retain qualified personnel in key positions, provide directors, officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The Stock Option Plan will provide for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Code ("incentive stock options"), non-incentive or compensatory stock options, stock appreciation rights and limited rights which will be exercisable only upon a change in control of the Company or the Bank (collectively "Awards"). Awards may be granted to directors and key employees of the Company and any subsidiaries. The Stock Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee"). Unless sooner terminated, the Stock Option Plan shall continue in effect for a period of 10 years from the date the Stock Option Plan is adopted by the Board of Directors. Subject to any applicable Department and FDIC regulations, upon exercise of "Limited Rights" in the event of a change in control, the employee will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of common stock subject to the option on the date of exercise of the right in lieu of purchasing the stock underlying the option.

         Under the Stock Option Plan, the Committee will determine which directors, officers and key employees will be granted Awards, whether options will be incentive or compensatory options, the number of shares subject to each Award, the exercise price of each option, whether options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of an incentive stock option must at least equal the fair market value of a share of Common Stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to employees who are 5% stockholders). The granting or vesting of stock options may be conditioned upon the achievement of individual or company-wide performance goals, which could include goals such as the achievement by the Company or the Bank of specified levels of net income, asset growth, return on assets, return on equity or other specific performance goals.

         At a meeting of stockholders of the Company following the Conversion, which under applicable Department regulations may be held no earlier than six months after the completion of the Conversion, the Board of Directors intends to present the Stock Option Plan to stockholders for approval and to reserve an amount equal to 10% of the shares of Common Stock issued in the Offerings (or 6,122,685 shares based upon the issuance of 61,226,852 shares), for issuance under the Stock Option Plan. Department regulations provide that, in the event such plan is implemented within the one year following the Conversion, no individual officer or employee of the Bank may receive more than 25% of the options granted under the Stock Option Plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate of the options granted under the Stock Option Plan. Department and FDIC regulations also provide that exercise price of any options granted under any such plan must be the fair market value of the Common Stock as of the date of grant. Each stock option or portion thereof will be exercisable at any time on or after it vests and will be exercisable until 10 years after its date of grant or for periods of up to one year following the death, disability or other termination of the optionee's employment or service as a director. However, failure to exercise incentive stock options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee.


         At the time an Award is granted pursuant to the Stock Option Plan, the recipient will not be required to make any payment in consideration for such grant. With respect to incentive or compensatory stock options, the optionee will be required to pay the applicable exercise price at the time of exercise in order to receive the underlying shares of Common Stock. The shares reserved for issuance under the Stock Option Plan may be authorized but previously unissued shares, treasury shares, or shares purchased by the Company on the open market or from private sources. In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any Award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding. In the event the Company declares a special cash dividend or return of capital following the implementation of the Stock Option Plan in an amount per share which exceeds 10% of the fair market value of a share of Common Stock as of the date of declaration, the per share exercise price of all previously granted options which remain unexercised as of the date of such declaration shall, subject to certain limitations, be proportionately adjusted to give effect to such special cash dividend or return of capital as of the date of payment of such special cash dividend or return of capital.

         Under current provisions of the Code, the federal income tax treatment of incentive stock options and compensatory stock options is different. As regards incentive stock options, an optionee who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company at any time as a result of such grant or exercise. With respect to compensatory stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Company will be entitled to a deduction in the amount of income so recognized by the optionee. Upon the exercise of a stock appreciation right, the holder will realize income for federal income tax purposes equal to the amount received by him, whether in cash, shares of stock or both, and the Company will be entitled to a deduction for federal income tax purposes in the same amount.


         It is currently expected that 30% of the shares available under the Stock Option Plan will be granted to non-employee directors, with each non-employee director receiving an option for the same number of shares, in which event options for a total of approximately 166,982 shares would be granted to each of the eleven non-employee directors if the amount of Common Stock sold in the Conversion is equal to the maximum of the Estimated Valuation Range. In addition, the Stock Option Plan will provide that no individual officer will be able to receive stock options for more than 25% of the shares available under the Stock Option Plan, or 1,530,671 shares if the amount of Common Stock sold in the Conversion is equal to the maximum of the Valuation Range, vesting over a five-year period (or 306,134 shares per year based upon the maximum of the Valuation Range).


         RECOGNITION PLAN. Following consummation of the Conversion, the Board of Directors of the Company intends to adopt a Recognition Plan for directors, officers and employees. The objective of the Recognition Plan will be to enable the Company to provide directors, officers and employees with a proprietary interest in the Company as an incentive to contribute to its success. The Company intends to present the Recognition Plan to stockholders for their approval at a meeting of stockholders which, pursuant to applicable Department regulations, may be held no earlier than six months subsequent to completion of the Conversion.


         The Recognition Plan will be administered by a committee of the Board of Directors, which will have the responsibility to invest all funds contributed to the trust created for the Recognition Plan (the "Trust"). The Company will contribute sufficient funds to the Trust so that the Trust can purchase, following the receipt of stockholder approval, a number of shares equal to an aggregate of 4% of the Common Stock sold in the Conversion (2,449,074 shares, based on the sale of 61,226,852 shares at the maximum of the Valuation Range). Shares of Common Stock granted pursuant to the Recognition Plan generally will be in the form of restricted stock vesting at the rate of 20% per year over the five years following the date of grant. Shares granted pursuant to the Recognition Plan will be awarded at no cost to the recipients. For accounting purposes, compensation expense in the amount of the fair market value of the Common Stock at the date of the grant to the recipient will be recognized pro rata over the period during which the shares are payable. A recipient will be entitled to all voting and other stockholder rights, except that the shares, while restricted, may not be sold, pledged or otherwise disposed of and are required to be held in the Trust. Under the terms of the Recognition Plan, recipients of awards will be entitled to instruct the trustee of the Recognition Plan as to how the underlying shares should be voted, and the trustee will be entitled to vote all unallocated shares in its discretion. If a recipient's employment is terminated as a result of death or disability, all restrictions will expire and all allocated shares will become unrestricted. The Board of Directors of the Company can terminate the Recognition Plan at any time, and if it does so, any shares not allocated will revert to the Company. Recipients of grants under the Recognition Plan will not be required to make any payment at the time of grant or when the underlying shares of Common Stock become vested, other than payment of withholding taxes.


         It is currently expected that 30% of the shares available under the Recognition Plan will be granted to non-employee directors, with each non-employee director receiving an award for the same number of shares, in which event equal awards totaling approximately 734,722 shares would be granted to the eleven non-employee directors if the amount of Common Stock sold in the Conversion is equal to the maximum of the Estimated Valuation Range. In addition, the Recognition Plan will provide that no individual officer will be able to receive an award for more than 25% of the shares available under the Recognition Plan, or 612,268 shares if the amount of Common Stock sold in the Conversion is equal to the maximum of the Valuation Range, vesting over a five-year period (or 122,453 shares per year based upon the maximum of the Valuation Range).


         RETIREMENT PLAN. The Bank maintains a non-contributory, tax-qualified defined benefit pension plan (the "Retirement Plan") for eligible employees. All salaried employees at least age 21 who have completed at least one year of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including executive officers named in the Executive Compensation Table above, equal to 2% of the participant's final average compensation (average W-2 compensation during the highest 60 months of employment) multiplied by the participant's years (and any fraction thereof) of eligible employment (up to a maximum of 30 years). A participant is fully vested in his or her benefit under the Retirement Plan after five years of service. The Retirement Plan is funded by the Bank on a actuarial basis and all assets are held in trust by the Retirement Plan trustee.

         The following table illustrates the annual benefit payable upon normal retirement at age 65 (in single life annuity amounts with no offset for Social Security benefits) at various levels of compensation and years of service under the Retirement Plan and the Supplemental Executive Retirement Plan ("SERP") maintained by the Bank.

                                                        Years of Service
                        ------------------------------------------------------------------------------------
         Remuneration         15                20                25               30               35
         ------------   -------------     ------------      ------------      ------------    --------------
          $125,000          $37,500           $50,000           $62,500          $75,000           $75,000
           150,000           45,000            60,000            75,000           90,000            90,000
           175,000           52,500            70,000            87,500          105,000           105,000
           200,000           60,000            80,000           100,000          120,000           120,000
           225,000           67,500            90,000           112,500          135,000           135,000
           250,000           75,000           100,000           125,000          150,000           150,000
           300,000           90,000           120,000           150,000          180,000           180,000
           400,000          120,000           160,000           200,000          240,000           240,000
           450,000          135,000           180,000           225,000          270,000           270,000
           500,000          150,000           200,000           250,000          300,000           300,000
           600,000          180,000           240,000           300,000          360,000           360,000

                                                   (footnotes on following page)

---------
(1) The annual retirement benefits shown in the table do not reflect a deduction for Social Security benefits and there are no other offsets to benefits.

(2) For the fiscal year of the Retirement Plan beginning on January 1, 1997, the average final compensation for computing benefits under the Retirement Plan cannot exceed $160,000 (as adjusted for subsequent years pursuant to Code provisions). Benefits in excess of the limitation are provided through the SERP.
(3) For the fiscal year of the Retirement Plan beginning on January 1, 1997, the maximum annual benefit payable under the Retirement Plan cannot exceed $125,000 (as adjusted for subsequent years pursuant to Code provisions).
(4) The maximum years of service credited for benefit purposes is 30 years.


         The following table sets forth the years of credited service and the average annual earnings (as defined above) determined as of December 31, 1996, the end of the 1996 plan year, for each of the individuals named in the Executive Compensation Table.


                                                             Years of       Average Annual
                                                         Credited Service       Earnings
                                                         -----------------  --------------
       Charles J. Hamm . . . . . . . . . . . . . . .         12 years          $473,475
       Joseph S. Morgano . . . . . . . . . . . . . .         24 years           236,354
       Terence J. Mitchell . . . . . . . . . . . . .         22 years           126,525
       John B. Zurell  . . . . . . . . . . . . . . .         24 years           179,480
       Thomas K. Brady . . . . . . . . . . . . . . .         26 years           103,114


         401(k) PLAN. The Bank maintains the 401(k) Plan, which is a tax-qualified defined contribution plan which permits salaried employees with at least one year of service to make pre-tax salary deferrals under section 401(k) of the Code. Salary deferrals are made by the election and are limited to 15% of compensation up to $9,500 (for 1996). The Bank generally makes matching contributions equal to 100% of deferred amounts up to 6% of salary, with an annual limit of $3,000. Employees are fully vested in their salary deferrals, and become 50% vested in the Bank's contribution after two years of employment and 100% vested after three years of employment. The 401(k) Plan provides that employees select the investment of their accounts among several options.

         The Bank has amended the 401(k) Plan in connection with the Conversion to provide for option to invest 401(k) Plan assets in Common Stock. In addition, participating employees may elect to invest all or any part of their 401(k) Plan account balances in Common Stock. Common Stock held by the 401(k) Plan may be newly issued or treasury shares acquired from the Company or outstanding shares purchased on the open market or in privately negotiated transactions. All Common Stock held by the 401(k) Plan will be held by an independent trustee and allocated to the accounts of individual participants. Participants will control the exercise of voting and tender rights relating to the Common Stock held in their accounts.

         SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Bank has adopted the SERP to provide for eligible employees benefits that would be due under its Retirement Plan if such benefits were not limited under the Code. SERP benefits provided with respect to the Retirement Plan are reflected in the pension table. The Board of Directors of the Bank intends to adopt an amendment to the SERP to provide eligible employees with benefits that would be due under the ESOP if such benefits were not limited under the Code.

SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth the number of shares of Common Stock that the executive officers and directors, and their associates, propose to purchase, assuming shares of Common Stock are issued at $10.00 per share at the minimum ($432,870,370) and maximum ($585,648,150) of the Estimated Price Range and that sufficient shares will be available to satisfy their subscriptions. The table also sets forth the total expected beneficial ownership of Common Stock as to all directors and executive officers as a group.


                                                        At the Minimum of the           At the Maximum of the
                                                      Estimated Price Range (1)       Estimated Price Range (1)
                                                    ----------------------------    -----------------------------
                                                     Number of   As a Percent of    Number of    As a Percent of
                                         Amount       Shares      Shares Offered     Shares       Shares Offered
                                     ------------  ------------  ----------------   ----------   -----------------
 Name
 ----
 Willard N. Archie . . . . . . .       $ 50,000       5,000            0.01%         5,000             0.01%

 Robert B. Catell  . . . . . . . .       50,000       5,000            0.01%         5,000             0.01

 Rohit M. Desai  . . . . . . . . .      500,000      50,000            0.11         50,000             0.08

 Chaim Y. Edelstein  . . . . . . .      500,000      50,000            0.11         50,000             0.08

 Donald H. Elliott . . . . . . . .      250,000      25,000            0.06         25,000             0.04

 Robert W. Gelfman . . . . . . . .      300,000      30,000            0.07         30,000             0.05

 Charles J. Hamm . . . . . . . . .      500,000      50,000            0.11         50,000             0.08

 Scott M. Hand . . . . . . . . . .       50,000       5,000            0.01          5,000             0.01

 Donald E. Kolowsky  . . . . . . .      500,000      50,000            0.11         50,000             0.08

 Janine Luke . . . . . . . . . . .       50,000       5,000            0.01          5,000             0.01

 Malcolm Mackay  . . . . . . . . .      500,000      50,000            0.11         50,000             0.08

 Joseph S. Morgano . . . . . . . .      250,000      25,000            0.06         25,000             0.04

 Wesley D. Ratcliff  . . . . . . .       25,000       2,500            0.01          2,500             0.01

 Terence J. Mitchell . . . . . . .      250,000      25,000            0.06         25,000              .04

 John B. Zurell  . . . . . . . . .      300,000      30,000            0.07         30,000              .05

 Thomas J. Brady . . . . . . . . .      500,000      50,000            0.11         50,000              .08

 John K. Schnock . . . . . . . . .      100,000      10,000            0.02         10,000              .02
                                       --------      ------            ----         ------              ---

 All directors and executive
 officers as a group (17 persons)    $4,675,000     467,500            1.02%       467,500              .74%
                                      =========     =======          ======        =======             ====


-------------


(1) Includes proposed subscriptions, if any, by associates. Does not include subscription orders by the ESOP. Intended purchases by the ESOP are expected to be 8% of the shares issued in the Conversion. Also does not include shares to be contributed to the Foundation equal to 8% of the Common Stock sold or 3,620,370 shares and 4,898,148 shares at the minimum and the maximum, respectively of the Estimated Price Range. Common Stock which may be awarded under the Recognition Plan to be adopted equal to 4% of the Common Stock issued in the Conversion (or 1,810,185 shares and 2,449,074 shares at the minimum and the maximum, respectively, of the Estimated Price Range), and Common Stock which may be purchased pursuant to options which may be granted under the Stock Option Plan equal to 10% of the number of shares of Common Stock issued in the Conversion (or 4,525,463 shares or 6,122,685 shares at the minimum and the maximum, respectively, of the Estimated Price Range).

                                 THE CONVERSION

         THE BOARD OF TRUSTEES OF THE MUTUAL HOLDING COMPANY AND THE BOARDS OF DIRECTORS OF THE BANK AND THE COMPANY HAVE ADOPTED THE PLAN OF CONVERSION. THE MUTUAL HOLDING COMPANY, AS THE SOLE SHAREHOLDER OF THE BANK, HAS ALSO APPROVED THE PLAN. SUBJECT TO APPROVAL BY THE ELIGIBLE ACCOUNT HOLDERS AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS, THE DEPARTMENT HAS APPROVED THE PLAN. THE APPROVAL BY THE DEPARTMENT HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE DEPARTMENT.

GENERAL


         The Board of Trustees of the Mutual Holding Company and the Board of Directors of the Bank unanimously adopted the Plan on April 18, 1997. The Plan was subsequently amended on November 5, 1997. The Plan has been approved by the Department and the Bank and Mutual Holding Company have received a notice of intent not to object to the Plan from the FDIC, subject to, among other things, approval of the Plan by the Eligible Account Holders and by the Mutual Holding Company, as the sole stockholder of the Bank. The Special Meeting has been called for Eligible Account Holders' consideration of the Plan on ________________, 1997.

         The following is a brief summary of pertinent aspects of the Plan and the Conversion. The summary is qualified in its entirety by reference to the provisions of the Plan. A copy of the Plan is available from the Bank upon written request and is available for inspection at the offices of the Bank and at the offices of the Department. The Plan also is filed as an exhibit to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the SEC. See "Additional Information."

PURPOSES OF THE CONVERSION

         The Mutual Holding Company, as a New York-chartered mutual holding company, does not have stockholders and has no authority to issue capital stock. As a result of the Conversion, the Company will be structured in the form used by holding companies of commercial banks, most business entities and a growing number of savings institutions. While the existing mutual holding company organization provides greater structural flexibility than a mutual saving association, the stock holding company form of organization will provide the organization with the greater ability to diversify its business activities through acquisitions or otherwise as well as diversification into other businesses. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company and the Bank will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise.

         The Conversion also will be important to the future growth and performance of the holding company organization by providing a larger capital base to support the operations of the Bank and to sustain its continued growth and development over the long term while maintaining its status as a community-based, independent financial institution serving Brooklyn, Queens and the greater New York City metropolitan area. The Conversion will also enhance the organization's future access to capital markets and its ability to diversify into other financial service-related activities and to provide services to the public. Although the Bank currently has the ability to raise additional capital through the sale of shares of Bank common stock, that ability is limited by the mutual holding company structure which, among other things, requires that the Mutual Holding Company hold a majority of the outstanding shares of Bank common stock.

         The Conversion also will result in a larger number of outstanding shares of Common Stock following the Conversion as compared to the number of outstanding shares of Bank Common Stock that would be outstanding if the Bank had determined to pursue a public offering of Bank Common Stock within the mutual holding company structure. The larger number of outstanding shares will increase the likelihood of the development of an active and liquid trading market for the Common Stock. See "Market for Common Stock."

         In furtherance of the Bank's commitment to the community which it serves, the Plan provides for the establishment of the Foundation as part of the Conversion. As is described in greater detail in the following section, the Foundation is intended to complement the Bank's existing community reinvestment activity and is a means of establishing a common bond between the Bank and the communities that it serves and thereby enable such communities to share in the growth and profitability of the Company over the long term. Consistent with the Bank's goal, the Company intends to donate to the Foundation immediately following the Conversion a number of shares of its authorized, but unissued Common Stock, in an amount equal to 8% of the number of shares of Common Stock issued in the Conversion.

         In light of the foregoing, the Board of Directors of the Bank and the Board of Trustees of the Mutual Holding Company believe that the Conversion is in the best interests of such companies as well as in the best interests of the Bank's depositors, employees, customers and the community historically served by the Bank.

ESTABLISHMENT OF THE FOUNDATION

         GENERAL. In furtherance of the Bank's commitment to the communities that it serves, the Plan of Conversion provides for the establishment of a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation, and will fund the Foundation with Common Stock of the Company. The Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means of establishing a common bond between the Bank and its community and thereby enables the Bank's community to share in the growth and success of the Company over the long term. By further enhancing the Bank's visibility and reputation in the communities that it serves, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise. The Foundation will be dedicated to charitable purposes within the communities served by the Bank, including community development activities.

         PURPOSE OF THE FOUNDATION. The purpose of the Foundation is to provide funding to support charitable causes and community development activities. In recent years, the Bank has emphasized community lending and community development activities within the communities that it serves. The Foundation is being formed as a complement to the Bank's existing community activities, not as a replacement for such activities. While the Bank intends to continue to emphasize community lending and community development activities following the Conversion, such activities are not the Bank's sole corporate purpose. The Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not currently available to the Bank. The Bank believes that the Foundation will enable the Company and the Bank to assist their local community in areas beyond community development and lending. The Bank believes the establishment of the Foundation will enhance its current activities under the CRA. In this regard, the Board of Directors believes the establishment of a charitable foundation is consistent with the Bank's commitment to community service. The Board further believes that the funding of the Foundation with Common Stock of the Company is a means of enabling the communities served by the Bank to share in the growth and success of the Company long after completion of the Conversion. The Foundation will accomplish that goal by providing for continued ties between the Foundation and Bank, thereby forming a partnership with the Bank's community. The establishment of the Foundation will also enable the Company and the Bank to develop a unified charitable donation strategy and will centralize the responsibility for administration and allocation of corporate charitable funds. Charitable foundations have been formed by other financial institutions for this purpose, among others. The Bank, however, does not expect the contribution to the Foundation to take the place of the Bank's traditional community lending activities.

         STRUCTURE OF THE FOUNDATION. The Foundation will be incorporated under Delaware law as a non-stock corporation. Pursuant to the Foundation's Bylaws, the Foundation's initial Board of Directors will be comprised of seventeen members, thirteen of whom are existing directors and officers of the Company, and four other individuals chosen in light of their commitment and service to charitable and community purposes. A Nominating Committee of the Foundation's Board, which is to be comprised of a minimum of three members of the Board, will nominate individuals eligible for election to the Board of Directors. The members of the Foundation, who are comprised of its Board members, will elect the directors at the annual meeting of the Foundation from those nominated by the Nominating Committee. Only persons serving as directors of the Foundation qualify as members of the Foundation, with voting authority. Directors will be divided into three classes with each class appointed for three-year terms. The certificate of incorporation of the Foundation provides that the corporation is organized exclusively for charitable purposes, including community development, as set forth in Section 501(c)(3) of the Code. The Foundation's certificate of incorporation further provides that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to its directors, officers or members.

         The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation. The Directors of the Foundation will be responsible for establishing the policies of the Foundation will respect to grants or donations by the Foundation, consistent with the purposes for which the Foundation was established. Although no formal policy governing Foundation grants exists at this time, the Foundation's Board of Directors will adopt such a policy upon establishment of the Foundation. As directors of a nonprofit corporation, directors of the Foundation will at all times be bound by their fiduciary duty to advance the Foundation's charitable goals, to protect the assets of the Foundation and to act in a manner consistent with the charitable purpose for which the Foundation is established. The Directors of the Foundation will also be responsible for directing the activities of the Foundation, including the management of the Common Stock of the Company held by the Foundation. However, as a condition to receiving the non-objection of the FDIC and the Department and the Superintendent's approval to the Bank's Conversion, the Foundation has been required to commit to the FDIC and the Department that all shares of Common Stock held by the Foundation will be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company; provided, however, that, consistent with the such condition, the FDIC and the Department would waive this voting restriction under certain circumstances if compliance with the voting restriction would: (i) cause a violation of the law of the State of Delaware; (ii) would cause the Foundation to lose its tax-exempt status, or cause the Internal Revenue Service to deny the Foundation's request for a determination that it is an exempt organization or otherwise have a material and adverse tax consequence on the Foundation; or (iii) would cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the FDIC and the Department to waive such voting restriction, the Company's or the Foundation's legal counsel would be required to render an opinion satisfactory to the FDIC and the Department that compliance with the voting requirement would have the effect described in clauses (i), (ii) or
(iii) above. Under those circumstances, the FDIC and the Department would grant waivers of the voting restriction upon submission of such legal opinions(s) by the Company or the Foundation that are satisfactory to the FDIC and the Department. In the event that the FDIC and the Department were to waive the voting requirement, the directors would direct the voting of the Common Stock held by the Foundation.

         The Foundation's place of business will be located at the Bank's administrative offices and initially the Foundation is expected to have no employees but will utilize the members of the staff of the Company or the Bank. The Board of Directors of the Foundation will appoint such officers as may be necessary to manage the operations of the Foundation. In this regard, it is expected that the Bank will be required to provide the FDIC with a commitment that, to the extent applicable, the Bank will comply with the





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affiliate restrictions set forth in Sections 23A and 23B of the Federal Reserve
Act with respect to any transactions between the Bank and the Foundation.


         The Company intends to capitalize the Foundation with Common Stock of the Company in an amount equal to 8.0% of the total amount of the Common Stock to be sold in connection with the Conversion. At the minimum, midpoint and maximum of the Estimated Price Range, the contribution to the Foundation would equal 3,620,370, 4,259,259 and 4,898,148 shares, which would have a market value of $36.2 million, $42.6 million and $49.0 million, respectively, assuming the Purchase Price of $10.00 per share. The Company and the Bank determined to fund the Foundation with Common Stock rather than cash because it desired to form a bond with the communities it serves in a manner that would allow them to share in the growth and success of the Company and the Bank over the long term. The funding of the Foundation with stock also provides the Foundation with a potentially larger endowment than if the Company contributed cash to the Foundation since, as a stockholder, the Foundation will share in the growth and success of the Company. As such, the contribution of Common Stock to the Foundation has the potential to provide a self-sustaining funding mechanism which reduces the amount of cash that the Company, if it were not making the stock donation, would have to contribute to the Foundation in future years in order to maintain a level amount of charitable grants and donations.



         The Foundation will receive working capital from any dividends that may be paid on the Common Stock in the future, and subject to applicable federal and state laws, loans collateralized by the Common Stock or from the proceeds of the sale of any of the Common Stock in the open market from time to time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of Common Stock by the Company is that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the Board of Directors of the Foundation determines that the failure to sell an amount of common stock greater than such amount would result in a longer-term reduction of the value of the Foundation's assets and as such would jeopardize the Foundation's capacity to carry out its charitable purposes. Upon completion of the Conversion and the contribution of shares to the Foundation immediately following the Conversion, the Company would have 48,875,000, 57,500,000 and 66,125,000 shares issued and outstanding at the minimum, midpoint and maximum of the Estimated Price Range. Because the Company will have an increased number of shares outstanding, the voting and ownership interests of shareholders in the Company's Common Stock would be diluted by 7.4%, as compared to their interests in the Company if the Foundation was not established. For additional discussion of the dilutive effect, see "Pro Forma Data."


         TAX CONSIDERATIONS. The Company and the Bank have been advised by their independent tax advisors that an organization created and operated for the above charitable





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purposes would generally qualify as a Section 501(c)(3) exempt organization under the Code, and further that such an organization would likely be classified as a private foundation. This opinion presumes that the Foundation will submit a timely request to the IRS to be recognized as an exempt organization. As long as the Foundation files its application for recognition of tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the Foundation's status as a Section 501(c)(3) organization will be the date of its organization. The Company's and the Bank's independent tax advisor, however, has not rendered any advice on the condition to the contribution agreed to by the Foundation which requires that all shares of Common Stock of the Company held by the Foundation must be voted in the same ratio as all other outstanding shares of Common Stock of the Company on all proposals considered by stockholders of the Company. Consistent with the condition, in the event that the Company or the Foundation receives an opinion of its legal counsel that compliance with this voting restriction would have the effect of causing the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation, or subject the Foundation to an excise tax under Section 4941 of the Code, it is expected that the FDIC and the Department would waive such voting restriction upon submission of a legal opinion(s) by the Company or the Foundation satisfactory to the FDIC. See "--Regulatory Conditions Imposed on the Foundation."


         Under Delaware law, the Company is authorized by statute to make charitable contributions and case law has recognized the benefits of such contributions to a Delaware corporation. In this regard, Delaware case law provides that a charitable gift must be within reasonable limits as to amount and purpose to be valid. Under the Code, the Company is generally allowed a deduction for charitable contributions made to qualifying donees within the taxable year of up to 10% of its taxable income (with certain modifications) for such year. Charitable contributions made by the Company in excess of the annual deductible amount will be deductible over each of the five succeeding taxable years, subject to certain limitations. The Company and the Bank believe that the Conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the Conversion. In making such a determination, the Company and the Bank considered the dilutive impact of the contribution of Common Stock to the Foundation on the amount of Common Stock available to be offered for sale in the Conversion. Based on such consideration, the Company and Bank believe that the contribution to the Foundation in excess of the 10% annual deduction limitation is justified given the Bank's capital position and its earnings, the substantial additional capital being raised in the Conversion and the potential benefits of the Foundation to the communities served by the Bank. In this regard, assuming the sale of the Common Stock at the midpoint of the Estimated Price Range, the Company would have pro forma stockholders' equity of $799.5 million or 18.7% of pro forma consolidated assets and the Bank's pro forma leverage and total risk-based capital ratios would be 11.9% and 19.4%, respectively. See "Regulatory Capital Compliance," "Capitalization," and "Comparison of Valuation and Pro Forma Information with No Foundation." Thus, the amount of the contribution will not adversely impact the financial condition of the Company and the Bank and the Company and the






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Bank therefore believe that the amount of the charitable contribution is reasonable given the Company's and the Bank's pro forma capital positions. As such, the Company and the Bank believe that the contribution does not raise safety and soundness concerns.


         The Company and the Bank have received an opinion of their independent tax advisor that the Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Company will be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution, subject to the annual deduction limitation described above. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution, subject to certain limitations. The Company's and the Bank's independent tax advisor, however, has not rendered advice as to fair market value for purposes of determining the amount of the tax deduction. If the Foundation would have been established in fiscal 1997, the Company would have received a tax benefit of approximately $20.0 million (based on the Bank's pre-tax income for fiscal 1997, an assumed marginal tax rate of 47% and a deduction for the contribution of Common Stock equal to $42.6 million). The Company is permitted under the Code to carry over the excess contribution over the five-year period following the contribution to the Foundation. Assuming the close of the Offering at the midpoint of the Estimated Price Range, the Company estimates that all of the deduction should be deductible over the six-year period. Neither the Company nor the Bank expect to make any further contributions to the Foundation within the first five years following the initial contribution. After that time, the Company and the Bank may consider future contributions to the Foundation. Any such decisions would be based on an assessment of, among other factors, the financial condition of the Company and the Bank at that time, the interests of shareholders and depositors of the Company and the Bank, and the financial condition and operations of the Foundation.


         Although the Company and the Bank have received an opinion of their independent tax advisor that the Company is entitled to a deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that a deduction for the charitable contribution will be allowed. In such event, the Company's tax benefit related to the contribution to the Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes such a determination. See "Risk Factors--Establishment of the Foundation."

         As a private foundation, earnings and gains, if any, from the sale of Common Stock or other assets are generally exempt from federal and state corporate income taxation. However, investment income, such as interest, dividends and capital gains, of a private foundation will generally be subject to a federal excise tax of 2.0%. The Foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the Foundation's fiscal year to maintain its tax-exempt status. The Foundation will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private foundation must include, among other things, an itemized





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list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the Foundation's managers and a concise statement of the purpose of each grant. The Foundation will also be required to file an annual report with the Charities Bureau of the Office of the Attorney General of the State of New York.

         REGULATORY CONDITIONS IMPOSED ON THE FOUNDATION.   Establishment of
the Foundation is subject to the following conditions agreed to by the Foundation in writing as a condition to receiving the FDIC's non-objection to and Superintendent's approval of the Conversion: (i) the Foundation will be subject to examination by the FDIC and the Department; (ii) the Foundation must comply with supervisory directives imposed by the FDIC and the Department;
(iii) the Foundation will operate in accordance with written policies adopted by the Board of Directors, including a conflict of interest policy; and (iv) any shares of Common Stock held by the Foundation must be voted in the same ratio as all other outstanding shares of Common Stock all proposals considered by stockholders of the Company; provided, however, that, consistent with the condition, the FDIC and the Department would waive this voting restriction under certain circumstances if compliance with the voting restriction would:
(a) cause a violation of the law of the State of Delaware; (b) would cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or (c) would cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the FDIC and the Department to waive such voting restriction, the Company's or the Foundation's legal counsel would be required to render an opinion satisfactory to the FDIC and the Department. There can be no assurances that a legal opinion addressing these issues could be rendered, or if rendered, that the FDIC and the Department would grant unconditional waivers of the voting restriction. In no event would the voting restriction survive the sale of shares of the Common Stock held by the Foundation.

DESCRIPTION OF THE CONVERSION

         On April 18, 1997, the Board of Directors of the Bank and the Board of Trustees of the Mutual Holding Company adopted the Plan and in June 1997 the Bank incorporated the Company under Delaware law for the purpose of holding all of the capital stock of the Bank and in order to facilitate the Conversion. Pursuant to the Plan, (i) the Mutual Holding Company will convert to the stock form of organization and simultaneously will merge with and into the Bank and all of the outstanding shares of Bank common stock held by the Mutual Holding Company will be cancelled. Pursuant to the Plan, the Company is offering shares of Common Stock in the Offering as part of the Conversion. Upon consummation of the Offerings, the Company will purchase from the Bank all of the Bank's common stock issued in the Conversion and the Bank will become a wholly owned subsidiary of the Company operating under the name "Independence Savings Bank."

         In accordance with Department and FDIC regulations, consummation of the Conversion (including the offering of Common Stock in the Offerings, as described below)





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is conditioned upon the approval of the Plan by the Department and the non-objection of the FDIC, as well as the approval of at least (1) seventy-five percent (75%) in amount of deposit liabilities of Eligible Account Holders represented in person or by proxy at the Special Meeting, and (2) a majority of the total votes eligible to be cast by Eligible Account Holders at the Special Meeting. The Mutual Holding Company, in its capacity as the sole stockholder of the Bank, also has approved the Plan.

EFFECTS OF THE CONVERSION

         GENERAL. Prior to the Conversion, each depositor in the Bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the Mutual Holding Company based upon the balance in his or her account, which interest may only be realized in the event of a liquidation of the Mutual Holding Company. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of the Mutual Holding Company, which is lost to the extent that the balance in the account is reduced.

         Consequently, the depositors of the Bank normally have no way to realize the value of their ownership interest in the Mutual Holding Company, which has realizable value only in the unlikely event that the Mutual Holding Company is liquidated. In such event, the Bank's depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of the Mutual Holding Company after other claims are paid.

         Upon consummation of the Conversion, permanent nonwithdrawable capital stock will be created to represent the ownership of the net worth of the Company. The Common Stock is separate and apart from deposit accounts and cannot be and is not insured by the FDIC or any other governmental agency. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in the Bank.

         No assets of the Mutual Holding Company or the Bank will be distributed in connection with the Conversion other than pursuant to the payment of expenses incurred by such entities in connection therewith.

         CONTINUITY. While the Conversion is being accomplished, the normal business of the Bank of accepting deposits and making loans will continue without interruption. The Bank will continue to be subject to regulation by the Department and the FDIC. After the Conversion, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.





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         The directors and officers of the Bank at the time of the Conversion will continue to serve as directors and officers of the Bank after the Conversion. The directors and officers of the Company consist of individuals currently serving as trustees and officers of the Mutual Holding Company and directors of the Bank, and they generally will retain their positions in the Company after the Conversion.

         EFFECT ON DEPOSIT ACCOUNTS. Under the Plan, each depositor in the Bank at the time of the Conversion will automatically continue as a depositor after the Conversion, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms, except to the extent that funds in the account are withdrawn to purchase Common Stock to be issued in the Offerings. Each such account will be insured by the FDIC to the same extent as before the Conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

         EFFECT ON LOANS. No loan outstanding from the Bank will be affected by the Conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the Conversion.

         EFFECT ON VOTING RIGHTS OF DEPOSITORS. The voting rights and control of the Mutual Holding Company are vested exclusively in its Board of Trustees and the voting rights and control of the Bank are vested exclusively in its Board of Directors, the members of which are elected by the Mutual Holding Company, its sole stockholder. Upon completion of the Conversion, all voting rights in the Bank will be vested in the Company as the sole stockholder of the Bank. Exclusive voting rights with respect to the Company will be vested in the holders of Common Stock.

         TAX EFFECTS. Consummation of the Conversion is conditioned on prior receipt by the Company and the Bank of rulings or opinions with regard to federal and New York income taxation which indicate that the adoption and implementation of the Plan of Conversion set forth herein will not be taxable for federal or New York state and city income tax purposes to the Company or the Bank or the Eligible Account Holders or Supplemental Eligible Account Holders, except as discussed below. See "- Tax Aspects" below.

         EFFECT ON LIQUIDATION RIGHTS. Were the Mutual Holding Company to liquidate, all claims of the Mutual Holding Company's creditors would be paid first. Thereafter, if there were any assets remaining, depositors of the Bank would receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts at the Bank immediately prior to liquidation. In the unlikely event that the Bank were to liquidate after the Conversion, all claims of creditors (including those of depositors, to the extent of their deposit balances) also would be paid first, followed by distribution of the "liquidation account" to certain depositors (see "- Liquidation Rights" below), with any assets remaining thereafter distributed to the Company as the holder of the Bank's capital stock.





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THE OFFERINGS

         SUBSCRIPTION OFFERING. In accordance with the Plan of Conversion, rights to subscribe for the purchase of Common Stock have been granted under the Plan of Conversion to the following persons in the following order of descending priority: (1) Eligible Account Holders; (2) the ESOP; and (3) Supplemental Eligible Account Holders. All subscriptions received will be subject to the availability of Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan of Conversion and as described below under "- Limitations on Common Stock Purchases." No person holding subscription rights may exceed any otherwise applicable purchase limitation by submitting multiple orders for Common Stock in the Offerings.

         PRIORITY 1: ELIGIBLE ACCOUNT HOLDERS. Each Eligible Account Holder will receive, without payment therefor, first priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the amount permitted to be purchased in the Community Offering, currently $500,000 of Common Stock, subject to the overall purchase limitations. See
"- Limitations on Common Stock Purchases."

         If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, unallocated shares will be allocated to subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued. The subscription rights of Eligible Account Holders who are also trustees, directors or officers of the Mutual Holding Company or the Bank and their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding March 31, 1996.


         PRIORITY 2: EMPLOYEE STOCK OWNERSHIP PLAN. The ESOP will receive, without payment therefor, second priority, nontransferable subscription rights to subscribe for Common Stock in the Subscription Offering. The ESOP intends to purchase 8.0% of the shares of Common Stock, or 4,898,148 shares based on the maximum of the Estimated Price Range. Subscriptions by the ESOP will not be aggregated with shares of Common Stock purchased directly by or which are otherwise attributable to any other participants in the Subscription and Community Offerings, including subscriptions of any of the Bank's directors, officers, employees or associates thereof. See "Management of the Company - Benefits - Employee Stock Ownership Plan." In the event that the ESOP is unable to purchase 8.0% of the Common Stock in the Subscription Offering, it is anticipated that the ESOP will consider purchasing an amount of shares in the open market sufficient to increase its ownership to 8% of the Common Stock sold in the Conversion.






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         PRIORITY 3:  SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS.  Each Supplemental
Eligible Account Holder will receive, without payment therefor, third priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the amount permitted to be purchased in the Community Offering, currently $500,000 of Common Stock, subject to the overall purchase limitations. See "- Limitations on Common Stock Purchases."

         If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, unallocated shares will be allocated to subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all such subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued.


         EXPIRATION DATE FOR THE SUBSCRIPTION OFFERING. The Subscription Offering will expire at 12:00 noon, Eastern Time, on _________, 1998, unless extended for up to 45 days or such additional periods by the Bank and the Company with the approval of the Department and FDIC, if necessary. Such extensions may not be extended beyond ________, 1999. Subscription rights which have not been exercised prior to the Expiration Date will become void.


         The Company and the Bank will not execute orders until at least the minimum number of shares of Common Stock (43,287,037) have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Expiration Date, unless such period is extended with the consent of the Department and FDIC, if necessary, all funds delivered to the Bank pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45-day period following the Expiration Date is granted, the Company and the Bank will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions.

         The Plan of Conversion provides that the Company complete the sale of the Common Stock within 45 days after the close of the Subscription Offering. In the event that the Company is unable to complete the sale of Common Stock and effect the Conversion within the 45-day time period, one or more extension, with each such extension up to 60 days, may be granted but such extensions may not go beyond _______, 1999 unless waived by the Department and FDIC, if necessary. If an extension is granted, each subscriber will have the right to affirm, increase, decrease or rescind the subscription at any time prior to 20 days before the end of the extension period or at any time prior to the date of the commencement of the Community Offering or the Syndicated Community Offering. No assurance can be given that an extension would be granted if requested. If an extension is





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granted, the Company will notify subscribers of such extension and of any rights of subscribers to modify or rescind their subscriptions.


         COMMUNITY OFFERING. Upon completion of the Subscription Offering, to the extent that shares remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders, the Company and the Bank have determined to offer shares pursuant to the Plan to certain members of the general public to whom a Prospectus is delivered, with preference given to natural persons residing in the counties in New York in which the Bank has a branch office (such natural persons referred to as "Preferred Subscribers"). Such persons, together with associates of and persons acting in concert with such persons, may purchase up to $500,000 of Common Stock subject to the maximum purchase limitations. See "- Limitations on Common Stock Purchases." WITHIN THE SOLE DISCRETION OF THE COMPANY AND THE BANK, THIS AMOUNT MAY BE INCREASED UP TO 5% OF THE TOTAL OFFERING OF SHARES IN THE SUBSCRIPTION OFFERING. THE OPPORTUNITY TO SUBSCRIBE FOR SHARES OF COMMON STOCK ISSUED IN THE COMMUNITY OFFERING CATEGORY IS SUBJECT TO THE RIGHT OF THE COMPANY AND THE BANK, IN THEIR SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUCH ORDERS IN WHOLE OR IN PART EITHER AT THE TIME OF RECEIPT OF AN ORDER, WHICH MUST BE BY ____, 1998, UNLESS EXTENDED BY THE BANK AND THE COMPANY WITH THE APPROVAL OF THE DEPARTMENT AND THE FDIC IF NECESSARY, OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE OF THE COMMUNITY OFFERING WHICH MUST BE BY ______, 1998, UNLESS EXTENDED BY THE COMPANY AND THE BANK WITH THE APPROVAL OF THE DEPARTMENT AND THE FDIC, IF NECESSARY.


         If there are not sufficient shares available to fill the orders of Preferred Subscribers after completion of the Subscription and Community Offerings, such stock will be allocated first to each Preferred Subscriber whose order is accepted by the Company and the Bank, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose orders remain unsatisfied on an equal number of shares basis per order until all orders have been filled, provided that no fractional shares shall be issued. If there are any shares remaining, shares will be allocated to other members of the general public who subscribe in the Community Offering applying the same allocation described above for Preferred Subscribers.


         SYNDICATED COMMUNITY OFFERING. The Plan provides that, if feasible, all shares of Common Stock not purchased in the Subscription and Community Offerings may be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed by Sandler O'Neill acting as agent for the Company and the Bank. No person, together with associates of and persons acting in concert with such persons, will be permitted to subscribe in the Syndicated Community Offering for more than $500,000 of Common Stock, subject to the maximum purchase limitations. This amount may be increased to up to 5% of the Common Stock issued in the Conversion. If there is not sufficient shares available to fill the orders of subscribers in the Syndicated Community Offering, such stock will be allocated first to each subscriber whose order is






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accepted by the Company and the Bank, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each subscriber, if possible. Thereafter, any remaining shares will be allocated on an equal number of shares basis per order until all orders have been filled, provided that no fractional shares shall be issued. The Company and the Bank have the right to reject orders in whole or part in their sole discretion in the Syndicated Community Offering. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of Common Stock in the Syndicated Community Offering; however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

         In addition to the foregoing, if a syndicate of broker-dealers ("selected dealers") is formed to assist in the Syndicated Community Offering, a purchaser may pay for his or her shares with funds held by or deposited with a selected dealer. If an order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the order form on behalf of a purchaser, the selected dealer is required to forward the order form and funds to the Bank for deposit in a segregated account on or before noon of the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for shares. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their intent to purchase. The selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the fifth business day after the customer has confirmed his or her intent to purchase (the "debit date") and on or before noon of the next business day following the debit date will send funds to the Bank for deposit in a segregated account. If such alternative procedure is employed, purchasers' funds are not required to be in their accounts with selected dealers until the debit date.

         The Syndicated Community Offering will terminate no more than 45 days following the Expiration Date, unless extended by the Company and the Bank with the approval of the Department and FDIC. See "- Stock Pricing and Number of Shares to be Issued" below for a discussion of rights of subscribers, if any, in the event an extension is granted.

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED


         The Plan of Conversion requires that the purchase price of the Common Stock must be based on the appraised pro forma market value of the Common Stock, as determined on the basis of an independent valuation. The Company and the Bank have retained RP Financial to make such valuation. For its services in making such appraisal and for the preparation of a business plan, RP Financial will receive a fee of $70,000 for the initial appraisal, $10,000 for each updated appraisal and $15,000 for the business plan, plus out of pocket expenses not to exceed $10,000. The Company and the Bank have agreed to indemnify RP Financial and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services






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as appraiser, except where RP Financial's liability results from its negligence or a failure to exercise due diligence or in circumstances in which it had knowledge of certain material facts.

         The appraisal has been prepared by RP Financial in reliance upon the information contained in this Prospectus, including the Consolidated Financial Statements. RP Financial also considered the following factors, among others: the current and projected operating results and financial condition of the Company and the Bank and the economic and demographic conditions in the Bank's existing market area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other similarly situated publicly traded companies located in New York and other regions of the United States; the aggregate size of the offering of the Common Stock; the impact of the Conversion on the Bank's equity and earnings potential; the proposed dividend policy of the Company and the Bank; the trading market for the securities of comparable companies and general conditions in the market for such securities.


         On the basis of the foregoing, RP Financial has advised the Company and the Bank in its opinion the estimated pro forma market value of the Common Stock was $532.4 million as of June 20, 1997, as most recently updated as of October 29, 1997. The Boards of Directors of the Bank and the Company determined that the Common Stock would be sold at $10.00 per share, resulting in a range of 45,254,630 to 61,226,852 shares of Common Stock being offered. The Boards of Directors of the Bank and Company reviewed RP Financial's appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the Valuation Range was reasonable and adequate. The Valuation Range may be amended with the approval of the Department and FDIC, if necessary, or if necessitated by subsequent developments in the financial condition of the Company and the Bank or market conditions generally. In the event the appraisal is updated to below $452.5 million or above $704.1 million (the maximum of the Valuation Range, as adjusted by 15%), such appraisal will be filed with the SEC by post-effective amendment.



         Based upon current market and financial conditions and recent practices and policies of the FDIC, in the event the Company receives orders for Common Stock in excess of $612.2 million (the maximum of the Valuation Range) and up to $704.1 million (the maximum of the Valuation Range, as adjusted by 15%), the Company may be required by the Department and FDIC to accept all such orders. No assurances, however, can be made that the Company will receive orders for Common Stock in excess of the maximum of the Valuation Range or that, if such orders are received, that all such orders will be accepted because the Company's final valuation and number of shares to be issued are subject to the receipt of an updated appraisal from RP Financial which reflects such an increase in the valuation and the approval of such increase by the Department and FDIC. There is no obligation or understanding on the part of management to take and/or pay for any shares of Common Stock in order to complete the Offerings.






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         RP FINANCIAL'S VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED,
AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING SUCH SHARES. RP FINANCIAL DID NOT INDEPENDENTLY VERIFY THE CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY THE BANK, NOR DID RP FINANCIAL VALUE INDEPENDENTLY THE ASSETS OR LIABILITIES OF THE BANK. THE VALUATION CONSIDERS THE BANK AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF THE BANK. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING COMMON STOCK IN THE CONVERSION WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES AT OR ABOVE THE PURCHASE PRICE OR IN THE RANGE OF THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE THEREOF.

         No sale of shares of Common Stock may be consummated unless prior to such consummation RP Financial confirms that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the Purchase Price is materially incompatible with the estimate of the pro forma market value of a share of Common Stock upon consummation of the Conversion. If such is not the case, a new Valuation Range may be set and a new Subscription Offering, and/or Community Offering or Syndicated Community Offering may be held or such other action may be taken as the Company and the Bank shall determine and the Department and FDIC may permit or require.

         Prior to the completion of the Conversion, the total number of shares of Common Stock to be issued in the Offerings may be increased or decreased to reflect changes in market or financial conditions without a resolicitation of subscribers, provided that the product of the total number of shares times the Purchase Price is not below the minimum or more than 15% above the maximum of the Valuation Range. In the event market or financial conditions change so as to cause the aggregate Purchase Price of the shares to be below the minimum of the Valuation Range or more than 15% above the maximum of such range, purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to modify or rescind their subscriptions). Any change in the Valuation Range must be approved by the Department and FDIC. If the number of shares of Common Stock issued in the Offerings is increased due to an increase of up to 15% in the Valuation Range to reflect changes in market or financial conditions, persons who subscribed for the maximum numbers of shares will be given the opportunity to subscribe for the adjusted maximum number of shares. See "- Limitations on Common Stock Purchases."

         An increase in the number of shares of Common Stock, as a result of an increase in the appraisal of the estimated pro forma market value (see "- The Offerings - Subscription Offering"), would decrease both a subscriber's ownership interest and the Company's pro forma net income and equity on a per share basis while increasing pro forma net income





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and equity on an aggregate basis.  A decrease in the number of shares of Common
Stock would increase both a subscriber's ownership interest and the Company's pro forma net income and equity on a per share basis while decreasing pro forma net income and equity on an aggregate basis. See "Risk Factors - Possible Dilutive Effect of Issuance of Additional Shares" and "Pro Forma Data."

         The appraisal report of RP Financial has been filed as an exhibit to the Registration Statement and the Application for Conversion of which this Prospectus is a part and is available for inspection in the manner set forth under "Additional Information."

PERSONS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES

         The Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Company and the Bank are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which all of the following apply: (a) the number of persons otherwise eligible to subscribe for shares under the Plan who reside in such jurisdiction is small; (b) the granting of subscription rights or the offer or sale of shares of Common Stock to such persons would require the Company or the Bank or their officers, directors or employees, under the laws of such jurisdiction, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify its securities for sale in such jurisdiction or to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; and (c) such registration, qualification or filing in the judgment of the Company and the Bank would be impracticable or unduly burdensome for reasons of costs or otherwise. Where the number of persons eligible to subscribe for shares in one state is small, the Company and the Bank will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register the Company, its officers, directors or employees as brokers, dealers or salesmen.

LIMITATIONS ON COMMON STOCK PURCHASES

         The Plan includes the following limitations on the number of shares of Common Stock which may be purchased:

                 (1) No less than 25 shares of Common Stock may be purchased, to the extent such shares are available;

                 (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the amount permitted to be purchased in the Community Offering, currently $500,000 of Common Stock, subject to the overall limitation in clause (6) below;





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                 (3)      The ESOP intends to purchase 8.0% of the shares of
         Common Stock to be issued in the Offerings, including any additional shares issued in the event of an increase in the Valuation Price Range;

                 (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the amount permitted to be purchased in the Community Offering, currently $500,000 of Common Stock, subject to the overall limitation in clause
         (6) below;

                 (5) Persons purchasing shares of Common Stock in the Community Offering or the Syndicated Community Offering may subscribe for and purchase in the respective Offering up to $500,000 of Common Stock, subject to the overall limitation in clause (6) below;

                 (6) Eligible Account Holders and Supplemental Eligible Account Holders may purchase stock in the Community Offering and Syndicated Community Offering subject to the purchase limitations described above, provided that, except for the ESOP, the maximum number of shares of Common Stock subscribed for or purchased in all categories by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed the number of shares of Common Stock that aggregate 1.0% of the Offerings; and

                 (7) No more than 25% of the total number of shares issued in the Conversion may be purchased by trustees, directors and officers of the Company, Mutual Holding Company and the Bank and their associates in the aggregate, excluding purchases by the ESOP.


         Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Eligible Account Holders or the Mutual Holding Company, as the sole stockholder of the Bank, both the individual amount permitted to be subscribed for and the overall purchase limitation may be increased up to a maximum of 5% of the total shares of Common Stock issued in the Conversion in the sole discretion of the Company and the Bank. The overall purchase limitation may not be decreased below the aggregate 1% of the Offerings. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers, in the sole discretion of the Company and the Bank, may be given the opportunity to increase their subscriptions up to the then applicable limit.


         In the event of an increase in the total number of shares of Common Stock offered in the Conversion due to an increase in the Valuation Range of up to 15% (the "Adjusted Maximum"), the additional shares will be allocated in the following order of priority in accordance with the Plan: (i) to fill unfulfilled subscriptions of Eligible Account Holders, inclusive of the Adjusted Maximum; (ii) to fill the subscription of the ESOP; (iii) to fill unfulfilled subscriptions of Supplemental Eligible Account Holders, inclusive of the Adjusted Maximum; (iv) to fill unfulfilled subscriptions by Preferred Subscribers in the Community Offering to the extent possible, inclusive of the Adjusted Maximum; and (v) to fill unfulfilled





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subscriptions in the Community Offering other than from Preferred Subscribers, inclusive of the Adjusted Maximum.

         The term "associate" when used to indicate a relationship with a person means (i) any corporation or organization (other than the Company or the Bank or a majority-owned subsidiary of the Bank) of which such person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified or non-tax-qualified employee stock benefit plan of the Company or the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Company or the Bank or any of their subsidiaries.

MARKETING ARRANGEMENTS

                 The Bank and the Company have engaged Sandler O'Neill as a consultant and financial advisor in connection with the offering of the Common Stock, and Sandler O'Neill has agreed to use its best efforts to assist the Bank and the Company in the solicitation of subscriptions and purchase orders for shares of Common Stock in the Offerings. Sandler O'Neill is not obligated to take or purchase any shares of Common Stock in the Offerings. Sandler O'Neill will receive a fee equal to 1.625% of the aggregate Purchase Price of all shares sold in the Offerings, excluding in each case shares purchased by trustees, directors, officers and employees of the Bank or the Company and any immediate family member thereof, the Foundation and the Employee Plans, including the ESOP, for which Sandler O'Neill will not receive a fee. In the event that a selected dealers' agreement is entered into in connection with a Syndicated Community Offering, the Company and Bank will pay a fee (to be negotiated at such time under such agreement) to such selected dealers, any sponsoring dealers fees, and a management fee to Sandler O'Neill of 1.5% for shares sold by a NASD member firm pursuant to a selected dealers' agreement; provided, however, that the aggregate fees payable to Sandler O'Neill for Common Stock sold by them pursuant to such a selected dealers' agreement shall not exceed 1.625% of the aggregate Purchase Price and provided, further, however, that the aggregate fees payable to Sandler O'Neill and the selected dealers will not exceed 7.0% of the aggregate purchase price of the Common Stock sold by selected dealers. Fees to Sandler O'Neill and to any other broker-dealer may be deemed to be underwriting fees, and Sandler O'Neill and such broker-dealers may be deemed to be underwriters. Sandler O'Neill will also be reimbursed for its reasonable out-of-pocket expenses, including legal fees. Notwithstanding the foregoing, in the event the Offerings are not consummated or Sandler O'Neill ceases, under certain circumstances after the subscription solicitation activities are commenced, to provide assistance to the Company, Sandler O'Neill will be entitled to a fee for its management advisory services in an amount to be agreed upon by the Bank and Sandler O'Neill, and based upon the amount of services performed by Sandler O'Neill and will also be reimbursed for its reasonable out-of-pocket expenses as described above. The Company and the Bank have agreed to indemnify Sandler O'Neill for reasonable costs and expenses in connection with certain claims or liabilities,





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including certain liabilities under the Securities Act.  Sandler O'Neill has received advances towards its marketing and financial advisory service fees totaling $_____. Total marketing fees to Sandler O'Neill are expected to be $6.7 million and $9.1 million at the minimum and the maximum of the Estimated Price Range, respectively. See "Pro Forma Data" for the assumptions used to arrive at these estimates.


         Sandler O'Neill will also perform proxy solicitation services, conversion agent services and records management services for the Bank in the Conversion and will receive a fee for these services of $175,000, plus reimbursement of reasonable out-of-pocket expenses.

         Directors and executive officers of the Company and the Bank may participate in the solicitation of offers to purchase Common Stock. Other employees of the Bank may participate in the Offerings in ministerial capacities or providing clerical work in effecting a sales transaction. Such other employees have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock. Questions of prospective purchasers will be directed to executive officers or registered representatives. The Company will rely on Rule 3a4-1 under the Exchange Act, and sales of Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of Common Stock. No officer, director or employee of the Company and the Bank will be compensated in connection with his or her solicitations or other participation in the Offerings by the payment of commissions or other remuneration based either directly or indirectly on transactions in the Common Stock.

         Sandler O'Neill has not prepared any report or opinion constituting recommendations or advice to the Bank or the Company. In addition, Sandler O'Neill has expressed no opinion as to the prices at which Common Stock to be issued in the Offerings may trade. Furthermore, Sandler O'Neill has not verified the accuracy or completeness of the information contained in the Prospectus.

PROCEDURE FOR PURCHASING SHARES IN THE OFFERINGS

         To ensure that each purchaser receives a Prospectus at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the Exchange Act, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery of the Prospectus in accordance with Rule 15c2-8. Order forms will only be distributed with a Prospectus.


         To purchase shares in the Offerings, an executed order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at the Bank (which may be given by completing the appropriate blanks in the order form), must be received by the Bank at any of its offices by 12:00 noon, Eastern Time, on the Expiration Date. In addition, the Company and the Bank will require a prospective purchaser to execute a certification in connection with any sale of Common Stock and will not accept order forms unless such a certification is executed. Any order






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form which is (i) not timely received, (ii) improperly completed or executed,
(iii) submitted by facsimile or is photocopied, (iv) not accompanied by the proper payment (or authorization of withdrawal for payment) or in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price prior to 48 hours before the completion of the Offerings, or (v) submitted by a person whose representations the Company and the Bank believe to be false or who they otherwise believe, either alone, or acting in concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan, are not required to be accepted. The Company and the Bank have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. Once received, an executed order form may not be modified, amended or rescinded without the consent of the Company and the Bank, unless the Offerings have not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.


         In order to ensure that Eligible Account Holders and Supplemental Eligible Account Holders are properly identified as to their stock purchase priority, depositors as of the close of business on the Eligibility Record Date (March 31, 1996) or the Supplemental Eligibility Record Date (_______, 1997) must list on the order form all accounts in which they have an ownership interest, giving all names in each account and the account numbers. Joint stock registration will be allowed only if the qualifying deposit account is so registered.


         Payment for subscriptions may be made (i) in cash if delivered in person at any office of the Bank, (ii) by check or money order or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. No wire transfers will be accepted. Orders submitted by subscribers in the Subscription Offering and purchasers in the Community Offering aggregating $50,000 or more must be paid by official bank or certified check or by withdrawal authorization from a deposit account at the Bank. Funds will be deposited in a segregated account at the Bank and interest will be paid on funds made by cash, check or money order at the Bank's passbook rate of interest from the date payment is received until completion or termination of the Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion.

         If a subscriber authorizes the Bank to withdraw the aggregate amount of the purchase price from a deposit account, the Bank will do so as of the effective date of the Conversion. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be cancelled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate.

         The ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for such shares of Common Stock subscribed for by it at the





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Purchase Price upon consummation of the Offerings, provided that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

         Owners of self-directed Individual Retirement Accounts ("IRAs") may use the assets of such IRAs to purchase shares of Common Stock in the Offerings, provided that such IRAs are not maintained at the Bank. In addition, ERISA provisions and IRS regulations require that officers, directors and 10% stockholders who use self-directed IRA funds to purchase shares of Common Stock in the Subscription and Community Offerings make such purchases for the exclusive benefit of the IRAs. Any interested parties wishing to use IRA funds for stock purchases are advised to contact the Conversion Center for additional information.

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES

         Pursuant to the rules and regulations of the Department, no person with subscription rights may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising such subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. Department regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of Common Stock prior to the completion of the Conversion.

         THE COMPANY AND THE BANK WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE THE TRANSFER OF SUCH RIGHTS.

LIQUIDATION RIGHTS

         In the unlikely event of a complete liquidation of the Mutual Holding Company, each depositor of the Bank would receive his or her pro rata share of any assets of the Mutual Holding Company remaining after payment of claims of all creditors. Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his or her deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation. After the Conversion, each depositor, in the event of a complete liquidation of the Bank, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, his or her claim would be solely in the amount of the balance in his or her deposit account plus accrued interest. He or she would not have an interest in the value or assets of the Bank or the Company above that amount.





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         The Plan provides for the establishment, upon the completion of the
Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders in an amount equal to the Bank's total equity as reflected in its latest balance sheet contained in the final Prospectus utilized in the Offerings. Such liquidation account will not be reflected as an asset or liability on the Company's or the Bank's financial statements subsequent to the Conversion but will only be a memorandum account. Each Eligible Account Holder, if he or she were to continue to maintain his or her deposit account at the Bank, would be entitled, upon a complete liquidation of the Bank after the Conversion, to an interest in the liquidation account prior to any payment to the Company as the sole stockholder of the Bank. Each Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, transaction accounts such as checking accounts, money market deposit accounts and certificates of deposit, held in the Bank at the close of business on March 31, 1996. Each Eligible Account Holder will have a pro rata interest in the total liquidation account for each of his or her deposit accounts based on the proportion that the balance of each such deposit account on the March 31, 1996 Eligibility Record Date bore to the balance of all deposit accounts in the Bank on such date.

         If, however, at the close of business on the last day of any period for which the Bank or the Company has prepared audited financial statements subsequent to the effective date of the Conversion ("annual closing date"), the amount in any deposit account is less than the amount in such deposit account on March 31, 1996 or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is withdrawn or closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of Eligible Account Holders are satisfied would be distributed to the Company as the sole stockholder of the Bank.

TAX ASPECTS

         Consummation of the Conversion is expressly conditioned upon prior receipt of either a ruling from the IRS or an opinion of counsel with respect to applicable federal tax laws, and either a ruling from the State of New York or an opinion of counsel with respect to New York tax laws, to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable tax codes or otherwise result in any adverse tax consequences to the Mutual Holding Company, the Bank, the Company or to account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. This condition may not be waived by the Company and the Bank.

         Prior to consummation of the Conversion, Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., will issue an opinion to the Company and the Bank to the effect that, for federal income tax purposes: (1) the conversion of the Mutual Holding Company to the stock form of organization and its simultaneous merger with and into the Bank, with the Bank being the surviving institution, will qualify as a reorganization within the meaning of

Section 368(a)(1)(A) of the Code, (2) no gain or loss will be recognized by the Bank upon the receipt of the assets of the converted Mutual Holding Company in such merger, (3) the Bank will recognize no gain or loss upon the receipt of the Contributed Offering Proceeds from the Company in constructive exchange for the Bank's common stock, (4) the Company will recognize no gain or loss upon the receipt of cash in the Offerings for shares of Common Stock, and (5) the Company will recognize no gain or loss upon the transfer of the Contributed Offering Proceeds to the Bank in constructive exchange for the Bank's Common Stock.

         Prior to consummation of the Conversion, Ernst & Young, LLP, will issue an opinion to the Company and the Bank to the effect that the income tax consequences of the Conversion under New York law will be substantially the same as the consequences for federal tax purposes.

         In the view of RP Financial, which view is not binding on the IRS, the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the Common Stock at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the unsubscribed shares of Common Stock. If the subscription rights granted to eligible subscribers are deemed to have an ascertainable value, receipt of such rights likely would be taxable only to those eligible subscribers who exercise the subscription rights (either as a capital gain or ordinary income) in an amount equal to such value, and the Company and the Bank could recognize gain on such distribution. Eligible subscribers are encouraged to consult with their own tax advisor as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value.

         Unlike private rulings, an opinion is not binding on the IRS and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding.

DELIVERY OF CERTIFICATES

         Certificates representing Common Stock issued in connection with the Offering will be mailed by the Company's transfer agent for the Common Stock to the persons entitled thereto at the addresses of such persons appearing on the stock order form for Common Stock as soon as practicable following consummation of the Conversion. Any certificates returned as undeliverable will be held by the Company until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for Common Stock are available and delivered to subscribers, subscribers may not be able to sell the shares of Common Stock for which they have subscribed, even though trading of Common Stock may be commenced.





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REQUIRED APPROVALS

         Various approvals of the Department and the non-objection of the FDIC are required in order to consummate the Conversion. The Department has approved and the FDIC has issued a notice of intent not to object to the Plan of Conversion, subject to approval by the Eligible Account Holders. In addition, consummation of the Conversion is subject to OTS and Department approval of the Company's application to acquire all of the to-be-outstanding Bank common stock. Applications with respect to the merger of the Mutual Holding Company (following its conversion to the stock form of organization) into the Bank have been filed with the FDIC and the Department and are currently pending. There can be no assurances that the requisite regulatory approvals will be received in a timely manner, in which event the consummation of the Conversion may be delayed beyond the expiration of the Offerings.

         Pursuant to Department and FDIC regulations, the Plan of Conversion also must be approved by (1) holders of at least seventy-five percent (75%) in amount of the deposit liability of Eligible Account Holders represented in person or by proxy at the Special Meeting, and (2) at least a majority of the total number of votes eligible to be cast by Eligible Account Holders at the Special Meeting.

CERTAIN RESTRICTIONS ON PURCHASE OR TRANSFER OF SHARES AFTER THE CONVERSION

         All shares of Common Stock purchased in connection with the Conversion by a director or an executive officer of the Company and the Bank will be subject to a restriction that the shares not be sold for a period of one year following the Conversion, except in the event of the death or judicial declaration of incompetence of such director or executive officer or pursuant to a merger or similar transaction approved by the Department. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and appropriate stop-transfer instructions will be issued to the Company's transfer agent. Any shares of Common Stock issued within this one-year period as a stock dividend, stock split or otherwise with respect to such restricted stock will be subject to the same restrictions. The directors and executive officers of the Company will also be subject to the insider trading rules promulgated pursuant to the Exchange Act.

         Purchases of Common Stock by directors, executive officers and their associates during the three-year period following completion of the Conversion (or any person who was an officer, director or trustee at any time after the date on which the Board of Directors of the Bank and the Board of Trustees of the Mutual Holding Company adopted the Plan) may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Department. This restriction does not apply, however, to the purchase of stock pursuant to any tax-qualified employee stock benefit plan, such as the ESOP, or by any non-tax-qualified employee stock benefit plan following stockholder approval of such plan.

         Pursuant to Department regulations, the Company will generally be prohibited from repurchasing any shares of Common Stock within one year following consummation of the





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Conversion.  During the second and third years following consummation of the
Conversion, the Company may not repurchase any shares of its Common Stock in excess of 5% of its outstanding capital stock during a 12-month period, without the prior written approval of the Department.


                   RESTRICTIONS ON ACQUISITION OF THE COMPANY
                                  AND THE BANK

GENERAL

         As described below, certain provisions in the Company's Certificate of Incorporation and Bylaws and in the Company's and the Bank's benefit plans, together with provisions of Delaware corporate law, may have anti-takeover effects. In addition, regulatory restrictions may make it difficult for persons or companies to acquire control of either the Company or the Bank. Below is a summary of certain material restrictions on acquisitions of the Company and the Bank.

RESTRICTIONS IN THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

         General. A number of provisions of the Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Company's Certificate of Incorporation and Bylaws which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of the Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and Bylaws, which are incorporated herein by reference. See "Additional Information" as to how to obtain a copy of these documents.

         Limitation on Voting Rights. Article 12.B. of the Company's Certificate of Incorporation provides that no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of the Company, or (ii) any securities convertible into, or exercisable for, any equity securities of the Company if, assuming conversion or exercise by such person of all securities of which such person is the beneficial owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such person is not the beneficial owner), such person would be the beneficial owner of more than 10% of any class of an





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equity security of the Company.  The terms "person" and "beneficial ownership"
are broadly defined to prevent circumvention of this restriction.

         The foregoing restrictions do not apply to (i) any offer with a view toward public resale made exclusively to the Company by underwriters or a selling group acting on its behalf, (ii) any tax-qualified employee benefit plan or arrangement established by the Company or the Bank and any trustee of such a plan or arrangement, and (iii) any other offer or acquisition approved in advance by the affirmative vote of two-thirds of the Company's entire Board of Directors. In the event that shares are acquired in violation of Article 12.B., all shares beneficially owned by any person in excess of 10% shall be considered "Excess Shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote, and the Board of Directors may cause such Excess Shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of sale. In addition, the Company may refuse to recognize any transfer or attempted transfer of the Company's equity securities which would result in the transferee becoming the beneficial owner of Excess Shares.

         Board of Directors. Article 7.A. of the Certificate of Incorporation of the Company contains provisions relating to the Board of Directors and provides, among other things, that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. See "Management - Management of the Company." The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Company. Cumulative voting in the election of directors is not permitted.

         Directors may be removed only for cause at a duly constituted meeting of stockholders called expressly for that purpose upon the vote of the holders of at least 80% of the total votes eligible to be cast by stockholders. Cause for removal shall exist only if the director whose removal is proposed has been either declared incompetent by order of a court, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to the Company. Any vacancy occurring in the Board of Directors for any reason (including an increase in the number of authorized directors) may be filled by the affirmative vote of a majority of the remaining directors, whether or not a quorum of the Board of Directors is present, or the sole remaining director of the Company, and a director appointed to fill a vacancy shall serve until the expiration of the term to which he was appointed.





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         The Company's Bylaws govern nominations for election to the Board, and requires all nominations for election to the Board of Directors other than those made by the Board to be made by a stockholder eligible to vote at an annual meeting of stockholders who has complied with the notice provisions in that section. Written notice of a stockholder nomination must be delivered to, or mailed to and received at, the principal executive offices of the Company not later than 120 days prior to the anniversary date of the immediately preceding annual meeting, provided that, with respect to the first scheduled annual meeting following completion of the Conversion, notice must be received no later than the close of business on February 26, 1998. Each such notice shall set forth certain information as specified in Section 4.15 of the Bylaws, including (a) as to each person whom the stockholder proposes to nominate as a director, and as to the stockholder giving the notice, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Company's stock beneficially owned by such person; and (iv) such other information regarding such person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (b) the name and address of any other stockholders supporting such nominees and/or those affiliated with, controlling or under common control with such persons, and the class and number of shares of the Company's stock beneficially owned by such other stockholders.

         The Company's Certificate of Incorporation provides that the personal liability of the directors and officers of the Company for monetary damages shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the effective date of the Certificate of Incorporation or as such law may be thereafter in effect.
Section 102(b)(7) of the Delaware General Corporation Law currently provides that directors (but not officers) of corporations that have adopted such a provision will not be so liable, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for the payment of certain unlawful dividends and the making of certain stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of their duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to the Company and its stockholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

         The Company's Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Company or any predecessor of the Company, or is or was serving at the request of the Company or any predecessor of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including





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attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent authorized by the General Corporation Law of the State of Delaware, provided that the Company shall not be liable for any amounts which may be due in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification thereunder without its prior written consent. The indemnification provisions also permit the Company to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding as authorized by the Company's Board of Directors, provided that the indemnified person undertakes to repay the Company if it is ultimately determined that such person was not entitled to indemnification. The rights of indemnification provided in the Company's Certificate of Incorporation are not exclusive of any other rights which may be available under the Company's Bylaws, any insurance or other agreement, by vote of stockholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise. In addition, the Certificate of Incorporation authorizes the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, whether or not the Company would have the power to provide indemnification to such person. These provisions are designed to reduce, in appropriate cases, the risks incident to serving as a director, officer, employee or agent and to enable the Company to attract and retain the best personnel available.

         The provisions regarding director elections and other provisions in the Certificate of Incorporation and Bylaws are generally designed to protect the ability of the Board of Directors to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company by making it more difficult and time-consuming to change majority control of the Board, whether by proxy contest or otherwise. The general effect of these provisions will be to generally require at least two (and possibly three) annual stockholders' meetings, instead of one, to effect a change in control of the Board of Directors of the Company even if holders of a majority of the Company's capital stock believed that a change in the composition of the Board of Directors was desirable. Because a majority of the directors at any given time will have prior experience as directors, these requirements will help to ensure continuity and stability of the Company's management and policies and facilitate long-range planning for the Company's business. The provisions relating to removal of directors and filling of vacancies are consistent with and supportive of a classified board of directors.

         The procedures regarding stockholder nominations will provide the Board of Directors with sufficient time and information to evaluate a stockholder nominee to the Board and other relevant information, such as existing stockholder support for the nominee. The proposed procedures, however, will provide incumbent directors advance notice of a dissident slate of nominees for directors, and will make it easier for the Board to solicit proxies resisting such nominees. This may make it easier for the incumbent directors to retain their status as directors, even when certain stockholders view the stockholder nominations as in the best interests of the Company or its stockholders.





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         Authorized Shares.  Article 4 of the Certificate of Incorporation
authorizes the issuance of 125,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock. The shares of Common Stock and Preferred Stock were authorized in an amount greater than that to be issued in the Conversion to provide the Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Company's Board currently has no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to stock benefit plans and to the Foundation.

         Meetings of Stockholders. The Company's Certificate of Incorporation provides that any action required or permitted by the General Corporation Law of the State of Delaware or the Certificate of Incorporation to be approved by or consented to by the stockholders of the Company, must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent by stockholders in lieu of a meeting of stockholders. The Certificate of Incorporation further provides that, with limited exceptions, special meetings of stockholders may be called only by a three-fourths vote of the Board of Directors.

         Stockholder Proposals. The Company's Bylaws provide that only such business as shall have been properly brought before an annual meeting of stockholders shall be conducted at the annual meeting. In order to be properly brought before an annual meeting following completion of the Conversion, business must be (a) brought before the meeting by or at the direction of the Board of Directors or (b) otherwise properly brought before the meeting by a stockholder who has given timely and complete notice thereof in writing to the Company. For stockholder proposals to be included in the Company's proxy materials, the stockholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act. With respect to stockholder proposals to be considered at the annual meeting of stockholders but not included in the Company's proxy materials, the stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that with respect to the first scheduled annual meeting following completion of the Conversion, such written notice must be received by the Company not later than the close of business on February 26, 1998. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting certain information as specified in Section 2.14 of the Bylaws, including (a) a brief





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description of the proposal desired to be brought before the annual meeting,
(b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company which are beneficially owned by the stockholder; and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, (d) the identification of any person retained to make stockholder solicitations or recommendations with respect to such proposal, and (e) any material interest of the stockholder in such proposal. Any such proposal not made in accordance with the Bylaws may be rejected.

         The procedures regarding stockholder proposals are designed to provide the Board with sufficient time and information to evaluate a stockholder proposal and other relevant information, such as existing stockholder support for the proposal. The proposed procedures, however, will give incumbent directors advance notice of a stockholder proposal. This may make it easier for the incumbent directors to defeat a stockholder proposal, even when certain stockholders view such proposal as in the best interests of the Company or its stockholders.

         Evaluation of Offers. The Certificate of Incorporation of the Company further provides that the Board of Directors of the Company, when evaluating any offer to the Company from another party to (i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation or entity or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, consistent with the exercise of its fiduciary duties and in connection with the exercise of its judgment in determining what is in the best interest of the Company and the stockholders of the Company, give due consideration to the extent permitted by law not only to the price or other consideration being offered, but also to all other relevant factors, including, without limitation, the financial and managerial resources and future prospects of the other party, the possible effects on the business of the Company and its subsidiaries and on the employees, customers, suppliers and creditors of the Company and its subsidiaries, and the effects on the communities in which the Company's and its subsidiaries' facilities are located. By having these standards in the Certificate of Incorporation of the Company, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of the Company, even if the price offered is significantly greater than the then market price of any equity security of the Company.

         Stockholder Approval of Mergers and Certain Other Extraordinary Transactions. Article 11 of the Company's Certificate of Incorporation provides that any action taken by stockholders under Subchapter IX of the Delaware General Corporation Law (which relates to merger or consolidation transactions) and Subchapter X (which relates to sale of assets, dissolution and winding up transactions) shall, with certain exceptions, generally require the affirmative vote of at least 80% of the votes eligible to be cast by stockholders. The





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supermajority 80% vote requirement of Article 11 of the Certificate of
Incorporation shall not be applicable to any transaction approved in advance by at least two-thirds of the entire Board of Directors of the Company, in which case the transaction will require only such stockholder approval as specified under Delaware law. The Delaware General Corporation Law requires the approval of the Board of Directors and the holders of a majority of the outstanding stock of the Company entitled to vote thereon for mergers of consolidations, and for sales, leases or exchanges of all substantially all of the Company's assets. The Delaware General Corporation Law permits the Company to merge with another corporation without obtaining the approval of the Company's stockholders if: (i) the Company is the surviving corporation of the merger;
(ii) the merger agreement does not amend the Company's Certificate of Incorporation; (iii) each share of the Company's stock outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the Company after the merger; and (iv) any authorized but unissued shares or treasury shares of Common Stock to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of the Common Stock outstanding immediately prior to the effective date of the merger.

         Amendment of Certificate of Incorporation and Bylaws. Article 13 of the Company's Certificate of Incorporation generally provides that any amendment of the Certificate of Incorporation must be approved first by a majority of the Board of Directors and then by the holders of 80% of the shares of the Company entitled to vote in an election of directors, except that the approval of only a majority of the shares of the Company entitled to vote in an election of directors is required for any amendment previously approved by at least two-thirds of the entire Board of Directors.

         The Bylaws of the Company may be amended by a majority of the Board of Directors or by the affirmative vote of a majority of the total shares entitled to vote in an election of directors, except that the affirmative vote of at least 80% of the total shares entitled to vote in an election of directors shall be required to amend, adopt, alter, change or repeal any provision inconsistent with certain specified provisions of the Bylaws.

DELAWARE CORPORATE LAW

         In addition to the provisions contained in the Company's Certificate of Incorporation, the Delaware General Corporation Law ("GCL") includes certain provisions applicable to Delaware corporations, such as the Company, which may be deemed to have an anti-takeover effect. Such provisions include requirements relating to certain business combinations.

         Section 203 of the GCL ("Section 203") imposes certain restrictions on business combinations between the Company and large shareholders.
Specifically, Section 203 prohibits a "business combination" (as defined in Section 203, generally including mergers, sales and leases of assets, issuances of securities and similar transactions) between the





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Company or a subsidiary and an "interested shareholder" (as defined in Section
203, generally the beneficial owner of 15% or more of the Company Common Stock) within three years after the person or entity becomes an interested shareholder, unless (i) prior to the person or entity becoming an interested shareholder, the business combination or the transaction pursuant to which such person or entity became an interested shareholder shall have been approved by the Company's Board of Directors, (ii) upon consummation of the transaction in which the interested shareholder became such, the interested shareholder holds at least 85% of the Company Common Stock (excluding shares held by persons who are both officers and directors and shares held by certain employee benefit plans), or (iii) the business combination is approved by the Company's Board of Directors and by the holders of at least two-thirds of the outstanding Company Common Stock, excluding shares owned by the interested shareholders.

         One of the effects of Section 203 may be to prevent highly leveraged takeovers, which depend upon getting access to the acquired corporation's assets to support or repay acquisition indebtedness and certain coercive acquisition tactics. By requiring approval of the holders of two-thirds of the shares held by disinterested shareholders for business combinations involving an interested shareholder, Section 203 may prevent any interested shareholder from taking advantage of its position as a substantial, if not controlling, shareholder and engaging in transactions with the Company that may not be fair to the Company's other shareholders or that may otherwise not be in the best interests of the Company, its shareholders and other constituencies.

         For similar reasons, however, these provisions may make more difficult or discourage an acquisition of the Company, or the acquisition of control of the Company by a principal shareholder, and thus the removal of incumbent management. In addition, to the extent that Section 203 discourages takeovers that would result in the change of the Company's management, such a change may be less likely to occur.

ANTI-TAKEOVER EFFECTS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS AND MANAGEMENT REMUNERATION ADOPTED IN THE CONVERSION

         The foregoing provisions of the Certificate of Incorporation and Bylaws of the Company and Delaware law could have the effect of discouraging an acquisition of the Company or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of the Company's Common Stock. In addition, such provisions may result in the Company being deemed to be less attractive to a potential acquiror and/or might result in stockholders receiving a lesser amount of consideration for their shares of Common Stock than otherwise could have been available.

         In addition, the Company and the Bank have also entered into agreements with certain of their officers which provide such officers with additional payments upon the officers' termination in connection with a change in control of the Company or the Bank.

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See "Management - Management of the Bank" and "- Employment Agreements."  The
foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of the Bank. Additionally, the provisions could deter offers to the stockholders which might be viewed by such stockholders to be in their best interests.

         The Board of Directors believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by the Board of Directors of the Company. The Board of Directors believes that these provisions are in the best interests of the Company and its future stockholders. In the Board of Directors' judgment, the Board of Directors is in the best position to determine the true value of the Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interests of the Company and its future stockholders to encourage potential acquirors to negotiate directly with the Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of the Company and where the transaction is in the best interests of all stockholders.

         Despite the Board of Directors' belief as to the benefits to the Company's stockholders of the foregoing provisions, these provisions also may have the effect of discouraging a future takeover attempt in which stockholders might receive a substantial premium for their shares over then current market prices and may tend to perpetuate existing management. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. The Board of Directors, however, has concluded that the potential benefits of these provisions outweigh their possible disadvantages.

         The Board of Directors of the Company and the Bank are not aware of any effort that might be made to acquire control of the Bank or the Company.

REGULATORY RESTRICTIONS

         Change in Bank Control Act. The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings and loan holding company unless the OTS has been given 60 days' prior written notice. The HOLA provides that no company may acquire "control" of a savings and loan holding company without the prior approval of the OTS. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the OTS. Pursuant to federal regulations, control of a savings and loan holding company is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon

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the acquisition of more than 10% of any class of voting stock, or of more than
25% of any class of stock, of a savings and loan holding company where certain enumerated "control factors" are also present in the acquisition. The OTS may prohibit an acquisition if (i) it would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person. The foregoing restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of equity security.

         New York State Banking Board Conversion Regulations. Regulations of the New York Banking Board prohibit any person, prior to the completion of the Conversion, from transferring, or from entering into any agreement or understanding to transfer, to the account of another, legal or beneficial ownership of the subscription rights issued under the or the Common Stock to be issued upon their exercise. The New York Banking Board regulations also prohibit any person, prior to the completion of the Conversion, from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or Common Stock. See "The Conversion--Restrictions on Transfer of Subscription Rights and Shares."

         For one year following the Conversion, the New York Banking Board regulations prohibit any person from acquiring or making an offer to acquire more than 10% of the stock of any converted savings institution, except with the prior approval of the Superintendent.

         New York State Bank Holding Company Law. Under the New York Banking Law, the prior approval of the New York Banking Board is required before: (1) any action is taken that causes any company to become a bank holding company;
(2) any action is taken that causes any banking institution to become or to be merged or consolidated with a subsidiary of a bank holding company; (3) any bank holding company acquires direct or indirect ownership or control of more than 5% of the voting stock of a banking institution; (4) any bank holding company or subsidiary thereof acquires all or substantially all of the assets of a banking institution; or (5) any action is taken that causes any bank holding company to merge or consolidate with another bank holding company. See "Regulation-The Company-Restrictions on Acquisition."

         New York State Change in Control Law. Prior approval of the New York Banking Board is also required before any action is taken that causes any company to acquire direct or indirect control of a banking institution.
Control is presumed to exist if any company directly or indirectly owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution or of any company that owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution. Accordingly, prior approval of the New York Banking Board would be required before any company could acquire 10% or more of the Common Stock of the Company.


                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

GENERAL


         The Company is authorized to issue 125,000,000 shares of Common Stock having a par value of $0.01 per share and 25,000,000 shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"). The Company currently expects to issue up to a maximum of 61,226,852 shares (70,410,880 shares in the event that the maximum of the Valuation Range is increased by 15%) of Common Stock and no shares of Preferred Stock in the Conversion. Each share of the Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable. Presented below is a description of all aspects of the Company's capital stock which are deemed material to an investment decision with respect to the Conversion.


         THE COMMON STOCK OF THE COMPANY WILL REPRESENT NONWITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FDIC.

COMMON STOCK

         Distributions. The Company can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations which are imposed by law. See "Dividend Policy." The holders of Common Stock of the Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

         Voting Rights. Upon Conversion, the holders of Common Stock of the Company will possess exclusive voting rights in the Company. They will elect the Company's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or the Company's Certificate of Incorporation or as are otherwise presented to them by the Board of Directors. Each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares which they own multiplied by the number of directors to be elected Because a stockholder entitled to cumulative voting may cast all of his votes for one nominee or disperse his votes among nominees as he chooses, cumulative voting is generally considered to increase the ability of minority stockholders to elect nominees to a corporation's board of directors. Under certain circumstances, shares in excess of 10.0% of the issued and outstanding shares of Common Stock may be considered "Excess Shares" and, accordingly, not be entitled to vote. See "Restrictions on Acquisition of the Company and the Bank." If the Company issues Preferred Stock, holders of the Preferred Stock may also possess voting rights.

         Liquidation. In the event of any liquidation, dissolution or winding up of the Bank, the Company, as holder of the Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "The Conversion - Liquidation Rights"), all assets of the Bank available for distribution. In the event of liquidation, dissolution or winding up of the Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

         Preemptive Rights. Holders of the Common Stock of the Company will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to redemption.

PREFERRED STOCK

         None of the shares of the Company's authorized Preferred Stock will be issued in the Conversion. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control. The Company has no present plans to issue Preferred Stock.

                    DESCRIPTION OF CAPITAL STOCK OF THE BANK

GENERAL

         The Amended and Restated Organization Certificate of the Bank authorizes the issuance of capital stock consisting of 100 shares of common stock, par value $1.00 per share. Each share of common stock of the Bank will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the Conversion, the Board of Directors will be authorized to approve the issuance of common stock up to the amount authorized by the Amended and Restated Organization Certificate without the approval of the Company's stockholders. Upon Conversion, all of the issued and outstanding common stock of the Bank will be held by the Company as the Bank's sole stockholder. The capital stock of the Bank will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC. Presented below is a description of all aspects of the Bank's capital stock which are deemed material to an investment decision with respect to the Conversion.

DIVIDENDS

         The holders of the Bank's common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of the Bank out of funds legally available therefore. See "Dividend Policy" for certain restrictions on the payment of dividends.

VOTING RIGHTS

         Immediately after the Conversion, the holders of the Bank's common stock, which will consist solely of the Company, will possess exclusive voting rights in the Bank. Each holder of shares of common stock will be entitled to one vote for each share held and there shall be no right to cumulate votes.

LIQUIDATION

         In the event of any liquidation, dissolution, or winding up of the Bank, the holders of common stock will be entitled to receive, after payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders, all assets of the Bank available for distribution in cash or in kind. If additional preferred stock is issued subsequent to the Conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.

PREEMPTIVE RIGHTS; REDEMPTION

         Holders of the common stock of the Bank will not be entitled to preemptive rights with respect to any shares of the Bank which may be issued. The common stock will not be subject to redemption. Upon receipt by the Bank of the full specified purchase price therefor, the common stock will be fully paid and nonassessable.


                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Company's Common Stock is
_________________.


                                    EXPERTS

         The consolidated financial statements of the Bank as of March 31, 1997 and 1996, and for each of the years in the three-year period ended March 31, 1997, included in the Prospectus have been audited by Ernst & Young LLP, independent certified public accountants, as stated in their report appearing elsewhere herein, and have been so included in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

         William M. Mercer, Incorporated has consented to the publication herein of the summary of its opinion relating to compensation matters.

         RP Financial has consented to the publication herein of the summary of its report to the Bank and Company setting forth its opinion as to the estimated pro forma market value of the Common Stock upon Conversion and its opinion with respect to subscription rights.


                             LEGAL AND TAX OPINIONS

         The legality of the Common Stock and the Federal income tax consequences of the Conversion will be passed upon for the Bank and the Company by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., special counsel to the Bank and the Company. The New York income tax consequences of the Conversion will be passed upon for the Bank and the Company by Ernst & Young LLP. The federal income tax consequences of certain matters relating to establishment of the Foundation (including, among other things, the qualification of the Foundation as a charitable organization and the deductibility of the contribution thereto for income tax purposes) will be passed upon for the Bank and the Company by Potter Anderson & Corroon. Certain legal matters will be passed upon for Sandler O'Neill by Muldoon, Murphy & Faucette, Washington, D.C.

                             ADDITIONAL INFORMATION

         The Company has filed with the SEC a Registration Statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the Registration Statement. Such information, including the Conversion Valuation Appraisal Report which is an exhibit to the Registration Statement, can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. The appraisal report of RP Financial may also be inspected at the administrative offices of the Bank located at 195 Montague Street, Brooklyn, New York during normal business hours. The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions thereof and are not necessarily complete.

         The Bank has filed an Application for Conversion with the Superintendent with respect to the Conversion. This Prospectus omits certain information contained in that application. The Application may be examined at the office of the Superintendent, Two Rector Street, New York, New York 10006.

         The Company has filed with the Office of Thrift Supervision an Application to Form a Holding Company. This Prospectus omits certain information contained in such Application. Such Application may be inspected at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552.

         In connection with the Conversion, the Company will register its Common Stock with the SEC under Section 12(g) of the Exchange Act, and, upon such registration, the Company and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Company has undertaken that it will not terminate such registration for a period of at least three years following the Conversion.

         A copy of the Plan of Conversion and Certificate of Incorporation and the Bylaws of the Company and the Amended and Restated Certificate of Incorporation and Bylaws of the Bank are available without charge from the Bank. Requests for such information should be directed to:
_______________________, Independence Savings Bank, 195 Montague Street, Brooklyn, New York 11201.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                         Page
                                                                                                         ----
 Report of Independent Auditors' . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1

 Consolidated Statements of Financial Condition at August 31, 1997 (unaudited) and at March 31,
 1997 and 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            2

 Consolidated Statements of Income for the five months ended August 31, 1997 and 1996
 (unaudited) and for the years ended March 31, 1997, 1996 and 1995 . . . . . . . . . . . . . . .            53


 Consolidated Statements of Changes in Stockholders' Equity for the two months ended August 31,
 1997 and 1996 (unaudited) and for the years ended March 31, 1997, 1996 and 1995 . . . . . . . .            4


 Consolidated Statements of Cash Flows for the five months ended August 31, 1997 and 1996
 (unaudited) and for the years ended March 31, 1997, 1996  and 1995  . . . . . . . . . . . . . .            5


 Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .            6



All schedules are omitted as the required information is not applicable or the information is presented in the Consolidated Financial Statements.

The Mutual Holding Company has limited assets other than its shares of Bank Common Stock (which will be cancelled in connection with the Conversion); accordingly, the financial statements of the Mutual Holding Company have been omitted because of their immateriality.

The financial statements of Independence Community Bank Corp. have been omitted because Independence Community Bank Corp. has only an initial capitalization of $1,000, has no other assets or liabilities, and has not conducted any business other than of an organizational nature.

                         Report of Independent Auditors


The Board of Directors
Independence Savings Bank

We have audited the accompanying consolidated statements of financial condition of Independence Savings Bank (the "Bank") as of March 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Independence Savings Bank at March 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.

May 29, 1997

                            Independence Savings Bank

                 Consolidated Statements of Financial Condition

                                                                   AUGUST 31                       MARCH 31
                                                                     1997                 1997                  1996
                                                                  -----------------------------------------------------
                                                                  (UNAUDITED)
                                                                                      (In thousands)
ASSETS

Cash and due from banks                                           $    39,893          $   310,429          $    44,410
Certificates of deposit                                                72,659                    -                    -
Commercial paper                                                            -               39,866                    -
Federal funds sold                                                     72,977               24,341               58,782
                                                                  -----------------------------------------------------
Total cash and cash equivalents                                       185,529              374,636              103,192

Investment securities, held-to-maturity (estimated
 fair value of $39,931)                                                     -                    -               39,995
Mortgage-backed and mortgage related securities,
 held-to-maturity (estimated fair value of
 $121,698)                                                                  -                    -              120,702
Securities available-for-sale:
 Debt and equity                                                      553,774              357,487              683,828
 Mortgage-backed and mortgage related                                 167,339              190,979              395,321
                                                                  -----------------------------------------------------
Total securities                                                      721,113              548,466            1,239,846

Mortgage loans on real estate                                       2,192,115            2,065,153            1,894,926
Other loans                                                           516,406              464,960              448,410
                                                                  -----------------------------------------------------
Total loans                                                         2,708,521            2,530,113            2,343,336
Less allowance for possible loan losses                               (31,115)             (27,024)             (20,528)
                                                                  -----------------------------------------------------
Total loans, net                                                    2,677,406            2,503,089            2,322,808
Premises, furniture and equipment, net                                 61,057               60,367               51,906
Accrued interest receivable                                            25,863               17,384               21,070
Intangible assets, net                                                 60,935               60,499               80,268
Other assets                                                           62,304              168,875               50,692
                                                                  -----------------------------------------------------
Total assets                                                      $ 3,794,207          $ 3,733,316          $ 3,869,782
                                                                  =====================================================


See accompanying notes to consolidated financial statements.


                                                                   AUGUST 31                       MARCH 31
                                                                     1997                 1997                  1996
                                                                  -----------------------------------------------------
                                                                  (UNAUDITED)
                                                                                      (In thousands)
LIABILITIES AND STOCKHOLDER'S EQUITY

Deposits:
 Savings accounts                                                 $ 1,017,793          $ 1,018,199          $ 1,109,503
 Money market accounts                                                216,543              218,230              215,545
 Demand deposit accounts                                              347,406              345,373              274,594
 Time deposit accounts                                              1,790,214            1,743,756            1,797,248
                                                                  -----------------------------------------------------
Total deposits                                                      3,371,956            3,325,558            3,396,890

Due to banks                                                                -                    -                  215
Borrowings                                                             17,109               17,232               57,295
Escrow and other deposits                                              34,804               41,034               35,597
Accrued expenses and other liabilities                                 45,569               40,378               89,966
                                                                  -----------------------------------------------------
Total liabilities                                                   3,469,438            3,424,202            3,579,963

Stockholder's equity:
 Common stock ($1.00 par value, 100 shares
  authorized, issued and outstanding)                                       -                    -                    -
 Contributed capital                                                   52,670               52,670               52,670
 Surplus                                                               56,158               55,812               53,791
 Undivided profits                                                    210,899              200,264              185,105
 Net unrealized gain (loss) on securities available-
  for-sale, net of tax                                                  5,042                  368               (1,747)
                                                                  -----------------------------------------------------
Total stockholder's equity                                            324,769              309,114              289,819
                                                                  -----------------------------------------------------


Total liabilities and stockholder's equity                        $ 3,794,207          $ 3,733,316          $ 3,869,782
                                                                  =====================================================

                      This Page Intentionally Left Blank

                            Independence Savings Bank

           Consolidated Statements of Changes in Stockholder's Equity

                Five months ended August 31, 1997 (unaudited) and
                    Years ended March 31, 1997, 1996 and 1995




                                                                   COMMON           CONTRIBUTED
                                                                  STOCK (a)           CAPITAL          SURPLUS
                                                               --------------------------------------------------
                                                                                    (In thousands)
Balance--March 31, 1994                                            $  -            $ 52,670            $ 46,704
Unrealized net gain, net of tax, upon adoption of SFAS 115            -                   -                   -
Changes in net unrealized gains in securities available-for-
  sale, net of tax                                                    -                   -                   -
Net income for the year ending March 31, 1995                         -                   -               3,490
                                                               --------------------------------------------------

Balance--March 31, 1995                                               -              52,670             50,194
Net unrealized loss on securities transferred from held-to-
  maturity to available-for-sale, net of tax                          -                   -                  -
Changes in net unrealized losses in securities available-for-
  sale, net of tax                                                    -                   -                  -
Net income for the year ended March 31, 1996                          -                   -              3,597
                                                               --------------------------------------------------

Balance--March 31, 1996                                               -              52,670             53,791
Net unrealized gain on securities transferred from held-to-
  maturity to available-for-sale, net of tax                          -                   -                  -
Changes in net unrealized gains in securities available-for-
  sale, net of tax                                                    -                   -                  -
Net income for the year ended March 31, 1997                          -                   -              2,021
                                                               --------------------------------------------------

Balance--March 31, 1997                                               -             52,670              55,812
                                                               --------------------------------------------------
Changes in net unrealized gains in securities available-for-
  sale, net of tax (unaudited)                                        -                  -                   -
Net income for the five months ended August 31, 1997
  (unaudited)                                                         -                  -                 346
                                                               --------------------------------------------------

Balance--August 31, 1997 (unaudited)                               $  -           $ 52,670            $ 56,158
                                                               ==================================================


                                                                                    NET UNREALIZED
                                                                                  GAINS (LOSSES) ON
                                                                  UNDIVIDED      SECURITIES AVAILABLE-
                                                                   PROFITS           FOR-SALE             TOTAL
                                                               ----------------------------------------------------
                                                                                    (In thousands)
Balance--March 31, 1994                                            $ 121,316          $      -           $ 220,690
Unrealized net gain, net of tax, upon adoption of SFAS 115                 -             2,718               2,718
Changes in net unrealized gains in securities available-for-
  sale, net of tax                                                         -               885                 885
Net income for the year ending March 31, 1995                         31,414                 -              34,904
                                                               -----------------------------------------------------

Balance--March 31, 1995                                              152,730             3,603             259,197
Net unrealized loss on securities transferred from held-to-
  maturity to available-for-sale, net of tax                               -            (1,826)             (1,826)
Changes in net unrealized losses in securities available-for-
  sale, net of tax                                                         -            (3,524)             (3,524)
Net income for the year ended March 31, 1996                          32,375                 -              35,972
                                                               ----------------------------------------------------

Balance--March 31, 1996                                              185,105            (1,747)           289,819
Net unrealized gain on securities transferred from held-to-
  maturity to available-for-sale, net of tax                               -               269                269
Changes in net unrealized gains in securities available-for-
  sale, net of tax                                                         -             1,846              1,846
Net income for the year ended March 31, 1997                          15,159                 -             17,180
                                                               ----------------------------------------------------

Balance--March 31, 1997                                              200,264               368            309,114
                                                               ----------------------------------------------------
Changes in net unrealized gains in securities available-for-
  sale, net of tax (unaudited)                                             -            4,674               4,674
Net income for the five months ended August 31, 1997
  (unaudited)                                                         10,635                -              10,981
                                                               --------------------------------------------------

Balance--August 31, 1997 (unaudited)                               $ 210,899         $  5,042           $ 324,769
                                                               ==================================================

(a) $1.00 par value, 100 shares common stock authorized, issued and outstanding.

See accompanying notes to consolidated financial statements.

                            Independence Savings Bank

                      Consolidated Statements of Cash Flows

                                                                FIVE MONTHS ENDED
                                                                    AUGUST 31                      YEARS ENDED MARCH 31
                                                              1997            1996         1997            1996              1995
                                                           -------------------------------------------------------------------------
                                                                  (Unaudited)                   (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                  $   10,981       $   11,821    $  17,180     $    35,972     $   34,904
Adjustments to reconcile net income to net cash
   provided by operating activities:
Provision for loan losses                                        4,577            1,560         7,960           3,679         3,592
Net (gain) loss on sale of loans and securities                    (13)             282         3,347         (12,222)        3,952
Amortization of deferred income and premiums                    (3,905)          (5,791)      (11,164)         (6,631)       (2,888)
Amortization of intangibles                                      3,678            3,901         8,278           1,842           905
Depreciation and amortization                                    2,777            2,227         5,972           3,545         2,218
Deferred income tax benefit                                     (1,753)           2,786        (7,137)         (1,416)       (1,946)
Change in assets and liabilities net of effects
 from purchase of Bay Ridge Bancorp.
(Increase) decrease in accrued interest receivable              (8,479)          (1,166)        3,687          (1,291)        2,318
Decrease (increase) in accounts receivable-securities
 transactions                                                  107,244                -      (107,624)              -             -
Decrease in due to banks                                             -             (215)         (215)           (729)       (5,183)
Increase (decrease) in accrued expenses and other
 liabilities                                                     5,191          (45,554)      (49,588)         62,732        (4,357)
Other, net                                                      (1,192)           1,326        (6,625)           (858)          154
                                                           ------------------------------------------------------------------------
Net cash provided by (used in) operating activities            119,106          (28,723)     (135,929)         84,623        33,669
                                                           ------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Loan originations                                             (332,894)        (309,566)     (503,153)       (232,485)     (578,437)
Principal payments on loans                                    148,700          110,554       261,161         189,064       116,129
Proceeds from sale of loans                                      4,545            2,947        76,002           8,686       133,672
Proceeds from sale of securities available-for-sale            178,591          241,633       648,416         175,691        99,254
Proceeds from maturities of securities available-for-sale      104,284          570,000       823,825         302,966        62,100
Principal collected on securities available-for-sale            23,886              285         1,177             318             -
Purchases of securities available-for-sale                    (468,098)        (486,635)     (927,977)     (1,178,896)      (57,381)
Proceeds from sale of investment securities                          -                -             -               -       142,742
Proceeds from maturities of investment securities                    -                -             -           4,000        21,562
Principal collected on investment securities                         -                -             -             228         8,809
Purchases of investment securities                                   -                -             -               -        (4,983)
Principal collected on mortgage-backed and mortgage related
  securities                                                         -           69,903       146,836          60,920        67,849
Proceeds from sales of other real estate                           220              725         1,308           2,512         1,154
Purchases of Federal Home Loan Bank stock                            -                -        (3,579)              -        (2,460)
Net additions to premises, furniture and equipment              (3,467)          (6,801)      (14,433)         (6,242)      (12,741)
Payment for purchase of Bay Ridge Bancorp, net of cash
  acquired                                                           -                -             -         (74,731)            -
                                                           -------------------------------------------------------------------------
Net cash (used in) provided by investing activities            344,233          193,045       509,583        (747,969)       (2,731)
                                                           -------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Deposits sold, net of premium                                        -                -       (47,661)              -             -
Deposits purchased, net of premium                              65,972                -             -         560,948        20,432
Net (decrease) increase in demand and savings deposits         (23,343)         (20,125)        2,276         (14,291)     (225,558)
Net (decrease) increase in time deposits                          (256)         (64,449)      (22,199)        120,861       234,108
Net (decrease) increase in other borrowings                       (123)         (38,243)      (40,063)        (11,453)        7,159
Net (decrease) increase in escrow and other deposits            (6,230)          (6,862)        5,437              79         5,648
                                                           ------------------------------------------------------------------------
Net cash provided by (used in) financing activities             36,020         (130,679)     (102,210)        656,144        41,789
                                                           ------------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents          (189,107)          33,643       271,444          (7,202)       72,727
Cash and cash equivalents at beginning of year                 374,636          103,192       103,192         110,394        37,667
                                                           ------------------------------------------------------------------------
Cash and cash equivalents at end of period                  $  185,529       $  136,835    $  374,636     $    103,192   $  110,394
                                                           ========================================================================

Income taxes paid                                           $    6,000       $   18,200    $    25,200     $     30,383  $   31,394
                                                           ========================================================================
Interest paid                                               $   48,132       $   47,465    $   138,823     $    110,586  $   76,483
                                                           ========================================================================

See accompanying notes to consolidated financial statements.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


1. GENERAL

Independence Savings Bank (the "Bank") is a New York State chartered stock form savings bank which provides financial services primarily to individuals and small businesses within the New York metropolitan area. The Bank is subject to regulation by the Federal Deposit Insurance Corp. ("FDIC") and New York State Banking Department. Independence Savings Bank is the wholly-owned, sole subsidiary of Independence Community Bank Corp. ("ICBC").

2. ACQUISITIONS

On January 3, 1996, the Bank acquired, via a cash acquisition, the stock of Bay Ridge Bancorp, Inc. and its thrift subsidiary, Bay Ridge Federal Savings Bank. The purchase price paid was approximately $127.8 million, and as a result the Bank acquired approximately $558.6 million in assets and $445.2 million in liabilities, with the transaction recorded on a purchase accounting basis. The cost in excess of the net assets acquired is being amortized on a straight-line basis over approximately 14 years.

On March 15, 1996, the Bank assumed approximately $615.6 million of deposits and acquired $8.1 million in assets from First Nationwide Bank ("FNB"). The Bank also received approximately $557.9 million in cash from FNB to fund the assumption of these deposit liabilities. The Bank subsequently sold, in September of 1996, approximately $51.4 million of these deposits. The adjusted cost in excess of the assets received and the deposits assumed is being amortized on a straight-line basis over 7 years.

On April 25, 1997, the Bank assumed approximately $70.0 million of deposits and acquired $1.1 million in assets from Apple Bank for Savings ("ABS"). The Bank also received approximately $64.9 million in cash from ABS to fund the assumption of these deposit liabilities. The adjusted cost in excess of the assets received and the deposits assumed is being amortized on a straight-line basis over 7 years.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a description of the significant accounting policies of the Bank and its subsidiaries. These policies conform to generally accepted accounting principles.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995




3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements of the Bank include all majority-owned subsidiaries, after elimination of intercompany transactions and accounts.

RISKS AND UNCERTAINTIES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain reclassifications have been made to the prior years' financial statements to conform with the current year's presentation.

INVESTMENT, MORTGAGE-BACKED AND MORTGAGE RELATED SECURITIES HELD-TO-MATURITY

Investment, mortgage-backed and mortgage related securities held-to-maturity are stated at cost, adjusted for amortization of premiums and discounts which are recognized as adjustments to interest income over the life of the security so as to provide a level yield.

To the extent management determines a decline in value in an investment, mortgage-backed or mortgage related security held-to-maturity to be other than temporary the Bank will provide allowances and will reflect such provisions in the consolidated statements of income.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Gains or losses on disposition of investment, mortgage-backed and mortgage related securities held-to-maturity are based on the net proceeds, minus the adjusted carrying amount of the securities sold, using the specific identification method.

In March 1997, all remaining investment, mortgage-backed and mortgage related securities classified as held-to-maturity were reclassified to available-for-sale (see Notes 5 and 6).

SECURITIES AVAILABLE-FOR-SALE

Securities available-for-sale are carried at fair value. Unrealized gains or losses on securities available-for-sale are included as a separate component of stockholder's equity, net of tax. Gains or losses on such securities are recognized using the specific identification method.

LOANS

Loans are stated at unpaid principal balances, net of deferred net loan origination and commitment fees. Interest income on loans is credited as earned. Accrual of interest income is discontinued and uncollected interest is reversed for loans on which a default on interest has existed for a period in excess of 90 days, or for loans which management believes, after giving consideration to economic and business conditions and collection efforts, collection of interest is doubtful.

Loan origination and commitment fees and certain direct costs incurred in connection with loan originations are deferred and amortized to interest income, using a method which approximates the interest method, over the life of the related loans as an adjustment to yield.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is determined based upon management's evaluation of the Bank's loan portfolios considering past loan loss experience, assessment of current and prospective economic conditions, the size and composition of the loan portfolios, and other relevant factors.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Assessing the adequacy of the allowance for loan losses is inherently subjective as it requires making material estimates, including the amount and timing of future cash flows expected to be received on impaired loans, that may be susceptible to significant change. In the opinion of management, the allowance, when taken as a whole, is adequate to absorb reasonable estimated loan losses inherent in the Bank's loan portfolios.

PREMISES, FURNITURE AND EQUIPMENT

Land is carried at cost. Buildings and improvements, leasehold improvements, furniture, automobiles and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:


Buildings                                  10 to 55 years
Furniture and equipment                    3 to 10 years
Automobiles                                3 years

Leasehold improvements are amortized on a straight-line basis over the lives of the respective leases or the estimated useful lives of the improvements, whichever is shorter.

INCOME TAXES

The Bank uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws expected to be in effect when the differences are expected to reverse.

STOCKHOLDER'S EQUITY--SURPLUS

In accordance with the New York State Banking Law and New York State Banking Board Regulations, the Bank credits 10% of quarterly net income to surplus and is required to do so until such time as stockholder's equity is equal to 10% of amounts due to depositors.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONSOLIDATED STATEMENTS OF CASH FLOWS

For purposes of the consolidated statements of cash flows, the Bank defines cash and cash equivalents as highly liquid investments with original maturities of three months or less.

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

On April 1, 1995, the Bank adopted Statement of Financial Accounting Standard ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." Under SFAS No. 114, a loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the loan's contractual terms. Impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The adoption of SFAS No. 114 did not have a material impact on the Bank's financial statements.

In March 1995, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 is effective for fiscal years beginning after December 15, 1995 and establishes accounting standards for impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. This statement requires that long-lived assets and certain identifiable intangibles, to be held and used by an entity, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the entity should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss should be recognized. This statement requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The Bank adopted SFAS No. 121 on April 1, 1996. The adoption of SFAS No. 121 did not have an impact on the Bank's financial statements.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 1996, the FASB issued SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" which provides accounting and reporting standards for sales, securitizations, and servicing of receivables and other financial assets, secured borrowing and collateral transactions, and the extinguishments of liabilities. The standard requires an entity to recognize the financial and servicing assets it controls and the liabilities it has incurred and to derecognize financial assets when control has been surrendered in accordance with criteria provided in SFAS No. 125. SFAS No. 125 supersedes SFAS No. 122 "Accounting for Mortgage Servicing Rights" and is to be applied to transactions occurring after December 31, 1996. The adoption of SFAS No. 125 did not have a material impact on the Bank's financial statements.

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Management is in the process of determining the impact, if any, this statement will have on the Bank.

In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 requires disclosures for each segment that are similar to those required under current standards with the addition of quarterly disclosure requirements and a finer partitioning of geographic disclosures. It requires limited segment data on a quarterly basis. It also requires geographic data by country, as opposed to broader geographic regions as permitted under current standards. SFAS No. 131 is effective for fiscal year beginning after December 15, 1997 with earlier application permitted.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


4. CASH AND DUE FROM BANKS

Cash and due from banks at March 31, 1997 includes $270,173,600 on deposit at the Federal Home Loan Bank of New York (the "FHLB"). This primarily represents cash received from the sale of securities that settled on or prior to March 31, 1997. These funds were invested by April 2, 1997 in U.S. Treasury notes.

5. INVESTMENT SECURITIES HELD-TO-MATURITY

In March 1997, investment securities held-to-maturity with an amortized cost of $31,291,800 and a net unrealized loss of $608,300 were reclassified to available-for-sale. In reassessing the classification designation for each security the Bank determined it no longer had the intent to hold these securities to maturity.

The carrying values and estimated fair values of investment securities held-to-maturity are as follows:

                                                                   MARCH 31, 1996
                                                            GROSS                 GROSS                 ESTIMATED
                                    CARRYING              UNREALIZED            UNREALIZED                FAIR
                                      VALUE                 GAINS                 LOSSES                  VALUE
                                -------------------------------------------------------------------------------------
                                                                   (In thousands)

U.S. government and agencies            $38,890               $283                 $(370)               $38,803
Municipals                                1,105                 23                     -                  1,128
                                =====================================================================================
Total                                   $39,995               $306                 $(370)               $39,931
                                =====================================================================================

The amortized cost and estimated fair value of investment securities by contractual maturity are as follows:

                                                                                     MARCH 31, 1996
                                                                             CARRYING              FAIR
                                                                               VALUE               VALUE
                                                                          ---------------------------------
                                                                                    (In thousands)
One year or less                                                              $  6,034          $   6,027
One year through five years                                                     32,856             32,776
Five years through ten years                                                     1,105              1,128
                                                                          =================================
                                                                              $ 39,995          $  39,931
                                                                          =================================

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


5. INVESTMENT SECURITIES HELD-TO-MATURITY (CONTINUED)

There were no sales from investment securities held-to-maturity for the periods April 1, 1996 through March 31, 1997 or April 1, 1995 through March 31, 1996.

Proceeds from sales of investment securities held-to-maturity during the period April 1, 1994 through March 31, 1995 were $142,742,000. Gross gains and losses of $8,000 and $100,000, respectively, were realized on those sales.

The amortized cost of investment securities held-to-maturity sold during the period April 1, 1994 through March 31, 1995, which were sold within three months of maturity was $120,045,000, with gross gains of $8,000 and gross losses of $41,000. The amortized cost of investment securities held-to-maturity sold during the period April 1, 1994 through March 31, 1995, which were sold within six months of maturity was $22,798,000, with gross losses of $59,000. Based on an analysis performed by the Bank, interest rate risk had been eliminated as a pricing factor on the above sales, and these securities were considered in substance held-to-maturity.

6. MORTGAGE-BACKED AND MORTGAGE RELATED SECURITIES HELD-TO-MATURITY

In March 1997, mortgage-backed and mortgage related securities held-to-maturity with an amortized cost of $98,045,300 and an unrealized net gain of $1,071,300 were reclassified to available-for-sale. In reassessing the classification designation for each security the Bank determined it no longer had the intent to hold these securities to maturity.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


6. MORTGAGE-BACKED AND MORTGAGE RELATED SECURITIES HELD-TO-MATURITY (CONTINUED)

The carrying values and estimated fair values of mortgage-backed and mortgage related securities held-to-maturity are as follows:

                                                                                       MARCH 31, 1996
                                                                                 GROSS               GROSS          ESTIMATED
                                                             CARRYING          UNREALIZED          UNREALIZED          FAIR
                                                              VALUE              GAINS              LOSSES             VALUE
                                                           ------------------------------------------------------------------
                                                                                       (In thousands)
    Federal National Mortgage Assoc. Pass
      Through Certificates                                   $   5,492        $     70            $     (76)       $   5,486
    Government National Mortgage Assoc.
      Pass Through Certificates                                 98,303           2,967               (1,411)          99,859
    Federal Home Loan Mortgage Corp.
       Pass Through Certificates                                16,907             145                 (699)          16,353
                                                           ==================================================================
    Total                                                    $ 120,702        $  3,182            $  (2,186)       $ 121,698
                                                           ==================================================================

The amortized cost and estimated fair value of mortgage-backed and mortgage related securities held-to-maturity by contractual maturity are as follows:

                                                                                   MARCH 31, 1996
                                                                             CARRYING             FAIR
                                                                              VALUE               VALUE
                                                                          ---------------------------------
                                                                                    (In thousands)

One year through five years                                                  $     108         $     110
Five years through ten years                                                    25,273            25,318
Over ten years                                                                  95,321            96,270
                                                                          =================================
                                                                             $ 120,702         $ 121,698
                                                                          =================================

There were no sales of mortgage-backed and mortgage related securities held-to-maturity for the three years ended March 31, 1997.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


7. SECURITIES AVAILABLE-FOR-SALE

The amortized cost and estimated fair value of securities available-for-sale are as follows:

                                                                                     AUGUST 31, 1997
                                                            -------------------------------------------------------------------
                                                                               GROSS              GROSS        ESTIMATED
                                                             AMORTIZED        UNREALIZED        UNREALIZED       FAIR
                                                               COST            GAINS             LOSSES          VALUE
                                                          ---------------------------------------------------------------------
                                                                                     (In thousands)
Debt securities:
 U.S. government and agencies                                $   533,454         $  2,771         $    (94)          $ 536,131
 Municipals                                                        1,104                -                -               1,104
 Corporate                                                           246                -               (3)                293
                                                          --------------------------------------------------------------------
Total debt securities                                            534,854            2,771              (97)            537,528
                                                          --------------------------------------------------------------------

Equity securities:
 Preferred                                                           281                4                                  285
 Common                                                           13,333            2,772             (144)             15,961
                                                          --------------------------------------------------------------------
Total equity securities                                           13,614            2,776             (144)             16,246
                                                          --------------------------------------------------------------------

Mortgage-backed and mortgage related
 securities:
   Federal National Mortgage Assoc.
     Pass Through Certificates                                     5,965              125              (26)              6,064
   Government National Mortgage Assoc. Pass Through
     Certificates                                                 73,116            2,998              (42)             76,072
   Federal Home Loan Mortgage Corp. Pass Through
     Certificates                                                 14,339              219              (56)             14,502
   Collateralized Mortgage
     Obligation Bonds                                             70,909               33             (241)             70,701
                                                          --------------------------------------------------------------------
Total mortgage-backed and
 mortgage related securities                                     164,329            3,375             (365)            167,339
                                                          ====================================================================
Total securities available-for-sale                            $ 712,797         $  8,922           $ (606)          $ 721,113
                                                          ====================================================================

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


7. SECURITIES AVAILABLE-FOR-SALE (CONTINUED)

                                                                                      MARCH 31, 1997
                                                                                 GROSS             GROSS           ESTIMATED
                                                                AMORTIZED     UNREALIZED        UNREALIZED           FAIR
                                                                   COST          GAINS           LOSSES              VALUE
                                                                ------------------------------------------------------------------
    Debt securities:
       U.S. government and agencies                              $345,229          $ 346         $ (431)            $345,144
       Municipals                                                   1,104              -              -                1,104
       Corporate                                                      363              -             (5)                 358
                                                                ------------------------------------------------------------------
    Total debt securities                                         346,696            346           (436)             346,606
                                                                ------------------------------------------------------------------

    Equity securities:
       Preferred                                                      281              -             (1)                 280
       Common                                                      10,333            268              -               10,601
                                                                ------------------------------------------------------------------
    Total equity securities                                        10,614            268             (1)              10,881
                                                                ------------------------------------------------------------------

    Mortgage-backed and mortgage
     related securities:
          Federal National Mortgage Assoc.
             Pass Through Certificates                              7,319             18           (162)               7,175
          Government National Mortgage Assoc.
             Pass Through Certificates                             79,684          1,433           (360)              80,757
          Federal Home Loan Mortgage Corp.
            Pass Through Certificates                              18,780             90           (276)              18,594
          Collateralized Mortgage
             Obligation Bonds                                      84,761             22           (330)              84,453
                                                                ------------------------------------------------------------------
    Total mortgage-backed and mortgage
     related securities                                           190,544          1,563         (1,128)             190,979
                                                                ==================================================================
    Total securities available-for-sale                          $547,854         $2,177        $(1,565)            $548,466
                                                                ==================================================================

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


7. SECURITIES AVAILABLE-FOR-SALE (CONTINUED)

                                                                                          MARCH 31, 1996
                                                                                      GROSS             GROSS           ESTIMATED
                                                                AMORTIZED           UNREALIZED        UNREALIZED           FAIR
                                                                   COST                GAINS           LOSSES              VALUE
                                                                ------------------------------------------------------------------
                                                                                       (In thousands)
    Debt securities:
       U.S. government and agencies                               $   670,224         $    35            $  (978)        $  669,281
       Corporate                                                        3,220             474                 (9)             3,685
                                                                -------------------------------------------------------------------
    Total debt securities                                             673,444             509               (987)           672,966

    Equity securities:
       Preferred                                                          450               2                 (7)               445
       Common                                                          10,288             282               (153)            10,417
                                                                -------------------------------------------------------------------
    Total equity securities                                            10,738             284               (160)            10,862
                                                                -------------------------------------------------------------------

    Mortgage-backed and mortgage related securities:
          Federal National Mortgage Assoc.
             Pass Through Certificates                                  3,108              10                (27)             3,091
          Federal Home Loan Mortgage Corp.
             Pass Through Certificates                                 60,493              50               (724)            59,819
          Collateralized Mortgage Obligation Bonds                    334,664             123             (2,376)           332,411
                                                                -------------------------------------------------------------------
    Total mortgage-backed and mortgage
        related securities                                            398,265             183             (3,127)           395,321
                                                                -------------------------------------------------------------------
    Total securities available-for-sale                           $ 1,082,447         $   976            $(4,274)        $1,079,149
                                                                ===================================================================

Sales of securities available-for-sale are summarized as follows:


                                          FIVE MONTHS ENDED
                                              AUGUST 31                                    YEAR ENDED MARCH 31
                                      1997                 1996                 1997                 1996                   1995
                              -----------------------------------------------------------------------------------------------------
                                                                           (In thousands)
Proceeds from sales              $   178,591              $241,633             $648,416             $175,691              $99,254
Gross gains                               30                    85                1,042               12,681                    -
Gross losses                               6                   345                4,905                   41                  237

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


7. SECURITIES AVAILABLE-FOR-SALE (CONTINUED)

The amortized cost and estimated fair value of debt securities by contractual maturity are as follows:

                                                                                                  AUGUST 31, 1997
                                                                                              CARRYING          FAIR
                                                                                               VALUE           VALUE
                                                                                     ----------------------------------------
                                                                                                  (In thousands)

     One year or less                                                                     $ 84,369            $ 84,350
     One year through five years                                                           449,153             451,846
     Five years through ten years                                                            1,332               1,332
                                                                                     ---------------------------------------
                                                                                          $534,854            $537,528
                                                                                     =======================================

The amortized cost and estimated fair value of mortgage-backed and mortgage related securities by contractual maturity are as follows:

                                                                                                 AUGUST 31, 1997
                                                                                         CARRYING                FAIR
                                                                                           VALUE                VALUE
                                                                                     ---------------------------------------
                                                                                                 (In thousands)

     One year or less                                                                     $ 27,686            $ 27,897
     One year through five years                                                            75,854              76,419
     Five years through ten years                                                           30,673              31,814
     Over ten years                                                                         30,116              31,209
                                                                                     ---------------------------------------
                                                                                          $164,329            $167,339
                                                                                     =======================================

Corporate debt securities includes an investment with carrying and fair values of $2,690,000 and $3,164,000, respectively, at March 31, 1996. This carrying value is net of a $1,950,000 reserve. The investment was sold during 1997.

On November 15, 1995, the Financial Accounting Standards Board issued a Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities." In accordance with provisions in that Special Report, the Bank chose to reclassify securities from held-to-maturity to available-for-sale. At the date of transfer (December, 1995) the amortized cost of those securities was $169,092,000 and the net unrealized losses were $3,511,000.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995



8. LOANS

Loans are summarized as follows:

                                                       AUGUST 31                  MARCH 31
                                                         1997            1997                1996
                                                -------------------------------------------------------
                                                                   (In thousands)

    MORTGAGE LOANS ON REAL ESTATE
    One-to-four family                            $   552,426         $   552,745         $   534,539
    Multi-family                                    1,487,403           1,365,124           1,208,039
    Other                                             163,533             158,336             162,799
                                                -------------------------------------------------------
                                                    2,203,362           2,076,205           1,905,377
       Less net deferred fees                          11,247              11,052              10,451
                                                -------------------------------------------------------
    Total mortgage loans on real estate             2,192,115           2,065,153           1,894,926

    OTHER LOANS
    Cooperative apartment loans                       392,799             348,029             340,507
    Student loans (guaranteed)                         43,728              45,262              45,947
    Home equity and improvement loans                  17,500              19,545              23,458
    Commercial loans                                   32,199              25,249              18,003
    Consumer loans                                     18,110              15,241               8,284
    Passbook loans                                     10,345               9,710               9,995
    Credit card loans                                   1,948               2,054               2,332
                                                -------------------------------------------------------
                                                      516,629             465,090             448,526
    Less unearned discount and deferred fees              223                 130                 116
                                                -------------------------------------------------------
    Total other loans                                 516,406             464,960             448,410
    Less allowance for loan losses                    (31,115)            (27,024)            (20,528)
                                                =======================================================
    Total loans, net                              $ 2,677,406         $ 2,503,089         $ 2,322,808
                                                =======================================================

At August 31, 1997 and March 31, 1997, 1996 and 1995, the Bank was servicing loans on behalf of others which are not included in the consolidated financial statements of $297,204,500, $314,638,700, $275,306,400 and $287,319,000,
respectively.

At August 31, 1997 and March 31, 1997, 1996 and 1995 included in mortgage loans on real estate are $9,158,100, $15,547,200, $18,869,000 and $6,066,000,
respectively, of nonaccrual loans. If interest on the nonaccrual loans had been accrued, such income would have approximated $417,000 and $1,186,800 for the five months ended August 31, 1997 and 1996 and $1,574,600, $730,300 and $504,000
for the three years in the period ended March 31, 1997, respectively.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


8. LOANS (CONTINUED)

At August 31, 1997 and March 31, 1997, 1996, and 1995, included in other loans are $932,900, $1,383,400, $1,490,000 and $2,041,000, respectively, of nonaccrual loans. If interest on the nonaccrual loans had been accrued, such income would have approximated $40,500 and $50,800 for the five months ended August 31, 1997 and 1996 and $117,800, $78,800 and $36,000 for the three years in the period ended March 31, 1997, respectively.

A summary of the changes in the allowance for loan losses is as follows:

                                                           FIVE MONTHS ENDED
                                                               AUGUST 31                       YEAR ENDED MARCH 31
                                                     1997          1996           1997              1996             1995
                                                --------------------------------------------------------------------------
                                                                                                   (In thousands)

 Balance at beginning of period                    $27,024       $20,528        $20,528          $11,849          $ 8,770
 Allowance from acquisition                              -             -              -            6,910                -
 Provision charged to operations                     4,577         1,560          7,960            3,679            3,592
 Charge-offs, net of recoveries                       (486)         (608)        (1,464)          (1,910)            (513)
                                                --------------------------------------------------------------------------
 Balance at end of period                          $31,115       $21,480        $27,024          $20,528          $11,849
                                                ==========================================================================

The Bank's loan portfolios are primarily comprised of secured loans made to individuals and small businesses located in the New York City Metropolitan area.

In December, 1994 the Bank securitized and sold $119,971,000 of multi-family loans. The Bank has pledged $7,800,000 of U.S. government securities as a credit enhancement for the transaction.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


9. PREMISES, FURNITURE AND EQUIPMENT

A summary of premises, furniture and equipment, net of accumulated depreciation and amortization is as follows:

                                                                  AUGUST 31                  MARCH 31
                                                                   1997                1997            1996
                                                               -------------------------------------------------
                                                                               (In thousands)
   Land                                                           $  3,232          $  3,303        $  2,238
   Buildings and improvements                                       43,873            44,284          38,863
   Leasehold improvements                                            4,456             3,591           2,963
   Furniture and equipment                                           9,496             9,189           7,842
                                                               -------------------------------------------------
   Total premises, furniture and equipment                        $ 61,057          $ 60,367        $ 51,906
                                                               =================================================

Depreciation and amortization expense amounted to $2,777,400, $2,227,000, $5,972,200, $3,545,200 and $2,218,000 for the five month periods ended August 31, 1997 and 1996 and the years ended March 31, 1997, 1996 and 1995, respectively.

10. OTHER ASSETS

A summary of other assets is as follows:

                                                            AUGUST 31                MARCH 31
                                                              1997            1997             1996
                                                        -------------------------------------------------
                                                                            (In thousands)
   FHLB stock                                            $ 25,752           $ 25,752          $ 22,173
   Net deferred tax asset                                  16,554             17,830            12,727
   Prepaid expenses                                         1,470              1,604             1,783
   Other real estate                                          279                540               973
   Accounts receivable-securities transactions                380            107,624                 -
   Other                                                   17,869             15,525            13,036
                                                        -------------------------------------------------
                                                         $ 62,304           $168,875          $ 50,692
                                                        =================================================

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


11. DEPOSITS

The amounts due to depositors and the weighted average interest rates are as follows:


                                       AUGUST 31                           MARCH 31
                                          1997                 1997                     1996
                            --------------------------------------------------------------------------
                                                          (In thousands)
                               DEPOSIT     AVERAGE      DEPOSIT     AVERAGE      DEPOSIT    AVERAGE
                              LIABILITY      RATE      LIABILITY      RATE      LIABILITY     RATE
                            -------------------------------------------------------------------------

   Savings                  $1,017,793     2.80%      $1,018,199    2.80%     $1,109,503     3.00%
   Money Market                216,543     3.00          218,230    3.00         215,545     3.11
   NOW                         277,003     2.56          268,681    2.49         218,317     2.13
   Checking                     70,403     -              76,692    -             56,277     -
   Time Deposits             1,790,214     5.61        1,743,756    5.50       1,797,248     5.63
                            ----------                ----------              ----------
                            $3,371,956                $3,325,558              $3,396,890
                            ==========                ==========              ==========

Scheduled maturities of time deposits are as follows:

                                 AUGUST 31            MARCH 31
                                   1997           1997         1996
                             ------------------------------------------
                                          (In thousands)

   One year                    $ 1,366,469     $1,333,075  $1,336,895
   Two years                       214,306        212,451     226,562
   Three years                     136,669        110,601      83,329
   Four years                       31,102         52,008      98,464
   Thereafter                       41,668         35,621      51,998
                             ------------------------------------------
                               $ 1,790,214     $1,743,756  $1,797,248
                             ==========================================

Time deposit accounts in denominations of $100,000 or more totaled approximately $206,156,800, $189,752,900 and $180,092,800 at August 31, 1997, March 31, 1997
and March 31, 1996, respectively.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


12. BORROWINGS

A summary of borrowings is as follows:

                                           AUGUST 31             MARCH 31
                                              1997           1997        1996
                                        ------------------------------------------
                                                     (In thousands)

       FHLB borrowings                       $ 14,550        $14,550     $56,045
       Other                                    2,559          2,682       1,250
                                        ------------------------------------------
                                             $ 17,109        $17,232     $57,295
                                        ==========================================

Advances from the FHLB are made at fixed rates with maturities between one and fifteen years, summarized as follows:

                                                      AUGUST 31             MARCH 31
                                                        1997            1997          1996
                                                     ---------------------------------------
                                                               (In thousands)

       After one year through five years             $  9,250      $  8,350       $  5,185
       After five years through seven years             5,300         4,900         45,195
       After seven years through fifteen years              -         1,300          5,665
                                                     ---------------------------------------
                                                     $ 14,550      $ 14,550       $ 56,045
                                                     =======================================

Advances from the FHLB are collateralized by all FHLB stock owned by the Bank in addition to a blanket pledge of eligible assets in an amount required to be maintained so that the estimated fair value of such eligible assets exceeds, at all times, 110% of the outstanding advances (See Note 14).

The average cost of borrowing for the five month period ended August 31 1997 and the years ended March 31, 1997 and March 31, 1996 was 7.4%, 7.6% and 6.2%, respectively.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995

13. BENEFIT PLANS

The Bank has a noncontributory defined benefit pension plan (the "Plan") covering substantially all of its full-time employees and certain part-time employees who qualify. The Bank makes annual contributions to the Plan equal to the amount necessary to satisfy the funding requirements of ERISA.

The Bank also has a Supplemental Executive Retirement Plan (the "Supplemental Plan"). The Supplemental Plan is a nonqualified, unfunded plan of deferred compensation covering those senior officers of the Bank whose benefit under the Plan would be limited by Internal Revenue Code Sections 415 and 401(a)(17).

The following table sets forth the defined benefit plans' funded status and net periodic pension cost:


                                                                                                MARCH 31
                                                                                     1997                       1996
                                                                           ----------------------------------------------------
                                                                                             (In thousands)

Accumulated benefit obligation (including vested
  benefits of $18,146 and $21,252, respectively)                             $       (18,938)           $       (22,107)
                                                                           ====================================================

Projected benefit obligation for services
  rendered to date                                                           $       (25,577)           $       (27,625)
Plan assets, at fair value                                                            24,547                     24,649
                                                                           ----------------------------------------------------
Plan assets less than projected benefit obligation                                    (1,030)                    (2,976)
Unrecognized prior service cost                                                          581                        844
Unrecognized net (gain) or loss                                                       (1,230)                     1,033
Unrecognized transition asset                                                         (1,823)                    (2,210)
                                                                           ----------------------------------------------------
Accrued pension cost at December 31, 1996
  and 1995                                                                            (3,502)                    (3,309)
Net adjustment                                                                          (134)                     1,650
                                                                           ----------------------------------------------------
Accrued pension cost                                                          $       (3,636)         $          (1,659)
                                                                           ====================================================

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


13. BENEFIT PLANS (CONTINUED)

Net pension expense included the following components:

                                                              YEARS ENDED MARCH 31
                                                      1997             1996              1995
                                                  ----------------------------------------------
                                                               (In thousands)

Service cost-benefits earned during
  the period                                      $     924          $   759          $  1,311
Interest cost on projected benefit obligation         1,818            1,483             1,499
Actual return on plan assets                         (2,530)          (4,972)              659
Net amortization and deferral                           328            3,405            (2,293)
Settlement gain                                        (344)               -                 -
                                                  ----------------------------------------------
Net pension expense for the years ended
 December 31, 1996, 1995, and 1994                      196              675             1,176
Net adjustment                                          (63)            (117)               73
                                                  ----------------------------------------------
Net pension expense                                $    133          $   558          $  1,249
                                                  ==============================================

At December 31, 1996 and 1995, the projected benefit obligation for the plans was determined using an assumed discount rate of 7.75% and 7.00%, respectively, and an assumed rate of compensation increase of 6% for the Plan and 7% for the Supplemental Plan. At December 31, 1996 and 1995, the weighted average assumed rate of return on plan assets was 9%. Plan assets consist mainly of investments in U.S. government and agency obligations, mortgage-backed securities and common stocks.

The Bank also sponsors an incentive savings plan (401(k) plan) whereby eligible employees may make tax deferred contributions up to certain limits. The Bank makes matching contributions up to the lesser of 6% of employee compensation, or $3,000. The Bank may reduce or cease matching contributions if it is determined that the current or accumulated net earnings or undivided profits of the Bank are insufficient to pay the full amount of contributions in a plan year. Contributions to the plan by the Bank aggregated approximately $508,400, $459,000 and $423,000 for the years ended March 31, 1997, 1996 and 1995, respectively.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


13.   BENEFIT PLANS (CONTINUED)

Effective April 1, 1995, the Bank adopted SFAS No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions". In accordance with SFAS No. 106, the Bank elected to recognize the cumulative effect of this change in accounting principle over future accounting periods.

Status of the plan is as follows:

                                                                            MARCH 31
                                                                  1997                   1996
                                                                -------------------------------------
                                                                          (In thousands)

Accumulated postretirement benefit obligation:
   Retirees                                                     $ (3,266)               $ (4,481)
   Fully eligible active plan participants                        (2,972)                 (3,664)
   Other active plan participants                                 (2,605)                 (4,207)
                                                                ------------------------------------
   Accumulated benefit obligation                                 (8,843)                 12,352)
   Unrecognized transition obligation being
     recognized over 20 years                                      4,817                   7,786
   Unrecognized net loss due to past experience
     difference from assumptions made                              1,409                   2,595
   Unrecognized prior service cost                                    30                     956
                                                                ------------------------------------
   Accrued postretirement benefit cost at
      December 31, 1996 and 1995                                  (2,587)                 (1,015)
   Net adjustment                                                   (393)                   (718)
                                                                ------------------------------------
   Accrued postretirement benefit cost                          $ (2,980)               $ (1,733)
                                                                ====================================

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


13. BENEFIT PLANS (CONTINUED)

                                                                 YEARS ENDED MARCH 31
                                                                1997            1996
                                                             -----------------------------
                                                                   (In thousands)

    Components of postretirement benefit cost:
       Service cost-benefits earned during the period          $   457      $   295
       Interest cost on accumulated postretirement
         benefit obligation                                        850          681
       Net amortization                                            684          409
                                                             -----------------------------

    Postretirement benefit expense--years ended
       December 31, 1996 and 1995                                1,991        1,385
    Net adjustment                                                 152          348
                                                             -----------------------------
   Net postretirement benefit expense                          $ 2,143      $ 1,733
                                                             =============================

The assumptions used in arriving at the above include the initial rate of increase in health care costs of 11% decreasing gradually to 6% by the year 2001. At December 31, 1996 and 1995, discount rates of 7.75% and 7.00%, respectively, were used.

The health care cost trend rate assumption has a significant effect on the amounts reported. A 1% increase in each year would increase the accumulated postretirement benefit obligation as of December 31, 1996 by $1,098,300 and the aggregate of the service and interest cost components of the net periodic postretirement benefits expense for the year then ended by $177,100.

14. COMMITMENTS AND CONTINGENCIES

At August 31, 1997 and March 31, 1997, there were outstanding commitments and unused lines of credit by the Bank to originate or acquire mortgage loans on real estate aggregating $75,107,400 and $96,890,300, respectively, and other loans aggregating $21,833,300 and $33,161,400, respectively, substantially all of which were fixed and adjustable rate residential loans and fixed rate commercial loans that are expected to close during the next twelve months. The difference between the estimated fair value and the estimated book value of commitments and unused lines of credit is not significant.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


14. COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Bank has entered into noncancellable lease agreements with respect to Bank premises. The minimum annual rental commitments under these operating leases, exclusive of taxes and other charges, are summarized as follows:

                                           AMOUNT
                                       ---------------
                                       (In thousands)
Year ended August 31:
    1998                                   $ 1,432
    1999                                     1,314
    2000                                     1,321
    2001                                     1,287
    2002 and thereafter                      8,804

The rent expense for the five month periods ended August 31, 1997 and August 31, 1996 and the years ended March 31, 1997, 1996 and 1995 was $498,100, $528,900,
$1,127,600, $980,300 and $984,000, respectively.

The Bank is a member of the FHLB, and owns FHLB stock with a carrying value of $25,752,100, $25,752,100 and $22,173,300 at August 31, 1997, March 31, 1997 and
March 31, 1996, respectively. As a member, the Bank is able to borrow on a secured basis up to twenty times the amount of its capital stock investment at either fixed or variable interest rates for terms ranging from six months to fifteen years (see Note 12). The borrowings are limited to 30% of total assets except for borrowings to fund deposit outflows.

In the normal course of business, there are outstanding various legal proceedings, claims, commitments and contingent liabilities. In the opinion of management, the financial position of the Bank will not be affected materially by the outcome of such legal proceedings and claims.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


15. INCOME TAXES

The components of deferred tax assets and liabilities are summarized as follows:

                                                         AUGUST 31                  MARCH 31
                                                            1997              1997             1996
                                                        --------------------------------------------------
                                                                         (In thousands)

 Deferred tax assets:
    Securities available-for-sale                         $      -          $      -         $  1,788
    Allowance for loan losses                               13,409            11,271            9,297
    Deferred loan fees                                       5,122             5,311            5,614
    Amortization of intangible assets                        3,702             3,088            1,539
    Nonaccrual interest                                      1,328             1,330            1,466
    Employee benefits                                        3,567             3,367            1,791
    Other                                                      776               792            1,356
                                                        ------------------------------------------------
 Gross deferred tax asset                                   27,904            25,159           22,851
                                                        ------------------------------------------------
 Less valuation allowance                                        -                 -                -
                                                        ------------------------------------------------
 Deferred tax assets                                      $ 27,904          $ 25,159         $ 22,851
                                                        ------------------------------------------------

 Deferred tax liabilities:
    Securities available-for-sale                         $  3,274          $    245         $      -
    Acquisition premium on mortgage-backed
      and mortgage related securities                        1,332             1,017            1,990
    Acquisition premium on mortgages                         3,216             3,414            3,068
    Depreciation                                               699               698            1,560
    Other                                                    2,829             1,955            3,506
                                                        ------------------------------------------------
 Gross deferred tax liabilities                             11,350             7,329           10,124
                                                        ------------------------------------------------
 Net deferred tax asset                                   $ 16,554          $ 17,830         $ 12,727
                                                        ================================================

The Bank has reported taxable income for Federal, state and local income tax purposes in each of the past two years and in management's opinion, in view of the Bank's previous, current and projected future earnings trend, such net deferred tax asset will be fully realized. Accordingly, no valuation allowance was deemed necessary for the net deferred tax asset at August 31, 1997, March 31, 1997 or March 31, 1996.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


15. INCOME TAXES (CONTINUED)

Significant components of the provision (benefit) for income taxes attributable to continuing operations are as follows:

                                         FIVE MONTHS ENDED
                                              AUGUST 31               YEAR ENDED MARCH 31
                                      1997            1996        1997        1996       1995
                               ------------------------------------------------------------------
                                                                         (In thousands)
  Current:
    Federal                       $  6,284      $  8,551      $ 14,832      $ 22,645   $ 19,701
    State and local                    675         3,469         3,037         9,553      9,572
                               ------------------------------------------------------------------
                                     6,959        12,020        17,869        32,198     29,273
                               ------------------------------------------------------------------

  Deferred:
    Federal                         (1,303)       (1,885)       (4,873)         (518)    (1,174)
    State and local                   (450)         (901)       (2,264)         (898)      (772)
                               ------------------------------------------------------------------
                                    (1,753)       (2,786)       (7,137)       (1,416)    (1,946)
                               ------------------------------------------------------------------
  Total                           $  5,206      $  9,234      $ 10,732      $ 30,782   $ 27,327
                               ==================================================================

The table below presents a reconciliation between the reported tax provision and the tax provision computed by applying the statutory Federal income tax rate to income before provision for income taxes:


                                                                 FIVE MONTHS ENDED
                                                                     AUGUST 31                    YEAR ENDED MARCH 31
                                                              1997         1996                1997      1996        1995
                                                        ---------------------------------------------------------------------------
                                                                                         (In thousands)
     Federal income tax provision at
        statutory rates                                     $ 5,665        $ 7,369           $ 9,769    $23,364     $21,781
     Increase (reduction) in tax
        resulting from:
          State and local taxes, net of
             federal income tax effect                          146          1,669               502     5,626        5,720
             Other                                             (605)           196               461     1,792         (174)
                                                        ---------------------------------------------------------------------------
                                                            $ 5,206        $ 9,234           $10,732   $30,782      $27,327
                                                        ===========================================================================

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


15. INCOME TAXES (CONTINUED)

The Bank is included in the consolidated Federal income tax return of ICBC, which is filed on a calendar year basis. For Federal income tax purposes, prior to 1996, if certain definitional tests and other conditions were met, the Bank was allowed a special bad debt deduction in determining its taxable income. The deduction was based on either specified experience formulas or a percentage of taxable income. Federal tax legislation enacted during 1996 repealed the special bad debt deduction provisions. As a result, a large thrift institution such as the Bank is required to use the specific charge-off method in computing its federal bad debt deduction for tax years beginning after December 31, 1995. However, New York State enacted legislation which, among other things, would permit a large thrift institution such as the Bank to continue to use the bad debt reserve method for both New York State and New York City tax purposes.

The 1996 Federal tax legislation also provided that a large thrift institution such as the Bank is required to recapture the excess of its tax bad debt reserves at December 31, 1995 over the balance of such reserves as of December 31, 1987 (the "base year"), whether the additions were made under the percentage of taxable income method or the experience method. The Bank will be required to recapture its excess bad debt reserves, for which deferred taxes have been recognized, over a six year period on a straight line basis beginning in 1998. The base year reserve will remain subject to recapture in the case of certain excess distributions to and redemptions of shareholders or if the Bank ceases to be a bank. The New York State legislation provides that the recapture of excess bad debt reserves is not required for either New York State or New York City tax purposes.

At August 31, 1997 and March 31, 1997, the base year bad debt reserve for federal income tax purposes was approximately $30 million, for which deferred taxes are not required to be recognized. Bad debt reserves maintained for New York State and New York City tax purposes as of August 31, 1997 and March 31, 1997, for which deferred taxes are not required to be recognized, amounted to approximately $85 million. Accordingly, deferred tax liabilities of approximately $21 million have not been recognized as of August 31, 1997 and March 31, 1997.

Consolidated current and deferred tax expenses are allocated to the Bank as if the Bank filed consolidated or combined tax returns only with its subsidiaries.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


16. REGULATORY REQUIREMENT

As a New York State chartered stock form savings bank, the deposits of which are insured by the FDIC, the Bank is subject to certain FDIC capital requirements. Failure to meet minimum capital requirements can initiate certain mandatory and possibly discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Based on its regulatory capital ratios at August 31, 1997 and March 31, 1997 and 1996, the Bank is categorized as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" the Bank must maintain Tier I leverage, Tier I risk-based and minimum total risk-based ratios as set forth in the table.

The Bank's actual capital amounts and ratios are presented in the tables below as of August 31, 1997 and March 31, 1997 and 1996:

                                                 ACTUALS         FOR CAPITAL ADEQUACY PURPOSES      TO BE WELL CAPITALIZED UNDER
                                              AS OF 8/31/97              AT 8/31/97                 FDIC GUIDELINES AT 8/31/97
                                     -------------------------  --------------------------------   -----------------------------
                                          AMOUNT       RATIO          AMOUNT        RATIO              AMOUNT       RATIO
                                     -------------------------------------------------------------------------------------------
                                                                          (In thousands)

Tier 1 Leverage                        $ 258,319        6.91%       $ 149,520        4.0%           $ 186,900        5.0%
Tier 1 Risk-Based                        258,319       10.13          101,980        4.0              152,971        6.0
Total Risk-Based                         289,434       11.35          203,961        8.0              254,951       10.0

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


16. REGULATORY REQUIREMENT (CONTINUED)


                                       ACTUALS              FOR CAPITAL ADEQUACY PURPOSES      TO BE WELL CAPITALIZED UNDER
                                    AS OF 3/31/97                    AT 3/31/97                  FDIC GUIDELINES AT 3/31/97
                           -----------------------------   --------------------------------   --------------------------------
                                AMOUNT           RATIO         AMOUNT           RATIO              AMOUNT           RATIO
                           ---------------------------------------------------------------------------------------------------
                                                                    (In thousands)

Tier 1 Leverage                  $247,520        6.83%           $145,064        4.0%                $181,330        5.0%
Tier 1 Risk-Based                 247,520       10.05%             98,525        4.0%                 147,788        6.0%
Total Risk-Based                  274,544       11.15%            197,050        8.0%                 246,313       10.0%



                                       ACTUALS               FOR CAPITAL ADEQUACY PURPOSES     TO BE WELL CAPITALIZED UNDER
                                    AS OF 3/31/96                      AT 3/31/96               FDIC GUIDELINES AT 3/31/96
                           ----------------------------   ---------------------------------   -------------------------------
                                AMOUNT           RATIO         AMOUNT           RATIO              AMOUNT           RATIO
                           --------------------------------------------------------------------------------------------------
                                                                        (In thousands)

Tier 1 Leverage                  $201,693        6.13%          $131,548         4.0%              $164,436         5.0%
Tier 1 Risk-Based                 201,693        9.82%            82,153         4.0%               123,229         6.0%
Total Risk-Based                  222,221       10.82%           164,306         8.0%               205,382        10.0%

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosure of fair value information about financial instruments, whether or not recognized in the statements of financial condition, for which it is practicable to estimate fair value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 requirements exclude certain financial instruments and all nonfinancial instruments from its disclosure requirements. Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in the estimates. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


17. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The book values and estimated fair values of the Bank's financial instruments are summarized as follows:

                                                     AUGUST 31, 1997            MARCH 31, 1997               MARCH 31, 1996
                                              BOOK VALUE     FAIR VALUE    BOOK VALUE   FAIR VALUE      BOOK VALUE       FAIR VALUE
                                          ------------------------------------------------------------------------------------------
                                                                                    (In thousands)

    FINANCIAL ASSETS
    Cash and due from banks                $    39,893      $    39,893  $  310,429   $   310,429     $    44,410       $    44,410
    Commercial paper                            72,659           72,659      39,866        39,866               -                 -
    Federal funds sold                          72,977           72,977      24,341        24,341          58,782            58,782
    Investment securities, held to
       maturity                                      -                -           -             -          39,995            39,931
    Mortgage-backed and mortgage
       related securities, held to
       maturity                                      -                -           -             -         120,702           121,698
    Securities available-for-sale              721,113          721,113     548,466       548,466       1,079,149         1,079,149
    Mortgage loans on real estate            2,203,362        2,184,235   2,076,205     2,025,243       1,905,377         1,926,882
    Other loans                                516,629          513,642     465,090       466,757         448,526           448,956
    Accrued interest receivable                 25,863           25,863      17,384        17,384          21,070            21,070
    FHLB stock                                  25,752           25,752      25,752        25,752          22,173            22,173

    FINANCIAL LIABILITIES
    Deposits and escrow                      1,616,546        1,616,546   1,622,836     1,622,836       1,635,239         1,635,239
    Time deposit accounts                    1,770,214        1,793,932   1,743,756     1,748,692       1,797,248         1,811,947
    Borrowings                                  17,109           15,015      17,232        15,487          57,295            57,261

The following methods and assumptions were used by the Bank in estimating the fair values of financial instruments:

   Cash and due from banks: Carrying amounts approximate fair value since these instruments are payable on demand.

   Commercial paper: Carrying amounts approximate fair value since these instruments have short-term maturities.

   Federal funds sold: Carrying amounts approximate fair value since these instruments have short-term maturities.

   Investment securities held-to-maturity: The estimated fair values are based on independent dealer quotation and quoted market prices.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


17. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

   Mortgage-backed and mortgage related securities held-to-maturity: The estimated fair values are based on quoted market prices.

   Securities available-for-sale: The estimated fair values are based on quoted market prices.

   Mortgage loans on real estate: At March 31, 1997, the Bank changed its methodology of calculating fair value on mortgage loans on real estate. Management believes that this methodology is a more practical and accurate approach to calculating fair value for mortgage loans.

   At August 31, 1997 and March 31, 1997, the Bank's mortgage loans on real estate were segregated into two categories, residential loans and commercial / multi-family loans. These were stratified further based upon historical delinquency and loan to value ratios. The fair value for each loan was then calculated by discounting the projected mortgage cash flow to a yield target equal to a spread, which is commensurate with the loan quality and type, over the Treasury curve at the average life of the cash flow.

   At March 31, 1996, the Bank's mortgage loans were segregated into 1-4 family, multifamily and nonresidential mortgage loans. Each loan category was further segmented into fixed and adjustable rate loans. At March 31, 1996, quoted secondary market prices and discounted cash flows were used to value the entire mortgage portfolio. Also the fair value of adjustable mortgage loans, which reprice frequently, were assumed to approximate their carrying value.

   Other loans: At March 31, 1997, the Bank changed its methodology of calculating fair value on co-op loans. Management believes that this methodology is a more practical and accurate approach to calculating fair value for co-op loans.

   At August 31, 1997 and March 31, 1997, the co-op loan portfolio was priced using the same methodology as the mortgage loans on real estate. The fair value of the remaining other loan category has been estimated to approximate its carrying value. This is based on the short-term duration of these loans and the fact that the majority of these loans reprice frequently.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


17. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

   At March 31, 1996, quoted secondary market prices were used to value both the fixed and variable rate co-op loan portfolios. The fair value of the remaining other loan category has been estimated to approximate its carrying value. This is based on the short-term duration of these loans and the fact that the majority of these loans reprice frequently.

   Accrued interest receivable: Carrying amount approximates fair value since these instruments have short-term maturities.

   FHLB stock: Carrying amount approximates fair value since it is redeemable at cost, with the issuer only.

   Deposits: The estimated fair values of deposits with no stated maturity such as savings, money market, checking, NOW and escrow accounts approximate the respective obligations.

   Time deposit accounts: The estimated fair value for time deposits is based on a discounted cash flow calculation that applies interest rates currently being offered by the Bank to its current deposit portfolio.

   Borrowings: The estimated fair value of Federal Home Loan Bank borrowings is based on the discounted value of their contractual cash flows. The discount rate used in the present value computation is estimated by comparison to the current interest rates charged by the Federal Home Loan Bank for advances of similar remaining maturities.

18. ASSET AND DIVIDEND RESTRICTIONS

The Bank is required to maintain a reserve balance with the Federal Reserve Bank. The required reserve balance was $1,300,000, $1,461,000 and $14,972,000 at August 31, 1997, March 31, 1997 and March 31, 1996, respectively.

Limitations exist on the availability of the Bank's undistributed earnings for the payment of dividends to ICBC without prior approval of the Bank's regulatory authorities.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


19. CONVERSION

On April 18, 1997, the Board of Directors of the Bank and the Board of Trustees of ICBC unanimously adopted a plan of Conversion (the "Plan" or "Plan of Conversion") whereby ICBC would convert from the mutual to stock form and offer shares of common stock in a subscription and community offering. As part of the conversion, newly authorized shares of the new stock holding company, Independence Community Bank Corp. (the "Company"), will be offered to the Bank's depositors and employee benefit plans in accordance with applicable state and federal regulations. The amount and pricing of the proposed stock offering will be based upon an independent appraisal of the Bank. The Plan must be approved by certain depositors of the Bank and the New York State Banking Department and not objected to by the Federal Deposit Insurance Corporation. In connection with the conversion, the costs of issuing the common stock will be deferred and deducted from the sale proceeds. At August 31, 1997, no costs related to the conversion had been recorded. In the event that consummation of the conversion does not occur, any recorded costs will be expensed.

At the time of conversion, the Bank will establish a liquidation account in an amount equal to its capital as of the date of the latest consolidated statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their deposit accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible account holder will be entitled to receive balances for accounts then held.

Pursuant to the Plan of Conversion, the Company intends to establish the Independence Community Foundation, a private charitable foundation (the "Foundation"), in connection with the conversion. The Plan provides that the Bank and the Company will create the Foundation immediately following the conversion by contributing Company common stock in an amount equal to 8.0% of the total amount of common stock to be sold in the conversion. The Foundation is being formed as a complement to the Bank's existing community activities and will be dedicated to community activities and the promotion of charitable causes.

                            Independence Savings Bank

                   Notes to Consolidated Financial Statements

                    August 31, 1997 and 1996 (Unaudited) and
                          March 31, 1997, 1996 and 1995


19. CONVERSION (CONTINUED)

The Foundation will submit a request to the Internal Revenue Service to be recognized as a tax-exempt organization. A contribution of common stock to the Foundation by the Company would be tax deductible, subject to certain limitations. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Upon funding the Foundation, the Company will recognize an expense in the full amount of the contribution, offset in part by the corresponding tax benefits, during the quarter in which the contribution is made.

---------------------------------------------------------     ------------------------------------------
NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN
AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION OTHER THAN AS CONTAINED IN THIS
PROSPECTUS IN CONNECTION WITH THE OFFERING MADE
HEREBY, AND, IF GIVEN OR MADE, SUCH OTHER
INFORMATION OR REPRESENTATION MUST NOT BE RELIED                             61,226,852 Shares
UPON AS HAVING BEEN AUTHORIZED BY INDEPENDENCE
COMMUNITY BANK CORP., INDEPENDENCE SAVINGS BANK OR
SANDLER O'NEILL & PARTNERS, L.P.  THIS PROSPECTUS
DOES NOT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY OF THE
SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY                            INDEPENDENCE COMMUNITY
JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION                                BANK CORP.
IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING
SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO
SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO                         (Proposed Holding Company for
MAKE SUCH OFFER OR SOLICITATION IN SUCH                                 Independence Savings Bank)
JURISDICTION.  NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY
CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE
HAS BEEN NO CHANGE IN THE AFFAIRS OF INDEPENDENCE
COMMUNITY BANK CORP. OR INDEPENDENCE SAVINGS BANK
SINCE ANY OF THE DATES AS OF WHICH INFORMATION IS                              COMMON STOCK
FURNISHED HEREIN OR SINCE THE DATE HEREOF.                             (PAR VALUE $0.01 PER SHARE)

               ---------------------

                 TABLE OF CONTENTS

               ---------------------                                       ---------------------

                                               PAGE                             PROSPECTUS
                                               ----
Summary Overview  . . . . . . . . . . . .                                  ---------------------
Summary . . . . . . . . . . . . . . . . . .
Selected Consolidated Financial
  and Other Data  . . . . . . . . . . . . .
Risk Factors  . . . . . . . . . . . . . . .
Independence Community Bank Corp. . . . . .                              ------------------------
Independence Savings Bank . . . . . . . . .
Use of Proceeds . . . . . . . . . . . . . .
Dividend Policy . . . . . . . . . . . . . .
Market for the Common Stock . . . . . . . .
Regulatory Capital Requirements . . . . . .
Capitalization  . . . . . . . . . . . . . .
Pro Forma Data  . . . . . . . . . . . . . .                                  ________ __, 1997
Comparison of Valuation and Pro Forma
  Information with No Foundation  . . . . .
Consolidated Statements of Income . . . . .
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations . . . . . . . . . . . . . .
Business  . . . . . . . . . . . . . . . . .
Regulation  . . . . . . . . . . . . . . . .
Taxation  . . . . . . . . . . . . . . . . .
Management  . . . . . . . . . . . . . . . .
The Conversion  . . . . . . . . . . . . . .
Restrictions on Acquisition of the
  Company and the Bank  . . . . . . . . . .
Description of Capital Stock
  of the Company  . . . . . . . . . . . . .
Description of Capital Stock
  of the Bank . . . . . . . . . . . . . . .
Transfer Agent and Registrar  . . . . . . .
Experts . . . . . . . . . . . . . . . . . .
Legal and Tax Opinions  . . . . . . . . . .
Additional Information  . . . . . . . . . .
Index to Consolidated Financial Statements     F-1

UNTIL ________ __, 1997, OR 25 DAYS AFTER                                    SANDLER O'NEILL
COMMENCEMENT OF THE SYNDICATED COMMUNITY OFFERING,                           & PARTNERS, L.P.
IF ANY, WHICHEVER IS LATER, ALL DEALERS EFFECTING
TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER
OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE
REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN
ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH
RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.

[TO BE USED IN CONNECTION WITH THE SYNDICATED COMMUNITY OFFERING ONLY]

SYNDICATED PROSPECTUS SUPPLEMENT


                       INDEPENDENCE COMMUNITY BANK CORP.

            (Proposed Holding Company for Independence Savings Bank)

                    Up to __________ Shares of Common Stock


         Independence Community Bank Corp. (the "Company"), a Delaware corporation, is offering for sale in a syndicated community offering (the "Syndicated Community Offering") ____________ shares of its common stock, par value $.01 per share (the "Common Stock"), in connection with the reorganization of Independence Savings Bank (the "Bank") and the mutual holding company parent of the Bank (the "Mutual Holding Company") to the stock form of organization pursuant to the Bank's and the Mutual Holding Company's Plan of Conversion (the "Plan" or "Plan of Conversion"). The remaining ________ shares of the Common Stock have been subscribed for in subscription and community offerings (the "Subscription and Community Offerings") by the Bank's holders of deposit accounts with the Bank with a balance of $100 or more as of March 31, 1996, by the Company's Employee Stock Ownership Plan, (the "ESOP"), by holders of deposit accounts with a balance of $100 or more as of _____________, 1997, and by certain members of the general public. See "The Conversion - General." Contained herein and incorporated by reference hereto is the Prospectus in the form used in the Subscription and Community Offerings. The purchase price for all shares purchased in the Syndicated Community Offering will be the same as the price paid by subscribers in the Subscription and Community Offerings (the "Purchase Price"). The Purchase Price of $10.00 per share is the amount to be paid for each share at the time a purchase order is submitted. See the cover page of the Prospectus and the table below for information as to the method by which the range within which the number of shares offered may vary and the method of subscribing for shares of the Common Stock.

         Funds submitted to the Bank with purchase orders will earn interest at the Bank's passbook rate of interest from the date of receipt until completion or termination of the Conversion. The Syndicated community Offering will expire no later than _____, 1997, unless extended by the Bank and the Company with the approval of the New York State Department of Banking and the Federal Deposit Insurance Corporation, if necessary. Such extensions may not go beyond _________ 1999. If an extension of time has been granted, all purchasers will be notified of such extension, and of their rights to confirm their purchase orders, or to modify or rescind their purchase orders and have their funds returned promptly with interest, and of the time period within which the purchaser must notify the Bank of his intention to confirm, modify or rescind his subscription. If an affirmative response to any resolicitation is not received by the Bank and the Company from purchasers, such orders will be rescinded and all funds will be returned promptly with interest. The minimum number of shares which may be purchased is 25 shares. Except for the ESOP, which may purchase up to 8% of the total number of shares of Common Stock issued in the Conversion, no person, together with associates of and persons acting in concert with such person, may purchase in the Community Offering and the Syndicated Community Offering more than $500,000 of the aggregate value of Common Stock offered in the Conversion. See "Plan of Conversion -Limitations on Common Stock Purchases." The Company reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the Syndicated Community Offering.

         The Company and the Bank have engaged Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") to assist them in the sale of the Common Stock in the Syndicated Community Offering. It is anticipated that Sandler O'Neill will use the services of other registered broker-dealers ("Selected Dealers") and that fees to Sandler O'Neill and such Selected Dealers will be an amount not to exceed 7.0% of the aggregate Purchase Price of the shares sold in the Syndicated Community Offering. Neither Sandler O'Neill nor any Selected Dealer shall have any obligation to take or purchase any shares of Common Stock in the Syndicated Community Offering.

         The Company has received conditional approval from the National Association of Securities Dealers ("NASD") to have its Common Stock quoted on the Nasdaq National Market under the symbol "ICBC". Prior to this Offering, there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop. To the extent an active and liquid market does not develop, the liquidity and market value of the Common Stock may be adversely affected.

         For a discussion of certain factors that should be considered by each prospective investor, see "Risk Factors" at page 19 in the Prospectus.


                               ----------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION, THE SUPERINTENDENT OF
           BANKS OF THE STATE OF NEW YORK, THE NEW YORK STATE BANKING
           BOARD, THE NEW YORK STATE BANKING DEPARTMENT, THE FEDERAL
          DEPOSIT INSURANCE CORPORATION, OR ANY OTHER FEDERAL OR STATE
              AGENCY OR STATE SECURITIES COMMISSION, NOR HAS SUCH
         COMMISSION, SUPERINTENDENT, BOARD, DEPARTMENT, CORPORATION OR
            ANY STATE SECURITIES COMMISSIONER OR OTHER AGENCY PASSED
                     UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS
  AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION
   INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
             GOVERNMENT AGENCY ARE NOT GUARANTEED BY THE COMPANY
              OR THE BANK.  THE COMMON STOCK IS SUBJECT TO RISK,
                 INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL
                                  INVESTED.

====================================================================================================================

                                                                                                    Estimated Net
                                                                                                     Proceeds of
                                                                                  Estimated         Subscription,
                                                               Estimated              Net           Community and
                                                              Underwriting        Proceeds of        Syndicated
                                       Syndicated               Fees and          Syndicated          Community
                                   Community Offering          Conversion           Common            Offerings
                                         Price                Expenses(1)            Stock             (2)(3)

--------------------------------------------------------------------------------------------------------------------
Minimum Per Share                            $10.00                  $                  $                 $
--------------------------------------------------------------------------------------------------------------------
Midpoint Per Share                           $10.00                  $                  $                 $
--------------------------------------------------------------------------------------------------------------------
Maximum Per Share                            $10.00                  $                  $                 $
--------------------------------------------------------------------------------------------------------------------
Maximum Per Share, as adjusted               $                       $                  $                 $
--------------------------------------------------------------------------------------------------------------------
Total Minimum                                $                       $                  $                 $
--------------------------------------------------------------------------------------------------------------------
Total Midpoint                               $                       $                  $                 $
--------------------------------------------------------------------------------------------------------------------
Total Maximum                                $                       $                  $                 $
--------------------------------------------------------------------------------------------------------------------
Total Maximum, as adjusted(4)                $                       $                  $                 $
====================================================================================================================

------------

(1) Consists of the pro rata allocation of the estimated costs to the Bank and the Company to be incurred in connection with the Conversion (including estimated and marketing fees to be paid to Sandler O'Neill in connection with the Offerings) and estimated fees of Sandler O'Neill and Selected Dealers in connection with the sale of the remaining shares of Common Stock in the Syndicated Community Offering which fees are estimated to be between $_____ and $_____ based on the minimum and the maximum of the Estimated Price Range, respectively. See "The Conversion - Marketing Arrangements." The actual fees and expenses may vary from the estimates. Such fees paid to Sandler O'Neill may be deemed to be underwriting fees. See "Pro Forma Data" in the Prospectus.

(2) Actual net proceeds may vary substantially from estimated amounts depending on the number of shares sold in the Offerings and other factors. Gives effect to the purchase of shares of Common Stock by the Employee Stock Ownership Plan (the "ESOP"), which initially will be deducted from the Company's stockholders' equity. For the effects of such purchases, see "Capitalization," "Use of Proceeds" and "Pro Forma Data."

(3) The net proceeds of the Subscription and Community Offerings (based upon the sale of the _________ shares subscribed for at a price of $10.00 per share and after allocation of a pro rata portion of the estimated expenses relating to the Conversion) are estimated to be $____________.

(4) As adjusted to reflect the sale of up to an additional 15% of the Common Stock which may be offered at the Purchase Price, without resolicitation of subscribers or any right of cancellation, due to regulatory considerations or changes in market or general financial and economic conditions. See "Pro Forma Data" and "The Conversion--Stock Pricing and Number of Shares to be Issued" for a discussion of the distribution and allocation of the additional shares, if any, see "The Conversion--The Offerings--Subscription Offering," "-The Offerings-Community Offering" and " -Limitations on Common Stock Purchases."

                        SANDLER O'NEILL & PARTNERS, L.P.

          The date of this Prospectus Supplement is __________, 1997.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (1).
         SEC filing fees............................................................................... $  230,436
         NYBD filing fees..............................................................................      5,000
         OTS filing fees...............................................................................      2,000
         NASD filing fees..............................................................................     30,500
         Nasdaq National Market listing fee............................................................     50,000
         Printing, postage and mailing ................................................................  2,250,000
         Legal fees....................................................................................  1,100,000
         Blue Sky and expenses.........................................................................     15,000
         Marketing agent's fees and expenses........................................................... 10,500,000
         Accounting fees...............................................................................    800,000
         Appraiser's fees..............................................................................    120,000
         Proxy solicitation fees and expenses..........................................................     50,000
         Conversion agent fees and expenses............................................................    200,000
         Transfer agent fees and expenses..............................................................     50,000
         Conversion center telephone, temporary support staff and equipment............................  1,000,000
         Miscellaneous.................................................................................     47,064
                                                                                                       -----------
         TOTAL.........................................................................................$16,450,000
                                                                                                       ===========



      (1) Actual expense based upon the registration of 76,043,750 shares at $10.00 per share. All other expenses are estimated.


ITEM 14.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Certificate of Incorporation and the Bylaws of the Company provide that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by law. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions.

         Article 10 of the Registrant's Certificate of Incorporation provides as follows:

         ARTICLE 10. INDEMNIFICATION. The Corporation shall indemnify its directors, officers, employees, agents and former directors, officers, employees and agents, and any other persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such director, officer, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the General Corporation Law of the State of Delaware, provided, however, that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors and administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article 10.

         Article VI of the Company's Bylaws provides as follows:

         6.1 Indemnification. The Corporation shall provide indemnification to its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporation's Certificate of Incorporation.

         6.2 Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         6.3 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

         6.4 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer of employee of the Corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this Article VI.

         6.5 Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

ITEM 15.          RECENT SALES OF UNREGISTERED SECURITIES

         Not applicable.

ITEM 16.          EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

         The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

         (a)      LIST OF EXHIBITS (filed herewith unless otherwise noted)


 1.1*             Engagement Letter with Sandler O'Neill & Partners, L.P.
 1.2*             Form of Agency Agreement with Sandler O'Neill & Partners, L.P.
 2.0              Plan of Conversion, as amended
 3.1*             Certificate of Incorporation of Independence Community Bank Corp.
 3.2*             Bylaws of Independence Community Bank Corp.
 4.0*             Form of Stock Certificate of Independence Community Bank Corp.
 5.0*             Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: legality
 8.1              Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: Federal tax
                   matters
 8.2              Opinion of Ernst and Young LLP re: New York tax matters
 8.3*             Letter of RP Financial, LC. re: Subscription Rights
10.1*             Form of Change of Control Agreement to be entered into among
                     Independence Community Bank Corp., Independence Savings Bank and
                      certain executive offices.
10.2*             Form of ESOP Loan Commitment Letter
10.3*             Form of Change of Control Agreement to be entered into between
                   Independence Savings Bank and certain officers of the Bank.
23.1*             Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in
                    Exhibits 5.0 and 8.1, respectively)

23.2              Consent of Ernst & Young LLP.
23.3*             Consent of RP Financial, LC.
23.4*             Consent of Potter Anderson & Corroon
23.5*             Consent of William M. Mercer, Incorporated.
24.0*             Power of Attorney (included in Signature Page of this Registration
                    Statement)
27.0              Financial Data Schedule
99.1*             Appraisal Report of RP Financial, LC.
99.2*             Subscription Order Form and Instructions
99.3*             Additional Solicitation Material
99.4*             Form of the Independence Community Bank Foundation Gift Instrument
99.5*             Updated Appraisal Report dated as of August 8, 1997 of RP Financial, LC.
99.6              Updated Appraisal Report dated as of October 29, 1997 of RP Financial, LC.

------------

* Previously filed.



         (b)      FINANCIAL STATEMENT SCHEDULES

         All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 17.          UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         The undersigned Registrant hereby undertakes to furnish stock certificates to or in accordance with the instructions of the respective purchasers of the Common Stock, so as to make delivery to each purchaser promptly following the closing under the Plan of Conversion.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York on November 5, 1997.



                       INDEPENDENCE COMMUNITY BANK CORP.


                       By:    /s/ Charles J. Hamm
                              ------------------------------------------------
                              Charles J. Hamm
                              Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Charles J. Hamm his true and lawful attorney, with full power to sign for each person and in such person's name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


                Name                                            Title                                        Date
-----------------------------------              ----------------------------------              ---------------------------



/s/ Charles J. Hamm                              Chairman, President and                               November 5, 1997
-----------------------------------              Chief Executive Officer
Charles J. Hamm                                  (principal executive
                                                 officer)


/s/ Joseph S. Morgano                            Director, Executive Vice                              November 5, 1997
-----------------------------------              President and Mortgage
Joseph S. Morgano                                Officer


/s/ John B. Zurell                               Executive Vice President-                             November 5, 1997
-----------------------------------              Accounting and Financial Systems
John B. Zurell                                   (principal financial and accounting
                                                 officer)


/s/ Willard N. Archie *                          Director                                              November 5, 1997
-----------------------------------
Willard N. Archie

                Name                                            Title                                        Date
-----------------------------------              ----------------------------------              ---------------------------



Robert D. Catell *
-----------------------------------              Director                                               November 5, 1997
Robert D. Catell

/s/ Rohit M. Desai *                             Director                                               November 5, 1997
-----------------------------------
Rohit M. Desai

/s/ Chaim Y. Edelstein *                         Director                                               November 5, 1997
-----------------------------------
Chaim Y. Edelstein

/s/ Robert W. Gelfman *                          Director                                               November 5, 1997
-----------------------------------
Robert W. Gelfman

/s/ Scott M. Hand *                              Director                                               November 5, 1997
-----------------------------------
Scott M. Hand

/s/ Donald E. Kolowsky *                         Director                                               November 5, 1997
-----------------------------------
Donald E. Kolowsky

/s/ Janine Luke *                                Director                                               November 5, 1997
-----------------------------------
Janine Luke

/s/ Wesley D. Ratcliff *                         Director                                               November 5, 1997
-----------------------------------
Wesley D. Ratcliff

/s/ Donald H. Elliott *                          Director                                               November 5, 1997
-----------------------------------
Donald H. Elliott

/s/ Malcolm MacKay *                             Director                                               November 5, 1997
-----------------------------------
Malcolm MacKay


* Signed by Charles J. Hamm pursuant to power of attorney granted thereto as of July 3, 1997.
                                     II-7